Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 12, 2012

among

WESCO DISTRIBUTION, INC.,

the other U.S. Borrowers party hereto,

WESCO DISTRIBUTION CANADA LP and

WDCC ENTERPRISES INC.,

as Canadian Borrowers,

The Other Loan Parties Party Hereto,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, and

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

as Canadian Administrative Agent

J.P. MORGAN SECURITIES LLC

as Sole Bookrunner and Sole Lead Arranger

WELLS FARGO BANK, NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A,,

as Co-Documentation Agents

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TABLE OF CONTENTS

		Page

Section 11.07	Reporting	154

ARTICLE XII.	LIMITATIONS ON OBLIGATIONS OF CANADIAN LOAN PARTIES	154

Section 12.01	Limitations	154

v

SCHEDULES:

Revolving Commitment Schedule

Schedule 1.01 – Mandatory Costs

Schedule 2.06 – Existing Letters of Credit

Schedule 3.06 – Disclosed Matters

Schedule 3.10 – Canadian Pension Plans

Schedule 3.12 – Material Contracts

Schedule 3.15 – Capitalization and Subsidiaries

Schedule 4.01 – Restatement Date Collateral Access Agreements

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Borrowing Base Certificate

Exhibit C – Form of Compliance Certificate

Exhibit D-1 – Joinder Agreement

Exhibit D-2 – Form of Omnibus Joinder Agreement

Exhibit E-1 – Form of Intercreditor Agreement

Exhibit E-2 – Form of ABL-Term Loan Intercreditor Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 12, 2012 (as it may be amended or modified from time to time, this “Agreement”), among WESCO DISTRIBUTION, INC., a Delaware corporation, WESCO EQUITY CORPORATION, a Delaware corporation, BRUCKNER SUPPLY COMPANY, INC., a Delaware corporation, WESCO NEVADA, LTD., a Nevada corporation, COMMUNICATIONS SUPPLY CORPORATION, a Connecticut corporation, CALVERT WIRE & CABLE CORPORATION, a Delaware corporation, LIBERTY WIRE & CABLE, INC., a Delaware corporation, TVC COMMUNICATIONS, L.L.C., a Delaware limited liability company, CARLTON-BATES COMPANY, an Arkansas corporation, and CONNEY SAFETY PRODUCTS, LLC, a Delaware limited liability company, as U.S. Borrowers, WESCO DISTRIBUTION CANADA LP, an Ontario limited partnership, and WDCC ENTERPRISES INC., an Alberta corporation, as Canadian Borrowers, the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent.

WHEREAS, the Loan Parties are parties to the Credit Agreement dated as of August 22, 2011 among WESCO Distribution, Inc., as U.S. Borrower, the other U.S. Borrowers party thereto, WESCO Distribution Canada LP, as Canadian Borrower, the other Loan Parties party thereto, the lenders party thereto (the “Existing Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, as amended by the First Amendment to Credit Agreement dated as of September 27, 2012 (as so amended, the “Existing Credit Agreement”), pursuant to which the Existing Lenders agreed to make certain loans and provide certain other credit accommodations to the borrowers thereunder from time to time;

WHEREAS, WDCC Enterprises Inc. (“WDCC Enterprises”) intends to acquire (the “EECOL Acquisition”) all of the issued and outstanding equity interests of EECOL Electric Corp., a corporation organized under the laws of Alberta (“EECOL Electric”), through the purchase of the issued and outstanding shares of EECOL Electric’s direct parent, EECOL Holdings, Ltd., and its direct or indirect parent holding companies, Jarich Holdings, Ltd., an entity organized under the laws of Alberta, and EESA Corp., an Alberta corporation (the “EECOL Parent”), for an aggregate purchase price of $1,140,000,000, pursuant to that certain Share Purchase Agreement dated as of October 15, 2012 (as amended from time to time in accordance with this Agreement, the “EECOL Acquisition Agreement”) among WDCC Enterprises, the EECOL Parent, the shareholders of the EECOL Parent party thereto (the “EECOL Sellers”) and the other parties thereto;

WHEREAS, the Loan Parties have requested that the Existing Lenders agree to amend and restate the Existing Credit Agreement in its entirety to, among other things (a) increase the Aggregate Revolving Commitments of the Lenders from $400,000,000 to $600,000,000, (b) add WDCC Enterprises as an additional Canadian Borrower, (c) increase the Canadian Sublimit from $175,000,000 to $400,000,000, (d) permit the consummation of the EECOL Acquisition and the Intercompany Step Transactions (as hereinafter defined) and certain related transactions to occur concurrently therewith and the use of the proceeds of Revolving Loans hereunder to fund capital contributions and Intercompany Loans (as hereinafter defined) to other Loan Parties which will ultimately be used to fund a portion of the purchase price of the EECOL Acquisition and (e) make certain other modifications to the terms and provisions of the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement is amended and restated in its entirety by this Agreement and hereby further agree as follows:

ARTICLE I.

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2029 Convertible Debentures” means the 6.0% Convertible Debentures due 2029 issued by Holdings pursuant to the 2029 Convertible Debentures Indenture.

“2029 Convertible Debentures Indenture” means that certain Indenture dated as of August 27, 2009 among Holdings as issuer, WESCO Distribution, Inc. as guarantor and The Bank of New York Mellon, as trustee, including any supplemental indenture executed or delivered in connection therewith, as the same may be amended, modified, waived, or supplemented from time to time.

“ABL Priority Collateral” has the meaning assigned to such term in the ABL-Term Loan Intercreditor Agreement.

“ABL-Term Loan Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among the Administrative Agent, the Canadian Administrative Agent, the Term Loan Agent and WESCO Distribution, Inc., in substantially the form of Exhibit E-2 attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the U.S. Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” any transaction, or any series of related transactions, consummated on or after the date hereof, by which any Borrower or Loan Guarantor (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) acquires all or substantially all of the Equity Interests of any other Person.

“Adjusted Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to (b) Adjusted Fixed Charges for such period, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Adjusted Fixed Charges” means, for purposes of determining whether a particular payment under Section 6.08(b)(vi) or a particular Investment (each a “Subject Transaction”) may be made or consummated pursuant to the terms of this Agreement, with reference to any period, without duplication, cash Interest Expense for such period, plus prepayments and scheduled principal payments on Indebtedness made during such period (excluding principal payments in respect of (i) the Revolving Loans, (ii) Indebtedness owing under the Receivables Securitization Agreements or (iii) the Permitted Debt Defeasance in an aggregate amount not to exceed $95,000,000, but including repurchases of Indebtedness or payments in respect of conversion rights relating to Indebtedness and any payment to be made in respect of the Subject Transaction), plus expense for taxes paid in cash for such period, plus Restricted Payments (other than Restricted Payments made by any Loan Party or any Restricted

Subsidiary of a Loan Party to any Loan Party or to one or more Intermediate Holding Companies that subsequently distribute the proceeds of such Restricted Payments to one or more Loan Parties) paid in cash during such period, plus Capital Lease Obligation payments made during such period, plus cash contributions to any Plan or any Canadian Pension Plan for such period (excluding any cash contributions made in respect of the Canadian Pension Plan assumed pursuant to the EECOL Acquisition in an aggregate amount not to exceed $35,900,000) to the extent such contributions have not been deducted in the calculation of EBITDA for such period, plus Capital Expenditures (other than any such Capital Expenditures to the extent that such Capital Expenditures are made with the proceeds from the sale of assets not constituting Collateral and such sale is permitted by this Agreement) during such period, plus Investments made under Sections 6.04(c)(iii), (d), (o) and (p) during such period (including without limitation, any Investment to be made in respect of the Subject Transaction), all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Subordination Agreement” means the Affiliate Subordination Agreement dated as of the Restatement Date among the Loan Parties party thereto and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Agents” means, individually and collectively, as the context may require, the Administrative Agent and the Canadian Administrative Agent.

“Aggregate Availability” means, at any time, an amount equal to (a) the lower of (i) (A) the Aggregate Revolving Commitments minus (B) the sum of (x) the Priority Payables Reserve, (y) the Rent Reserve and (z) the Wage Earners Protection Act Reserve and (ii) the Aggregate Borrowing Base minus (b) the Aggregate Revolving Exposure (calculated with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Aggregate Borrowing Base” means the aggregate amount of the U.S. Borrowing Base and the Canadian Borrowing Base; provided that the maximum amount of the Canadian Borrowing Base which may be included in the Aggregate Borrowing Base is the Canadian Sublimit.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of the Lenders at such time.

“Aggregate Revolving Commitments” means, at any time, the aggregate Revolving Commitments of the Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of the Lenders at such time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“AML Legislation” has the meaning assigned to such term in Section 9.19.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below, based upon the Average Utilization during the fiscal quarter most recently ended:

Average Utilization	Applicable Commitment Fee Rate

> 50% of the Aggregate Revolving Commitments	0.250%

≤ 50% of the Aggregate Revolving Commitments	0.375%

For purposes of the foregoing, the Applicable Commitment Fee Rate shall be adjusted on the fifth Business Day following each calendar quarter end. Notwithstanding anything herein to the contrary, until the fifth Business Day following the Borrowers’ fiscal quarter ending March 31, 2013, the Applicable Commitment Fee Rate shall be 0.375%.

“Applicable Percentage” means (a) in the case of any Lender, with respect to Revolving Loans, LC Exposure, Swingline Loans, or Overadvances, the percentage of the Aggregate Revolving Commitments equal to such Lender’s Revolving Commitment (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the Aggregate Revolving Exposure at that time), (b) in the case of any U.S. Lender, with respect to U.S. Revolving Loans, U.S. LC Exposure, U.S. Swingline Loans, or U.S. Overadvances, a percentage of the aggregate U.S. Commitments equal to such U.S. Lender’s U.S. Commitment (or, if the U.S. Commitments have terminated or expired, such U.S. Lender’s share of the aggregate U.S. Revolving Exposure at that time) and (c) in the case of any Canadian Lender, with respect to Canadian Revolving Loans, Canadian LC Exposure, Canadian Swingline Loans, or Canadian Overadvances, a percentage of the total Canadian Commitments equal to such Canadian Lender’s Canadian Commitment (or, if the Canadian Commitments have terminated or expired, such Canadian Lender’s share of the aggregate Canadian Revolving Exposure at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment (or U.S. Commitment or Canadian Commitment, as applicable) shall be disregarded in any of such calculations.

“Applicable Rate” means, for any day, with respect to any Eurodollar Loan, CDOR Rate Loan, ABR Loan, Canadian Prime Rate Loan or LC Disbursement bearing interest at the Overnight LIBO Rate, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread, CDOR Rate Spread and Overnight LIBO Spread” or “ABR Spread and Canadian Prime Rate Spread”, as the case may be, based upon Average Quarterly Availability during the most recently completed fiscal quarter of Holdings; provided that until the fifth Business Day following the Borrowers’ fiscal quarter ending March 31, 2013, the “Applicable Rate” shall be the applicable spreads set forth below for Category 2:

Category	Average Quarterly Availability	Eurodollar Spread, CDOR Rate Spread and Overnight LIBO Spread	ABR Spread and Canadian Prime Rate Spread

Category 1	>$350,000,000	1.50%	0.50%

Category 2	≤$350,000,000 but >$150,000,000	1.75%	0.75%

Category 3	≤$150,000,000	2.00%	1.00%

For purposes of the foregoing, the Applicable Rate shall be determined by the Administrative Agent as of the end of each fiscal quarter of Holdings based upon the Borrowing Base Certificates that are delivered from time to time pursuant to Section 5.01(f) during such fiscal quarter, with any changes to the Applicable Rate resulting from changes in the Average Quarterly Availability to be effective on the fifth Business Day after the end of each fiscal quarter; provided that the Applicable Rate shall be the applicable spreads set forth above for Category 3 (A) at any time that any Event of Default has occurred and is continuing (other than an Event of Default arising from the failure to deliver any Borrowing Base Certificate) or (B) if the Borrowers fail to deliver any Borrowing Base Certificate that is required to be delivered pursuant to Section 5.01(f), during the period from the expiration of the time for delivery thereof until five Business Days after such Borrowing Base Certificate is delivered; provided further that, if any Borrowing Base Certificate is at any time restated or otherwise revised or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any such applicable periods and shall be due and payable on demand.

Notwithstanding the foregoing, in the event that the Leverage Ratio as of the end of any fiscal quarter of Holdings (commencing with the fiscal quarter ending March 31, 2013) is less than 2.50 to 1.00 as demonstrated by the certificate delivered to the Administrative Agent pursuant to Section 5.01(d) with respect to such fiscal quarter, then, during the period commencing on the fifth Business Day after the Administrative Agent’s receipt of such certificate and continuing until the fifth Business Day after the Administrative Agent’s receipt of a certificate delivered pursuant to Section 5.01(d) in respect of any subsequent fiscal quarter demonstrating that the Leverage Ratio is equal to or greater than 2.50 to 1.00, the Eurodollar Spread, CDOR Rate Spread and Overnight LIBO Spread and the ABR Spread and Canadian Prime Rate Spread shall each be reduced by 25 basis points from the amounts set forth in the table above; provided that the foregoing reduction shall automatically cease to be in effect (A) if any Event of Default has occurred and is continuing (other than an Event of Default arising from the failure to deliver any certificate required to be delivered pursuant to Section 5.01(d)), during the period from the occurrence of such Event of Default until such time, if any, as such Event of Default is waived or cured in accordance with the terms of this Agreement or (B) if the Borrowers fail to deliver any certificate that is required to be delivered pursuant to Section 5.01(d), during the period from the expiration of the time for delivery thereof until five Business Days after such certificate is delivered; provided further that, if any calculation of the Leverage Ratio is at any time restated or otherwise revised or if the information set forth in any such certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any such applicable periods and shall be due and payable on demand.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Restatement Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitments then in effect minus the Aggregate Revolving Exposure at such time (calculated with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Average Quarterly Availability” means, for any fiscal quarter, the average daily Aggregate Availability for such fiscal quarter. Average Quarterly Availability shall be calculated by the Borrower Representative in a manner acceptable to the Administrative Agent.

“Average Utilization” means, for any period, the average total daily Revolving Exposure of all Lenders during such period. Average Utilization shall be calculated by the Borrower Representative in a manner acceptable to the Administrative Agent.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) credit cards issued to employees of Holdings and its Subsidiaries for travel, entertainment and similar expenses, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or proposal, or has had a receiver, interim receiver, receiver and manager, monitor, sequestrator, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding, proposal or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the U.S. Borrowers and the Canadian Borrowers.

“Borrower Representative” means WESCO Distribution, Inc., a Delaware corporation, in its capacity as contractual representative of the Borrowers pursuant to Article XI.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans or CDOR Rate Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent and the Canadian Administrative Agent in their Permitted Discretion, setting forth the Aggregate Borrowing Base, the Canadian Borrowing Base and the U.S. Borrowing Base.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurodollar Loan or any U.S. Letter of Credit denominated in an LC Alternative Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the applicable currency in the London interbank market; (b) when used in connection with any Canadian Dollar Loan or Canadian Letter of Credit, the term “Business Day” shall also exclude any day in which commercial banks in Toronto, Canada are authorized or required by law to remain closed; (c) in the case of any U.S. Letter of Credit denominated in Euros, the term “Business Day” shall also exclude any day which is not a TARGET Day as determined by the Administrative Agent; and (d) when used in connection with any U.S. Letter of Credit denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks in London, England are authorized or required by law to remain closed.

“Canadian Administrative Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as administrative agent for the Canadian Lenders hereunder.

“Canadian Availability” means (a) the lesser of (i) (A) the Canadian Sublimit minus (B) the sum of (x) the Priority Payables Reserve, (y) the Rent Reserve and (z) the Wage Earner Protection Act Reserve and (ii) the sum of (A) the Canadian Borrowing Base plus (B) solely to the extent the total Canadian Revolving Exposure exceeds the Canadian Borrowing Base, the U.S. Availability (if any, to the extent that it is available), minus (b) the total Canadian Revolving Exposure (calculated with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Loan Party or any Subsidiary of any Loan Party has any liability with respect to any Canadian employee or former Canadian employee, but excluding any Canadian Pension Plans.

“Canadian Blocked Person” means any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Canadian Borrower” or “Canadian Borrowers” means, individually or collectively as the context may require, (a) WESCO Distribution Canada LP, a limited partnership organized under the laws of Ontario, Canada, and WDCC Enterprises Inc., a corporation organized under the laws of Alberta, Canada, and (b) any entity resulting from an amalgamation (including without limitation, a Post-Closing Amalgamation) between any Person referred to in the foregoing clauses (a) or (b) and any other Person permitted by this Agreement.

“Canadian Borrowing Base” means, at any time, the sum of (a) 85% of the Eligible Accounts owing to the Canadian Borrowers at such time, plus (b) the lesser of (i) 70% of the Canadian Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 90% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Canadian Borrowers’ Eligible Inventory (determined after taking into account adjustments made in such appraisal in the calculation of the Net Orderly Liquidation Value percentage), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves.

“Canadian Cash Management Bank” means (a) as of the Restatement Date, Toronto Dominion Bank, in its capacity as the principal depositary bank for the Canadian Loan Parties, and (b) at any time after the Restatement Date, any one or more of the Canadian Lenders selected by the Canadian Loan Parties, with the prior written consent of the Canadian Administrative Agent, to become the successor principal depository bank for the Canadian Loan Parties; provided that, unless the Canadian Administrative Agent otherwise consents in writing, no Person shall become the successor “Canadian Cash Management Bank” unless and until such Person shall have entered into a Control Agreement with the Canadian Loan Parties and the Canadian Administrative Agent in form and substance reasonably acceptable to the Canadian Administrative Agent.

“Canadian Collection Account” means the account at JPMorgan Chase Bank, N.A., Toronto Branch, so designated by the Administrative Agent, in a written notice delivered to the Borrower Representative, to be the “Canadian Collection Account”, to which funds on deposit in Deposit Accounts (other than Excluded Accounts) maintained by the Canadian Loan Parties with the Canadian Cash Management Bank and all collections and other payments received in respect of the Accounts of the Canadian Loan Parties by the Canadian Cash Management Bank shall be remitted at all times during a Cash Dominion Period.

“Canadian Commitment” means, with respect to each Canadian Lender, the commitment, if any, of such Canadian Lender to make Canadian Revolving Loans and to acquire participations in Canadian Letters of Credit, Canadian Overadvances and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Lender’s Canadian Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Canadian Lender pursuant to Section 9.04. The initial amount of each Canadian Lender’s Canadian Commitment is set forth on the Revolving Commitment Schedule, or in the Assignment and Assumption pursuant to which such Canadian Lender shall have assumed its Canadian Commitment, as applicable. The Canadian Commitment is a sub-facility of the Revolving Commitment and is not in addition to the Revolving Commitment.

“Canadian Cross-Border Loan Guarantors” means, individually or collectively as the context may require (a) WESCO Distribution Canada Co., an entity organized under the laws of Nova Scotia, WESCO Distribution II ULC, an entity organized under the laws of Nova Scotia, and TVC Canada Corp., an entity organized under the laws of Nova Scotia and (b) any Canadian Subsidiary that becomes a party to this Agreement after the Restatement Date pursuant to a Joinder Agreement and is required to guarantee the payment of the Canadian Obligations and the U.S. Obligations pursuant to Section 5.13 and (c) the successors and assigns of the Persons described in clauses (a) and (b) of this definition.

“Canadian Dollar Loan” means any Loan denominated in Canadian Dollars bearing interest at the Canadian Prime Rate or the CDOR Rate.

“Canadian Dollars” or “Cdn $” means the lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act, (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code, (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Guarantee” means, individually and collectively as the context may require (a) the Amended and Restated Canadian Guarantee Agreement dated as of the date hereof by the Canadian Loan Guarantors and the Dutch Loan Guarantors in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties), which Amended and Restated Canadian Guarantee amends and restates in its entirety the Canadian Guarantee dated as of the Original Closing Date by the Canadian Loan Guarantors party thereto in favor of the Administrative Agent, (b) the Amended and Restated Canadian Cross-Border Guarantee Agreement dated as of the date hereof by the Canadian Cross-Border Loan Guarantors in favor of the Administrative Agent (for the benefit of the Lender Parties), which Amended and Restated Canadian Cross-Border Guarantee amends and restates in its entirety the Canadian Cross-Border Guarantee dated as of the Original Closing Date by the Canadian Cross-Border Loan Guarantors party thereto in favor of the Administrative Agent and (c) any other Guarantee agreement entered into after the Restatement Date by any Canadian Loan Party and/or Dutch Loan Guarantor in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties or, in the case of any Canadian Cross-Border Loan Guarantor, the Lender Parties) and governed by the laws of Ontario pursuant to the terms of this Agreement, or any other Loan Document, including Section 5.13, in each case, as the same may be amended, restated or otherwise modified from time to time.

“Canadian Hypothec” means, individually and collectively as the context may require, (a) the Deed of Hypothec dated as of the date hereof of the Canadian Loan Parties party thereto in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties), (b) the Deed of Hypothec dated as of the Original Closing Date by the Canadian Loan Parties party thereto in favor of the Administrative Agent, and (c) any other deed of hypothec entered into after the Restatement Date by any Canadian Loan Party pursuant to the terms of this Agreement, or any other Loan Document, including Section 5.13, in each case, as the same may be amended, restated or otherwise modified from time to time.

“Canadian LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).

“Canadian LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure of the Canadian Borrowers. The Canadian LC Exposure of any Canadian Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

“Canadian Lender Parties” means, individually and collectively as the context may require, the Canadian Administrative Agent, the Issuing Banks issuing Canadian Letters of Credit and the Canadian Lenders.

“Canadian Lenders” means the Persons listed on the Revolving Commitment Schedule as having a Canadian Commitment (provided that such Person or an Affiliate of such Person also has a U.S. Commitment) and any other Person that shall acquire a Canadian Commitment (provided that at such time such Person or an Affiliate of such Person has, or is acquiring, a U.S. Commitment pursuant to an Assignment and Assumption or becomes a lender pursuant to an Aggregate Commitment Increase in accordance with Section 2.09), other than any such Person that ceases to be a Canadian Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Canadian Lenders” includes the Canadian Swingline Lender. Each Canadian Lender shall be a Canadian Qualified Lender.

“Canadian Letter of Credit” means any Letter of Credit issued hereunder for the purpose of providing credit support for the Canadian Borrowers or any Canadian Subsidiary.

“Canadian Loan Documents” means, individually and collectively as the context may require, the Canadian Guarantee, the Canadian Security Agreement, the Canadian Hypothec and all other agreements, instruments and certificates delivered by a Canadian Loan Party and/or a Dutch Loan Guarantor, from time to time in connection therewith, in each case as amended, restated or otherwise modified from time to time.

“Canadian Loan Guarantors” means, individually or collectively as the context may require (a) WESCO Distribution Canada GP Inc., an entity organized under the laws of Nova Scotia, (b) the Canadian Borrowers (in respect of the other’s obligations), (c) New Canada LP I, a limited partnership organized under the laws of Alberta, (d) New Canada LP II, a limited partnership organized under the laws of Alberta, (e) WESCO Holdings, LLC, a limited liability company organized under the laws of Delaware, (f) from and after the EECOL Acquisition Closing Date and the compliance by the Loan Parties with Section 5.13(g), each EECOL Acquired Entity, (g) any Canadian Subsidiary (other than the EECOL Acquired Entities) or CFC Subsidiary Holding Company that becomes a party to this Agreement after the Restatement Date pursuant to a Joinder Agreement and guarantees the payment of the Canadian Obligations (but not the U.S. Obligations) pursuant to Section 5.13 and (h) the successors and assigns of the Persons described in clauses (a) through (g) of this definition, including without limitation, any entity resulting from an amalgamation (including without limitation, a Post-Closing Amalgamation) between any such Person and any other Person to the extent permitted by this Agreement.

“Canadian Loan Parties” means, individually and collectively as the context may require, the Canadian Borrowers, the Canadian Loan Guarantors and the Canadian Cross-Border Loan Guarantors.

“Canadian Loans” means, individually and collectively as the context may require, the Canadian Revolving Loans, the Canadian Swingline Loans, the Canadian Overadvances and the Canadian Protective Advances.

“Canadian Obligations” means all unpaid principal of and accrued and unpaid interest on the Canadian Loans, all Canadian LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Canadian Loan Parties and the Dutch Loan Guarantors to the Canadian Lenders or to any Canadian Lender, the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank with respect to Canadian Letters of Credit or any indemnified party arising under the Loan Documents; provided that the obligations of the Canadian Cross-Border Loan Guarantors (i) as guarantors of the U.S. Obligations and (ii) under the Canadian Security Agreement to the extent such obligations relate to the U.S. Obligations shall not constitute Canadian Obligations.

“Canadian Overadvance” has the meaning assigned to such term in Section 2.05(f).

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Loan Party or any Subsidiary of any Loan Party for its Canadian employees or former Canadian employees, but does not include a Canadian Union Plan, the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Prime Rate” means, for any period, the rate per annum determined by the Canadian Administrative Agent to be the greater of (i) the rate of interest per annum most recently announced or established by JPMorgan Chase Bank, N.A., Toronto Branch as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A., Toronto Branch and (ii) the sum of (a) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (b) one percent (1.0%).

“Canadian Prime Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based on the Canadian Prime Rate.

“Canadian Protective Advance” has the meaning assigned to such term in Section 2.04(a).

“Canadian Qualified Lender” means a financial institution that is listed on Schedule I, II, or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada), or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the ITA, that financial institution deals at arm’s length with the Canadian Borrowers for purposes of the ITA.

“Canadian Revolving Exposure” means, with respect to any Canadian Lender at any time, the sum of (a) the outstanding principal amount of Canadian Revolving Loans of such Canadian Lender at such time, plus (b) an amount equal to such Canadian Lender’s Applicable Percentage of the aggregate principal amount of the Canadian Swingline Loans outstanding at such time, plus (c) an amount equal to the such Canadian Lender’s Applicable Percentage of the aggregate Canadian LC Exposure outstanding at such time, plus (d) an amount equal to such Canadian Lender’s Applicable Percentage of the aggregate principal amount of the Canadian Overadvances outstanding at such time.

“Canadian Revolving Loan” means a Revolving Loan made to the Canadian Borrowers.

“Canadian Secured Obligations” means all Canadian Obligations, together with all (a) Banking Services Obligations of the Canadian Loan Parties; and (b) Swap Obligations of the Canadian Loan Parties owing to one or more Canadian Lenders or their respective Affiliates; provided that promptly after any transaction relating to such Swap Obligation is executed, the Canadian Lender or Affiliate of a Canadian Lender party thereto (other than JPMorgan or its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Canadian Secured Obligation entitled to the benefits of the Collateral Documents in favor of the Canadian Lender Parties.

“Canadian Security Agreement” means, individually and collectively as the context may require, (a) the Amended and Restated Canadian Pledge and Security Agreement, dated as of the date hereof, of the Canadian Borrowers and the Canadian Loan Guarantors in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties), which Amended and Restated Canadian Pledge and Security Agreement amends and restates in its entirety the Canadian Pledge and Security Agreement dated as of the Original Closing Date among the Administrative Agent and the Canadian Loan Parties party thereto, (b) the Amended and Restated Canadian Cross-Border Pledge and Security Agreement, dated as of the date hereof, of the Canadian Cross-Border Loan Guarantors in favor of the Administrative Agent (for the benefit of the Lender Parties), which Amended and Restated Canadian Cross-Border Pledge and Security Agreement amends and restates in its entirety the Canadian Cross-Border Pledge and Security Agreement dated as of the Original Closing Date among the Administrative Agent and the Canadian Cross-Border Loan Guarantors party thereto and (c) any other pledge, security agreement or hypothec entered into, after the Restatement Date, by any Canadian Loan Party pursuant to the terms of this Agreement or any other Loan Document, including Section 5.13, as the same may be amended, restated or otherwise modified from time to time.

“Canadian Sublimit” means $400,000,000, as such amount may be decreased pursuant to Section 2.09(c) or increased pursuant to Section 2.09(g).

“Canadian Subsidiary” means any Subsidiary of Holdings organized under the laws of Canada or one of the provinces of Canada.

“Canadian Swingline Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder.

“Canadian Swingline Loan” means a Loan made by the Canadian Swingline Lender pursuant to Section 2.05(b).

“Canadian Union Plan” means any registered pension plan for the benefit of Canadian employees or former Canadian employees of a Loan Party or any of its Subsidiaries that is not maintained, sponsored or administered by a Loan Party or any of its Subsidiaries, but to which a Loan Party or any of its Subsidiaries is required to contribute pursuant to a collective agreement.

“Canadian U.S. Borrowing Base Utilization” means, as of any date of determination, the result (so long as it is a positive number) of (a) the total Canadian Revolving Exposure of the Canadian Lenders as of such date, minus (b) the Canadian Borrowing Base as of such date; if the result of the foregoing is a negative number, then the Canadian U.S. Borrowing Base Utilization is zero.

“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding in each case, any expenditure constituting the consideration paid (and transaction expenses incurred) in connection with the EECOL Acquisition or any Permitted Acquisition.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Period” means the period (a) commencing on the day that either (i) an Event of Default occurs or (ii) Aggregate Availability falls below 10% of the Aggregate Revolving Commitments; and (b) continuing until the date on which the Borrower Representative requests that the Cash Dominion Period cease, provided that the Borrower Representative may only request a cessation of a Cash Dominion Period twice during each period of twelve consecutive months and only if at all times during the forty-five (45) consecutive days prior to such request, no Event of Default has existed and Aggregate Availability has exceeded ten percent (10%) of the Aggregate Revolving Commitments.

“CDOR Rate” means, for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Canadian Administrative Agent to raise Canadian dollars for the applicable Interest Period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Canadian Administrative Agent on the immediately preceding Business Day.

“CDOR Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based on the CDOR Rate.

“CFC Subsidiary” shall mean any Foreign Subsidiary that constitutes a controlled foreign corporation within the meaning of Section 957 of the Code to the extent the providing by such Foreign Subsidiary of a Guarantee of the Obligations of the U.S. Borrowers could reasonably be expected to result in adverse tax consequences to Holdings or any of its Subsidiaries.

“CFC Subsidiary Holding Company” shall mean any Domestic Subsidiary engaged in no material business activities other than the holding of Equity Interests and other investments in one or more CFC Subsidiaries.

“Change in Control” means (a) the acquisition (whether by stock purchase, merger, amalgamation, consolidation or other transaction) of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) other than pursuant to a transaction permitted under Section 6.05, cessation of ownership (directly or indirectly) by Holdings of 100% of the outstanding voting Equity Interests of the other Loan Parties on a fully diluted basis; or (d) the occurrence of any “Fundamental Change” as defined in the 2029 Convertible Debentures Indenture.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law) after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all personal/movable property owned, leased or operated by a Person expressly described as Collateral in the Collateral Documents and any and all other personal/movable property of any Loan Party, now existing or hereafter acquired, that becomes subject, under the terms of the Collateral Documents, to a security interest, hypothec or Lien in favor of the Administrative Agent, on behalf of the Lender Parties (to secure the Secured Obligations) and the Canadian Lender Parties (to secure the Canadian Secured Obligations), as the case may be. For clarification, Collateral does not include (a) interests in real property, Accounts sold under Receivables Securitization Agreements or Equity Interests in Excluded Subsidiaries, Unrestricted Subsidiaries or in the Real Estate Subsidiaries, or (b) with respect to any U.S. Secured Obligation, (i) the assets of any CFC Subsidiary or (ii) more than 65% of the issued and outstanding Equity Interests of any CFC Subsidiary or CFC Subsidiary Holding Company entitled to vote (within the meaning of United States Treasury Regulations Section 1.956-2(c)(2)).

“Collateral Access Agreement” has the meaning assigned to such term in the U.S. Security Agreement.

“Collateral Documents” means, individually and collectively as the context may require, the Canadian Security Agreement, the Canadian Hypothec, the Dutch Pledge Agreements, the U.S. Security Agreement, each Collateral Access Agreement, each Control Agreement, each Lock Box Agreement (as defined in the U.S. Security Agreement), if any, each additional security and pledge agreement of a Loan Party entered into pursuant to the terms of this Agreement (including Section 5.13 hereof) or any other

Loan Document and each other document granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Combined Availability” means, at any time, the sum of (a) Aggregate Availability and (b) Securitization Availability.

“Combined Availability Trigger Amount” means, at any time, the sum of (a) $160,000,000 and (b) 15% of the amount (so long as it is a positive number) by which (i) the Combined Commitments at such time exceed (ii) $1,075,000,000.

“Combined Commitments” means, at any time, the sum of (a) the Aggregate Revolving Commitments and (b) the Securitization Purchase Limit.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Commercial LC Exposure at such time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified any Borrower or any Lender Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by a Lender Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has become the subject of a Bankruptcy Event.

“Deposit Account” has the meaning set forth in Article 9 of the UCC.

“Designated Immaterial Subsidiary” has the meaning assigned to such term in Section 5.13(i).

“Designated Immaterial Subsidiary Notice” has the meaning assigned to such term in Section 5.13(i).

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers.

“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the three (3) most recently ended fiscal months divided by (b) total gross sales for the three (3) most recently ended fiscal months.

“Dilution Reserve” shall mean, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Document” has the meaning assigned to such term in the U.S. Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, each subsidiary of such Person that is organized under the laws of the United States, any State of the United States or the District of Columbia.

“Dutch Loan Guarantors” means, individually or collectively as the context may require, (a) WDINESCO III B.V., (b) WDINESCO III C.V., (c) WDINESCO II C.V., (d) WDINESCO C.V., and (e) any Dutch Subsidiary that becomes a party to a Canadian Guarantee after the Restatement Date and guarantees the payment of the Canadian Obligations (but not the U.S. Obligations) pursuant to Section 5.13.

“Dutch Pledge Agreements” means, collectively, (a) the Netherlands Pledge Agreements dated as of the Restatement Date (or such later date as the may be approved by the Administrative Agent) executed by WESCO Enterprises, Inc., New Canada LP I, WDINESCO III B.V., WDCC Enterprises Inc., WDINESCO II B.V., WESCO Distribution Canada Co., WESCO Distribution II ULC, WDINESCO III C.V., WDINSECO II C.V., WDINESCO C.V. and any other applicable Loan Party or Subsidiary in favor of the Administrative Agent and (b) any and all other Netherlands Pledge Agreements executed after the date hereof by the Loan Parties or any of their Subsidiaries pursuant to which any equity interests in any Dutch Subsidiary are pledged to the Administrative Agent as required by Section 5.13 or any other Loan Document, in each case, as the same may be amended, restated, or otherwise modified from time to time.

“Dutch Subsidiary” means any Subsidiary of Holdings organized under the laws of the Netherlands.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) amortized debt discount, (v) any non-cash losses or non-cash charges for such period that relate to the write-down or write-off of inventory to the extent such non-cash charges or non-cash losses do not exceed $10,000,000 in the aggregate during such period, and (vi) any other non-cash losses or non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period) and, minus (b) without duplication and to the extent included in Net Income, (i) income tax credits and refunds, (ii) interest income, (iii) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (iv) any non-cash gains and non-cash items of income for such period that relate to any write-up of inventory to the extent such non-cash gains and non-cash income does not exceed $10,000,000 in the aggregate during such period, and (v) any other non-cash gains and non-cash items of income for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP. If during any period for which EBITDA is being determined, Holdings or any Restricted Subsidiary shall have consummated any Acquisition, then, (A) for all purposes of this Agreement, in the case of any Acquisition other than the EECOL Acquisition, and (B) solely for purposes of calculating the Total Leverage Ratio, in the case of the EECOL Acquisition, EBITDA shall be determined on a pro forma basis as if such Acquisition had been consummated on the first day of such period, taking into account such adjustments as are consistent with the standards set forth in Rule 11-02(b)(6) of Regulation S-X; provided that such pro forma adjustments are acceptable to the Administrative Agent in its Permitted Discretion.

“EECOL Acquired Entity” or “EECOL Acquired Entities” means, individually or collectively as the context may require (a) the EECOL Parent, (b) EESA Holdings Ltd., an entity organized under the laws of Alberta, (c) Jarich Holdings Ltd., an entity organized under the laws of Alberta, (d) EECOL Holdings Ltd., an entity organized under the laws of Alberta, (e) EECOL Electric, and (f) EECOL Properties Corp. a corporation organized under the laws of Alberta.

“EECOL Acquisition” has the meaning assigned to such term in the recitals of this Agreement.

“EECOL Acquisition Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“EECOL Acquisition Closing Date” means the date on which the EECOL Acquisition is consummated in accordance with the EECOL Acquisition Documents.

“EECOL Acquisition Documents” means the EECOL Acquisition Agreement and all related documents executed and delivered in connection with the EECOL Acquisition.

“EECOL Electric” has the meaning assigned to such term in the recitals of this Agreement.

“EECOL Parent” has the meaning assigned to such term in the recitals of this Agreement.

“EECOL Sellers” has the meaning assigned to such term in the recitals of this Agreement.

“Eligible Accounts” means, at any time, Accounts originated by any Borrower which the Administrative Agent determines in its Permitted Discretion are eligible either (x) as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder or (y) for inclusion as Eligible Securitization Receivables. Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be); provided that Accounts comprising Eligible Securitization Receivables shall not be subject to a Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be), and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be); provided that Accounts comprising Eligible Securitization Receivables shall be subject to Liens in favor of the financial institutions which are purchasers (i.e. lenders) under the Receivables Securitization Agreements;

(c) in the case of any Account originated by a U.S. Borrower, (i) with respect to which the scheduled due date is more than 90 days after the original invoice date, (ii) which is unpaid more than 120 days after the date of the original invoice therefor or more than 90 days after the original due date, or (iii) which has been written off the books of the applicable Borrower or otherwise designated as uncollectible;

(d) in the case of any Account originated by a Canadian Borrower, (i) with respect to which the scheduled due date is more than 60 days after the original invoice date, (ii) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) which has been written off the books of the applicable Borrower or otherwise designated as uncollectible, provided that Accounts of the Canadian Borrowers in an aggregate amount not exceeding 7.5% of the aggregate amount of all Eligible Accounts (as determined without giving effect to this proviso) of the Canadian Borrowers shall not be deemed ineligible by reason of this clause (d) so long as (A) the scheduled due date thereof is more than 60 but less than 91 days after the original invoice date, (B) such Accounts remain unpaid for more than 90 but less than 121 days after the date of the original invoice therefor or more than 60 but less than 91 days after the original due date, and (C) such Accounts have not been written off the books of the applicable Borrower or otherwise designated as uncollectible;

(e) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(f) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to any Borrower or to WESCO Receivables exceeds 20% of the aggregate amount of Eligible Accounts (for clarification, only the amount of Accounts in excess of such percentage shall be deemed ineligible under this clause (f));

(g) with respect to which any covenant, representation, or warranty contained in this Agreement, the U.S. Security Agreement, or in the Canadian Security Agreement, as applicable, has been breached and not cured or is not true;

(h) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent in its Permitted Discretion which has been sent to the Account Debtor, (iii) represents a progress billing (which term, for greater certainty, shall not include sales in connection with an ongoing project where each sale represents a separate billable sale), (iv) is contingent upon any Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(i) for which the goods giving rise to such Account have not been shipped to the Account Debtor or its designee or for which the services giving rise to such Account have not been performed by the applicable Borrower that originated such Account or if such Account was invoiced more than once;

(j) [intentionally omitted];

(k) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial, territorial or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(l) [intentionally omitted];

(m) which is owed by an Account Debtor which (i) does not maintain a principal place of business in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent;

(n) which is owed in any currency other than U.S. or Canadian dollars;

(o) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq., the “Assignment of Claims Act”), has been complied with to the Administrative Agent’s satisfaction, or (iii) the federal government of Canada, unless the Financial Administration Act (Canada), as amended, has been complied with to the Administrative Agent’s satisfaction and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction in its Permitted Discretion; provided, that, Accounts owed by the government of the U.S. (or any department, agency, public corporation or instrumentality thereof) or the federal government of Canada in an aggregate amount not in excess of an amount equal to 3% of the aggregate amount of Eligible Accounts as of any relevant date of determination shall not be excluded from “Eligible Accounts” pursuant to this clause (o);

(p) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(s) which is evidenced by any promissory note, chattel paper, or instrument;

(t) which is owed by an Account Debtor located in Minnesota, New Jersey, West Virginia or any other jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Borrower or WESCO Receivables to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower or WESCO Receivables, as applicable, has filed such report or qualified to do business in such jurisdiction;

(u) with respect to which such Borrower or WESCO Receivables has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower or WESCO Receivables created a new receivable for the unpaid portion of such Account;

(v) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, provincial, territorial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(w) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(x) which was created on cash on delivery terms; or

(y) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines, in its Permitted Discretion, is unacceptable.

In the event that an Account in an amount in excess of $5,000,000 which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower or WESCO Receivables to reduce the amount of such Account. Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not (x) change the standards of eligibility set forth herein to make such standards more restrictive or (y) exclude from Eligible Accounts any Account that meets the eligibility standards set forth herein unless, in either case, the Administrative Agent shall have provided the Borrower Representative not less than five (5) Business Days advance notice of such change or exclusion.

“Eligible Inventory” means, at any time, the Inventory of a Borrower which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Eligible Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be);

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties to secure the Secured Obligations, or for the benefit of the Canadian Lender Parties to secure the Canadian Secured Obligations, as the case may be) and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be);

(c) which is, in the Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which (i) any covenant contained in this Agreement, the U.S. Security Agreement or any Canadian Security Agreement has been breached and not cured or (ii) any representation or warranty contained in this Agreement, the U.S. Security Agreement, or the Canadian Security Agreement is not true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) and which does not conform to all standards imposed by any applicable Governmental Authority;

(e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest (other than with respect to interests described in clause (b) of the definition of Permitted Encumbrances) or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not finished goods or is not goods held for sale or which constitutes work in process, samples, prototypes, displays or display items, bill and hold or ship in place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment or goods which are not of a type held for sale in the ordinary course of business; provided, that Inventory constituting work in process having a value not in excess of $3,000,000 in the aggregate at any time shall not be excluded from “Eligible Inventory” pursuant to this clause (f);

(g) which is in transit with a common carrier from vendors and suppliers or is not located in: (i) the U.S. with respect to Inventory owned by a U.S. Borrower; or (ii) Canada with respect to Inventory owned by a Canadian Borrower, except that Inventory in transit between U.S. locations, between U.S. locations and Canadian locations, and between Canadian locations of the Borrowers shall not be excluded from “Eligible Inventory” pursuant to this clause (g) so long as the Administrative Agent’s Liens have been perfected at origin and destination;

(h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) an appropriate Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate reserve has been established by the Administrative Agent in its Permitted Discretion;

(j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k) which is located at any customer location; provided that Inventory having a value not in excess of $3,000,000 in the aggregate at any time shall not be excluded from “Eligible Inventory” pursuant to this clause (k) so long as such Inventory is located at a customer location acceptable to the Administrative Agent in its Permitted Discretion;

(l) which is the subject of a consignment by such Borrower as consignor;

(m) which is perishable;

(n) which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent in its Permitted Discretion is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(o) which is not reflected in a current perpetual inventory report of such Borrower or other report acceptable to the Administrative Agent;

(p) for which reclamation rights have been asserted by the seller;

(q) which is located at any location where the aggregate value of all Inventory of the Borrowers is less than $100,000; or

(r) which the Administrative Agent otherwise determines, in its Permitted Discretion, is unacceptable.

In the event that Inventory in an amount in excess of $5,000,000 which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall not (x) change the standards of eligibility set forth herein to make such standards more restrictive or (y) exclude from Eligible Inventory any Inventory that meets the eligibility standards set forth herein unless, in either case, the Administrative Agent shall have provided the Borrower Representative not less than five (5) Business Days advance notice of such change or exclusion.

“Eligible Securitization Receivables” means Eligible Accounts that have been sold to WESCO Receivables pursuant to the Receivables Securitization Agreements; provided that no such Accounts shall be Eligible Securitization Receivables unless (i) the Administrative Agent shall have determined, based on the results of the most recent field examination of the Accounts of the Borrowers and WESCO Receivables conducted by the Administrative Agent, that the Borrowers and WESCO Receivables are in compliance with Section 5.14, (ii) the Administrative Agent shall have obtained a first priority pledge of 100% of the equity interests of WESCO Receivables, and (iii) the Administrative Agent, WESCO Receivables and PNC Bank National Association shall have entered into a Control Agreement with respect to the master collection account of WESCO Receivables maintained at PNC Bank National Association into which all proceeds of Accounts sold to WESCO Receivables are required to be remitted under the terms of the Receivables Securitization Agreements.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Borrower Representative and Administrative Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Borrower or any of its ERISA Affiliates to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Accounts” means, collectively, (a) any Deposit Account of any Loan Party which is used exclusively for the payment of payroll, payroll taxes, employee benefits or escrow deposits or to maintain client postage advances, and (b) any other Deposit Account or Securities Account of any Loan Party, so long as the aggregate amount of available funds on deposit in such Deposit Account or the aggregate value of all cash, investment property and other financial assets in such Securities Account, as applicable, does not at any time exceed $2,000,000 for more than three (3) consecutive Business Days, provided that the sum of (i) the aggregate amount of available funds on deposit in all Deposit Accounts under this clause (b) plus (ii) the aggregate value of all cash, investment property and other financial assets in all Securities Accounts under this clause (b) does not at any time exceed $5,000,000.

“Excluded Subsidiary” means (a) any Foreign Subsidiary (other than any Foreign Subsidiary which is, or pursuant to the terms hereof is required to be, a party to a Dutch Pledge Agreement, the Canadian Security Agreement, the Canadian Guarantee or the U.S. Security Agreement), (b) any Immaterial Domestic Subsidiary (other than a Designated Immaterial Subsidiary) or (c) any Immaterial Canadian Subsidiary (other than a Designated Immaterial Subsidiary).

“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, Canada or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Taxes pursuant to Section 2.17(a).

“Existing Canadian Letters of Credit” means the letters of credit listed on Schedule 2.06 hereto, which letters of credit have been issued by an Issuing Bank or any Lender for the purpose of providing capital support to the Canadian Borrowers. For avoidance of doubt, effective upon the EECOL Acquisition Closing Date and the compliance by the Loan Parties with the terms and provisions of Section 5.13(g), the letters of credit issued by The Bank of Nova Scotia for the account of certain of the EECOL Acquired Entities and listed on the updated Schedule 2.06 attached to the Omnibus Joinder Agreement shall constitute “Existing Canadian Letters of Credit”.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Existing Lenders” has the meaning assigned to such term in the recitals of this Agreement.

“Existing Loan Documents” means the “Loan Documents” as defined in the Existing Credit Agreement.

“Existing Letters of Credit” means the Existing Canadian Letters of Credit and the Existing U.S. Letters of Credit.

“Existing U.S. Letters of Credit” means the letters of credit listed on Schedule 2.06 hereto, which letters of credit have been issued by an Issuing Bank or any Lender for the purpose of providing credit support to the U.S. Borrowers.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or corporate controller of a Borrower or other officer so designated by the Borrower.

“Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to (b) Fixed Charges for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Trigger Event” means any day on which either (a) an Event of Default occurs or (b) Aggregate Availability falls below ten percent (10%) of the Aggregate Revolving Commitments.

“Fixed Charge Coverage Trigger Period” means the period (a) commencing on the occurrence of a Fixed Charge Coverage Trigger Event and (b) continuing until the date on which the Borrower Representative requests that the Fixed Charge Coverage Trigger Period cease, provided that the Borrower Representative may only request a cessation of a Fixed Charge Coverage Trigger Period five (5) times during the term of this Agreement and only if, at all times during the thirty (30) consecutive days prior to such request, no Event of Default has existed and Aggregate Availability has exceeded ten percent (10%) of the Aggregate Revolving Commitments.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus prepayments and scheduled principal payments on Indebtedness made during such period (excluding principal payments in respect of (i) the Revolving Loans, (ii) Indebtedness owing under the Receivables Securitization Agreements or (iii) the Permitted Debt Defeasance in an aggregate amount not to exceed $95,000,000, but including repurchases of Indebtedness or payments in respect of conversion rights relating to Indebtedness), plus expense for taxes paid in cash, plus Restricted Payments paid in cash to Persons other than Loan Parties or Subsidiaries of Loan Parties, plus Capital Lease Obligation payments, plus cash contributions to any Plan or any Canadian Pension Plan for such period (excluding any cash contributions made in respect of the Canadian Pension Plan assumed pursuant to the EECOL Acquisition in an aggregate amount not to exceed $35,900,000) to the extent such contributions have not been deducted in the calculation of EBITDA for such period, plus Capital Expenditures (other than any such Capital Expenditures to the extent that such Capital Expenditures are made with proceeds from the sale of assets not constituting Collateral and such sale is permitted by this Agreement) for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Foreign Credit Extensions” means credit extended by any Lender (or any of its affiliates) to one or more of Holdings’ Foreign Subsidiaries, including Letters of Credit issued for the accounts of Holdings’ Foreign Subsidiaries (other than Letters of Credit issued under this Agreement), working capital and other loans made by any Lender (or any of its Affiliates) to Holdings’ Foreign Subsidiaries, guarantees by JPMorgan or any Lender (or any of its Affiliates) of indebtedness of Holdings’ Foreign Subsidiaries, international trade instruments issued or guaranteed by any Lender (or any of its affiliates) for the accounts of Holdings’ Foreign Subsidiaries, or other similar extensions of credit by any Lender (or any of its Affiliates) to Holdings’ foreign subsidiaries.

“Foreign Credit Reserves” means reserves (in an amount of US dollars constituting the Equivalent Amount of the currency in which such credit extension is denominated) established by the Administrative Agent in its Permitted Discretion in respect of Foreign Credit Extensions.

“Foreign Subsidiary” means, with respect to any Person, each subsidiary of such Person that is not a Domestic Subsidiary or a Canadian Subsidiary of such Person.

“Funding Accounts” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the United States of America; provided, however, that with respect to any determination involving a Canadian Loan Party on a stand alone basis, “GAAP” means generally accepted accounting principles in Canada.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means WESCO International, Inc., a Delaware corporation.

“Hybrid Security” means, collectively, the Promissory Note issued by WDCC Enterprises to WDC Holding. in the original principal amount of $480,000,000 and the following related agreements: (i) the Forward Contribution Agreement by and between WDC Holding and New Canada LP I, (ii) the Forward Contribution Agreement by and between New Canada LP I and WDINESCO III B.V., (iii) the Forward Contribution Agreement by and between WDINESCO III B.V. and WDCC Enterprises and (v) the Guarantee Agreement by and between WDC Holding and WDCC Enterprises.

“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

“Immaterial Canadian Subsidiary” means any Canadian Subsidiary, whether existing as of the Restatement Date or formed or acquired thereafter, (i) the revenues of which, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries for such period and (ii) the consolidated assets of which, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries.

“Immaterial Domestic Subsidiary” means any Domestic Subsidiary, whether existing as of the Restatement Date or formed or acquired thereafter, (i) the revenues of which, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries for such period and (ii) the consolidated assets of which, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries.

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary, whether existing as of the Restatement Date or formed or acquired thereafter, (i) the revenues of which, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries for such period and (ii) the consolidated assets of which, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out, (l) all Swap Obligations of such Person (measured as provided in the definition of “Material Indebtedness”) and (m) any other Off-Balance Sheet Liability of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include operating leases as defined under GAAP as of the Restatement Date to the extent that such leases are deemed to be Indebtedness solely as a result of any change in the requirements under GAAP after the Restatement Date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Insurance Schedule” means the schedule of insurance coverage of the Loan Parties and the Restricted Subsidiaries delivered by the Loan Parties to the Administrative Agent on or prior to the date hereof, which schedule specifies that it constitutes the “Insurance Schedule” for purposes of this Agreement, as such schedule may be updated, amended or amended and restated pursuant to the Omnibus Joinder Agreement.

“Intercompany Guarantee” means a guaranty by any Loan Party of an Intercompany Obligation of another Loan Party.

“Intercompany Loan” means a loan or advance made by one Loan Party to another Loan Party, whether or not evidenced by a promissory note or other instrument.

“Intercompany Note” means any promissory note or other instrument evidencing an Intercompany Obligation.

“Intercompany Obligation” means any liability or obligation, contingent or otherwise, of one or more Loan Parties to one or more other Loan Parties, whether in respect of an Intercompany Loan or an Intercompany Guarantee, or in respect of property or other goods sold or delivered or for services rendered, or under a conditional sale or other title retention agreement, and, in each case, whether or not evidenced by an Intercompany Note.

“Intercompany Step Transactions” means the series of Intercompany Loans (including without limitation, the WDCC Enterprises $90,000,000 Intercompany Loan and the New Canada LP I $150,000,000 Intercompany Loan), capital contributions, property transfers and other transactions scheduled to occur during the period commencing on or about the Restatement Date and ending on or about the EECOL Acquisition Closing Date, all as more fully described in the Step Plan.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the date hereof, by and among the Administrative Agent, the Term Loan Agent, WESCO Distribution, Inc., WESCO Receivables and PNC Bank National Association as receivables agent, in the form of Exhibit E-1 attached hereto (which Amended and Restated Intercreditor Agreement amends and restates in its entirety the Intercreditor Agreement dated as of the Original Closing Date among the Administrative Agent, WESCO Distribution, Inc., WESCO Receivables and PNC Bank National Association, as receivables agent), as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (whether cash or non-cash interest expense and including interest expense attributable to Capital Lease Obligations) of Holdings and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Restricted Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan and Canadian Prime Rate Loan (other than a Swingline Loan), the first Business Day of each calendar month and the Maturity Date, and (b) with respect to any Eurodollar Loan or CDOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or a CDOR Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to: (a) any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect, and (b) any CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date that is 30, 60 or 90 days thereafter, as the Borrower Representative may elect; provided, that, in each case, (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a CDOR Rate Borrowing or a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Holding Company” means a Subsidiary which has no Indebtedness (other than pursuant to the Loan Documents or intercompany Indebtedness to Holdings or any Restricted Subsidiary of Holdings not prohibited by Section 6.01) and holds no material assets other than Equity Interests in another Subsidiary.

“Inventory” has the meaning assigned to such term in the U.S. Security Agreement.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed “Investments” for purposes hereof.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMorgan, Bank of America, N.A., The Bank of Nova Scotia (it being understood that The Bank of Nova Scotia shall be deemed to be an Issuing Bank solely with respect to the Existing Canadian Letters of Credit issued by The Bank of Nova Scotia for the account of certain of the EECOL Acquired Entities and listed on the updated Schedule 2.06 attached to the Omnibus Joinder Agreement, together with any amendments, renewals or extensions thereof issued by The Bank of Nova Scotia) and any other Lender proposed by the Borrower Representative that has agreed to act at an Issuing Bank and is reasonably acceptable to the Administrative Agent, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Banks” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended.

“Joinder Agreement” has the meaning assigned to such term in Section 5.13.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Alternative Currency” means any lawful currency (other than dollars or Canadian Dollars) acceptable to the Issuing Banks and which is freely transferable and convertible into dollars in the United States or London currency market, as applicable, and is freely available to the applicable Issuing Bank in the London interbank deposit market.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(k).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit, provided that, with respect to any component of any such amount in an LC Alternative Currency under a U.S. Letter of Credit, such amount shall be the Equivalent Amount thereof in dollars.

“LC Exposure” means, at any time, the sum of the U.S. LC Exposure and the Canadian LC Exposure.

“Lender Parties” means, individually and collectively as the context may require, the Agents, the Lenders and the Issuing Banks.

“Lenders” means, individually and collectively as the context may require, the Canadian Lenders and the U.S. Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) acceptable to the Administrative Agent and the applicable Issuing Bank issued pursuant to this Agreement.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements are available, provided that, to the extent any Borrower or any Restricted Subsidiary makes any acquisition permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business that is permitted by Section 6.05 during the period of four fiscal quarters of Holdings most recently ended, the Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower Representative), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four quarter period.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, individually and collectively as the context may require, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, the Canadian Guarantee, the Intercreditor Agreement, the ABL-Term Loan Intercreditor Agreement, the Affiliate Subordination Agreement, the Omnibus Joinder Agreement and each additional guaranty entered into by a Canadian Loan Party pursuant to Section 5.13, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent, the Canadian Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, the Canadian Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means (a) with respect to the U.S. Obligations, each Loan Party (other than the Canadian Borrowers and the Canadian Loan Guarantors) and any other Person that becomes a U.S. Loan Guarantor pursuant to Section 5.13; and (b) with respect to the Canadian Obligations, each Loan Party and any other Person that becomes a Loan Guarantor pursuant to Section 5.13.

“Loan Guaranty” means Article X of this Agreement and each separate Guarantee, in form and substance satisfactory to the Administrative Agent, delivered by each Loan Guarantor that is a Foreign Subsidiary of Holdings (which Guarantee shall be governed by the laws of the country in which such Foreign Subsidiary is located), as it may be amended or modified and in effect from time to time.

“Loan Parties” means, individually and collectively as the context may require, the U.S. Loan Parties and the Canadian Loan Parties.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Lock Box” means a postal lock box established by any Person with any banking institution, securities intermediary or other financial institution.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition, of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents to which they are a party, (c) the Collateral, the Administrative Agent’s Liens (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be) on the Collateral or the priority of such Liens (this clause (c) to be taken as a whole), or (d) the rights of or benefits available to the Administrative Agent, the Canadian Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents.

“Material Contracts” has the meaning assigned to such term in Section 3.12

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Restricted Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means August 22, 2016 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc.

“Monthly Financials Reporting Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs, (ii) Combined Availability falls below the Combined Availability Trigger Amount or (iii) U.S. Availability falls below 10% of the U.S. Borrowing Base; and (b) continuing until the date on which, at all times during the preceding sixty (60) consecutive days, (i) no Event of Default has existed, (ii) Combined Availability has been greater than the Combined Availability Trigger Amount, and (iii) U.S. Availability has been greater than 10% of the U.S. Borrowing Base. Notwithstanding the foregoing, clauses (a)(iii) and (b)(iii) above regarding U.S. Availability as a percentage of the U.S. Borrowing Base shall not apply until July 1, 2013 (it being understood for avoidance of doubt that such clauses shall be in effect at all times from and after July 1, 2013).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or a Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is prohibited by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid

(or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“New Canada LP I” means WESCO Canada I, LP, a limited partnership organized under the laws of Alberta.

“New Canada LP I $150,000,000 Intercompany Loan” means that certain Intercompany Loan by WDC Holding Inc. to New Canada LP I in the original principal amount of $150,000,000 evidenced by the New Canada LP I Intercompany Note.

“New Canada LP I $150,000,000 Intercompany Note” means that certain Subordinated Promissory Note from New Canada LP I to WDC Holding Inc. dated on or about the Restatement Date in the original principal amount of $150,000,000.

“New Canada LP II” means WESCO Canada II, LP, a limited partnership organized under the laws of Alberta.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means, individually and collectively as the context may require, the U.S. Obligations and the Canadian Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Omnibus Joinder Agreement” means the Omnibus Joinder Agreement, dated on or about the EECOL Acquisition Closing Date, among the Administrative Agent, the Loan Parties and the ECCOL Acquired Entities, in substantially the form of Exhibit D-2 attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Original Closing Date” means August 22, 2011.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overadvances” means, individually and collectively as the context may require, the U.S. Overadvances and the Canadian Overadvances.

“Overnight LIBO Rate” means, with respect to any LC Disbursement that bears interest at the Overnight LIBO Rate pursuant to the terms of this Agreement, (a) the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which overnight deposits in dollars or an LC Alternative Currency, as applicable, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or affiliate of the Administrative Agent in the London interbank market for such currency to major banks in the London interbank market plus (b) the Mandatory Cost.

“Owned and Leased Property Schedule” means the schedule of owned and leased parcels of real property of the Loan Parties delivered by the Loan Parties to the Administrative Agent on or prior to the date hereof, which schedule specifies that it constitutes the “Owned and Leased Property Schedule” for purposes of this Agreement, as such schedule may be updated, amended or amended and restated pursuant to the Omnibus Joinder Agreement.

“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 9.04.

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Event” means (a) the whole or partial withdrawal of a Canadian Loan Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might reasonably constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Canadian Pension Plan.

“Permitted Acquisition” means any Acquisition (other than the EECOL Acquisition) by any Borrower or Loan Guarantor in a transaction that satisfies each of the following requirements: (a) such Acquisition is not a hostile acquisition or contested by the Person to be acquired; (b) the assets being acquired (other than a de minimis amount of assets in relation to Borrowers’ and Loan Guarantors’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Holdings or any of its Restricted Subsidiaries or a business reasonably related thereto; (c)

both before and after giving effect to such Acquisition, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the context thereof); (d) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such Acquisition; (e) in the case of any Acquisition for Total Consideration in excess of $200,000,000, (i) as soon as available, but not less than fifteen (15) days prior to such Acquisition, the Borrowers have provided the Administrative Agent with notice of such Acquisition and a summary of the terms of such Acquisition, (ii) as soon as available, but not less than ten (10) days prior to such Acquisition, the Borrowers shall have provided the Administrative Agent with a copy of all available business and financial information reasonably requested by Administrative Agent including pro forma financial statements, statements of cash flow, financial covenant projections, and Aggregate Availability, Canadian Availability and U.S. Availability projections, and (iii) not less than three (3) days prior to the anticipated closing date of such Acquisition, Borrowers shall have provided the Administrative Agent with the then current drafts of the acquisition agreement and other material documents relative to such Acquisition; (f) in the case of any Acquisition for Total Consideration of less than or equal to $200,000,000 but greater than $25,000,000, as soon as available, but not less than five (5) days prior to such Acquisition, the Borrowers have provided the Administrative Agent with (i) notice of such Acquisition and (ii) a summary of the terms of such Acquisition and such other information related to such Acquisition as the Administrative Agent may reasonably request (it being understood, for the avoidance of doubt, that the information required by subclauses (i) and (ii) of this clause (f) shall not be required for any Acquisition for Total Consideration of $25,000,000 or less); (g) if such Acquisition is an acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned Restricted Subsidiary of a Borrower or Loan Guarantor and, in accordance with Section 5.13, a Loan Party pursuant to the terms of this Agreement; (h) if such Acquisition is an acquisition of assets, the Acquisition is structured so that a Borrower or Loan Guarantor shall acquire such assets; (i) a material portion of the assets being acquired are located within the United States or Canada, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Canada; (j) no Indebtedness will be incurred, assumed, or would exist with respect to Holdings or its Restricted Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under Section 6.01 and no Liens will be incurred, assumed, or would exist with respect to the assets of Holdings or its Restricted Subsidiaries as a result or such Acquisition other than Permitted Liens; (k) for the period of sixty (60) days prior to, and as of the date of such Acquisition, in each case, after giving effect to the consummation of such Acquisition (and any Revolving Loans or loans, transfers or sales made under the Receivables Securitization Agreements to fund such Acquisition), Combined Availability exceeds the Combined Availability Trigger Amount (provided that (i) in calculating Combined Availability for the sixty day period prior to such Acquisition for purposes of this clause (k), Combined Availability for such sixty day period shall be determined on a pro forma basis, as if such Acquisition (and any Revolving Loans or loans, transfers or sales made under the Receivables Securitization Agreements to fund such Acquisition) had been consummated on the first day of such period and (ii) if at any time during such sixty day period, Combined Availability shall be less than the Combined Availability Trigger Amount and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period), and (l) after giving effect to the consummation of such Acquisition (and any

Revolving Loans made to fund such Acquisition), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base. Unless otherwise consented to in writing by the Administrative Agent, in no event will assets acquired pursuant to a Permitted Acquisition constitute assets eligible for inclusion in the Aggregate Borrowing Base prior to completion of a field examination and other due diligence acceptable to Administrative Agent in its Permitted Discretion; provided that with respect to any Permitted Acquisition as to which the aggregate value of the assets being acquired by any U.S. Loan Party or Canadian Loan Party is less than 5% of the Aggregate Borrowing Base, respectively (each determined prior to giving effect to any inclusion of any such assets in the Aggregate Borrowing Base, as applicable), Accounts or Inventory acquired in connection with such Permitted Acquisition which would otherwise constitute Eligible Accounts and Eligible Inventory may be included in the Aggregate Borrowing Base, as applicable, without a field examination for a period of ninety (90) days after the consummation of such Permitted Acquisition, it being understood that, unless otherwise agreed by the Administrative Agent in its Permitted Discretion, such Accounts and Inventory will cease to be included in the Aggregate Borrowing Base from and after the 90th day after the consummation of such Permitted Acquisition if the Administrative Agent has not received a field examination and other due diligence acceptable to the Administrative Agent by such 90th day.

“Permitted Debt Defeasance” means, with respect to the Senior Subordinated Notes, that all Indebtedness relating thereto (a) has been repaid in full and discharged, (b) has been discharged or defeased in accordance with Article VIII of the Senior Subordinated Notes Indenture, (c) has been called for redemption and for which funds sufficient to redeem such Indebtedness have been remitted to the trustee under the Senior Subordinated Notes Indenture by or at the discretion of WESCO Distribution, Inc. or (d) has otherwise been discharged or defeased to the satisfaction of the Administrative Agent, in the case of each of the foregoing clauses (a) through (d), in a manner permitted by the Existing Credit Agreement.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (n) of Article VII; and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such government), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State or province thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and AAA by Moody’s, and (iii) have portfolio assets of at least $500,000,000.

“Permitted Lien” means any Lien permitted under Section 6.02.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Subsidiary” means a Subsidiary whose Equity Interests (or any portion thereof) have been pledged to the Administrative Agent as security for the U.S. Obligations and/or the Canadian Obligations.

“Post-Closing Amalgamations” means the various amalgamations occurring after the EECOL Acquisition Closing Date as contemplated by the Step Plan, whereby the EECOL Acquired Entities (other than EECOL Properties Corp.), in one or more transactions, shall amalgamate with each other and with WDCC Enterprises such that, after giving effect to such transactions, such EECOL Acquired Entities and WDCC Enterprises shall continue under the laws of Alberta as “EECOL Electric Corp.”, which corporation shall be a direct, wholly-owned Subsidiary of WDINESCO III B.V. (it being understood that

WDINESCO III B.V. shall be a direct, wholly-owned Subsidiary of New Canada LP I). Any single amalgamation between any Canadian Loan Party and any other Canadian Loan Party contemplated by the Step Plan may be referred to herein as a “Post-Closing Amalgamation.”

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister’s Orders, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any Collateral of any Loan Party, other than dispositions described in Section 6.05(a); or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral of any Loan Party; or

(c) the issuance by Holdings of any Equity Interests (other than Equity Interests issued pursuant to an employee stock option plan or similar plan, or pursuant to a merger permitted by Section 6.03), or the receipt by Holdings of any capital contribution; or

(d) the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means (a) for the purpose of Loans made available to the U.S. Borrowers, the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate at its offices at 270 Park Avenue in New York City or any successor executive office, and (b) for the purpose of dollar-denominated Loans made available to the Canadian Borrowers, the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent at its Toronto office as its U.S. base rate for dollar-denominated commercial loans; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Priority Payables Reserve” means reserves for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Administrative Agent’s or any other Canadian Lender Parties’ Liens, including without limitation, in the Permitted Discretion of the Canadian Administrative Agent, any such amounts due and not paid for wages, vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the ITA, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property) and all amounts currently or past due and not contributed, remitted or paid to or under any Canadian Pension Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation, other than amounts included in the Wage Earner Protection Act Reserve.

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Protective Advance” means, individually and collectively as the context may require, the U.S. Protective Advances and the Canadian Protective Advances.

“Real Estate Loan Agreements” means, collectively (a) the Loan Agreement dated as of December 13, 2002 originally between WESCO Real Estate IV, LLC as borrower and Bear Stearns Commercial Mortgage, Inc. as lender, (b) the Loan Agreement dated as of February 14, 2003 originally between WESCO Real Estate I, LLC, as borrower and Bear Stearns Commercial Mortgage, Inc., as lender, (c) the Loan Agreement dated as of February 24, 2003 originally between WESCO Real Estate II, LLC, as borrower and Bear Stearns Commercial Mortgage, Inc., as lender, and (d) the Loan Agreement dated as of January 30, 2003 originally between WESCO Real Estate III, LLC, as borrower and Bear Stearns Commercial Mortgage, Inc., as lender, in each case, as amended, restated, modified, waived or supplemented from time to time.

“Real Estate Subsidiaries” means WESCO Real Estate I, LLC, WESCO Real Estate II, LLC, WESCO Real Estate III, LLC, and WESCO Real Estate IV, LLC, each of which is a Delaware limited liability company.

“Receivables Securitization” means the transactions contemplated by the Receivables Securitization Agreements.

“Receivables Securitization Agreements” means (a) that certain Third Amended and Restated Receivables Purchase Agreement dated as of April 13, 2009 among WESCO Receivables, as seller, WESCO Distribution, Inc., as servicer, the purchasers from time to time party thereto, and PNC Bank National Association, as administrator, (b) that certain Purchase and Sale Agreement dated as of June 30, 1999, among WESCO Receivables, WESCO Distribution, Inc. and the other parties from time to time party thereto, and (c) all other documents executed or delivered in connection therewith, in each case, as amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with Section 6.11 (including, for greater certainty, amendments and replacements which increase the maximum amount available under such facilities which are not prohibited by Section 6.11).

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rent Reserve” means with respect to any leased facility, warehouse, distribution center, depot or other place where any Inventory is located, a reserve equal to three (3) months’ rent at such leased facility, warehouse, distribution center, depot or other place.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Aggregate Credit Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Aggregate Credit Exposure and total unused Revolving Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Priority Payables Reserves, Wage Earner Protection Act Reserve, Banking Services Reserves, Foreign Credit Reserves, Rent Reserves, Dilution Reserves, reserves for consignee’s, warehousemen’s and bailee’s charges, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for any Unfunded Pension Liability in any Canadian Pension Plan, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party; provided that to the extent any reserve (including, without limitation, any Priority Payables Reserve, Wage Earner Protection Act Reserve, Banking Services Reserve, Foreign Credit Reserve, reserve for Swap Obligations or reserve for Unfunded Pension Liability in any Canadian Pension Plan) with respect to any specific item, claim, liability or potential claim or liability is deducted by the Administrative Agent in the computation of the U.S. Borrowing Base, such reserve for such specific item, claim, liability or potential claim or liability shall not be deducted in the computation of the Canadian Borrowing Base, and vice-versa, it being the intention of the parties to avoid duplication of reserves with respect to any specific item, claim, liability or potential claim or liability in the computation of the Aggregate Borrowing Base, Canadian Borrowing Base and U.S. Borrowing Base.

“Restatement Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or any option, warrant or other right to acquire any such Equity Interests in Holdings.

“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, which commitment may be (a) comprised of both a U.S. Commitment and a Canadian Commitment or solely a U.S. Commitment, as set forth on the Revolving Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and (b) reduced or increased from time to time pursuant to (i) Section 2.09 and (ii) assignments by or to such Lender pursuant to Section 9.04. As of the Restatement Date, the Aggregate Revolving Commitments total $600,000,000.

“Revolving Commitment Schedule” means the Schedule attached hereto identified as such.

“Revolving Exposure” means, individually and collectively as the context may require, the U.S. Revolving Exposure and the Canadian Revolving Exposure.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Secured Obligations” means, individually and collectively as the context may require, the U.S. Secured Obligations and the Canadian Secured Obligations.

“Securities Account” has the meaning assigned to such term in Article 8 of the UCC or the Securities Transfer Act of Ontario, as applicable.

“Securitization Additional Availability” means (a) 85% of the book value of Eligible Securitization Receivables less (b) Reserves, less (c) the greater of (i) the amount of credit actually extended to WESCO Receivables by the Securitization Lenders, and (ii) the Securitization Maximum Potential Capital (but not in excess of the Securitization Purchase Limit); provided, that, notwithstanding the foregoing, in no event shall Securitization Additional Availability exceed the lesser of (A) $50,000,000 and (B) fifteen percent (15%) of the lesser at such time of (1) the Aggregate Revolving Commitments and (2) the Aggregate Borrowing Base.

“Securitization Availability” means, at any time, the available borrowing capacity of WESCO Receivables under the Receivables Securitization Agreements, which available borrowing capacity is equal to (a) the lesser, at such time, of (i) the Securitization Maximum Potential Capital and (ii) the Securitization Purchase Limit minus (b) the amount of credit extended at such time to WESCO Receivables by the Securitization Lenders.

“Securitization Lenders” means the purchasers (i.e., the lenders) of Eligible Accounts that have been sold to WESCO Receivables under the Receivables Securitization Agreements.

“Securitization Maximum Potential Capital” means, at any time, the maximum amount of credit that could be extended to WESCO Receivables at such time (based on Eligible Securitization Receivables) by the Securitization Lenders under the Receivables Securitization Agreements, which amount is set forth on the monthly reports delivered by WESCO Receivables to the Securitization Lenders as the “Maximum Potential Capital”.

“Securitization Purchase Limit” means on any date the aggregate commitment of the Securitization Lenders under the Receivables Securitization Agreements, as the same may be increased or decreased from time to time under the Receivables Securitization Agreements. As of the Restatement Date, the Securitization Purchase Limit under the Receivables Securitization Agreements is $475,000,000.

“Senior Subordinated Notes” means the 7.50% Senior Subordinated Notes due 2017 issued by WESCO Distribution, Inc. pursuant to the Senior Subordinated Notes Indenture, as amended, modified, waived or supplemented from time to time.

“Senior Subordinated Notes Indenture” means that certain Indenture dated as of September 27, 2005 among WESCO Distribution, Inc. as issuer, Holdings as guarantor and Bank of New York Mellon, as trustee, including any supplemental indenture executed or delivered in connection therewith, as the same may be amended, modified, waived, or supplemented from time to time. References in this Agreement to this defined term shall have no further force or effect at any time after the Permitted Debt Defeasance is consummated.

“Settlement” has the meaning assigned to such term in Section 2.05(i).

“Settlement Date” has the meaning assigned to such term in Section 2.05(i).

“Significant Subsidiary” shall mean, with respect to paragraphs (k), (l) and (m) of Article VII hereof, on any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, would constitute a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in paragraph (k), (l) or (m) of Article VII hereof has occurred, would collectively satisfy the criteria for the determination of a Significant Subsidiary under clause (a) of this definition.

“Specified Foreign Credit Extensions” means Foreign Credit Extensions of which the Administrative Agent has received notice in accordance with Section 2.22.

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lenders are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Step Plan” means that certain “Project Odyssey” step plan dated December 5, 2012, prepared for WESCO International Inc.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of a Loan Party, as applicable.

“Supermajority Revolving Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposure and unused Revolving Commitments representing at least 75% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the sum of the aggregate undrawn amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means, individually and collectively as the context may require, the U.S. Swingline Lender and the Canadian Swingline Lender.

“Swingline Loan” means, individually and collectively as the context may require, each U.S. Swingline Loan and each Canadian Swingline Loan.

“TARGET Day” means any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, or withholdings imposed by any Governmental Authority, including any interest, additions to tax, fines or penalties applicable thereto.

“Term Loan Agent” means Credit Suisse AG and its successors and assigns.

“Term Loan Agreement” means that certain Term Loan Agreement among WESCO Distribution, Inc., WDCC Enterprises, Holdings, the Term Loan Lenders, the Term Loan Agent and the other agents and arrangers party thereto dated as of the date hereof, pursuant to which the Term Loan Lenders are making a $700,000,000 term loan to WESCO Distribution, Inc. and a Cdn $150,000,000 term loan to WDCC Enterprises, the proceeds of which shall be used to fund a portion of the purchase price for the EECOL Acquisition and a portion of the fees and expenses related thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the ABL-Term Loan Intercreditor Agreement.

“Term Loan Documents” means the Term Loan Agreement, each Term Loan Security Document, and each other “Loan Document” as defined in the Term Loan Agreement (other than the ABL-Term Loan Intercreditor Agreement).

“Term Loan Lenders” means the lenders from time to time party to the Term Loan Agreement.

“Term Loan Priority Collateral” has the meaning assigned to such term in the ABL-Term Loan Intercreditor Agreement.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Agreement, and any other documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of the ABL-Term Loan Intercreditor Agreement.

“Total Consideration” means, with respect to any Acquisition, the sum (but without duplication) of (a) cash paid in connection with any Acquisition, (b) Indebtedness payable to the seller in connection with such Acquisition, (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, and (d) the amount of Indebtedness assumed in connection with such Acquisition.

“Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of Holdings and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, provided that for purposes of this definition, the 2029 Convertible Debentures shall be included in Total Indebtedness at par value.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties (and any Foreign Subsidiaries which are party to any Dutch Pledge Agreement, the Canadian Security Agreement, the Canadian Guarantee or the U.S. Security Agreement) of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the granting of Liens under the Collateral Documents, (b) the execution, delivery and performance by the Loan Parties of the Term Loan Agreement and the other Term Loan Documents, the borrowing of the Term Loans thereunder, the use of the proceeds thereof and the granting of Liens under the Term Loan Security Documents, (c) the Intercompany Step Transactions, including, without limitation, the Intercompany Loans and capital contributions made by the Loan Parties and their Subsidiaries to other Loan Parties and (d) the execution, delivery and performance by the Loan Parties of the EECOL Acquisition Documents and the consummation of the EECOL Acquisition and the other transactions related thereto.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ABR, the Canadian Prime Rate, the CDOR Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfunded Pension Liability” means, at a point in time, with respect to any defined benefit Canadian Pension Plan, the total unfunded liability or solvency deficiency as determined by a professional actuary for the purposes of the Employment Pension Plans Act (Alberta) or such other provincial pension standards legislation that my be applicable to the funding and solvency requirements of that plan.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means (a) any Subsidiary of a Borrower that is formed or acquired after the Restatement Date that is designated as an Unrestricted Subsidiary in accordance with Section 6.13, (b) any Restricted Subsidiary designated or re-designated as an Unrestricted Subsidiary by the Borrower Representative in a written notice to the Administrative Agent and in accordance with Section 6.13, and (c) each Subsidiary of an Unrestricted Subsidiary.

“USA Patriot Act” has the meaning assigned to such term in Section 9.14.

“U.S. Availability” means, as of any date of determination, (a) the lesser of (i) (A) the total U.S. Commitments as of such date minus (B) the sum of (x) the Priority Payables Reserve, (y) the Rent Reserve and (z) the Wage Earner Protection Act Reserve, and (ii) the U.S. Borrowing Base as of such date, minus (b) the sum of (i) the total U.S. Revolving Exposure of all U.S. Lenders as of such date (calculated with respect to any Defaulting Lender as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings), and (ii) the Canadian U.S. Borrowing Base Utilization as of such date.

“U.S. Borrower” or “U.S. Borrowers” means, individually or collectively as the context may require (a) WESCO Distribution, Inc., a Delaware corporation, WESCO Equity Corporation, a Delaware corporation, Bruckner Supply Company, Inc., a Delaware corporation, WESCO Nevada, Ltd., a Nevada corporation, Communications Supply Corporation, a Connecticut corporation, Calvert Wire & Cable Corporation, a Delaware corporation, Liberty Wire & Cable, Inc., a Delaware corporation, TVC Communications, L.L.C., a Delaware limited liability company, Carlton-Bates Company, an Arkansas corporation, and Conney Safety Products, LLC, a Delaware limited liability company, and (b) any Domestic Subsidiary of Holdings that becomes a party to this Agreement as an additional borrower after the Restatement Date pursuant to a Joinder Agreement in accordance with Section 5.13.

“U.S. Borrowing Base” means, at any time, the sum of (a) the lesser of (i) 70% of the U.S. Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 90% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the U.S. Borrowers’ Eligible Inventory (determined after taking into account adjustments made in such appraisal in the calculation of the Net Orderly Liquidation Value percentage), valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, plus (b) the Securitization Additional Availability, minus (c) Reserves.

“U.S. Cash Management Bank” means (a) as of the Restatement Date, PNC Bank National Association, in its capacity as the principal depositary bank for the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors), and (b) at any time after the Restatement Date, any one or more of the Lenders selected by the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors), in consultation with the Administrative Agent, to become the successor principal depository bank for the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors); provided that, unless the Administrative Agent otherwise consents in writing, no Person shall become the successor “U.S. Cash Management Bank” unless and until such Person shall have entered into a Control Agreement with the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) and the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent.

“U.S. Collection Account” means the account at JPMorgan, so designated by the Administrative Agent, in a written notice delivered to the Borrower Representative, to be the “U.S. Collection Account”, to which funds on deposit in Deposit Accounts (other than Excluded Accounts) maintained by the U.S. Loan Parties (other than Canadian Cross-Border Loan Guarantors) with the U.S. Cash Management Bank and all collections and other payments received in respect of the Accounts of the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) by the U.S. Cash Management Bank shall be remitted at all times (subject to the provisions of the Intercreditor Agreement) during a Cash Dominion Period.

“U.S. Commitment” means, with respect to each U.S. Lender, the commitment, if any, of such U.S. Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit, U.S. Overadvances and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Lender’s U.S. Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such U.S. Lender pursuant to Section 9.04. The initial amount of each U.S. Lender’s U.S. Commitment is set forth on the Revolving Commitment Schedule, or in the Assignment and Assumption pursuant to which such U.S. Lender shall have assumed its U.S. Commitment, as applicable. The U.S. Commitment is a sub-facility of the Revolving Commitment and is not in addition to the Revolving Commitment.

“U.S. LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure of the U.S. Borrowers. The U.S. LC Exposure of any U.S. Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.

“U.S. Lender Parties” means, individually and collectively as the context may require, the Administrative Agent, the U.S. Lenders, and the Issuing Banks issuing U.S. Letters of Credit.

“U.S. Lenders” means the Persons listed on the Revolving Commitment Schedule as having a U.S. Commitment and any other Person that shall acquire a U.S. Commitment pursuant to an Assignment and Assumption or become a lender pursuant to an Aggregate Commitment Increase in accordance with Section 2.09, other than any such Person that ceases to be such a Person hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “U.S. Lenders” includes the U.S. Swingline Lender.

“U.S. Letter of Credit” means any Letter of Credit issued hereunder for the purpose of providing credit support for any U.S. Borrower, any Domestic Subsidiary or any Foreign Subsidiary.

“U.S. Loan Guarantors” means, individually or collectively, as the context may require (a) Holdings, WESCO Finance Corporation, a Delaware corporation, CDW Holdco, LLC, a Delaware limited liability company, WDC Holding Inc., a Delaware corporation, Conney Investment Holdings, LLC, a Delaware limited liability company, WESCO Nigeria, Inc., a Delaware corporation, CBC LP Holdings, LLC, a Delaware limited liability company, WDCH, LP, a Pennsylvania limited partnership, WESCO Enterprises, Inc., a Delaware corporation, and WDCH US LP, a Delaware limited partnership, (b) any Canadian Cross-Border Loan Guarantor, (c) any Domestic Subsidiary that becomes a party to this Agreement after the Restatement Date pursuant to a Joinder Agreement and guarantees payment of the U.S. Obligations and the Canadian Obligations pursuant to Section 5.13 and (d) the successors and assigns of the Persons described in clauses (a), (b) and (c) of this definition.

“U.S. Loan Parties” means, individually or collectively, as the context may require, the U.S. Borrowers and the U.S. Loan Guarantors.

“U.S. Loans” means, individually and collectively as the context may require, the U.S. Revolving Loans, the U.S. Swingline Loans, the U.S. Overadvances, and the U.S. Protective Advances.

“U.S. Obligations” means, with respect to the U.S. Loan Parties, all unpaid principal of and accrued and unpaid interest on the U.S. Loans, all U.S. LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the U.S. Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank with respect to a U.S. Letter of Credit or any indemnified party arising under the Loan Documents.

“U.S. Overadvances” has the meaning assigned to such term in Section 2.05(e).

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Protective Advance” has the meaning assigned to such term in Section 2.04(a).

“U.S. Revolving Exposure” means, with respect to any U.S. Lender at any time, the sum of (a) the outstanding principal amount of U.S. Revolving Loans of such U.S. Lender at such time, plus (b) an amount equal to such U.S. Lender’s Applicable Percentage of the aggregate principal amount of the U.S. Swingline Loans outstanding at such time, plus (c) an amount equal to such U.S. Lender’s Applicable Percentage of the aggregate U.S. LC Exposure outstanding at such time, plus (d) an amount equal to such U.S. Lender’s Applicable Percentage of the aggregate principal amount of the U.S. Overadvances outstanding at such time.

“U.S. Revolving Loan” means a Revolving Loan made to the U.S. Borrowers.

“U.S. Secured Obligations” means all U.S. Obligations, together with all (a) Banking Services Obligations of the U.S. Loan Parties; (b) Swap Obligations of the U.S. Loan Parties owing to one or more U.S. Lenders or their respective Affiliates; provided that promptly after any transaction relating to such Swap Obligation is executed, the U.S. Lender or Affiliate of a U.S. Lender party thereto (other than JPMorgan or its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a U.S. Secured Obligation entitled to the benefits of the Collateral Documents in favor of the U.S. Lender Parties; and (c) all obligations of the U.S. Loan Parties in respect of all Guarantees provided by such U.S. Loan Parties of Indebtedness of Foreign Subsidiaries under Foreign Credit Extensions; provided that promptly after any such Guarantee by any U.S. Loan Party relating to such Foreign Credit Extension is entered into, the U.S. Lender or Affiliate of a U.S. Lender party thereto (other than JPMorgan or its Affiliates) shall have delivered written notice to the Administrative Agent that such a Guarantee has been entered into and that it constitutes a U.S. Secured Obligation entitled to the benefits of the Collateral Documents in favor of the U.S. Lender Parties.

“U.S. Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the date hereof, among the U.S. Loan Parties, WDINESCO II B.V. and the Administrative Agent, for the benefit of the Lender Parties, which Amended and Restated Pledge and Security Agreement amends and restates in its entirety the Pledge and Security Agreement among the U.S. Loan Parties, WDINESCO II B.V. and the Administrative Agent, for the benefit of the Lender Parties, dated as of the Original Closing Date, and any other pledge or security agreement entered into after the Restatement Date by any other U.S. Loan Party (as required by this Agreement or any other Loan Document), or any other Person, in each case, as the same may be amended, restated or otherwise modified from time to time.

“U.S. Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of U.S. Swingline Loans hereunder.

“U.S. Swingline Loan” means a Loan made by the U.S. Swingline Lender pursuant to Section 2.05(a).

“Wage Earner Protection Act Reserve” means, on any date of determination, a reserve established from time to time by Administrative Agent in such amount as Administrative Agent determines reflects the amounts that may become due under the Wage Earner Protection Program Act (Canada) with respect to the employees of any Loan Party employed in Canada which would give rise to a Lien with priority under applicable law over the Lien of Administrative Agent.

“WDCC Enterprises $90,000,000 Intercompany Loan” means that certain Intercompany Loan by New Canada LP II to WDCC Enterprises in the original principal amount of Cdn $90,000,000 made on or about the EECOL Acquisition Closing Date and evidenced by the WDCC Enterprises Cdn $90,000,000 Intercompany Note.

“WDCC Enterprises $90,000,000 Intercompany Note” means that certain Intercompany Note from WDCC Enterprises to New Canada LP II dated on or about the Acquisition Closing Date in the original principal amount of Cdn $90,000,000.

“WDC Holding” means WDC Holding, Inc., a Delaware corporation.

“Weekly Reporting Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs, (ii) Aggregate Availability falls below 10% of the Aggregate Revolving Commitments, or (iii) U.S. Availability falls below 10% of the U.S. Borrowing Base; and (b) continuing until the date on which, at all times during the preceding sixty (60) consecutive days, (i) no Event of Default has existed, (ii) Aggregate Availability has exceeded 10% of the Aggregate Revolving Commitments and (iii) U.S. Availability has exceeded 10% of the U.S. Borrowing Base. Notwithstanding the foregoing, clauses (a)(iii) and (b)(iii) above regarding U.S. Availability as a percentage of the U.S. Borrowing Base shall not apply until July 1, 2013 (it being understood for avoidance of doubt that such clauses shall be in effect at all times from and after July 1, 2013).

“WESCO Receivables” means WESCO Receivables Corp., a Delaware corporation.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced, or otherwise modified (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference in any definition to the phrase “at any time” or “for any time” shall refer to the same time or period for all calculations or determination within such definition, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All certificates and other documents required to be provided by a specified officer of a Loan Party shall be deemed to be provided by such person solely in their capacity as such officer.

For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if, after the date hereof, the Borrowers migrate to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

SECTION 1.05 Currency Matters. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agents and the Lenders shall be payable in the currency in which such Obligations are denominated, provided that any reimbursement by a U.S. Borrower of an LC Disbursement in respect of a U.S. Letter of Credit denominated in an LC Alternative Currency or any payment by a Lender to the Administrative Agent or an Issuing Bank in respect of its participation with respect to any such Letter of Credit shall be payable in dollars. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts or proceeds denominated in other currencies shall be converted to the Equivalent Amount of dollars on the date of calculation, comparison, measurement or determination. In particular, without limitation, for purposes of valuations or computations under Article II, Article III, Article V, Article VI and Article VII and calculating the Canadian Availability, the Canadian Borrowing Base, the Canadian Commitments, the Canadian LC Exposure, Canadian Overadvances, Canadian Protective Advances, Canadian Revolving Exposure, eligibility criteria including Eligible Accounts, Eligible Inventory, Revolving Commitments or Revolving Exposure, unless expressly provided otherwise, where a reference is made to a dollar amount, the amount is to be considered as the amount in dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in dollars.

ARTICLE II.

The Credits

SECTION 2.01 Revolving Commitments. Subject to the terms and conditions set forth herein, (a) each U.S. Lender agrees to make U.S. Revolving Loans to the U.S. Borrowers denominated in dollars from time to time during the Availability Period, and (b) each Canadian Lender agrees to make Canadian Revolving Loans to the Canadian Borrowers denominated in either dollars or Canadian Dollars from time to time during the Availability Period, so long as, in each case after giving effect thereto:

(i) the U.S. Revolving Exposure, Canadian Revolving Exposure or Revolving Exposure of any Lender would not exceed such Lender’s U.S. Commitment, Canadian Commitment or Revolving Commitment, as the case may be;

(ii) U.S. Availability would not be less than zero;

(iii) Canadian Availability would not be less than zero;

(iv) Aggregate Availability would not be less than zero; and

(v) either (A) U.S. Availability would exceed 10% of the U.S. Borrowing Base or (B) the Fixed Charge Coverage Ratio would exceed 1.10 to 1.00;

subject to the Administrative Agent’s or Canadian Administrative Agent’s authority, as applicable, in their sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans. On the Restatement Date, the Administrative Agent shall reallocate the commitments and loans of the Lenders under the Existing Credit Agreement in accordance with the Lenders’ respective Applicable Percentages and all loans outstanding as of the Restatement Date under the Existing Credit Agreement shall automatically and without further action by the parties hereto be deemed converted into Loans under this Agreement and shall be included in the calculations as of the Restatement Date of “Aggregate Revolving Exposure” and “Revolving Exposure”. All liabilities of the Loan Parties with respect to such Loans shall constitute Obligations and it is the intention of the Loan Parties that such Obligations shall continue to be secured by Collateral Documents.

SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and 2.05.

(b) Subject to Section 2.14: (i) each U.S. Borrowing shall be denominated in dollars; (ii) each Canadian Borrowing shall be denominated in dollars or Canadian Dollars; (iii) each U.S. Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurodollar Loans, in each case, as the Borrower Representative may request in accordance herewith; (iv) each Canadian Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurodollar Loans, in each case, as the Borrower Representative may request; and (v) each Canadian Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or CDOR Rate Loans, in each case, as the Borrower Representative may request in accordance herewith; provided that all Borrowings made on the Restatement Date must be made as ABR Borrowings or Canadian Prime Rate Borrowings but may be converted into Eurodollar Borrowings or CDOR Rate Borrowings, as applicable, in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan or a Canadian Prime Rate Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the commencement of each Interest Period for any CDOR Rate Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Revolving Borrowings and Canadian Prime Rate Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of: (i) eight (8) Eurodollar Borrowings outstanding; and (ii) eight (8) CDOR Rate Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, neither the Borrower Representative nor any Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent or the Canadian Administrative Agent, as applicable, of such request either in writing (delivered by hand, facsimile or electronic mail delivery) in a form approved by the Administrative Agent or the Canadian Administrative Agent, as applicable, and signed by the Borrower Representative or by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing, (b) in the case of a CDOR Rate Borrowing, not later than 11:00 a.m., Chicago time, two Business Days before the date of the proposed Borrowing, (c) in the case of a ABR Borrowing, not later than 11:00 a.m. Chicago time, on the date of the proposed Borrowing, or (d) in the case of a Canadian Prime Rate Borrowing, not later than 11:00 a.m., Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing or a Canadian Prime Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 2:00 p.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic mail delivery to the Administrative Agent or the Canadian Administrative Agent, as applicable, of a written Borrowing Request in a form reasonably approved by the Administrative Agent or the Canadian Administrative

Agent, as applicable, and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) in the case of a Canadian Borrowing, the applicable currency in which the Borrowing will be funded;

(iv) whether such Borrowing is to be a ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing, or a CDOR Rate Borrowing; and

(v) in the case of a Eurodollar Borrowing or a CDOR Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (a) an ABR Borrowing in the case of a U.S. Revolving Loan or Canadian Revolving Loan requested in dollars, or (b) a Canadian Prime Rate Borrowing in the case of a Canadian Revolving Loan requested in Canadian Dollars. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing or CDOR Rate Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s (or, in the case of a CDOR Rate Revolving Borrowing, 30 days’) duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Protective Advances. (a) Subject to the limitations set forth below, each of the Administrative Agent and the Canadian Administrative Agent, as applicable, is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s or the Canadian Administrative Agent’s, as the case may be, sole discretion (but, in either case, shall have absolutely no obligation to), to make (i) in the case of the Administrative Agent, Loans to the U.S. Borrowers in dollars, on behalf of the U.S. Lenders (each such Loan, a “U.S. Protective Advance”), or (ii) in the case of the Canadian Administrative Agent, Loans to the Canadian Borrowers in Canadian Dollars or dollars, on behalf of the Canadian Lenders (each such Loan, a “Canadian Protective Advance”), which the Administrative Agent or Canadian Administrative Agent, as applicable, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to or required to be paid by the applicable Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided that, (x) the aggregate amount of U.S. Protective Advances outstanding at any time shall not exceed $15,000,000 and (y) the aggregate amount of Canadian Protective Advances outstanding at any time shall not exceed $15,000,000; provided further that, (1) the aggregate amount of outstanding U.S. Protective Advances in favor of the U.S. Borrowers plus the aggregate U.S. Revolving Exposure shall not exceed (I) the aggregate U.S. Commitments minus (II) the sum of (X) the Priority Payables Reserve, (Y) the Rent Reserve and (Z) the Wage Earner Protection Act Reserve, (2) the aggregate amount of outstanding Canadian Protective Advances in favor of the Canadian Borrowers plus the aggregate Canadian Revolving Exposure shall not exceed the (I) aggregate Canadian Commitments minus (II) the sum of (X)

the Priority Payables Reserve, (Y) the Rent Reserve and (Z) the Wage Earner Protection Act Reserve, (3) the aggregate amount of all outstanding Protective Advances plus the Aggregate Revolving Exposure shall not exceed (I) the Aggregate Revolving Commitments minus (II) the sum of (X) the Priority Payables Reserve, (Y) the Rent Reserve and (Z) the Wage Earner Protection Act Reserve, (4) the sum of (I) the aggregate amount of all outstanding Protective Advances plus (II) the aggregate amount of all outstanding Overadvances shall not exceed $60,000,000, and (5) a Protective Advance shall not be made if such Protective Advance would cause the sum of (I) any Lender’s Revolving Exposure plus (II) such Lender’s Applicable Percentage (determined for purposes of this clause (II) in accordance with clause (a) of the definition of Applicable Percentage set forth in Section 1.01) of all outstanding Protective Advances to exceed such Lender’s Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The (i) U.S. Protective Advances shall be secured by the Liens in favor of the Administrative Agent (for the benefit of the Lender Parties) in and to the Collateral of the U.S. Loan Parties; and (ii) Canadian Protective Advances shall be secured by the Liens in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties) in and to the Collateral of the Loan Parties. All U.S. Protective Advances shall constitute U.S. Obligations and all Canadian Protective Advances shall constitute Canadian Obligations. All U.S. Protective Advances and Canadian Protective Advances denominated in dollars shall be ABR Borrowings, and all Canadian Protective Advances denominated in Canadian Dollars shall be Canadian Prime Rate Borrowings. The Administrative Agent’s or Canadian Administrative Agent’s, as the case may be, authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s or the Canadian Administrative Agent’s (as applicable) receipt thereof. At any time that there is sufficient: (I) U.S. Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the U.S. Lenders to make a U.S. Revolving Loan to repay a U.S. Protective Advance; and (II) Canadian Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Canadian Administrative Agent may request the Canadian Lenders to make a Canadian Revolving Loan, in the currency in which the applicable Canadian Protective Advance was denominated, to repay a Canadian Protective Advance. At any other time the Administrative Agent or Canadian Administrative Agent (as applicable) may require the Lenders to fund, in the currency in which the applicable Protective Advance was denominated, their risk participations described in Section 2.04(b).

(b) Upon the making of a U.S. Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each U.S. Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such U.S. Protective Advance in proportion to its Applicable Percentage. Upon the making of a Canadian Protective Advance by the Canadian Administrative Agent (whether before or after the occurrence of a Default), each Canadian Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Canadian Administrative Agent without recourse or warranty, an undivided interest and participation in such Canadian Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent or the Canadian Administrative Agent, as applicable, in respect of such Protective Advance.

SECTION 2.05 Swingline Loans and Overadvances. (a) Subject to the terms and conditions set forth herein, the U.S. Swingline Lender agrees to make U.S. Swingline Loans to the U.S. Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. Swingline Loans exceeding $50,000,000, (ii) U.S. Availability being less than zero, (iii) Aggregate Availability being less than zero or (iv) the U.S. Revolving Exposure or Revolving Exposure of any Lender exceeding such Lender’s U.S. Commitment or Revolving Commitment, as the case may be; provided that the U.S. Swingline Lender shall not be required to make a U.S. Swingline Loan to refinance an outstanding U.S. Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrowers may borrow, prepay and reborrow U.S. Swingline Loans. To request a U.S. Swingline Loan, the Borrower Representative shall notify the Administrative Agent of such request by telephone (confirmed by facsimile or electronic mail), not later than 11:00 a.m., Chicago time, on the day of a proposed U.S. Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested U.S. Swingline Loan. The Administrative Agent will promptly advise the U.S. Swingline Lender of any such notice received from the Borrower Representative. The U.S. Swingline Lender shall make each U.S. Swingline Loan available to the U.S. Borrowers by means of a credit to the Funding Account(s) of the U.S. Borrowers (or, in the case of a U.S. Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank, and in the case of repayment of another U.S. Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the U.S. Lenders) by 2:00 p.m., Chicago time, on the requested date of such U.S. Swingline Loan.

(b) Subject to the terms and conditions set forth herein, the Canadian Swingline Lender agrees to make Canadian Swingline Loans to the Canadian Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Canadian Swingline Loans exceeding $40,000,000, (ii) Canadian Availability being less than zero, (iii) Aggregate Availability being less than zero or (iv) the Canadian Revolving Exposure or Revolving Exposure of any Lender exceeding such Lender’s Canadian Commitment or Revolving Commitment, as the case may be; provided that the Canadian Swingline Lender shall not be required to make a Canadian Swingline Loan to refinance an outstanding Canadian Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrowers may borrow, prepay and reborrow Canadian Swingline Loans. To request a Canadian Swingline Loan, the Borrower Representative shall notify the Canadian Administrative Agent of such request by telephone (confirmed by facsimile or electronic mail), not later than 11:00 a.m., Chicago time, on the day of a proposed Canadian Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Canadian Swingline Loan. The Canadian Administrative Agent will promptly advise the Canadian Swingline Lender of any such notice received from the Borrower Representative. The Canadian Swingline Lender shall make each Canadian Swingline Loan available to the Canadian Borrowers by means of a credit to the Funding Account(s) of the Canadian Borrowers (or, in the case of a Canadian Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank, and in the case of repayment of another Canadian Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Canadian Administrative Agent to be distributed to the Canadian Lenders) by 2:00 p.m., Chicago time, on the requested date of such Canadian Swingline Loan.

(c) The U.S. Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Chicago time, on any Business Day require the U.S. Lenders to acquire participations on such Business Day in all or a portion of the U.S. Swingline Loans outstanding. Such notice shall specify the aggregate amount of U.S. Swingline Loans in which U.S. Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each U.S. Lender, specifying in such notice such U.S. Lender’s Applicable Percentage of such U.S. Swingline Loan or Loans. Each U.S. Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the U.S. Swingline Lender, such Lender’s Applicable Percentage of such U.S. Swingline Loan or Loans. Each U.S. Lender acknowledges and agrees that its obligation to acquire participations in U.S. Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the U.S. Lenders), and the Administrative Agent shall promptly pay to the U.S. Swingline Lender the amounts so received by it from the U.S. Lenders. The Administrative Agent shall notify the Borrower Representative of any participations in any U.S. Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such U.S. Swingline Loan shall be made to the Administrative Agent and not to the U.S. Swingline Lender. Any amounts received by the U.S. Swingline Lender from the U.S. Borrowers (or other party on behalf of the U.S. Borrowers) in respect of a U.S. Swingline Loan after receipt by the U.S. Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the U.S. Lenders that shall have made their payments pursuant to this paragraph and to the U.S. Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the U.S. Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a U.S. Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof. Notwithstanding the foregoing, a U.S. Lender shall not have any obligation to acquire a participation in a U.S. Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such U.S. Swingline Loan was made and such U.S. Lender shall have notified the U.S. Swingline Lender in writing, at least one Business Day prior to the time such U.S. Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in U.S. Swingline Loans made while such Event of Default is continuing.

(d) The Canadian Swingline Lender may by written notice given to the Canadian Administrative Agent not later than 11:00 a.m., Chicago time, on any Business Day require the Canadian Lenders to acquire participations on such Business Day in all or a portion of the Canadian Swingline Loans outstanding. Such notice shall specify the aggregate amount of Canadian Swingline Loans in which Canadian Lenders will participate. Promptly upon receipt of such notice, the Canadian Administrative Agent will give notice thereof to each Canadian Lender, specifying in such notice such Canadian Lender’s Applicable Percentage of such Canadian Swingline Loan or Loans. Each Canadian Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Canadian Administrative Agent, for the account of the Canadian Swingline Lender, such Lender’s Applicable Percentage of such Canadian Swingline Loan or Loans. Each Canadian Lender acknowledges and agrees that its obligation to acquire participations in Canadian Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Canadian Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Canadian Lenders), and the Canadian Administrative Agent shall promptly pay to the Canadian Swingline Lender the amounts so received by it from the Canadian Lenders. The Canadian Administrative Agent shall notify the Borrower Representative of any participations in any Canadian Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Canadian Swingline Loan shall be made to the Canadian Administrative Agent and not to the Canadian Swingline Lender. Any amounts received by the Canadian Swingline Lender from the Canadian Borrowers (or other party on behalf of the

Canadian Borrowers) in respect of a Canadian Swingline Loan after receipt by the Canadian Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Canadian Administrative Agent; any such amounts received by the Canadian Administrative Agent shall be promptly remitted by the Canadian Administrative Agent to the Canadian Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Canadian Swingline Lender or to the Canadian Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Canadian Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof. Notwithstanding the foregoing, a Canadian Lender shall not have any obligation to acquire a participation in a Canadian Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Canadian Swingline Loan was made and such Canadian Lender shall have notified the Canadian Swingline Lender in writing, at least one Business Day prior to the time such Canadian Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Canadian Swingline Loans made while such Event of Default is continuing.

(e) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make U.S. Revolving Loans to the U.S. Borrowers, on behalf of the U.S. Lenders, in amounts that exceed U.S. Availability (any such excess U.S. Revolving Loans are herein referred to collectively as “U.S. Overadvances”); provided that, no U.S. Overadvance shall result in a Default due to U.S. Borrowers’ failure to comply with Section 2.01 for so long as such U.S. Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such U.S. Overadvance. In addition, U.S. Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied, it being understood that the conditions precedent set forth in Sections 4.02(a), (b) and (d) shall continue to apply (subject to the proviso set forth in the immediately preceding sentence). All U.S. Overadvances shall constitute ABR Borrowings. The authority of the Administrative Agent to make U.S. Overadvances is limited to an aggregate amount not to exceed $25,000,000 at any time, no U.S. Overadvance may remain outstanding for more than forty-five (45) days, no U.S. Overadvance shall cause any U.S. Lender’s U.S. Revolving Exposure or Revolving Exposure to exceed its U.S. Commitment or Revolving Commitment (as applicable), no U.S. Overadvance shall cause the Aggregate Revolving Exposure to exceed (i) the Aggregate Revolving Commitments minus (ii) the sum of (A) the Priority Payables Reserve, (B) the Rent Reserve and (C) the Wage Earner Protection Act Reserve and no U.S. Overadvance shall cause the sum of (x) the aggregate amount of all outstanding Overadvances plus (y) the aggregate amount of all outstanding Protective Advances to exceed $60,000,000; provided that, the Supermajority Revolving Lenders may at any time revoke the Administrative Agent’s authorization to make U.S. Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(f) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Canadian Administrative Agent may in its sole discretion (but with absolutely no obligation), make Canadian Revolving Loans to the Canadian Borrowers, on behalf of the Canadian Lenders, in amounts that exceed Canadian Availability (any such excess Canadian Revolving Loans are herein referred to collectively as “Canadian Overadvances”); provided that, no Canadian Overadvance shall result in a Default due to Canadian Borrowers’ failure to comply with Section 2.01 for so long as such Canadian Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Canadian Overadvance. In addition, Canadian Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied, it being understood that the conditions precedent set forth in Sections 4.02(a), (b) and (d) shall continue to apply (subject to the proviso set forth in the immediately preceding sentence). All Canadian Overadvances shall constitute ABR Borrowings or Canadian Prime Rate Borrowings. The authority of the Canadian Administrative Agent to make Canadian Overadvances is limited to an aggregate amount not to exceed $25,000,000 at any time, no Canadian Overadvance may remain outstanding for more than forty-five (45) days, no Canadian Overadvance shall cause any Canadian Lender’s Canadian Revolving Exposure or Revolving Exposure to exceed its Canadian Commitment or Revolving Commitment (as applicable), no Canadian Overadvance shall cause the Aggregate Revolving Exposure to exceed (i) the Aggregate Revolving Commitments minus (ii) the sum of (A) the Priority Payables Reserve, (B) the Rent Reserve and (C) the Wage Earners Protection Act Reserve, and no Canadian Overadvance shall cause the sum of (x) the aggregate amount of all outstanding Overadvances plus (y) the aggregate amount of all outstanding Protective Advances to exceed $60,000,000; provided that, the Supermajority Revolving Lenders may at any time revoke the Canadian Administrative Agent’s authorization to make Canadian Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Canadian Administrative Agent’s receipt thereof.

(g) Upon the making of a U.S. Overadvance by the Administrative Agent, each U.S. Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such U.S. Overadvance in proportion to its Applicable Percentage of the aggregate U.S. Commitments. The Administrative Agent may, at any time, require the U.S. Lenders to fund their participations. From and after the date, if any, on which any U.S. Lender is required to fund its participation in any U.S. Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(h) Upon the making of a Canadian Overadvance by the Canadian Administrative Agent, each Canadian Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Canadian Administrative Agent, without recourse or warranty, an undivided interest and participation in such Canadian Overadvance in proportion to its Applicable Percentage of the aggregate Canadian Commitments. The Canadian Administrative Agent may, at any time, require the Canadian Lenders to fund their participations. From and after the date, if any, on which any Canadian Lender is required to fund its participation in any Canadian Overadvance purchased hereunder, the Canadian Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Canadian Administrative Agent in respect of such Loan.

(i) Each of the Administrative Agent and the Canadian Administrative Agent, on behalf of the U.S. Swingline Lender or the Canadian Swingline Lender, as applicable, shall request settlement (a “Settlement”) with the U.S. Lenders or Canadian Lenders, as applicable, on at least a weekly basis or on any more frequent date that the Administrative Agent or Canadian Administrative Agent, as the case may be, elects, by notifying the applicable Revolving Lenders of such requested Settlement by facsimile, telephone, or electronic mail no later than 11:00 a.m., Chicago time, on the date of such requested Settlement (the “Settlement Date”). With respect to Settlements involving U.S. Loans, each U.S. Lender (other than the U.S. Swingline Lender, in the case of the U.S. Swingline Loans) shall transfer in dollars the amount of such U.S. Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to an account of the Administrative Agent as the Administrative Agent may designate, not later than noon, Chicago time, on such Settlement Date. With respect to Settlements involving Canadian Loans, each Canadian Lender (other than the Canadian Swingline Lender, in the case of the Canadian Swingline Loans) shall transfer, in the currency in which the applicable Loan was denominated, the amount of such Canadian Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Canadian Administrative Agent, to an account of the Canadian Administrative Agent as the Canadian Administrative Agent may designate, not later than noon,

Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to: (i) the Administrative Agent shall be applied against the amounts of the U.S. Swingline Lender’s U.S. Swingline Loans and, together with U.S. Swingline Lender’s Applicable Percentage of such U.S. Swingline Loan, shall constitute U.S. Revolving Loans of such U.S. Lenders, respectively; and (ii) the Canadian Administrative Agent shall be applied against the amounts of the Canadian Swingline Lender’s Canadian Swingline Loans and, together with Canadian Swingline Lender’s Applicable Percentage of such Canadian Swingline Loan, shall constitute Canadian Revolving Loans of such Canadian Lenders, respectively. If any such amount is not transferred to the Administrative Agent or the Canadian Administrative Agent, as applicable, by any Revolving Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit (denominated in dollars or in an LC Alternative Currency in the case of U.S. Letters of Credit and denominated in dollars or Canadian Dollars in the case of Canadian Letters of Credit) for its own account or for the account of another Restricted Subsidiary, in a form reasonably acceptable to the applicable Issuing Bank, the Administrative Agent in the case of U.S. Letters of Credit, and the Canadian Administrative Agent in the case of Canadian Letters of Credit, at any time and from time to time during the Availability Period; provided that if the account party for any such Letter of Credit is not a Borrower, a U.S. Borrower, in the case of an account party which is a Domestic Subsidiary or a Foreign Subsidiary constituting a Restricted Subsidiary, or a Canadian Borrower, in the case of an account party which is a Canadian Subsidiary constituting a Restricted Subsidiary, shall be a co-applicant with respect to such Letter of Credit and shall be jointly and severally liable with such Subsidiary for all reimbursement and other obligations in respect of such Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent in the case of U.S. Letters of Credit and the Canadian Administrative Agent in the case of Canadian Letters of Credit (with a copy to the Administrative Agent) (in each case, prior to noon, Chicago time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Loan Party or Restricted Subsidiary for whose account such Letter of Credit is to be issued, the currency in which such Letter of Credit will be denominated (which may be in: (x) dollars or an LC Alternative Currency in the case of U.S. Letters of Credit and (y) dollars or Canadian Dollars in the case of Canadian Letters of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the U.S. LC Exposure shall not exceed $60,000,000, (ii) the Canadian LC Exposure shall not exceed $30,000,000, (iii) U.S. Availability shall not be less than zero, (iv) Canadian Availability shall not be less than zero, (v) Aggregate Availability shall not be less than zero, (vi) the aggregate LC Exposure with respect to all Letters of Credit issued in an LC Alternative Currency shall not exceed $20,000,000 and (vii) each Lender’s U.S. Revolving Exposure, Canadian Revolving Exposure and Revolving Exposure shall not exceed such Lender’s U.S. Commitment, Canadian Commitment and Revolving Commitment, respectively.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (or, at the discretion of the applicable Issuing Bank, up to two years) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, that in the case of any Letter of Credit providing for annual automatic renewal, such Letter of Credit may be automatically extended for a period of up to one year after the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each U.S. Lender, with respect to a U.S. Letter of Credit, and each Canadian Lender, with respect to a Canadian Letter of Credit, and each U.S. Lender and Canadian Lender, as applicable, hereby acquires from the applicable Issuing Bank, a participation in each such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, (i) with respect to each U.S. Letter of Credit, each U.S. Lender hereby absolutely and unconditionally agrees to pay in dollars to the Administrative Agent, and (ii) with respect to any Canadian Letters of Credit, each Canadian Lender hereby absolutely and unconditionally promises to pay, in the same currency in which such Canadian Letter of Credit is issued, the Canadian Administrative Agent, in each case for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement, made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, U.S. Commitments or Canadian Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to (i) the Administrative Agent (in the case of any U.S. Letter of Credit) in dollars, and (ii) the Canadian Administrative Agent (in the case of any Canadian Letter of Credit) in the same currency as the applicable LC Disbursement, an amount equal to such LC Disbursement not later than noon, Chicago time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 10:00 a.m., Chicago time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than noon, Chicago time, on (x) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 10:00 a.m., Chicago time, on the date of receipt, or (y) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the date of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or U.S. Swingline Loan (in the case of U.S.

Letters of Credit), or a Canadian Prime Rate Revolving Borrowing or Canadian Swingline Loan (in the case of Canadian Letters of Credit), in an equivalent amount and, to the extent so financed (in the event that such LC Disbursement with respect to a U.S. Letter of Credit was made in an LC Alternative Currency, such Borrowing Request shall be for an amount equal to the Equivalent Amount in dollars of the amount of such LC Disbursement), the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Canadian Prime Rate Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall notify each U.S. Lender of the applicable LC Disbursement with respect to U.S. Letters of Credit and each Canadian Lender of the applicable LC Disbursement with respect of Canadian Letters of Credit, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice with respect to any Letter of Credit, each U.S. Lender (in the case of any U.S. Letter of Credit) and each Canadian Lender (in the case of any Canadian Letter of Credit) shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the applicable Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent or the Canadian Administrative Agent, as the case may be, of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent and Canadian Administrative Agent, as applicable, shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Canadian Prime Rate Revolving Loans, or a Swingline Loan as contemplated above) shall not constitute a Loan (but shall be a Secured Obligation) and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f) Exchange Indemnification and Increased Costs. The U.S. Borrowers shall, upon demand from any Issuing Bank or any U.S. Lender, pay to such Issuing Bank or such U.S. Lender, the amount of (i) any loss or cost or increased cost incurred by such Issuing Bank or such U.S. Lender, (ii) any reduction in any amount payable to or in the effective return on the capital to such Issuing Bank or such U.S. Lender, (iii) any currency exchange loss, in each case with respect to clauses (i), (ii) and (iii), that such Issuing Bank or such U.S. Lender sustains as a result of the U.S. Borrowers’ repayment in dollars of any U.S. Letter of Credit that was denominated in an LC Alternative Currency or (iv) any interest or any other return, including principal, foregone by such Issuing Bank as a result of the introduction of, change over to or operation of the Euro in any member state participating in the Euro. A certificate of the applicable Issuing Bank setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Issuing Bank shall be conclusively presumed to be correct save for manifest error.

(g) Obligations Absolute. The joint and several obligations of U.S. Borrowers to reimburse LC Disbursements and the obligation of the Canadian Borrowers to reimburse LC Disbursements on account of Canadian Letters of Credit, in each case, as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Canadian Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent (in the case of U.S. Letters of Credit), the Canadian Administrative Agent (in the case of Canadian Letters of Credit) and the applicable Borrower by telephone (confirmed by facsimile or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the applicable Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum (i) then applicable to ABR Revolving Loans in the case of LC Disbursements made in dollars; (ii) then applicable to Canadian Prime Rate Revolving Loans in the case of LC Disbursements made in Canadian Dollars; and (iii) equal to the Overnight LIBO Rate plus the Overnight LIBO Spread as set forth in the definition of “Applicable Rate” in the case of LC Disbursements made in an LC Alternative Currency; provided that, if the applicable Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(f) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(j) Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the Issuing Bank to be replaced and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent, the Canadian Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, (i) the U.S. Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lender Parties (the “LC Collateral Account”), an amount in cash equal to 103% of the U.S. LC Exposure as of such date plus accrued and unpaid interest thereon; and (ii) the Canadian Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Canadian Lender Parties (the “Canadian LC Collateral Account”), an amount in cash equal to 103% of the Canadian LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (k) or (l) of Article VII. Such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in the case of deposits in the LC Collateral Account, and the Canadian Secured Obligations in the case of deposits in the Canadian LC Collateral Account. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts; and (x) the U.S. Borrowers hereby grant the Administrative Agent (for the benefit of the Lender Parties) a security interest in the LC Collateral Account and (y) the Canadian Borrowers hereby grant the Administrative Agent (for the benefit of the Canadian Lender Parties) a security interest in the Canadian LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrowers or the Canadian Borrowers, as applicable, for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders), be applied, in the case of moneys in the LC Collateral Account, to satisfy other Secured Obligations or, in the case of moneys in the Canadian LC Collateral Account, to satisfy other Canadian Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Events of Default have been cured or waived.

(l) Treatment of Existing Letters of Credit. On the Restatement Date, (i) each Existing U.S. Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted into a U.S. Letter of Credit under this Agreement (as reflected on Schedule 2.06) and each Existing Canadian Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted into a Canadian Letter of Credit under this Agreement (as reflected on Schedule 2.06), in each case, pursuant to this Section 2.06 and subject to the provisions hereof as if each such Existing U.S. Letter of Credit and each Existing Canadian Letter of Credit had been issued on the Restatement Date, (ii) each Existing U.S. Letter of Credit shall be included in the calculation of U.S. LC Exposure and each Existing Canadian Letter of Credit shall be included in the calculation of Canadian LC Exposure, and (iii) all liabilities of the Borrowers and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent or the Canadian Administrative Agent, as applicable, most recently designated by it for such purpose by notice to the Lenders; provided that, Swingline Loans shall be made as provided in Section 2.05. Each of the Administrative Agent and the Canadian Administrative Agent, as applicable, will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent or the Canadian Administrative Agent, as applicable, to the applicable Issuing Bank, (ii) a U.S. Protective Advance or a U.S. Overadvance shall be retained by the Administrative Agent, and (iii) a Canadian Protective Advance or a Canadian Overadvance shall be retained by the Canadian Administrative Agent. U.S. Loans and participations in U.S. Swingline Loans and U.S. Letters of Credit will be funded by each U.S. Lender pro rata in accordance with its Applicable Percentage of the U.S. Commitments. Canadian Loans and participations in Canadian Swingline Loans and Canadian Letters of Credit will be funded by each Canadian Lender pro rata in accordance with its Applicable Percentage of the Canadian Commitments.

(b) Unless the Administrative Agent or the Canadian Administrative Agent, as applicable, shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent or the Canadian Administrative Agent, as applicable, such Lender’s share of such Borrowing, the Administrative Agent or the Canadian Administrative Agent, as applicable, may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent or the Canadian Administrative Agent, as applicable, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent or the Canadian Administrative Agent, as applicable, forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent or the Canadian Administrative Agent, as applicable, at (i) in the case of such Lender, the greater of either the Federal Funds Effective Rate (in the case of dollar denominated amounts) or the Canadian Administrative Agent’s cost of funds (in the case of Canadian Dollar denominated amounts) and a rate determined by the Administrative Agent or the Canadian Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans (in the case of dollar denominated amounts), or Canadian Prime Rate Loans (in the case of Canadian Dollar denominated amounts). If such Lender pays such amount to the Administrative Agent or the Canadian Administrative Agent, as applicable, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing or a

CDOR Rate Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing or a CDOR Rate Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing, provided that a Borrowing in one currency may only be converted to another Type of Borrowing denominated in the same currency as the Borrowing to be so converted. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the (i) Administrative Agent, with respect to each U.S. Revolving Loan, and (ii) the Canadian Administrative Agent (with a copy to the Administrative Agent) with respect to any Canadian Revolving Loan, of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic mail delivery to the Administrative Agent or the Canadian Administrative Agent (with a copy to the Administrative Agent), as applicable, of a written Interest Election Request in a form approved by the Administrative Agent or the Canadian Administrative Agent, as applicable, and signed by the Borrower Representative.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the currency in which such Borrowing is to be funded;

(iv) whether the resulting Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, a CDOR Rate Borrowing, or a Eurodollar Borrowing; and

(v) if the resulting Borrowing is a Eurodollar Borrowing or a CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing or a CDOR Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s (or, in the case of a CDOR Rate Borrowing, 30 days’) duration.

(d) Promptly following receipt of an Interest Election Request by (i) the Administrative Agent, the Administrative Agent shall advise each U.S. Lender of the details thereof and of such U.S. Lender’s portion of each resulting Borrowing, and (ii) the Canadian Administrative Agent, the Canadian Administrative Agent shall advise each Canadian Lender of the details thereof and of such Canadian Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, in the case of a Eurodollar Borrowing of either U.S. Revolving Loans or Canadian Revolving Loans denominated in dollars. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing of U.S. Revolving Loans or Canadian Revolving Loans denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a CDOR Rate Borrowing and (ii) unless repaid, each CDOR Rate Borrowing shall be converted to a Canadian Prime Rate Borrowing of the same class at the end of the Interest Period applicable thereto.

SECTION 2.09 Termination and Reduction of Commitments; Increase in Revolving Commitments. (a) Unless previously terminated, all Revolving Commitments shall terminate on the Maturity Date. For clarification, all U.S. Commitments and Canadian Commitments, as sub-facilities of the Revolving Commitments, shall terminate upon the termination of the Revolving Commitments.

(b) The Borrowers may at any time terminate the Revolving Commitments upon (i) the payment in full in cash of all outstanding U.S. Loans, in the case of the U.S. Commitment, and Canadian Loans, in the case of the Canadian Commitment, together with accrued and unpaid interest thereon and on any U.S. Letters of Credit, in the case of the U.S. Commitment, and Canadian Letters of Credit, in the case of the Canadian Commitment, as applicable, (ii) the cancellation and return of all outstanding U.S. Letters of Credit, in the case of the U.S. Commitment, and Canadian Letters of Credit, in the case of the Canadian Commitment (or alternatively, (A) with respect to each such U.S. Letter of Credit, the deposit in the LC Collateral Account of cash equal to 103% of the U.S. LC Exposure or with respect to each such Canadian Letter of Credit, the deposit in the Canadian LC Collateral Account of cash equal to 103% Canadian LC Exposure, as applicable, as of such date in accordance with Section 2.06(k), or (B) with the consent of the Administrative Agent and the Canadian Administrative Agent, as applicable, and each applicable Issuing Bank, a back-up standby letter of credit equal to 103% of the U.S. LC Exposure or Canadian LC Exposure, as applicable, as of such date), (iii) the payment in full in cash of the accrued and unpaid fees, and (iv) the payment in full in cash of all reimbursable expenses and other U.S. Obligations or Canadian Obligations, as applicable, together with accrued and unpaid interest thereon. For clarification, all U.S. Commitments and Canadian Commitments, as sub-facilities of the Revolving Commitments, shall terminate upon the termination of the Revolving Commitments.

(c) The Borrowers may from time to time reduce the Aggregate Revolving Commitments; provided that (i) each reduction of the Aggregate Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not reduce the Aggregate Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, Aggregate Availability would be less than zero. Each reduction of the Aggregate Revolving Commitments shall be made ratably among the Lenders in accordance with their Applicable Percentages. In connection with any reduction of the Aggregate Revolving Commitments, the aggregate U.S. Commitments shall be automatically reduced on a dollar-for-dollar basis by the amount of the reduction in the Aggregate Revolving Commitments, and, to the extent that the reduction in the Aggregate Revolving Commitments would cause the Canadian Sublimit to exceed the aggregate amount of the Canadian Commitments of the Canadian Lenders, the Canadian Sublimit shall be automatically reduced so that after giving effect to the reduction in the Aggregate Revolving Commitments, the Canadian Sublimit does not exceed the aggregate amount of the Canadian Commitments of the Canadian Lenders.

(d) The Borrower Representative shall notify the Administrative Agent and the Canadian Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraphs (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent or the Canadian Administrative Agent, as applicable, shall advise the U.S. Lenders or the Canadian Lenders, as applicable, of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent.

(e) The Borrowers shall have the right to increase the Aggregate Revolving Commitments (an “Aggregate Commitment Increase”) by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution, provided that (i) any such request for an Aggregate Commitment Increase shall be in a minimum amount of $25,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of four (4) such requests, (iii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (v) the aggregate amount of all such Aggregate Commitment Increases shall not exceed $100,000,000, (vi) the conditions described in Section 2.09(f) shall be satisfied and (vii) no Lender shall have any obligation to increase its Revolving Commitment in connection with any such Aggregate Commitment Increase requested by the Borrowers hereunder. Administrative Agent may, in consultation with the Borrower Representative, allocate the additional Revolving Commitments between U.S. Commitments and Canadian Commitments.

(f) Any amendment hereto for such an Aggregate Commitment Increase shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Revolving Commitment(s), subject only to the approval of all Lenders if any such increase would cause the Aggregate Revolving Commitments to exceed $700,000,000. As condition precedents to such an increase, the Borrower Representative shall deliver to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (A) certifying and attaching the authorizations adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof), and (2) no Default exists.

(g) In addition, the Borrowers shall have the right to request in connection with an Aggregate Commitment Increase that the Canadian Sublimit be increased (a “Canadian Sublimit Increase”) through the increase by one or more Canadian Lenders of their Canadian Commitments or the addition of one or more new lending institutions as additional Canadian Lenders hereunder. Any request for a Canadian Sublimit Increase shall be subject to the following conditions (which conditions shall be in addition to the conditions set forth in Sections 2.09(e) and (f) above): (i) such request shall be submitted by the Borrower Representative to the Administrative Agent in writing not less than 15 days prior to the proposed dates of such Canadian Sublimit Increase, (ii) the Borrower Representative, on behalf of the Canadian Borrowers, shall be entitled to submit such a request on only one occasion during the term of this Agreement, (iii) the aggregate amount of the Canadian Sublimit Increase shall not exceed $25,000,000, (iv) the Borrowers shall have executed and delivered to the Administrative Agent an amendment hereto in form and substance satisfactory to the Administrative Agent effecting such increase, which amendment shall require only the signature of the Borrowers, the Administrative Agent and the Lender(s) increasing their Canadian Commitments, (v) the Borrowers shall have delivered to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (A) certifying and attaching the authorizations adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof), and (2) no Default exists, and (vi) no Lender shall have any obligation to increase its Canadian Commitment in connection with any such Canadian Sublimit Increase requested by the Borrowers hereunder.

(h) Within a reasonable time after the effective date of any Aggregate Commitment Increase or Canadian Sublimit Increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Revolving Commitment Schedule to reflect such increase and shall distribute such revised Revolving Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Revolving Commitment Schedule shall replace the old Revolving Commitment Schedule and become part of this Agreement. On the Business Day following any such Aggregate Commitment Increase, all outstanding ABR Loans and Canadian Prime Rate Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages. Eurodollar Loans and CDOR Rate Loans shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.

SECTION 2.10 Repayment and Amortization of Loans; Evidence of Debt. (a) (i) The U.S. Borrowers hereby unconditionally promise to pay (A) to the Administrative Agent for the account of each U.S. Lender the then unpaid principal amount of each U.S. Revolving Loan on the Maturity Date, (B) to the Administrative Agent the then unpaid amount of each U.S. Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent and (C) to the Administrative Agent the then unpaid principal amount of each U.S. Overadvance on the earliest of the Maturity Date, the forty-fifth (45th) day after such U.S. Overadvance is made, and demand by the Administrative Agent; and (ii) the Canadian Borrowers hereby unconditionally promise to pay (A) to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date, (B) to the Canadian Administrative Agent the then unpaid amount of each Canadian Protective Advance on the earlier of the Maturity Date and demand by the Canadian Administrative Agent and (C) to the Canadian Administrative Agent the then unpaid principal amount of each Canadian

Overadvance on the earliest of the Maturity Date, the forty-fifth (45th) day after such Canadian Overadvance is made, and demand by the Canadian Administrative Agent.

(b) On each Business Day during any Cash Dominion Period, (i) the Administrative Agent shall apply all funds credited to each U.S. Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any U.S. Protective Advances and U.S. Overadvances that may be outstanding, pro rata, and second to prepay the U.S. Revolving Loans (including U.S. Swingline Loans) and to cash collateralize outstanding U.S. LC Exposure; and (ii) the Canadian Administrative Agent shall apply all funds credited to each Canadian Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Canadian Administrative Agent, whether or not immediately available) first to prepay any Canadian Protective Advances and Canadian Overadvances that may be outstanding, pro rata, and second to prepay the Canadian Revolving Loans (including Canadian Swingline Loans) and to cash collateralize outstanding Canadian LC Exposure.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) (i) The Administrative Agent shall maintain accounts in which it shall record (A) the amount of each U.S. Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the U.S. Borrowers to each U.S. Lender hereunder and (C) the amount of any sum received by the Administrative Agent hereunder for the account of the U.S. Lenders and each U.S. Lender’s share thereof; and (ii) the Canadian Administrative Agent shall maintain accounts in which it shall record (A) the amount of each Canadian Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrowers to each Canadian Lender hereunder and (C) the amount of any sum received by the Canadian Administrative Agent hereunder for the account of the Canadian Lenders and each Canadian Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein subject to manifest error; provided that the failure of any Lender, the Administrative Agent, or the Canadian Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time, without premium or penalty other than any break funding payments required in accordance with Section 2.16, to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section.

(b) Except for Overadvances permitted under Section 2.05, in the event and on such occasion that (i) Aggregate Availability shall be less than zero, (ii) U.S. Availability shall be less than zero, or (iii) Canadian Availability shall be less than zero, the Borrowers shall immediately prepay (or in the case of the LC Exposure, cash collateralize) the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount sufficient to cause Aggregate Availability, U.S. Availability and Canadian Availability to no longer be less than zero.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event during any Cash Dominion Period, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds (without any reduction in the Revolving Commitments), provided that any Net Proceeds received in respect of any Prepayment Event described in clause (a) or (b) of the definition thereof which are clearly identifiable as proceeds of Term Loan Priority Collateral shall be remitted to the Term Loan Agent in accordance with and to the extent required by the ABL-Term Loan Intercreditor Agreement In addition, if the EECOL Acquisition is not consummated in accordance with the EECOL Acquisition Documents, as in effect on the date hereof, within ten (10) days after the Restatement Date (such tenth day being the “EECOL Acquisition Outside Date”), then, on the EECOL Acquisition Outside Date, the U.S. Borrowers shall prepay the U.S. Revolving Loans in a principal amount equal to the aggregate principal amount of U.S. Revolving Loans borrowed by the U.S. Borrowers during the period commencing on the Restatement Date and ending on the EECOL Acquisition Outside Date.

(d) All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) without a corresponding reduction in the Aggregate Revolving Commitments and to cash collateralize outstanding LC Exposure (in an amount up to 103% of the outstanding LC Exposure). Notwithstanding the foregoing, any such application of proceeds from the Collateral securing solely the Canadian Obligations shall be made solely in respect of the Canadian Obligations.

(e) The Borrower Representative shall notify the Administrative Agent and the Canadian Administrative Agent by telephone (confirmed by facsimile or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing or a CDOR Rate Revolving Borrowing, not later than 11:00 a.m., Chicago time, three (or, in the case of a CDOR Rate Revolving Borrowing, two) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing or a Canadian Prime Rate Revolving Borrowing, not later than noon, Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Restatement Date to but excluding the date on which such Lenders’ Revolving Commitment terminates. Accrued commitment fees shall be payable monthly in arrears on the first day of each calendar month and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The (i) U.S. Borrowers agree to pay to the Administrative Agent for the account of each U.S. Lender a participation fee with respect to its participations in U.S. Letters of Credit and (ii) Canadian Borrowers agree to pay to the Canadian Administrative Agent for the account of each Canadian Lender a participation fee with respect to its participations in Canadian Letters of Credit, which, in each case, shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, each Borrower agrees to pay to the applicable Issuing Bank with respect to each Letter of Credit issued for the account of such Borrower by such Issuing Bank a fronting fee in an amount separately agreed upon between the Borrowers and the applicable Issuing Bank, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Restatement Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Fronting fees in respect of any Letter of Credit shall be payable on the date of the issuance of such Letter of Credit and on the date of any renewal thereof. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent or the Canadian Administrative Agent, as applicable, (or to the applicable Issuing Bank in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate for such Type of Loan.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for such Type of Loan.

(c) The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate for such Type of Loan.

(d) The Loans comprising each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for such Type of Loan.

(e) Each Protective Advance and each Overadvance shall bear interest at the Canadian Prime Rate, if denominated in Canadian Dollars, or at the Alternate Base Rate, if denominated in dollars, plus the Applicable Rate for corresponding Revolving Loans plus 2% per annum.

(f) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% above the rate applicable to such fee or other obligation, if any, as provided hereunder.

(g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or a Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Canadian Prime Rate, CDOR Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent or the Canadian Administrative Agent, as applicable, and such determination shall be conclusive absent manifest error.

(i) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

SECTION 2.14 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, facsimile or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (B) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) If prior to the commencement of any Interest Period for a CDOR Rate Borrowing:

(i) the Canadian Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate for such Interest Period; or

(ii) the Canadian Administrative Agent is advised by the Required Lenders that the CDOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Canadian Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, facsimile or electronic mail as promptly as practicable thereafter and, until the Canadian Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a CDOR Rate Borrowing shall be ineffective, and (B) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or CDOR Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Excluded Taxes and (B) Other Connection Taxes on gross or net income, profits or receipts (including value-added or similar Taxes));

and the result of any of the foregoing shall be to increase the cost to such Lender (or such other Recipient) of making or maintaining any Eurodollar Loan or CDOR Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank (or such other Recipient) of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank (or such other Recipient) hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank (or such other Recipient), as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank (or such other Recipient), as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by a Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or CDOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or CDOR Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or CDOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the U.S. Borrowers shall compensate each U.S. Lender and the Canadian Borrowers shall compensate each Canadian Lender, as applicable, for the loss, cost and expense incurred by such Lender that is attributable to such event. In the case of a Eurodollar Loan or CDOR Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period to such Eurodollar Loan from other banks in the eurodollar market, or for Canadian Dollar deposits of a comparable amount and period to such CDOR Rate Loan from other banks in the Canadian bankers’ acceptance market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the

Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17 Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by any Loan Party under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, unless such deduction or withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to deduct or withhold Taxes, then such Withholding Agent may so deduct or withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrowers. The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement or any other Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 10 days after the Recipient delivers to the Borrower Representative a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower Representative or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower Representative and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies reasonably requested by the Borrower Representative and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement or any other Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a tax certificate substantially in the form of Exhibit F-1 to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender)

(1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a tax certificate substantially in the form of Exhibit F-2 on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower Representative or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or the Canadian Administrative Agent, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, 22nd Floor, Chicago, Illinois, except (i) payments of principal, interest, fees or reimbursements of LC Disbursements relating to any Canadian Loan or Canadian Letter of Credit shall be made to the Canadian Administrative Agent at its offices at 200 Bay Street, Royal Bank Plaza, Floor 18, Toronto M57 2J2 Canada, (ii) payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein shall be made to such Issuing Bank or Swingline Lender, and (iii) payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. Each of the Administrative Agent and the Canadian Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient, in like funds, promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the currency in which the applicable Obligations are denominated (subject to the proviso set forth in the first sentence of Section 1.05), and, if not otherwise specified, in dollars.

(b) Subject to the terms of the ABL-Term Loan Intercreditor Agreement, any proceeds of Collateral received by the Administrative Agent or the Canadian Administrative Agent after an Event of Default has occurred and is continuing and the Administrative Agent or the Canadian Administrative Agent so elects, or the Required Lenders so direct, shall be applied ratably (based in respect of each of the following separate categories, computed independently of the other categories, on each Lender Party’s interest in the aggregate specific type of outstanding Secured Obligations described within (and only within) each specific category of Secured Obligations listed respectively below) first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Canadian Administrative Agent, and each Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of Swingline Loans, Overadvances and Protective Advances, fourth, to pay the principal of Swingline Loans, Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than Swingline Loans, Overadvances and Protective Advances), sixth, to prepay principal on the Loans (other than Swingline Loans, Overadvances and Protective Advances) and unreimbursed LC Disbursements, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the U.S. LC Exposure, and to pay an amount to the Canadian Administrative Agent equal to one hundred three percent (103%) of the Canadian LC Exposure, to be held as cash collateral for such Obligations, eighth, to pay any amounts owing to the Lenders and their Affiliates with respect to Specified Foreign Credit Extensions up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, ninth, to pay any amounts owing to the Lenders and their Affiliates with respect to Banking Services up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, Swap Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 and Foreign Credit Extensions (other than Specified Foreign Credit Extensions), and tenth, to pay any other Secured Obligation due to the Administrative Agent, the Canadian Administrative Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent, the Canadian Administrative Agent, nor any Lender shall apply any payment which it receives to any Eurodollar Loan or CDOR Rate Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or such CDOR Rate Loan or (b) in the event, and only to the extent, with respect to CDOR Rate Loans, that there are no outstanding Canadian Prime Rate Loans of the same Class, and with respect to Eurodollar Loans, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent, the Canadian Administrative Agent

and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding the foregoing but subject to Section 9.20, any such application of proceeds from Collateral securing solely the Canadian Obligations shall be made solely in respect of Canadian Obligations.

(c) At the election of the Administrative Agent or the Canadian Administrative Agent, as the case may be, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent or the Canadian Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent or the Canadian Administrative Agent, as applicable, to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent or the Canadian Administrative Agent, as applicable, to charge any deposit account of any Borrower maintained with the Administrative Agent or the Canadian Administrative Agent, as applicable, for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent or the Canadian Administrative Agent, as applicable, may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent or the Canadian Administrative Agent, as applicable, forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent or the Canadian Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the Canadian Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent and, if applicable, the Canadian Administrative Agent, may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent or the Canadian Administrative Agent, as applicable, in its discretion.

(g) Notwithstanding the foregoing, unless requested otherwise by the Canadian Borrowers (i) no Borrowings shall be made to a Canadian Borrower for the purpose of paying any U.S. Obligations; and (ii) deposit accounts of the Canadian Borrowers may only be charged to pay Canadian Obligations.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14 or 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14 or 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuing Banks, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(c) If any Lender requests compensation under Section 2.14 or 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, the Lender shall first use reasonable efforts to mitigate its costs or the effects of the applicable law or Change in Law, and any request for additional compensation shall specify in sufficient detail the reasons therefor and the mitigating actions taken.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Revolving Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or the Supermajority Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) of this Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (ii) of this Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a)

and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if all or any portion of any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.20(c), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is cash collateralized and/or reallocated;

(d) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and

If (i) a Bankruptcy Event with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank or the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit and the Swingline Lender shall not be required to fund any Swingline Loan, unless the Issuing Bank or the Swingline Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Issuing Bank or the Swingline Lender, as the case may be, to defease any risk in respect of such Lender hereunder;

(e) in the event and on the date that each of the Administrative Agent, the Canadian Administrative Agent, the Borrowers, the Issuing Banks and the Swingline Lenders agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

(f) For purposes of any covenant which permits or restricts actions by any Loan Party or any Subsidiary of a Loan Party or calculates compliance with financial covenants or any other provision of this Agreement, in each case, based in whole or in part upon the calculation of Aggregate Availability, U.S. Availability, Canadian Availability or Combined Availability, with respect to any Defaulting Lender, Aggregate Availability, U.S. Availability, Canadian Availability and Combined Availability shall be calculated (i) as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings and (ii) including such Defaulting Lender’s Revolving Commitment in the same manner as if such Lender were not a Defaulting Lender.

SECTION 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, the Canadian Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, the Canadian Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, the Canadian Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22 Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party, or providing Foreign Credit Extensions to any Foreign Subsidiary, shall deliver to the Administrative Agent, promptly after entering into such Banking Services, Swap Agreements or Foreign Credit Extensions, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Obligations of such Loan Party to such Lender or Affiliate or the aggregate amount of all Foreign Credit Extensions by such Lender to such Foreign Subsidiary, as applicable (in each case, whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations, Swap Obligations and Foreign Credit Extensions. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations, Swap Obligations and/or Foreign Credit Extensions will be placed.

SECTION 2.23 Excess Resulting From Exchange Rate Change. (a) With respect to the Canadian Commitments, at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the dollar, (i) the aggregate Canadian Revolving Exposure of the Canadian Lenders exceeds the lesser of: (A) the Canadian Borrowing Base plus U.S. Availability, or (B) (x) the Canadian Sublimit minus (y) the sum of (1) the Priority Payables Reserve, (2) the Rent Reserve and (3) the Wage Earner Protection Act Reserve, or (ii) the aggregate Canadian Obligations exceeds any other limit based on dollars set forth herein for such Canadian Obligations, the Canadian Borrowers shall (A) if such excess is an aggregate amount that is less than $1,000,000 and such excess continues to exist in an aggregate amount less than $1,000,000 for at least five Business Days, within two Business Days of notice from the Canadian Administrative Agent, (B) if such excess is in an aggregate amount that is greater than or equal to $1,000,000 but less than $5,000,000, within two Business Days of notice from the Canadian Administrative Agent, or (C) if such excess is in an aggregate amount greater than or equal to $5,000,000 or if any Event of Default has occurred and is continuing, immediately, (x) make the necessary payments or repayments to reduce such Canadian Obligations to an amount necessary to eliminate such excess or (y) maintain or cause to be maintained with the Administrative Agent (for the benefit of the Canadian Lender Parties) deposits as continuing collateral security for the Canadian Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Canadian Administrative Agent. Without in any way limiting the foregoing provisions, the Canadian Administrative Agent shall, weekly or more frequently in the sole discretion of the Canadian Administrative Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrowers if such excess exists.

(b) With respect to the U.S. Commitments, at any time following one or more fluctuations in the exchange rate of any LC Alternative Currency against the dollar, (i) the sum of the aggregate U.S. Revolving Exposure of the U.S. Lenders plus the Canadian U.S. Borrowing Base Utilization exceeds the lesser of: (A) the U.S. Borrowing Base, or (B) (x) the total U.S. Commitments minus (y) the sum of (1) the Priority Payables Reserve, (2) the Rent Reserve and (3) the Wage Earner Protection Act Reserve, or (ii) the aggregate U.S. Obligations exceeds any other limit based on dollars set forth herein for such U.S. Obligations, the U.S. Borrowers shall (A) if such excess is an aggregate amount that is less than $1,000,000 and such excess continues to exist in an aggregate amount less than $1,000,000 for at least five Business Days, within two Business Days of notice from the Administrative Agent, (B) if such excess is in an aggregate amount that is greater than or equal to $1,000,000 but less than $5,000,000, within two Business Days of notice from the Administrative Agent, or (C) if such excess is in an aggregate amount greater than or equal to $5,000,000 or if any Event of Default has occurred and is continuing, immediately, (x) make the necessary payments or repayments to reduce such U.S. Obligations to an amount necessary to eliminate such excess or (y) maintain or cause to be maintained with the Administrative Agent (for the benefit of the Lender Parties) deposits as continuing collateral security for the Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the sole discretion of the Administrative Agent, make the necessary exchange rate calculations to determine whether any such excess exists on such date and advise the Borrowers if such excess exists.

(c) If one or more of the U.S. Borrowers provide cash collateral to secure obligations related to U.S. Letters of Credit that are denominated in an LC Alternative Currency (including, without limitation, pursuant to Section 2.06(k), 2.10(b) or 2.18(b)) and, as a result of fluctuations in the applicable exchange rate between dollars and the applicable LC Alternative Currency, the Equivalent Amount in dollars of cash collateral held by the Administrative Agent is less than the specified amount of cash collateral so required to be maintained by the U.S. Borrowers, the U.S. Borrowers shall, promptly following a request therefor by the Administrative Agent, deposit in the LC Collateral Account an additional amount of cash collateral in dollars equal to such shortfall to be held as cash collateral in accordance with Section 2.06(k).

ARTICLE III.

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Loan Parties, each Dutch Loan Guarantor and each Pledged Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s and each Dutch Loan Guarantor’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party and each Dutch Loan Guarantor is a party have been duly executed and delivered by such Loan Party or Dutch Loan Guarantor and constitute a legal, valid and binding obligation of such Loan Party or Dutch Loan Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any Material Indebtedness or Material Contract, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, (d) will not violate the certificate of incorporation, by-laws, memorandum of association, management, operating or partnership agreement or other organizational documents of any Loan Party or any of its Restricted Subsidiaries, and (e) except where failure to comply would not reasonably be expected to have a Material Adverse Effect, will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents or the Term Loan Documents.

SECTION 3.04 Financial Condition; No Material Adverse Effect. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2011, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2011.

SECTION 3.05 Properties. (a) As of the date of this Agreement, the Owned and Leased Property Schedule sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any Loan Party to any such lease or sublease exists, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each Restricted Subsidiary has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(b) Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, and the use thereof by the Loan Parties and their Restricted Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement, except in each case where the failure to do so could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any Restricted Subsidiary has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any Restricted Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements.

(a) Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

(b) No Loan Party nor any Subsidiary thereof, nor any director, officer or employee of any Loan Party or any Subsidiary thereof, nor, to the knowledge of the Borrowers, any agent or Affiliate of any Loan Party or any Subsidiary thereof is currently subject to any U.S. sanctions administered by OFAC. None of the transactions contemplated by the Loan Documents violates the Canadian Economic Sanctions and Export Control Laws. Furthermore, no Loan Party nor any Subsidiary thereof is a Canadian Blocked Person and, to the actual knowledge of each Loan Party, no Loan Party or Subsidiary thereof engages in any dealings or transactions, or is otherwise associated, with a Canadian Blocked Person.

SECTION 3.08 Investment Company Status. No Loan Party nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves, and to the extent the failure to pay such taxes could not reasonably be expected to result in a Material Adverse Effect. No Liens for Taxes (other than Permitted Encumbrances) have been filed other than tax liens which in an aggregate amount do not exceed $5,000,000 and no claims are being asserted with respect to any such Taxes. Each Loan Party and its Restricted Subsidiaries has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes.

SECTION 3.10 ERISA; Canadian Pension Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

(b) Each Canadian Loan Party and its Subsidiaries is in compliance with the requirements of the Pension Benefits Act (Ontario) and other federal or provincial laws with respect to each Canadian Pension Plan, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian Pension Plan. No Pension Event which has resulted or could reasonably be expected to result in any Loan Party incurring any liability in excess of $5,000,000 has occurred. All contributions required to be made by a Loan Party or any of its Subsidiaries under the Canadian Union Plans have been made in the amounts and in the manner set forth in the applicable collective agreement. As of the date hereof, except as set forth on Schedule 3.10, each Canadian Pension Plan has no solvency deficiency and is funded as required under the most recent actuarial valuation filed with the applicable Governmental Authority pursuant to generally accepted actuarial practices and principles. All contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made in accordance with all applicable laws and the terms of each Canadian Pension Plan. All contributions required to be made by a Loan Party or any of its Subsidiaries under the Canadian Union Plans have been made, and the sole obligation of a Loan Party or any of its Subsidiaries under any Canadian Union Plan is to make contributions to the Canadian Union Plan, in the amounts and in the manner set forth in the applicable collective agreement.

SECTION 3.11 Disclosure. Each Borrower and Holdings has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, other than matters effecting the economy generally or the industry segments in which the Loan Parties operate. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to the Projections and any other projected financial information or forecasts, the Borrowers and Holdings represent only that such information and materials have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Restatement Date, as of the Restatement Date, and no representation or warranty is made as to the actual attainability of any such Projections or forecasts.

SECTION 3.12 Material Contracts. All material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement are listed on Schedule 3.12 (the “Material Contracts”). No Loan Party is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Material Contract to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

SECTION 3.13 Solvency. (a) Immediately after the consummation of the Transactions to occur on each of the Restatement Date and the EECOL Acquisition Closing Date, (i) the fair value of the assets of the U.S. Borrowers, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the U.S. Borrowers, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the U.S. Borrowers, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iv) the U.S. Borrowers, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after each of the Restatement Date and the EECOL Acquisition Closing Date,

and (v) no Canadian Borrower shall be an “insolvent person” as such term is defined in the Bankruptcy and Insolvency Act (Canada).

(b) Immediately after the consummation of the Transactions to occur on each of the Restatement Date and the EECOL Acquisition Date, (i) the fair value of the assets of the Canadian Borrowers, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Canadian Borrowers, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Canadian Borrowers, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Canadian Borrowers, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after each of the Restatement Date and the EECOL Acquisition Closing Date.

(c) Immediately after the consummation of the Transactions to occur on each of the Restatement Date and the EECOL Acquisition Closing Date, (i) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after each of the Restatement Date and the EECOL Acquisition Closing Date.

(d) The Loan Parties and their Restricted Subsidiaries (taken as a whole) do not intend to incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Loan Parties and their Restricted Subsidiaries (taken as a whole) and the timing of the amounts of cash to be payable on or in respect of the Indebtedness of the Loan Parties and their Restricted Subsidiaries (taken as a whole).

SECTION 3.14 Insurance. The Insurance Schedule sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Restatement Date. As of the Restatement Date, all premiums in respect of such insurance have been paid. The Loan Parties believe that the insurance maintained by or on behalf of the Loan Parties is adequate.

SECTION 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) an organizational chart of Holdings and its Subsidiaries showing the name and relationship of each and all of Holdings’ Subsidiaries to Holdings, (b) a true and complete listing of each class of each of the Loan Parties’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries (other than Excluded Subsidiaries). All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Lender Parties and the Canadian Lender Parties, as the case may be, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, and (c) Liens in favor of the Term Loan Agent on Term Loan Priority Collateral pursuant to the Term Loan Documents to the extent provided in the ABL-Term Loan Intercreditor Agreement.

SECTION 3.17 Employment Matters. As of the Restatement Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act, the Employee Standards Act (Ontario) or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters. All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages, vacation pay, and employee health and welfare insurance and other benefits, including with respect to the Canada Pensions Plans, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct or indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.19 Ranking; Other Indebtedness. The Obligations constitute “Designated Senior Indebtedness” as such term is defined in each of the 2029 Convertible Debentures Indenture. The Obligations rank, and at all times after the Restatement Date will rank, senior in right of payment to the obligations of WESCO Distribution, Inc. and Holdings under the 2029 Convertible Debentures Indenture. The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents and the making of the Loans hereunder do not violate the terms of the 2029 Convertible Debentures Indenture, the Receivables Securitization Agreements or any Real Estate Loan Agreement.

Each of the representations and warranties set forth above in this Article III shall be deemed to be made by the Loan Parties on the Restatement Date, on the date of each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit, at any other time specified in any Loan Document or other document, certificate or instrument delivered in connection with any Loan Document and upon the EECOL Acquisition Closing Date and the execution and delivery of the Omnibus Joinder Agreement pursuant to Section 5.13(g) by the parties thereto. For greater certainty, the Loan Parties hereby acknowledge and agree that upon the EECOL Acquisition Closing Date and the execution and delivery of the Omnibus Joinder Agreement and at any time thereafter when the representations and warranties set forth above in this Article III are deemed to be made as provided in the immediately preceding sentence (i) each of such representations and warranties shall be deemed to be made as to the Loan Parties and their Subsidiaries, including without limitation, the EECOL Acquired Entities, (ii) all references set forth above in this Article III to the Schedules, the Owned and Leased Property Schedule and the Insurance Schedule shall be deemed to refer to the updated or amended and restated versions of such schedules attached to the Omnibus Joinder Agreement, (iii) the representations and warranties set forth in Section 3.04 shall be deemed to include a representation and warranty of the Loan Parties that the financial statements of the EECOL Acquired Entities described in Section 4.01(b)(iv) present fairly, in all material respects, the financial position and results of operations and cash flows of the EECOL Acquired Entities and their consolidated Subsidiaries as of the applicable dates and for the applicable periods in accordance with Accounting Standards for Private Enterprises, or in the cases where reconciliations to GAAP are available, GAAP, (iv) any such representation and warranty stated to be true and correct “as of the date hereof”, “as of the date of this Agreement”, or “as of the Restatement Date” shall be deemed to be true and correct as of the EECOL Acquisition Closing Date and (v) the Administrative Agent is authorized to replace the versions of the Schedules, the Owned and Leased Property Schedule and the Insurance Schedule attached to this Agreement and the versions of the schedules attached to the Collateral Documents as of the Restatement Date with the updated or amended and restated schedules attached to the Omnibus Joinder Agreement. It is understood and agreed for purposes of this paragraph that, with respect to representations and warranties made or deemed made on the date of any Borrowing (other than any Borrowing on the EECOL Acquisition Closing Date), any such representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, in the case of any representation or warranty already qualified or modified by materiality, in all respects) only as of such specified date.

ARTICLE IV.

Conditions

SECTION 4.01 Restatement Date. The amendment and restatement of the Existing Credit Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the Loan Parties’ counsel, addressed to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders in form and substance satisfactory to the Agents.

(b) Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of Holdings for the 2011 fiscal year, (ii) unaudited interim consolidated financial statements of Holdings for each fiscal month and quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of Holdings, as reflected in the financial statements delivered pursuant to clause (i) of this paragraph, (iii)

satisfactory projections through 2015 and (iv) the audited consolidated financial statements of the EECOL Acquired Entities for the fiscal year ended January 31, 2012 and unaudited balance sheets and statements of income of EECOL Electric and EECOL Properties Corp., for the fiscal quarter ended July 31, 2012.

(c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Restatement Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or officer of such Loan Party, as is customary in certain jurisdictions other than the United States) and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate (or equivalent, as is customary in certain jurisdictions other than the United States) for each Loan Party from its jurisdiction of organization.

(d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of each Borrower and each other Loan Party, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

(e) Fees. The Lenders, the Administrative Agent and the Canadian Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Restatement Date. All such amounts will be paid on the Restatement Date.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties and the EECOL Acquired Entities are organized, and such search shall reveal no liens on any of the assets of the Loan Parties or the EECOL Acquired Entities except for liens permitted by Section 6.02 or discharged on or prior to the Restatement Date (or, in the case of the EECOL Acquired Entities, on or prior to the EECOL Acquisition Closing Date) pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g) Payoff Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness of the EECOL Acquired Entities (excluding Indebtedness of any Foreign Subsidiaries of the EECOL Acquired Entities to the extent such Indebtedness would be permitted hereunder from and after the EECOL Acquisition Closing Date) to be repaid upon the consummation of the EECOL Acquisition, confirming that all Liens upon any of the property of the EECOL Acquired Entities which would constitute Collateral (other than Permitted Liens) will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.

(h) Funding Accounts. The Administrative Agent shall have received a notice from the Borrower Representative setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i) Control Agreements. The Administrative Agent shall have received each Control Agreement required to be provided pursuant to Section 5.12 (excluding Section 5.12(c)(iii)), to the extent not already provided in connection with the Existing Credit Agreement.

(j) Collateral Access Agreements. The Administrative Agent shall have received Collateral Access Agreements with respect to the leased locations listed on Schedule 4.01 hereto, to the extent not already provided in connection with the Existing Credit Agreement.

(k) Solvency. The Administrative Agent shall have received solvency certificates from one or more Financial Officers of the Loan Parties.

(l) Borrowing Base Certificate. The Administrative Agent shall have received Borrowing Base Certificate which calculate the Aggregate Borrowing Base, U.S. Borrowing Base and the Canadian Borrowing Base as of October 31, 2012.

(m) Closing Aggregate Availability. After giving effect to all Borrowings to be made on (or, in the case of any Borrowings made in connection with the consummation of the EECOL Acquisition, promptly following) the Restatement Date, all other Loans remaining outstanding on the Restatement Date, all Letters of Credit (including Existing Letters of Credit) to be issued or to remain outstanding on the Restatement Date, payment of all fees and expenses due hereunder and all borrowings under the Receivables Securitization Agreements to be obtained on (or, in the case of any such borrowings obtained in connection with the consummation of the EECOL Acquisition, promptly following) the Restatement Date and all other amounts outstanding under the Receivables Securitization Agreements, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, (i) Aggregate Availability shall not be less than $100,000,000 (it being understood for avoidance of doubt that such calculation of Aggregate Availability shall be made without giving effect to the inclusion of any assets of the EECOL Acquired Entities in the Borrowing Base) and (ii) Combined Availability (calculated solely for purposes of this clause (ii) after giving effect to the EECOL Acquisition as if the EECOL Acquisition had been consummated, the Loan Parties had complied with all of their obligations under Section 5.13(g) and the assets of the EECOL Acquired Entities which would otherwise constitute Eligible Accounts or Eligible Inventory had been included in the Borrowing Base as of the Restatement Date) shall not be less than $200,000,000.

(n) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) to the extent applicable and to extent not already provided in connection with the Existing Credit Agreement, the certificates representing the shares of Equity Interests of WESCO Receivables pledged pursuant to the U.S. Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) to the extent applicable and to the extent not already provided in connection with the Existing Credit Agreement, copies of the certificates representing the shares of Equity Interests (other than the Equity Interests of WESCO Receivables) pledged pursuant to the U.S. Security Agreement, the Canadian Security Agreement and the Dutch Pledge Agreements, together with copies of an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof (it being understood that the originals of such certificates and stock powers shall be delivered to and held by the Term Loan Agent pursuant to the ABL-Term Loan Intercreditor Agreement), (iii) to the extent applicable and to the extent not already provided in connection with the Existing Credit Agreement, each promissory note issued by WESCO Receivables to any Loan Party pledged to the Administrative Agent pursuant to the U.S. Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof, and (iv) to the extent required by the U.S. Security Agreement, the Canadian Security Agreement or the Dutch Pledge Agreements and to the extent not already provided in connection with the Existing Credit Agreement, copies of each promissory note (other than the promissory notes issued by WESCO Receivables) pledged to the Administrative Agent pursuant to the U.S. Security Agreement, the Canadian Security Agreement or the Dutch Pledge Agreements endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof (it being understood that the originals of such promissory notes and transfer forms shall be delivered to and held by the Term Loan Agent pursuant to the ABL-Term Loan Intercreditor Agreement).

(o) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement, PPSA financing statement or RDPRM recordation) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(p) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.12 of the U.S. Security Agreement and Section 4.12 of the Canadian Security Agreement.

(q) Borrowing Request. The Borrower Representative shall have executed and delivered to the Administrative Agent a borrowing request, in form and substance satisfactory to the Administrative Agent, pursuant to which the Borrower Representative, on behalf of the U.S. Borrowers, shall have requested Revolving Loans in accordance with the terms hereof.

(r) Amendments to Receivables Securitization Documents. The Administrative Agent shall have received a true, correct and complete copy of that certain Seventh Amendment to Third Amended and Restated Receivables Purchase Agreement, together with such other amendments to the Receivables Securitization Agreements as the Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent, which amendments shall be fully-executed and in full force and effect as of the Restatement Date.

(s) Intercreditor Agreement. The Administrative Agent shall have received a fully executed copy of the Intercreditor Agreement among the Administrative Agent, the Term Loan Agent, WESCO Distribution, Inc., WESCO Receivables and PNC Bank National Association, as receivables agent.

(t) Term Loan Financing. Concurrently herewith (i) the Loan Parties, the Term Loan Agent and the Term Loan Lenders shall have executed and delivered the Term Loan Agreement and the other Term Loan Documents, (ii) the Administrative Agent shall have received copies of the Term Loan Documents, which documents shall be reasonably satisfactory to the Administrative Agent and shall be in full force and effect and shall not have been amended or otherwise modified, (iii) WESCO Distribution, Inc. shall have received net cash proceeds of $700,000,000 and WDCC Enterprises shall have received net cash proceeds of Cdn $150,000,000 from the Term Loans made under the Term Loan Agreement, and (iv) the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower Representative, in form and substance satisfactory to the Administrative Agent, to the effect that the conditions set forth in the foregoing clauses (i) through (iii) have been satisfied.

(u) ABL-Term Loan Intercreditor Agreement. The Administrative Agent shall have received a fully executed copy of the ABL-Term Loan Intercreditor Agreement.

(v) Intercompany Step Transactions. The Intercompany Step Transactions scheduled to occur on or prior to the Restatement Date shall have been consummated and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower Representative, in form and substance satisfactory to the Administrative Agent, to such effect.

(w) Necessary Governmental Permits, Licenses, Authorizations and Consents. The Loan Parties shall have obtained all other permits, licenses, authorizations and consents from all Governmental Authorities and all consents of other Persons with respect Material Indebtedness, Liens and Material Contracts, in each case, that are necessary or advisable in connection with the Transactions and the operation of the business of the Loan Parties as proposed to be conducted by the Loan Parties after the EECOL Acquisition, and each of the foregoing shall be in full force and effect. All applicable waiting periods in connection with the Transactions shall have expired or been terminated without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

(x) EECOL Acquisition.

(i) All conditions precedent to the consummation of the EECOL Acquisition and related transactions deemed to be material by the Administrative Agent in its Permitted Discretion, including those set forth in the EECOL Acquisition Documents (but excluding the payment of the purchase price thereunder) shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent;

(ii) the Administrative Agent shall have received copies of the EECOL Acquisition Agreement and the other EECOL Acquisition Documents, each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent and no provision thereof shall have been revised, waived, amended, supplemented or otherwise modified in any manner which could be expected to be materially adverse to the rights and interests of the Lenders, in the reasonable discretion of the Administrative Agent, without the consent of the Administrative Agent; and

(iii) the Administrative Agent shall have received evidence that all filings and registrations required to be made with Governmental Authorities in connection with the consummation of the EECOL Acquisition shall have been submitted and, to the extent applicable, approved, all applicable waiting periods expired, the Administrative Agent shall have received copies of any advanced ruling certificates or no action letters (including under the Competition Act (Canada) received and the same shall be effective.

(y) Permitted Debt Defeasance. Prior to the date hereof, the Permitted Debt Defeasance shall have been consummated in accordance with the Senior Subordinated Notes Indenture and applicable law and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower Representative, in form and substance satisfactory to the Administrative Agent, to the effect that the foregoing condition has been satisfied.

(z) Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct on and as of the date hereof.

(aa) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Restatement Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit (i) U.S. Availability shall not be less than zero, (ii) Canadian Availability shall not be less than zero, (iii) Aggregate Availability shall not be less than zero and (iv) either (A) U.S. Availability shall exceed 10% of the U.S. Borrowing Base or (B) the Fixed Charge Coverage Ratio shall exceed 1.10 to 1.00.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V.

Affirmative Covenants

Until all the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lender Parties that:

SECTION 5.01 Financial Statements; Canadian Borrowing Base; U.S. Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of Holdings, (i) the audited consolidated balance sheet of Holdings and its Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year (in the same format as the financial statements historically filed with the Securities and Exchange Commission), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants, and (ii) the unaudited consolidating balance sheets of Holdings and its Subsidiaries and related consolidating statements of operations as of the end of and for such year (which unaudited consolidating financial statements shall be in a format reasonably satisfactory to the Administrative Agent, it being understood that such financial statements may be delivered to the Administrative Agent in electronic format), all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidating basis;

(b) within 45 days after the end of each fiscal quarter of Holdings (other than the last fiscal quarter of a fiscal year), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year (in the same format as the financial statements historically filed with the Securities and Exchange Commission), setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and showing all adjustments necessary to eliminate the results of all Unrestricted Subsidiaries, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) during any Monthly Financials Reporting Trigger Period, within 30 days after the end of each fiscal month of Holdings (other than months which are the last month of a fiscal quarter), its consolidated balance sheet and related statements of operations, cash flows, and other reports, as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and showing all adjustments necessary to eliminate the results of all Unrestricted Subsidiaries, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) in the case of certificates provided concurrently with the delivery of financial statements under clauses (a) and (b) above, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio (x) demonstrating compliance with Section 6.12 if a Fixed Charge Coverage Trigger Period is then in effect or (y) for informational purposes only if a Fixed Charge Coverage Trigger Period is not then in effect, (iv) in the case of the financial statements delivered under clause (b), setting forth a reasonably detailed calculation of the Leverage Ratio, (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (vi) certifying, in the case of the certificate delivered concurrently with the financial statements under clause (a) above, a list of names of all Excluded Subsidiaries and Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list qualifies as an Excluded Subsidiary or Unrestricted Subsidiary, as the case may be;

(e) as soon as available, but in any event not more than 45 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and statement of cash flows) of Holdings and its Restricted Subsidiaries for each quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(f) as soon as available but in any event within 20 days after the end of each calendar month (or, by Wednesday of each week, with respect to the most recently ended calendar week during any Weekly Reporting Trigger Period), and at such other times as may be requested by the Administrative Agent, as of the period then ended, Borrowing Base Certificates which calculate the Aggregate Borrowing Base, the U.S. Borrowing Base, and the Canadian Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Canadian Borrowing Base and the U.S. Borrowing Base as the Administrative Agent may reasonably request;

(g) as soon as available but in any event within 20 days after the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:

(i) a summary aging of the Canadian Borrowers’ Accounts, including all invoices aged by invoice date or due date (with an explanation of the terms offered) prepared in a manner reasonably acceptable to the Administrative Agent, together with a detailed aging specifying the name, address, and balance due for each Account Debtor, if requested by the Administrative Agent;

(ii) a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement) which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and, if requested by the Administrative Agent, such schedule to also provide detailing of the Borrowers’ Inventory by class (raw material, work-in-process and finished goods), by product type, and by volume on hand and include a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers);

(iii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(h) as soon as available but in any event within 30 days after the end of each calendar quarter (or, within 20 days after the end of each calendar month, with respect to the most recently ended calendar month during any period (a) commencing on the day that (i) an Event of Default occurs, (ii) Aggregate Availability falls below 10% of the Aggregate Revolving Commitments or (iii)

U.S. Availability falls below 10% of the U.S. Borrowing Base, and (b) continuing until the date on which, at all times during the preceding sixty (60) consecutive days (i) no Event of Default has existed and (ii) Aggregate Availability has exceeded 10% of the Aggregate Revolving Commitments) and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:

(i) a summary aging of the U.S. Borrowers’ Accounts, including all invoices aged by invoice date or due date (with an explanation of the terms offered) prepared in a manner reasonably acceptable to the Administrative Agent, together with a detailed aging specifying the name, address, and balance due for each Account Debtor, if requested by the Administrative Agent;

(ii) a reconciliation of the Borrowers’ Accounts and Inventory between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

(iii) a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;

(i) as soon as available but in any event within 20 days after the end of each calendar month and at such other times as may be requested by the Administrative Agent, a summary of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent in its Permitted Discretion;

(j) promptly upon the Administrative Agent’s request during a Weekly Reporting Trigger Period, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debt memo/credit journal;

(k) promptly upon the Administrative Agent’s request:

(i) copies of invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;

(iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties; and

(iv) copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service or the Canada Revenue Agency;

(l) within 20 days after each June 30, an updated list of customers from certain divisions of the Borrowers as requested by the Administrative Agent in form and with such details that are satisfactory to the Administrative Agent, which shall be certified as true and correct by a Senior Officer of the Borrower Representative;

(m) within 20 days after June 30 of each year, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization;

(n) within 30 days after the end of each calendar quarter, a list of all Swap Agreements and amendments to Swap Agreements, in each case, having a term of 60 or more days, entered into by any Loan Party during such calendar quarter, which list shall include the estimated exposure of the Loan Parties under each such Swap Agreement and the counterparty party thereto;

(o) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, the Ontario Securities Commission or any Governmental Authority succeeding to any or all of the functions of said Commissions, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be;

(p) promptly after the consummation of any Permitted Acquisition, final copies of the acquisition agreement and other material documents related to such Acquisition;

(q) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the AML Legislation; and

(r) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request.

SECTION 5.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period specified below) written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages in excess of $20,000,000, (ii) is asserted or instituted against any Plan or any Canadian Pension Plan, its fiduciaries or its assets an amount in excess of $10,000,000, (iii) alleges criminal misconduct by any Loan Party, (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws to the extent such results in, or could reasonably be expected to result in, damages or liabilities in excess of $20,000,000, or (v) contests any tax, fee, assessment, or other governmental charge in excess of $5,000,000;

(c) any Lien (other than Permitted Encumbrances and Liens in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be)) or claim made or asserted in writing against Collateral having a value in excess of $5,000,000;

(d) any loss, damage, or destruction to the Collateral in the amount of $5,000,000 or more, whether or not covered by insurance;

(e) any and all default notices received with respect to any leased location or public warehouse where Collateral having a value in excess of $2,000,000 is located;

(f) all material amendments to and any documents evidencing any Material Indebtedness, together with a copy of each such amendment;

(g) the occurrence of any ERISA Event or Pension Event that, alone or together with any other ERISA Events and Pension Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $10,000,000; and

(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary (other than an Excluded Subsidiary or Unrestricted Subsidiary) to, (a) (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and to maintain December 31 as the last day of its fiscal year, (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to comply with clauses (ii) and (iii) of the Section 5.03 could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing in this clause (a) shall not prohibit any merger, consolidation, amalgamation, sale, disposition, liquidation or dissolution permitted under Section 6.03 or otherwise permitted under this Agreement and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04 Payment of Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such liabilities would not result in aggregate liabilities in excess of $20,000,000 and none of the Collateral becomes subject to forfeiture or loss as a result of the contest.

SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will cause each material Restricted Subsidiary to, keep and maintain all property material to the conduct of its business, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

SECTION 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, (i) keep their books of record and account in accordance with GAAP and (ii) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent, or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07 Compliance with Laws. Each Loan Party will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes of the Borrowers and their Restricted Subsidiaries in the ordinary course of business, to fund Permitted Acquisitions, to fund permitted Restricted Payments, to fund payments, repurchases and prepayments of Indebtedness permitted under this Agreement, to refinance existing Indebtedness and to fund Intercompany Loans and capital contributions to be made by Loan Parties and certain of their Restricted Subsidiaries to other Loan Parties which will ultimately be used on the EECOL Acquisition Closing Date to fund a portion of the purchase price of the EECOL Acquisition. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Furthermore, the Borrowers will not directly or indirectly use the proceeds of any Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC, or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business to obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. Notwithstanding the foregoing, the provisions of Section 3.07 and this Section 5.08 shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures (United States) Order, 1992, by any Canadian Borrower, any Canadian Loan Guarantor or any Canadian Subsidiary.

SECTION 5.09 Insurance. The Loan Parties (taken as a whole) will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent in its Permitted Discretion, information in reasonable detail as to the insurance so maintained. Notwithstanding any provision to the contrary contained in this Agreement, if any Loan Party’s insurance carrier at any time becomes insolvent or its financial strength weakens such that such insurance carrier loses the ratings described herein, such event shall not constitute a breach of this Section 5.09 provided that the Loan Parties replace such insurance carrier with a carrier that meets the requirements of this Section 5.09 within sixty (60) days.

SECTION 5.10 Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.11 Appraisals; Field Examinations. (a) Upon request by the Administrative Agent, the Borrowers and their Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that (i) if

(A) Aggregate Availability shall equal or exceed 10% of the Aggregate Revolving Commitments and (B) U.S. Availability shall equal or exceed 10% of the U.S. Borrowing Base, only one such appraisal per calendar year shall be conducted, (ii) if either (A) Aggregate Availability shall fall below 10% of the Aggregate Revolving Commitments or (B) U.S. Availability shall fall below 10% of the U.S. Borrowing Base, up to two such appraisals per calendar year shall be conducted, and (iii) if an Event of Default shall have occurred and be continuing, there shall be no limit on the number or frequency of appraisals conducted. Notwithstanding the foregoing, clauses (i)(B) and (ii)(B) in the preceding sentence regarding U.S. Availability as a percentage of the U.S. Borrowing Base shall not apply until July 1, 2013 (it being understood for the avoidance of doubt that such clauses shall be in effect at all times from and after July 1, 2013). All appraisals conducted hereunder shall be at the expense of the Loan Parties.

(b) Upon request by the Administrative Agent, the Borrowers and their Subsidiaries will allow the Administrative Agent to conduct field examinations or updates thereof during normal business hours to ensure the adequacy of Collateral included in the Canadian Borrowing Base or the U.S. Borrowing Base and related reporting and control systems; provided, however, that (i) if (A) Aggregate Availability shall equal or exceed 10% of the Aggregate Revolving Commitments and (B) U.S. Availability shall equal or exceed 10% of the U.S. Borrowing Base, only one such field examination per calendar year shall be conducted, (ii) if either (A) Aggregate Availability shall fall below 10% of the Aggregate Revolving Commitments or (B) U.S. Availability shall fall below 10% of the U.S. Borrowing Base, up to two such field examinations per calendar year shall be conducted, and (iii) if an Event of Default shall have occurred and be continuing, there shall be no limit on the number or frequency of field examinations conducted. Notwithstanding the foregoing, clauses (i)(B) and (ii)(B) in the preceding sentence regarding U.S. Availability as a percentage of the U.S. Borrowing Base shall not apply until July 1, 2013 (it being understood for the avoidance of doubt that such clauses shall be in effect at all times from and after July 1, 2013). All field examinations conducted hereunder shall be at the expense of the Loan Parties.

(c) In addition to the appraisals and field examinations referred to in Sections 5.11(a) and (b) above, no later than 60 days (or, at the discretion of the Administrative Agent, 100 days) after the EECOL Acquisition Closing Date, the Borrowers and their Subsidiaries will (i) provide the Administrative Agent with appraisals of the Inventory of the EECOL Acquired Entities from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals to include, without limitation, information required by applicable law and regulations and (ii) allow the Administrative Agent to conduct a field examination with respect to the EECOL Acquired Entities during normal business hours to ensure the adequacy of the Collateral of the EECOL Acquired Entities included in the Canadian Borrowing Base and related reporting and control systems. All appraisals and field examinations under this Section 5.11(c) shall be conducted at the expense of the Loan Parties.

SECTION 5.12 Depository Banks; Control Agreements.

(a) The U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) will at all times maintain the U.S. Cash Management Bank as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of their business. The Canadian Loan Parties will at all times maintain the Canadian Cash Management Bank as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of its business.

(b) On or before the Restatement Date, to the extent that the Loan Parties have not already done so in connection with the Existing Credit Agreement (i) the U.S. Loan Parties (other than the

Canadian Cross-Border Loan Guarantors) will cause the U.S. Cash Management Bank to enter into a Control Agreement with respect to all Deposit Accounts and Securities Accounts (other than Excluded Accounts) maintained by the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) with the U.S. Cash Management Bank as of the Restatement Date, (ii) the Canadian Loan Parties will cause the Canadian Cash Management Bank to enter into a Control Agreement with respect to all Deposit Accounts and Securities Accounts (other than Excluded Accounts) maintained with the Canadian Loan Parties at the Canadian Cash Management Bank as of the Restatement Date and (iii) the Loan Parties will cause each other depository bank or other institution at which any Deposit Account or Securities Account (other than Excluded Accounts) is maintained as of the Restatement Date to enter into a Control Agreement with respect to such Deposit Account or Securities Account.

(c) The Loan Parties will (i) provide prompt written notice to the Administrative Agent of the establishment of any Deposit Account, Securities Account or Lock Box after the Restatement Date, (ii) contemporaneous with the establishment of such Deposit Account or Securities Account (other than an Excluded Account) or Lock Box, obtain a Control Agreement with respect to such Deposit Account, Securities Account or Lock Box and (iii) within 120 days after the EECOL Acquisition Closing Date, cause the EECOL Acquired Entities to enter into cash management arrangements (including without limitation, Control Agreements with respect to all Deposit Accounts or Securities Accounts (other than Excluded Accounts) or Lock Boxes of the EECOL Acquired Entities) satisfactory to the Administrative Agent. The U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) will not change the U.S. Cash Management Bank without the prior written consent of the Administrative Agent. The Canadian Loan Parties will not change the Canadian Cash Management Bank without the prior written consent of the Canadian Administrative Agent.

(d) At all times during the continuance of a Cash Dominion Period (i) the U.S. Cash Management Bank shall be required to remit to the U.S. Collection Account on a daily basis (A) all available funds on deposit in any Deposit Account (other than an Excluded Account) maintained by the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) with the U.S. Cash Management Bank and (B) collections and other similar payments relating to or constituting payments made in respect of Accounts of the U.S. Loan Parties (other than the Canadian Cross-Border Loan Guarantors) received by the U.S. Cash Management Bank, including any such items remitted to any Deposit Account which is subject to a Control Agreement and maintained or controlled by the U.S. Cash Management Bank (provided that the disbursement of payments received in respect of Accounts that have been sold to WESCO Receivables shall be subject to the provisions of the Intercreditor Agreement), and (ii) the Canadian Cash Management Bank shall be required to remit to the Canadian Collection Account on a daily basis (A) all available funds on deposit in any Deposit Account (other than an Excluded Account) maintained by the Canadian Loan Parties with the Canadian Cash Management Bank and (B) collections and other similar payments relating to or constituting payments made in respect of Accounts of the Canadian Loan Parties received by the Canadian Cash Management Bank, including any such items remitted to any Deposit Account which is subject to a Control Agreement and maintained or controlled by the Canadian Cash Management Bank.

SECTION 5.13 Additional Collateral; Further Assurances. (a) Subject to applicable law, each Loan Party shall cause each of its Domestic Subsidiaries (other than any Domestic Subsidiary constituting an Excluded Subsidiary, an Unrestricted Subsidiary and or a CFC Subsidiary Holding Company) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a U.S. Loan Party by executing the Joinder Agreement set forth as Exhibit D-1 hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a U.S. Borrower or U.S. Loan Guarantor hereunder, as specified by such Person at the time of such joinder, and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan

Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Lender Parties, in all personal property of a type required to be encumbered pursuant to the Collateral Documents.

(b) Subject to applicable law, Holdings, the Canadian Borrowers and each other Canadian Loan Party shall cause each of their Subsidiaries (other than any Canadian Subsidiary constituting an Excluded Subsidiary, an EECOL Acquired Entity or an Unrestricted Subsidiary) formed or acquired after the date of this Agreement (i) that is organized under the laws of Canada or any province thereof or is a CFC Subsidiary Holding Company to become a Canadian Loan Party by executing a Joinder Agreement and to become party to a Canadian Guarantee that guarantees repayment of the Canadian Obligations (which guarantee agreement shall be in form and substance satisfactory to Administrative Agent) and a Canadian Security Agreement (which shall, among other things, pledge 100% of the Equity Interests in each such Subsidiary and grant a security interest in all the personal property of a type required to be encumbered pursuant to the Collateral Documents, the foregoing to be in a form substantially similar to the Canadian Security Agreement) that secures repayment of the Canadian Obligations, together with such other documentation and filings that the Administrative Agent may reasonably require in order to perfect its first priority security interest in the assets subject to the terms of such security agreement, and (ii) that is organized under the laws of the Netherlands (other than such a Subsidiary constituting an Immaterial Foreign Subsidiary) to become a Dutch Loan Guarantor by executing a joinder to a Canadian Guarantee that guarantees repayment of the Canadian Obligations (which guarantee shall be in form and substance satisfactory to the Administrative Agent).

(c) To secure the prompt payment and performance of all U.S. Secured Obligations, Holdings, each Domestic Subsidiary that is a U.S. Loan Party and each Canadian Cross-Border Loan Guarantor will cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than an Excluded Subsidiary, an Unrestricted Subsidiary, a CFC Subsidiary Holding Company, any Subsidiary which is a borrower under a Real Estate Loan Agreement or any other Subsidiary that is a special purpose entity which has no assets other than real property) that is formed or acquired after the Restatement Date, (ii) 65% of the Equity Interests constituting the total combined classes of Equity Interests entitled to vote in each first-tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary or an Unrestricted Subsidiary) or CFC Subsidiary Holding Company that is formed or acquired after the Restatement Date, and (iii) 100% of the non-voting Equity Interests of each of first-tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary or an Unrestricted Subsidiary) or CFC Subsidiary Holding Company that is formed or acquired after the Restatement Date, to become subject to a perfected Lien in favor of the Administrative Agent (for the benefit of the U.S. Lender Parties) pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request within thirty (30) days of the formation or acquisition of such Subsidiary, which Lien shall be senior in priority to all other Liens other than the Liens in favor of the Term Loan Agent pursuant to the Term Loan Documents to the extent provided in the ABL-Term Loan Intercreditor Agreement.

(d) To secure the prompt payment and performance of all Canadian Secured Obligations, Holdings and each Subsidiary that is a Canadian Loan Party will cause 100% of the issued and outstanding Equity Interests of each Canadian Subsidiary or Dutch Subsidiary acquired after the Restatement Date (other than any Canadian Subsidiary constituting an Excluded Subsidiary or an Unrestricted Subsidiary), to be subject at all times to a perfected Lien in favor of the Administrative Agent (for the benefit of the Canadian Lender Parties) pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request, which Lien shall be senior in priority to all other Liens other than the Liens in favor of the Term Loan Agent pursuant to the Term Loan Documents to the extent provided in the ABL-Term Loan Intercreditor Agreement.

(e) Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(f) If any assets constituting personal property of a type required to be encumbered under the Collateral Documents (other than equity of a Domestic Subsidiary or Canadian Subsidiary constituting an Excluded Subsidiary, an Unrestricted Subsidiary, any Subsidiary which is a borrower under a Real Estate Loan Agreement or any other Subsidiary that is a special purpose entity which has no material assets other than real property) are acquired by any Loan Party (other than assets constituting Collateral under the U.S. Security Agreement or the Canadian Security Agreement that become subject to the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be) upon acquisition thereof), the Borrower Representative will promptly notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrowers will cause such assets to be subjected to a Lien in favor of Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be) securing the U.S. Secured Obligations and/or the Canadian Secured Obligations, as applicable, and will take, and cause the applicable Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties. Notwithstanding anything herein or in any other Loan Document to the contrary, any provision of this Agreement or any other Loan Document which would otherwise exempt any Excluded Subsidiary or Unrestricted Subsidiary from any requirement under this Agreement or any other Loan Document to Guarantee the Obligations or grant Liens on its assets as security for the Obligations shall not be in effect if and to the extent such Excluded Subsidiary or Unrestricted Subsidiary provides any Guarantee or grants any Lien under or in respect of the Term Loan Documents.

(g) On or prior to the EECOL Acquisition Closing Date, each Loan Party shall, and shall cause each EECOL Acquired Entity to (i) execute and deliver, or cause to be executed and delivered, to the Administrative Agent the Omnibus Joinder Agreement, pursuant to which (A) each EECOL Acquired Entity shall become a party to (x) this Agreement as additional Loan Party hereunder, (y) a Canadian Guarantee that guarantees repayment of the Canadian Obligations as an additional Canadian Loan Guarantor thereunder and (z) a Canadian Security Agreement that secures repayment of the Canadian Obligations as an additional Grantor thereunder and (B) the Loan Parties and the EECOL Acquired Entities, as applicable, shall pledge 100% of the Equity Interests in the EECOL Acquired Entities as security or the U.S. Secured Obligations and/or the Canadian Secured Obligations, as applicable, and (ii) execute and deliver, or cause to be executed and delivered, to the Administrative Agent such Control Agreements, Canadian Hypothec, landlord waivers, opinions, certificates, amendments, instruments, agreements and other documents, and shall take or cause to be taken such further actions (including the filing and recording of financing statements, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. Notwithstanding anything herein to the contrary, (1) Accounts and Inventory of the EECOL Acquired Entities acquired in the EECOL Acquisition which would otherwise constitute Eligible Accounts and

Eligible Inventory may be included in the Canadian Borrowing Base without a field examination or Inventory appraisal for a period of 60 days (or such longer period, not to exceed 100 days, as the Administrative Agent, in its discretion, may agree) after the consummation of the EECOL Acquisition and the execution and delivery of the Omnibus Joinder Agreement and other documents and items referred to above in this Section 5.13(g), it being understood that, unless otherwise agreed by the Administrative Agent in its Permitted Discretion, such Accounts and Inventory will cease to be included in the Canadian Borrowing Base from and after the 60th day (or such later date, not later than the 100th day, as the Administrative Agent, in its discretion, may agree) after the consummation of the EECOL Acquisition if the Administrative Agent has not received a field examination and Inventory appraisal in accordance with Section 5.11(c) and other due diligence acceptable to the Administrative Agent by such 60th day (or such later date, not later than the 100th day, as the Administrative Agent, in its discretion, may agree), and (2) the Loan Parties shall not be required to deliver legal opinions and secretary certificates as to the EECOL Acquired Entities until the first to occur of (I) the consummation of the Post-Closing Amalgamation among the EECOL Parent, EESA Holdings Ltd., Jarich Holdings Ltd. and EECOL Holdings Ltd. and (II) the date which is four (4) Business Days after the EECOL Acquisition Closing Date.

(h) Upon the consummation of any Post-Closing Amalgamation, the Loan Parties shall, and shall cause the entity resulting from such Post-Closing Amalgamation to, execute and deliver such ratification and confirmation documents, amendments, opinions, instruments and other documents, and shall take or cause to be taken such further actions (including the filing and recording of financing statements and financing change statements, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which the Administrative Agent may reasonably request to confirm that such entity has succeeded to and is bound by all of the obligations of each Canadian Loan Party party to such amalgamation under the Loan Documents in the same manner and to the same extent as each such Canadian Loan Party was so bound immediately prior to such amalgamation as a Canadian Loan Guarantor or Canadian Borrower, as applicable, under the Loan Documents and to ensure the continued perfection and priority of the Liens created or intended to be created by the Collateral Documents on the assets and Equity Interests of such entity, all at the expense of the Loan Parties.

(i) If either (i) the aggregate revenues of all Excluded Subsidiaries and Unrestricted Subsidiaries, as of end of any fiscal year, constitute 15% or more of the consolidated revenues of Holdings and its Subsidiaries for such period or (ii) the aggregate consolidated assets of all Excluded Subsidiaries and Unrestricted Subsidiaries, as of end of any fiscal year, constitute 15% or more of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year, in each case as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries, then, the Loan Parties (A) shall submit a written notice (a “Designated Immaterial Subsidiary Notice”) to the Administrative Agent designating one or more Immaterial Domestic Subsidiaries and/or Immaterial Canadian Subsidiaries as Subsidiaries which shall no longer constitute Excluded Subsidiaries (any such Subsidiary so designated being a “Designated Immaterial Subsidiary”) such that, after giving effect to such designation, (x) the aggregate revenues of all Excluded Subsidiaries and Unrestricted Subsidiaries, as of end of such fiscal year (calculated for purposes of this clause (x) on a pro forma basis as if each such Designated Immaterial Subsidiary had not been an Excluded Subsidiary at any time during such fiscal year), constitute less than 15% of the consolidated revenues of Holdings and its Subsidiaries for such period and (y) the consolidated total assets of all Excluded Subsidiaries and Unrestricted Subsidiaries, as of end of such fiscal year (calculated for purposes of this clause (y) on a pro forma basis as if each such Designated Immaterial Subsidiary had not been an Excluded Subsidiary as the last day of such fiscal year), constitute less than 15% of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year and (B) shall cause each such Designated Immaterial Subsidiary to become a U.S. Loan Guarantor (in the case of a Designated Immaterial Subsidiary which is a Domestic Subsidiary) or a Canadian Loan Guarantor (in the case of a Designated Immaterial Subsidiary which is a Canadian Subsidiary) and shall, and shall cause each such Designated Immaterial Subsidiary to, execute and deliver to the Administrative Agent all Joinder Agreements, guarantees, Collateral Documents and other agreements and documents and shall take, and cause each such Designated Immaterial Subsidiary to take, such other actions as shall be necessary or which the Administrative Agent may reasonably request to comply with this clause (i) and clauses (a) through (f) of this Section 5.13 as to each such Designated Immaterial Subsidiary (it being understood for avoidance of doubt that, solely for purposes of this clause (B), in determining compliance with such clauses (a) through (f) of this Section 5.13, each such Designated Immaterial Subsidiary shall be treated as if it had been acquired or formed by the Loan Parties as of the date of delivery of the Designated Immaterial Subsidiary Notice with respect thereto).

SECTION 5.14 Covenants Regarding Accounts. In the ordinary course of its business, the Borrowers and WESCO Receivables process their Accounts in a manner such that (i) each payment received by each Borrower or WESCO Receivables in respect of an Account is allocated to a specifically identified invoice, which invoice corresponds to a particular Account owing to such Borrower or WESCO Receivables, and (ii) in the event that, at any time, less than 100% of the Accounts of the U.S. Borrowers are sold to WESCO Receivables under the Receivables Securitization Agreements, payments received in respect of those Accounts that are sold to WESCO Receivables under the Receivables Securitization Agreements would be identifiable and separate from payments received in respect of Accounts that are not sold to WESCO Receivables under the Receivables Securitization Agreements. No Canadian Loan Party shall enter into any Receivables Securitization or any other similar financing or transaction at any time.

ARTICLE VI.

Negative Covenants

Until all of the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lender Parties that:

SECTION 6.01 Indebtedness. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof as set forth in Schedule 6.01 (which scheduled Indebtedness shall include, without limitation, the 2029 Convertible Debentures) and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of WESCO Receivables under the Receivables Securitization Agreements (including for greater certainty any replacement thereof);

(d) Indebtedness of any Loan Party or any Restricted Subsidiary of a Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including equipment (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $50,000,000 at any time outstanding;

(e) Indebtedness of any Loan Party or any Restricted Subsidiary (including without limitation, Indebtedness owing under the Real Estate Loan Agreements) secured by a Lien on any real property (including any fixtures, equipment or other fixed or capital assets located at any such real property) and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) the Loan Party or Restricted Subsidiary has used commercially reasonable efforts to obtain an access agreement with respect to any such property subject to a Lien, in form and substance satisfactory to Administrative Agent, from the holder of such Indebtedness (it being understood that to the extent such an access agreement is not obtained, Administrative Agent may establish a Reserve in its Permitted Discretion); (ii) the aggregate outstanding principal amount of Indebtedness permitted by this clause (e) shall not at any time exceed an amount equal to 85% of the value of real estate owned or hereafter acquired by such Loan Party or such Restricted Subsidiary; and (iii) no Event of Default has occurred and is continuing at the time any such Indebtedness is incurred, or would result therefrom;

(f) Indebtedness which represents an extension, refinancing, replacement or renewal of any of the Indebtedness described in clauses (b), (d) or (r) hereof; provided that, solely with respect to Indebtedness of the type described in clauses (b) or (d) (i) the principal amount of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) in the case of any extension, refinancing, replacement or renewal of any of the Indebtedness described in clauses (b) or (d), such extension, refinancing, replacement or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, replaced or renewed, (v) the terms of any such extension, refinancing, replacement or renewal are not materially less favorable to the obligor thereunder than the original terms of such Indebtedness, and (vi) if the Indebtedness that is refinanced, renewed, replaced or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, replacement or extension Indebtedness must include subordination terms and conditions that are substantially similar to those that were applicable to the refinanced, renewed, replaced or extended Indebtedness; provided further that in the case of any such extension, refinancing, replacement or renewal of the Indebtedness described in clause (r), such extension, refinancing, replacement or renewal does not violate and continues to be subject to the ABL-Term Loan Intercreditor Agreement;

(g) (i) Indebtedness owing by any U.S. Loan Party to any U.S. Loan Party and Guarantees by any U.S. Loan Party of Indebtedness of any U.S. Loan Party, (ii) Indebtedness owing by any Canadian Loan Party to any other Canadian Loan Party and Guarantees by any Canadian Loan Party of Indebtedness of any other Canadian Loan Party, and (iii) Indebtedness owing by any U.S. Loan Party to any Canadian Loan Party and Guarantees by any Canadian Loan Party of Indebtedness of any U.S. Loan Party, provided that (A) in the case of (1) any Indebtedness owing by any U.S. Loan Party to any other U.S. Loan Party or to any Canadian Loan Party and (2) any Indebtedness owing by any Canadian Loan Party to any other Canadian Loan Party, such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent, (B) Guarantees permitted under this clause (g) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations and (C) for purposes of this Section 6.01(g), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party;

(h) Indebtedness owing by any Canadian Loan Party to any U.S. Loan Party and Guarantees by any U.S. Loan Party of any Indebtedness of any Canadian Loan Party (provided that for purposes of this Section 6.01(h), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party) so long as: (i) the aggregate amount of all such Indebtedness owing or Guaranteed (together with the aggregate amount of all investments made pursuant to Section 6.04(c)(iii)) does not exceed at one time outstanding the sum of (x) $25,000,000 and (y) the net proceeds of any issuance of Equity Interests by Holdings or incurrence of Indebtedness by any U.S. Loan Party permitted under Section 6.01 (other than Indebtedness incurred under the Receivables Securitization Agreements) which Equity Interests or Indebtedness is incurred for the purpose of funding a loan or advance by such U.S. Loan Party to a Canadian Loan Party; (ii) no Event of Default has occurred and is continuing at the time of the incurrence of any such Indebtedness or execution of such Guarantee, or would result therefrom; (iii) for the period of sixty (60) consecutive days prior to, and as of the date of, the incurrence of any such Indebtedness or execution and delivery of such Guarantee, in each case, after giving effect to the incurrence of such Indebtedness or execution and delivery of such Guarantee, Aggregate Availability exceeds ten percent (10%) of the Aggregate Revolving Commitments (provided that (A) in calculating Aggregate Availability for the sixty day period prior to the incurrence of any such Indebtedness or execution and delivery of any such Guarantee for purposes of this clause (iii), Aggregate Availability for such sixty day period shall be determined on a pro forma basis, as if such Indebtedness had been incurred or such Guarantee had been executed and delivered on the first day of such period and (B) if at any time during such sixty day period, Aggregate Availability shall be less than or equal to 10% of the Aggregate Revolving Commitments and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under this Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof, for purposes of determining whether the Borrowers have met the foregoing test, Aggregate Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or such increase in the Aggregate Revolving Commitments, as applicable, had occurred on the first day of such sixty day period); (iv) in the case of Indebtedness owing by any Canadian Loan Party to any U.S. Loan Party, such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent; (v) Guarantees permitted under this clause (h) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations; and (vi) after giving effect to the incurrence of any such Indebtedness or execution and delivery of any such Guarantee, U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(i) Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(j) Indebtedness of any Loan Party or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business and so long as the aggregate amount of all Indebtedness pursuant to this Section 6.01(j) does not exceed $75,000,000 at any one time outstanding;

(k) Indebtedness owing by any Foreign Subsidiary which is a Restricted Subsidiary to any Loan Party and Guarantees by any Loan Party of Indebtedness of any Foreign Subsidiary which is a Restricted Subsidiary so long as (i) the aggregate amount of all such Indebtedness owing or Guaranteed (together with the aggregate amount of all Investments made pursuant to Section 6.04(d)) does not exceed $75,000,000 at any one time outstanding, (ii) such Guarantees are unsecured, (iii) no Event of Default has occurred and is continuing at the time of incurrence of such Indebtedness or execution of such Guarantee, or would result therefrom, (iv) for the period of sixty (60) consecutive days prior to, and as of the date of, the incurrence of any such Indebtedness or execution and delivery of such Guarantee, in each case, after giving effect to the incurrence of such Indebtedness or execution and delivery of such Guarantee, Aggregate Availability exceeds 10% of the Aggregate Revolving Commitments (provided that (A) in calculating Aggregate Availability for the sixty day period prior to the incurrence of any such Indebtedness or execution and delivery of any such Guarantee for purposes of this clause (iv), Aggregate Availability for such sixty day period shall be determined on a pro forma basis, as if such Indebtedness had been incurred or such Guarantee had been executed and delivered on the first day of such period and (B) if at any time during such sixty day period, Aggregate Availability shall be less than or equal to 10% of the Aggregate Revolving Commitments and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under this Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof, for purposes of determining whether the Borrowers have met the foregoing test, Aggregate Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or such increase in the Aggregate Revolving Commitments, as applicable, had occurred on the first day of such sixty day period); and (v) in the case of any Indebtedness owing by any such Foreign Subsidiary to any U.S. Loan Party or any Guarantee by any U.S. Loan Party of any Indebtedness of any such Foreign Subsidiary, after giving effect to the incurrence of such Indebtedness or execution and delivery of such Guarantee, U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(l) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed $50,000,000 at any time outstanding;

(m) other unsecured Indebtedness of any Loan Party (including, without limitation, Subordinated Indebtedness); provided that (i) the stated maturity date of such Indebtedness is not earlier than 181 days after the Maturity Date (as such Maturity Date is in effect at the time of issuance of such Indebtedness), and (ii) the interest rate, principal amortization and other terms of such Indebtedness are acceptable to the Administrative Agent in its Permitted Discretion, with no fee to be imposed by the Administrative Agent with respect to any such approval;

(n) secured or unsecured Indebtedness of any Foreign Subsidiary which is a Restricted Subsidiary or any other Excluded Subsidiary to any financial institution or other Person that (i) is not Guaranteed by any Loan Party or (ii) if Guaranteed by any Loan Party, such Guarantee is permitted under Section 6.01(k);

(o) Indebtedness owing by any Canadian Loan Party to any U.S. Loan Party and Guarantees by any U.S. Loan Party of any Indebtedness of any Canadian Loan Party (provided that for purposes of this Section 6.01(o), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party) so long as: (i) at the time of and after giving effect to the incurrence of such Indebtedness or the execution of such Guarantee, the Adjusted Fixed Charge Coverage Ratio (calculated for the period of four consecutive fiscal quarters then most recently ended as if such Indebtedness had been incurred or such Guarantee executed on the first day of such period) shall be not less than 1.1 to 1.0; (ii) the Borrower Representative shall have delivered to the Administrative Agent a written certification as to and a reasonably detailed calculation of the Adjusted Fixed Charge Coverage Ratio demonstrating compliance with the foregoing clause (i), which certification and calculation shall reasonably satisfactory in form and substance to the Administrative Agent, (iii) no Event of Default has occurred and is continuing at the time of the incurrence of any such Indebtedness or execution of such Guarantee, or would result therefrom; (iv) for the period of sixty (60) consecutive days prior to, and as of the date of, the incurrence of any such Indebtedness or execution and delivery of such

Guarantee, in each case, after giving effect to the incurrence of such Indebtedness or execution and delivery of such Guarantee, Combined Availability exceeds the Combined Availability Trigger Amount (provided that (A) in calculating Combined Availability for the sixty day period prior to the incurrence of any such Indebtedness or execution and delivery of any such Guarantee for purposes of this clause (iv), Combined Availability for such sixty day period shall be determined on a pro forma basis, as if such Indebtedness had been incurred or such Guarantee had been executed and delivered on the first day of such period and (B), if at any time during such sixty day period, Combined Availability shall be less than the Combined Availability Trigger Amount and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period); (v) in the case of Indebtedness owing by any Canadian Loan Party to any U.S. Loan Party, such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent; (vi) Guarantees permitted under this clause (o) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations; and (vii) after giving effect to the incurrence of any such Indebtedness or execution and delivery of any such Guarantee, U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(p) Indebtedness owing by any Foreign Subsidiary which is a Restricted Subsidiary to any Loan Party and Guarantees by any Loan Party of Indebtedness of any Foreign Subsidiary which is a Restricted Subsidiary so long as (i) at the time of and after giving effect to the incurrence of such Indebtedness or the execution of such Guarantee, the Adjusted Fixed Charge Coverage Ratio (calculated for the period of four consecutive fiscal quarters then most recently ended as if such Indebtedness had been incurred or such Guarantee executed on the first day of such period) shall be not less than 1.1 to 1.0, (ii) the Borrower Representative shall have delivered to the Administrative Agent a written certification as to and a reasonably detailed calculation of the Adjusted Fixed Charge Coverage Ratio demonstrating compliance with the foregoing clause (i), which certification and calculation shall reasonably satisfactory in form and substance to the Administrative Agent, (iii) such Guarantees are unsecured, (iv) no Event of Default has occurred and is continuing at the time of incurrence of such Indebtedness or execution of such Guarantee, or would result therefrom, (v) for the period of sixty (60) consecutive days prior to, and as of the date of, the incurrence of such Indebtedness or execution and delivery of any such Guarantee, in each case, after giving effect to the incurrence of such Indebtedness or execution and delivery of such Guarantee, Combined Availability exceeds the Combined Availability Trigger Amount (provided that (A) in calculating Combined Availability for the sixty day period prior to the incurrence of any such Indebtedness or execution and delivery of any such Guarantee for purposes of this clause (v), Combined Availability for such sixty day period shall be determined on a pro forma basis, as if such Indebtedness had been incurred or such Guarantee had been executed and delivered on the first day of such period and (B) if at any time during such sixty day period, Combined Availability shall be less than the Combined Availability Trigger Amount and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period); (vi) in the case of Indebtedness owing by any such Foreign Subsidiary to any Loan Party, such Indebtedness shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent; and (vii) in the case of any Indebtedness owing by any such Foreign Subsidiary to any U.S. Loan Party or any Guarantee by any U.S. Loan Party of any Indebtedness of any such Foreign Subsidiary, after giving effect to the incurrence of such Indebtedness or execution and delivery of such Guarantee, U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(q) Indebtedness with respect to Swap Agreements permitted under Section 6.07;

(r) Indebtedness under the Term Loan Documents, provided that the aggregate principal amount of such Indebtedness does not exceed an amount equal to (i) the sum of $1,000,000,000 plus Cdn $150,000,000 minus (ii) aggregate amount of any and all repayments of principal made thereunder on or after the Restatement Date;

(s) Indebtedness of New Canada LP I to WDC Holding under the New Canada LP I $150,000,000 Intercompany Note, provided that WDC Holding shall have collaterally assigned and pledged all of its right, title and interest in and to the New Canada LP I $150,000,000 Loan and the New Canada LP I Intercompany Note to the Administrative Agent, for the benefit of the Lender Parties, pursuant to the U.S. Security Agreement (it being understood that the original of such promissory note shall be delivered to and held by the Term Loan Agent in accordance with the ABL-Term Loan Intercreditor Agreement); and

(t) To the extent constituting Indebtedness, Indebtedness of WDCC Enterprises to WDC Holding in respect of the Hybrid Security.

For greater certainty, the Borrowers may elect from time to time to consider Indebtedness as falling within one or more of the categories above and may divide Indebtedness among two or more categories. The restrictions set forth in any subpart of this Section 6.01 by way of description of Indebtedness shall not be deemed to require that Indebtedness meeting such description be placed in such subpart for purposes of determining compliance with this Section.

SECTION 6.02 Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof to the extent permitted by Section 6.01(f);

(c) Liens on Accounts sold to WESCO Receivables pursuant to the Receivables Securitization Agreements;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(e) Liens on real property, and fixed and capital assets (including equipment); provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, and (ii) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(f) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or existing on any property or asset (other than Accounts and Inventory) of any Person (other than the EECOL Acquired Entities) that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof to the extent permitted by Section 6.01(f);

(g) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(h) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(j) Permitted Encumbrances;

(k) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;

(l) Liens granted by any Foreign Subsidiary which is a Restricted Subsidiary on assets of such Foreign Subsidiary not constituting Collateral;

(m) Liens not otherwise permitted by this Section 6.02 so long as (i) the aggregate outstanding principal amount of the obligations secured thereby does not exceed $20,000,000 at any time and (ii) such Liens do not cover any Collateral;

(n) Liens in favor the Term Loan Agent on the Collateral securing the Indebtedness permitted by Section 6.01(r), provided that (i) the Liens of the Term Loan Agent on ABL Priority Collateral shall be junior and subordinate to the Liens of the Administrative Agent on such Collateral as provided by the ABL-Term Loan Intercreditor Agreement and (ii) the rights and remedies of the Term Loan Agent and the Term Loan Lenders with respect to the Collateral shall be subject to the ABL-Term Loan Intercreditor Agreement.

Notwithstanding the foregoing, (1) none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (A) Accounts, other than (x) those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a), (n) and (o) above and (y) Accounts sold to WESCO Receivables pursuant to the Receivables Securitization Agreements or (B) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a), (n) and (o) above.

SECTION 6.03 Fundamental Changes. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or liquidate or dissolve (and distribute its assets), except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any U.S. Loan Party (other than a Canadian Cross-Border Loan Guarantor) may merge into another U.S. Loan Party (including the merger of any U.S. Borrower into another U.S. Borrower but excluding any merger involving a Canadian Cross-Border Loan Guarantor) so long as in a transaction in which a U.S. Borrower is involved, such U.S. Borrower is the surviving corporation, (ii) any Canadian Loan Party may merge or amalgamate into another Canadian Loan Party so long as in a transaction (other than the Post-Closing Amalgamation Transactions) in which a Canadian Borrower is involved, such Canadian Borrower is the surviving corporation, (iii) TVC Canada Corp. may merge or amalgamate into WDCH, LP or another Canadian Loan Party or may liquidate or dissolve, (iv) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve (and distribute its assets to its immediate parent) if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders, (v) any Restricted Subsidiary may transfer its assets to a Loan Party and any Restricted Subsidiary which is not a Loan Party may transfer its assets to another Restricted Subsidiary which is not a Loan Party, (vi) any Loan Party may merge or amalgamate with any other Person in connection with the consummation of a Permitted Acquisition so long as (A) no Change of Control results therefrom, (B) in the case of a merger of any Loan Party with any other Person, such Loan Party is the surviving entity and (C) in the case of the amalgamation of any Canadian Loan Party (the “Constituent Canadian Loan Party”) with any other Person, the entity resulting from such amalgamation shall confirm in writing that it is a Canadian Loan Party and has succeeded to and is bound by all of the obligations of the Constituent Canadian Loan Party under the Loan Documents in the same manner and to the same extent as the Constituent Canadian Loan Party was so bound immediately prior to such amalgamation and shall take such other actions and execute and deliver such other documents as the Administrative Agent may reasonably request to ratify and confirm such obligations and the continuing validity, perfection and priority of the Administrative Agent’s Liens in the Collateral of the Constituent Canadian Loan Party after giving effect to such amalgamation, all of which shall be satisfactory in form and substance to the Administrative Agent and (vi) the Loan Parties may consummate the Post-Closing Amalgamation Transactions so long as the Loan Parties comply with Section 5.13(h) concurrently therewith.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries (other than Excluded Subsidiaries which are not Loan Parties), to engage in any business other than businesses substantially similar to the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

(c) Holdings will not engage in any business or activity other than the ownership of Equity Interests in its Subsidiaries and activities incidental thereto. Holdings will not own or acquire any material assets (other than Equity Interests in its Subsidiaries and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities (other than liabilities under the Loan Documents, Indebtedness permitted under Section 6.01, and liabilities reasonably incurred in connection with its maintenance of its existence).

(d) WESCO Receivables will not engage in any business or activity other than the ownership of Accounts sold to WESCO Receivables by the U.S. Borrowers pursuant to the Receivables Securitization Agreements and the incurrence of Indebtedness pursuant to the Receivables Securitization Agreements and activities incidental thereto. WESCO Receivables will not own or acquire any material assets other than Accounts sold to WESCO Receivables by the U.S. Borrowers or incur any liabilities, in each case, except pursuant to and in accordance with the Receivables Securitization Agreements (other than liabilities reasonably incurred in connection with its maintenance of its existence).

(e) The Real Estate Subsidiaries will not engage in any business or activity other than the ownership and leasing of real property (and the fixtures and equipment located thereon) and the incurrence of Indebtedness pursuant to the Real Estate Loan Agreements or as otherwise permitted by Section 6.01(e) and activities incidental thereto. The Real Estate Subsidiaries will not own or acquire any material assets other than real property (and the fixtures and equipment located thereon) or incur any liabilities, in each case, except pursuant to and in accordance with the Real Estate Loan Agreements or as otherwise permitted by Section 6.01(e) (other than liabilities reasonably incurred in connection with its maintenance of its existence).

(f) Unless such entity shall have complied with the applicable provisions of Section 5.13 within the time periods set forth in such Section (and except as otherwise contemplated by the EECOL Acquisition and the Intercompany Step Transactions):

(i) TVC International Holding, LLC, WESCO Distribution III ULC, and Carlton Bates Company of Texas GP, Inc. will not engage in any business or activity and will not own or acquire any material assets or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of their existence);

(ii) TVC Canada Corp. will not engage in any business or activity other than the ownership of Equity Interests in WESCO Distribution Canada Co. and activities incidental thereto; and

(iii) TVC Canada Corp. will not own or acquire any material assets (other than Equity Interests in WESCO Distribution Canada Co.) or incur any liabilities (other than Indebtedness under the Loan Documents and liabilities reasonably incurred in connection with the maintenance of its existence).

(g) WDINESCO II B.V. will not engage in any business or activity other than the ownership of Equity interests in WDCH, LP and in Excluded Subsidiaries and in Unrestricted Subsidiaries and activities incidental thereto. WDINESCO II B.V. will not own or acquire any material assets (other than Equity Interests in WDCH, LP and in Excluded Subsidiaries and in Unrestricted Subsidiaries and intercompany Indebtedness owing from Holdings or one or more of its Subsidiaries to WDINESCO II B.V.) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO II B.V. to Holdings or one or more of its Subsidiaries).

(h) WDINESCO II C.V. will not engage in any business or activity other than the ownership of Equity interests in WDINESCO C.V. and in Excluded Subsidiaries and in Unrestricted Subsidiaries and activities incidental thereto. WDINESCO II C.V. will not own or acquire any material assets (other than Equity Interests in WDINESCO C.V. and in Excluded Subsidiaries and in Unrestricted Subsidiaries and intercompany Indebtedness owing from Holdings or one or more it its Subsidiaries to WDINESCO II C.V.) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO II C.V. to Holdings or one or more of its Subsidiaries).

(i) WDINESCO C.V. will not engage in any business or activity other than the ownership of Equity interests in WESCO Distribution Canada GP Inc., in WESCO Distribution Canada LP, in Excluded Subsidiaries and in Unrestricted Subsidiaries and activities incidental thereto. WDINESCO C.V. will not own or acquire any material assets (other than Equity Interests in WESCO Distribution Canada GP, in WESCO Distribution Canada LP, in Excluded Subsidiaries and in Unrestricted Subsidiaries and intercompany Indebtedness owing to WDINESCO C.V. from Holdings or one or more of its Subsidiaries) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO C.V. to Holdings or one or more of its Subsidiaries).

(j) WDINESCO III C.V. will not engage in any business or activity other than the ownership of Equity interests in WDINESCO II C.V. and in Excluded Subsidiaries and in Unrestricted Subsidiaries and activities incidental thereto. WDINESCO III C.V. will not own or acquire any material assets (other than Equity Interests in WDINESCO II C.V. and in Excluded Subsidiaries and in Unrestricted Subsidiaries and intercompany Indebtedness owing to WDINESCO III C.V. from Holdings or one or more of its Subsidiaries) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO III C.V. to Holdings or one or more of its Subsidiaries).

(k) WDINESCO III B.V. will not engage in any business or activity other than the ownership of Equity interests in WDCC Enterprises. and in Excluded Subsidiaries and in Unrestricted Subsidiaries and activities incidental thereto. WDINESCO III B.V. will not own or acquire any material assets (other than Equity Interests in WDCC Enterprises and in Excluded Subsidiaries and in Unrestricted Subsidiaries and intercompany Indebtedness owing to WDINESCO III B.V. from Holdings or one or more of its Subsidiaries) or incur any liabilities (other than liabilities reasonably incurred in connection with the maintenance of its existence and intercompany Indebtedness owing from WDINESCO III B.V. to Holdings or one or more of its Subsidiaries.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any Subsidiary (other than Excluded Subsidiaries and Unrestricted Subsidiaries) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a) Permitted Investments, subject (as provided in the U.S. Security Agreement or the Canadian Security Agreement, as the case may be) to control agreements in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be) or otherwise subject to a perfected security interest in favor of the Administrative Agent (for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be);

(b) Investments in existence on the date hereof (including Investments by the Loan Parties in Equity Interests in their respective Subsidiaries);

(c) Investments made after the date hereof by: (i) a U.S. Loan Party in any other U.S. Loan Party; (ii) a Canadian Loan Party in any other Canadian Loan Party; or (iii) a U.S. Loan Party in a Canadian Loan Party so long as, in the case of this subclause (iii): (A) the aggregate amount of such Investments (together with the aggregate Indebtedness and Guarantees outstanding pursuant to Section 6.01(h)) shall not exceed at any time outstanding (in each case determined without regarding to any write-downs or write-offs) the sum of (x) $25,000,000 and (y) the net proceeds of any issuance of Equity Interests by Holdings or any incurrence of Indebtedness by any U.S. Loan Party permitted under Section 6.01 (other than Indebtedness incurred under the Receivables Securitization Agreements) which Indebtedness is incurred for the purpose of funding an investment in a Canadian Loan Party, (B) no Event of Default has occurred and is continuing at the time of such Investment, or would result therefrom; (C) for the period of sixty (60) consecutive days prior to, and as of the date of, such Investment, in each case, after giving effect to such Investment (and any Revolving Loans made to fund such Investment), Aggregate Availability exceeds 10% of the Aggregate Revolving Commitments (provided that (x) in calculating Aggregate Availability for the sixty day period prior to the making of such Investment for purposes of this clause (C), Aggregate Availability for such sixty day period shall be determined on a pro forma basis, as if such Investment (and any Revolving Loans made to fund such Investment) had been made on the first day of such period and (y) if at any time during such sixty day period, Aggregate Availability shall be less than or equal to 10% of the Aggregate Revolving Commitments and (1) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or (2) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof, for purposes of determining whether the Borrowers have met the foregoing test, Aggregate Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or such increase in the Aggregate Revolving Commitments, as applicable, had occurred on the first day of such sixty day period); provided, that, for purposes of this Section 6.04(c), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party; and (D) after giving effect to such Investment (and any Revolving Loans made to fund such Investment), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(d) Investments made after the date hereof by a Loan Party in any Foreign Subsidiary, Unrestricted Subsidiary or in any Intermediate Holding Company which owns directly, or through one or more subsidiaries, a Foreign Subsidiary or Unrestricted Subsidiary (whether consisting of (i) Investments in existing Foreign Subsidiaries or Unrestricted Subsidiaries (or Intermediate Holding Companies) or (ii) the acquisition or formation of any new Foreign Subsidiary or Unrestricted Subsidiary (or Intermediate Holding Company)) so long as: (A) the aggregate amount of such Investments (together with the aggregate Indebtedness and Guarantees outstanding pursuant to Section 6.01(k)) shall not exceed $75,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs), (B) no Event of Default has occurred and is continuing at the time of such Investment, or would result therefrom; (C) for the period of sixty (60) consecutive days prior to, and as of the date of, such Investment, in each case, after giving effect to such Investment (and any Revolving Loans made to fund such Investment), Aggregate Availability exceeds 10% of the Aggregate Revolving Commitments (provided that (x) in calculating Aggregate Availability for the sixty day period prior to the making of such Investment for purposes of this clause (C), Aggregate Availability for such sixty day period shall be determined on a pro forma basis, as if such Investment (and any Revolving Loans made to fund such Investment) had been made on the first day of such period and (y) if at any time during such sixty day period, Aggregate Availability shall be less than or equal to 10% of the Aggregate Revolving Commitments and (1) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or (2) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof, for purposes of determining whether the Borrowers have met the foregoing test, Aggregate Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or such increase in the Aggregate Revolving Commitments, as applicable, had occurred on the first day of such sixty day period); and (D) in the case of any such Investment by a U.S. Loan Party in such Foreign Subsidiary, Unrestricted Subsidiary or Intermediate Holding Company, after giving effect to such Investment (and any Revolving Loans made to fund such Investment), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(e) loans or advances made by the Loan Parties (i) to employees of the Loan Parties on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $1,000,000 in the aggregate at any one time outstanding and (ii) to executive officers of Holdings on an arms-length basis in the ordinary course of business to permit such officers to purchase Equity Interests in Holdings (or to exercise options to purchase Equity Interests in Holdings) up to a maximum of $5,000,000 in the aggregate at any one time outstanding;

(f) subject to Sections 4.2(a) and 4.4 of the U.S. Security Agreement and the Canadian Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(g) Investments in the form of Swap Agreements permitted by Section 6.07;

(h) Investments received in connection with the dispositions of assets permitted by Section 6.05;

(i) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances;”

(j) Permitted Acquisitions;

(k) Investments constituting Indebtedness permitted under Section 6.01(j);

(l) the formation by (i) any U.S. Loan Party of any Domestic Subsidiary, Canadian Subsidiary or Foreign Subsidiary, (ii) any Canadian Loan Party of any Canadian Subsidiary or Foreign Subsidiary, and (iii) any Foreign Subsidiary of any other Foreign Subsidiary, so long as, in each case: (i) the Loan Parties comply with Section 5.13, and (ii) no Event of Default has occurred and is continuing or would result after giving effect to such formation;

(m) Investments made by Foreign Subsidiaries which are Restricted Subsidiaries;

(n) Guarantees of obligations of Canadian Subsidiaries or Foreign Subsidiaries which are Restricted Subsidiaries incurred in the ordinary course of business and not constituting Indebtedness for borrowed money;

(o) Investments (other than those made in reliance on any other paragraph of this Section 6.04) in an aggregate amount not to exceed $20,000,000, so long as (i) no Event of Default has occurred and is continuing or would result after giving effect to any such Investment; (ii) for the period of sixty (60) consecutive days prior to, and as of the date of, such Investment, in each case, after giving effect to such Investment (and any Revolving Loans made to fund such Investment), Aggregate Availability exceeds 10% of the Aggregate Revolving Commitments (provided that (A) in calculating

Aggregate Availability for the sixty day period prior to the making of such Investment for purposes of this clause (ii), Aggregate Availability for such sixty day period shall be determined on a pro forma basis, as if such Investment (and any Revolving Loans made to fund such Investment) had been made on the first day of such period and (B) if at any time during such sixty day period, Aggregate Availability shall be less than or equal to 10% of the Aggregate Revolving Commitments and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof, for purposes of determining whether the Borrowers have met the foregoing test, Aggregate Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or such increase in the Aggregate Revolving Commitments, as applicable, had occurred on the first day of such sixty day period); and (iii) in the case of any such Investment made by a U.S. Loan Party, after giving effect to such Investment (and any Revolving Loans made to fund such Investment), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(p) Investments (other than those made in reliance on any other paragraph of this Section 6.04), so long as (i) at the time of and after giving effect to such Investment, the Adjusted Fixed Charge Coverage Ratio (calculated for the period of four consecutive fiscal quarters then most recently ended as if such Investment had been made on the first day of such period) shall be not less than 1.1 to 1.0; (ii) the Borrower Representative shall have delivered to the Administrative Agent a written certification as to and a reasonably detailed calculation of the Adjusted Fixed Charge Coverage Ratio demonstrating compliance with the foregoing clause (i), which certification and calculation shall reasonably satisfactory in form and substance to the Administrative Agent, (iii) no Event of Default has occurred and is continuing or would result after giving effect to any such Investment; (iv) for the period of sixty (60) consecutive days prior to, and as of the date of, such Investment, in each case, after giving effect to such Investment (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such Investment), Combined Availability exceeds the Combined Availability Trigger Amount (provided that (A) in calculating Combined Availability for the sixty day period prior to the making of such Investment for purposes of this clause (iv), Combined Availability for such sixty day period shall be determined on a pro forma basis, as if such Investment (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such Investment) had been made on the first day of such period and (B) if at any time during such sixty day period, Combined Availability shall be less than the Combined Availability Trigger Amount and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period); and (v) in the case of any such Investment made by a U.S. Loan Party, after giving effect to such Investment (and any Revolving Loans made to fund such Investment), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(q) the EECOL Acquisition;

(r) the New Canada LP II $150,000,000 Intercompany Loan;

(s) the issuance by WDCC Enterprises to WDC Holding of the Hybrid Security; and

(t) any other Investments by Loan Parties and Restricted Subsidiaries in other Loan Parties and Restricted Subsidiaries contemplated by the Intercompany Step Transactions.

For greater certainty, the Borrowers may elect from time to time to consider Investments as falling within one or more of the categories above and may divide Investments among two or more categories. The restrictions set forth in any subpart of this Section by way of description of Investments shall not be deemed to require that Investments meeting such description be placed in such subpart for purposes of determining compliance with this Section.

SECTION 6.05 Asset Sales. No Loan Party will, nor will it permit any Subsidiary (other than Excluded Subsidiaries which are not Loan Parties and Unrestricted Subsidiaries) to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary (other than Excluded Subsidiaries and Unrestricted Subsidiaries) to issue any additional Equity Interest in such Subsidiary (other than to another Loan Party in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of Inventory in the ordinary course of business;

(b) sales, transfers, leases and dispositions by: (i) any U.S. Loan Party to any other U.S. Loan Party, or (ii) any Canadian Loan Party to any other Canadian Loan Party; provided, that, for purposes of this Section 6.05(b), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party;

(c) sales of Accounts by the U.S. Borrowers to WESCO Receivables pursuant to the Receivables Securitization Agreements;

(d) sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;

(e) sales, transfers and dispositions of Permitted Investments and other investments permitted by clause (h) of Section 6.04;

(f) sale and leaseback transactions permitted by Section 6.06;

(g) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;

(h) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(i) the granting of Permitted Liens;

(j) sales, transfers and dispositions to the extent constituting Investments permitted under Section 6.04 (other than sales of Equity Interests in Loan Parties or in any Parent of any Loan Party); and

(k) sales, transfers and other dispositions of real property, equipment or other fixed or capital assets that are no longer used or useful to the business operations of the Loan Parties;

(l) sales, transfers and other dispositions of Equity Interests in Excluded Subsidiaries;

(m) any sales, transfers or other dispositions by Loan Parties and Subsidiaries to other Loan Parties and Subsidiaries contemplated by the Intercompany Step Transactions;

(n) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers and other dispositions of assets (other than assets constituting Collateral or Equity Interests in Loan Parties or in any Parent of any Loan Party) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (n) shall not exceed $20,000,000 during any fiscal year, provided further that, subject to the condition set forth at the beginning of this Section 6.05(n), any portion of the basket amount set forth in the foregoing proviso that is not utilized by the Loan Parties in any particular fiscal year may be carried forward and utilized in any subsequent fiscal year; and

(o) sales of Accounts in connection with factoring arrangements entered into by Loan Parties and non-Affiliates in the ordinary course of business, provided that the total amount of all such Accounts sold pursuant to such factoring arrangements shall not exceed $10,000,000 in the aggregate at any one time outstanding;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraph (b) above) shall be made for fair value.

SECTION 6.06 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary (other than Excluded Subsidiaries which are not Loan Parties and Unrestricted Subsidiaries) to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for: (a) any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; and (b) other sales of any fixed or capital assets by any Borrower or any Restricted Subsidiary so long as: (i) no Event of Default has occurred and is continuing at the time of any such sale, or would result therefrom ; and (ii) for the period of sixty (60) consecutive days prior to, and as of the date of, such sale of fixed or capital assets, in each case, after giving effect to such sale of fixed or capital assets, Combined Availability exceeds the Combined Availability Trigger Amount (provided that (A) in calculating Combined Availability for the sixty day period prior to any such sale of fixed of capital assets for purposes this clause (b), Combined Availability for such sixty day period shall be determined on a pro forma basis, as if such sale had been made on the first day of such period and (B) if at any time during such sixty day period, Combined Availability shall be less than the Combined Availability Trigger Amount and (x) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (y) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period).

SECTION 6.07 Swap Agreements. No Loan Party will, nor will it permit any Subsidiary (other than Excluded Subsidiaries which are not Loan Parties and Unrestricted Subsidiaries) to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party has actual exposure (other than those in respect of Equity Interests of any Loan Party), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except

(i) each of Holdings and each Restricted Subsidiary may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

(ii) any U.S. Loan Guarantor may make dividends to any other U.S. Loan Guarantor or to any U.S. Borrower, provided that for purposes of this Section 6.08(a)(ii), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Guarantor;

(iii) any U.S. Borrower may make dividends to any other U.S. Borrower;

(iv) any Canadian Loan Party (other than a Canadian Borrower) may make dividends to any other Canadian Loan Party or any U.S. Loan Party, provided that for purposes of this Section 6.08(a)(iv), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party;

(v) any Foreign Subsidiary which is a Restricted Subsidiary may make dividends (A) to any other Foreign Subsidiary which is a Restricted Subsidiary or (B) to any Loan Party;

(vi) any Restricted Subsidiary may make dividends to any direct holder of its Equity Interests, provided that, (A) if any Intermediate Holding Company receives any dividend at any time, substantially contemporaneously with its receipt of such dividend, such Intermediate Holding Company shall use all of the proceeds thereof to make a dividend to a Loan Party or to another Intermediate Holding Company and (B) Holdings may not make any Restricted Payments other than as provided in clause (vii) of this Section 6.08(a); and

(vii) Holdings may make dividends to the holders of Equity Interests in Holdings and may repurchase its Equity Interests and outstanding Indebtedness (in public or private transactions, including tender and exchange offers and the Loan Parties and their Subsidiaries may make Restricted Payments to Holdings, or to such entity’s respective equity holders, for the purpose of funding such dividends and repurchases) so long as (A) such dividends and repurchases are made in accordance with applicable law; (B) no Event of Default has occurred and is continuing or would result after giving effect to any such dividend or repurchase; (C) for the period of sixty (60) consecutive days prior to, and as of the date of, such dividend or repurchase, in each case, after giving effect to such dividend or repurchase (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such dividend or repurchase), Combined Availability exceeds the Combined Availability Trigger Amount (provided that (x) in calculating Combined Availability for the sixty day period prior to the such dividend or repurchase for purposes of this clause (C), Combined Availability for such sixty day period shall be determined on a pro forma basis, as if dividend or repurchase (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such dividend or repurchase) had been made on the first day of such period and (y) if at any time during such sixty day period, Combined Availability shall be less than the Combined Availability Trigger Amount and (1) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (2) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period); and (D) after giving effect to any such dividend or repurchase (and any Revolving Loans made to fund such dividend or repurchase), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base.

For greater certainty, the Borrowers may elect from time to time to consider Restricted Payments as falling within one or more of the categories above and may divide Restricted Payments among two or more categories. The restrictions set forth in any subpart of this Section by way of description of any Restricted Payments shall not be deemed to require that any Restricted Payments meeting such description be placed in such subpart for purposes of determining compliance with this Section.

(b) No Loan Party will, nor will it permit any Subsidiary (other than (i) Unrestricted Subsidiaries or (ii) Excluded Subsidiaries which are not Loan Parties) to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v) payment of Indebtedness owed by a Loan Party or Restricted Subsidiary of a Loan Party to any other Loan Party or Subsidiary of a Loan Party, provided that (A) such Indebtedness is permitted by Section 6.01 and (B) no Loan Party shall be permitted to make any payment in respect of any Indebtedness to any Subsidiary which is not a Loan Party if (x) an Event of Default has occurred and is continuing or would result therefrom or (y) such payment would be prohibited by the subordination provisions of such Indebtedness;

(vi) payment by Holdings or WESCO Distribution, Inc. in respect of any conversion, put or mandatory repurchase obligation with respect to the 2029 Convertible Debentures in an aggregate amount not to exceed $5,000,000 in any fiscal year; provided, however, that

(A) if (x) any such payment by Holdings or WESCO Distribution, Inc. would cause the aggregate amount of such payments made in respect of the 2029 Convertible Debentures in any fiscal year to exceed $5,000,000, (y) as of the date of, and at all times during the period of sixty (60) consecutive days prior to, such payment, in each case, after giving effect to such payment (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such payment): (1) Aggregate Availability is greater than or equal to 10% of the Aggregate Revolving Commitments and (2) Aggregate Availability does not equal or exceed 17.5% of the Aggregate Revolving Commitments and Combined Availability does not equal or exceed the Combined Availability Trigger Amount (it being understood that for purposes of this clause (y), (I) Aggregate Availability and Combined Availability for the sixty day period prior to any such payment shall be calculated on a pro forma basis as if the applicable payment (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such payment) had been made on the first day of such sixty day period and (II) if at any time during such sixty day period, Aggregate Availability shall be less than 10% of the Aggregate Revolving Commitments and (aa) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or (bb) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof, for purposes of determining whether the Borrowers have met the test set forth in the foregoing clause (y)(1), Aggregate Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or such increase in the Aggregate Revolving Commitments, as applicable, had occurred on the first day of such sixty day period) and (z) at the time of and after giving effect to any such payment, the Adjusted Fixed Charge Coverage Ratio (calculated for the period of four consecutive fiscal quarters then most recently ended as if such payment had been made on the first day of such period) shall be not less than 1.1 to 1.0, then, Holdings or WESCO Distribution shall be permitted to make such payment under this paragraph (A) so long as such payment would not cause the aggregate amount of all such payments made in respect of the 2029 Convertible Debentures during such fiscal year to exceed $30,000,000 and, after giving effect to such payment (and any Revolving Loans made to fund such payment), U.S. Availability would not be less than 10% of the U.S. Borrowing Base; and

(B) if (x) any such payment by Holdings or WESCO Distribution, Inc. would cause the aggregate amount of such payments made in respect of the 2029 Convertible Debentures in any fiscal year to exceed $5,000,000 and (y) as of the date of, and at all times during the period of sixty (60) consecutive days prior to, such payment, in each case, after giving effect to such payment (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such payment): (1) Aggregate Availability is greater than or equal to 17.5% of the Aggregate Revolving Commitments or (2) Combined Availability is greater than or equal to the Combined Availability Trigger Amount (it being understood that (I) for purposes of this clause (y), Aggregate Availability and Combined Availability for the sixty day period prior to any such payment shall be calculated on a pro forma basis as if the applicable payment (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization

Agreements made to fund such payment) had been made on the first day of such period and (II) if at any time during such sixty day period, Aggregate Availability shall be less than 17.5% of the Aggregate Revolving Commitments or Combined Availability shall be less than the Combined Availability Trigger Amount and (aa) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (bb) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the test set forth in the foregoing clauses (y)(1) or (y)(2), Aggregate Availability and Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period), then, Holdings or WESCO Distribution, Inc. shall be permitted to make such payment under this paragraph (B) regardless of the amount thereof, provided that, after giving effect to such payment (and any Revolving Loans made to fund such payment), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(vii) payment or prepayment of any Indebtedness if (A) after giving effect to such payment, no Default or Event of Default has occurred and is continuing, (B) for the period of sixty (60) consecutive days prior to, and as of the date of, such payment or prepayment, in each case, after giving effect to such payment or prepayment (and any Revolving Loans or loans, transfers or sales made under the Receivables Securitization Agreements to fund such payment or prepayment), Combined Availability exceeds the Combined Availability Trigger Amount (provided that (x) in calculating Combined Availability for the sixty day period prior to the making of such payment or prepayment for purposes of this clause (B), Combined Availability for such sixty day period shall be determined on a pro forma basis, as if payment or prepayment (and any Revolving Loans or loans, transfers or sales under the Receivables Securitization Agreements made to fund such payment or prepayment) had been made on the first day of such period and (y) if any time during such sixty day period, Combined Availability shall be less than the Combined Availability Trigger Amount and (1) the Borrowers shall raise additional capital through the issuance of Equity Interests by Holdings or the incurrence of Indebtedness permitted under Section 6.01 and utilize a portion of the proceeds of such additional capital raise to pay down outstanding Revolving Loans or outstanding amounts owing under the Receivables Securitization Agreements or (2) the Aggregate Revolving Commitments are increased pursuant to Section 2.09(e) hereof or the Securitization Purchase Limit is increased pursuant to the Receivables Securitization Agreements, for purposes of determining whether the Borrowers have met the foregoing test, Combined Availability shall be determined on a pro forma basis, as if such capital raise and pay down of outstanding Revolving Loans or amounts owing under the Receivables Securitization Agreements or such increase in the Aggregate Revolving Commitments or Securitization Purchase Limit, as applicable, had occurred on the first day of such sixty day period) and (C) after giving effect to such payment (and any Revolving Loans made to fund such payment), U.S. Availability shall not be less than 10% of the U.S. Borrowing Base;

(viii) mandatory prepayments of principal under and in accordance with the Term Loan Agreement in respect of excess cash flow, asset sales, issuance of unpermitted indebtedness and insurance and condemnation events to the extent such payments would not violate the terms of ABL-Term Loan Intercreditor Agreement.

For greater certainty, the Borrowers may elect from time to time to consider payments in respective of Indebtedness as falling within one or more of the categories above and may divide such payments among two or more categories. The restrictions set forth in any subpart of this Section by way of description of any such payments shall not be deemed to require that any payments meeting such description be placed in such subpart for purposes of determining compliance with this Section.

SECTION 6.09 Transactions with Affiliates. Except as otherwise permitted by this Agreement, no Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among: (i) any U.S. Loan Parties; or (ii) any Canadian Loan Parties (provided that, for purposes of this clause (b), a Canadian Cross-Border Loan Guarantor shall be treated only as a Canadian Loan Party and not as a U.S. Loan Party), (c) investments permitted by Section 6.04, (d) Indebtedness permitted under Section 6.01, (e) sale and lease back transactions permitted by Section 6.06; (f) Restricted Payments permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Loan Party who are not employees of such Loan Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Loan Parties in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Loan Party’s board of directors.

SECTION 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any the Collateral, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof with respect to documents identified on Schedule 6.10 or any extension or renewal of, or any amendment, modification or replacement of such documents (to the extent such extension, renewal, amendment, modification or replacement is not prohibited by this Agreement) which does not expand the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to customary restrictions and conditions contained in any agreement relating to Indebtedness of a special purpose entity if such restriction applies to the creation of Liens on the assets of such special purpose entity or limits such special purpose entity from paying dividends or distributions in respect of such special purpose entity’s income or property, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, and (vii) the foregoing shall not apply to restrictions and conditions set forth in the Term Loan Agreement, as in effect on the Restatement Date or as amended, restated, supplemented, modified, renewed, replaced or refinanced from time to time in accordance with the ABL-Term Loan Intercreditor Agreement.

SECTION 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any term or provision of (a) the 2029 Convertible Notes Indenture, the Real Estate Loan Agreements or the Receivables Securitization Agreements, except for amendments to the Receivable Securitization Agreements which do not adversely affect the Collateral, the Intercreditor Agreement or the Administrative Agent’s rights thereunder; (b) the Term Loan Documents in any manner which would violate the ABL-Term Loan Intercreditor Agreement; or (c) (i) its certificate of incorporation, by-laws, operating, memorandum of association, management or partnership agreement or other organizational documents or (ii) any other document evidencing any Material Indebtedness (other than Indebtedness described in clauses (a) through (b) of this Section 6.11), to the extent any such amendment, modification or waiver of any instrument, contract or agreement described in this clause (c) would be materially adverse to the Lenders.

SECTION 6.12 Fixed Charge Coverage Ratio. If a Fixed Charge Coverage Trigger Event shall occur, the Loan Parties will not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00 (a) as of the last day of the fiscal quarter which has ended immediately prior to such Fixed Charge Coverage Trigger Event and for which financial statements are available or are required to be delivered hereunder (the “Initial Test Date”) and (b) as of the last day of each fiscal quarter ending after such Initial Test Date until the Fixed Charge Coverage Trigger Period shall no longer be continuing.

SECTION 6.13 Designation of Subsidiaries. No Loan Party will designate any Restricted Subsidiary as an Unrestricted Subsidiary unless (i) the Borrower Representative delivers a written notice to the Administrative Agent of such designation, (ii) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such designation, the Leverage Ratio is less than 4.75 to 1.00 as of the last day of the most recently completed period of four consecutive fiscal quarters ending prior to the date of such designation for which the financial statements and certificates required by Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(d), have been delivered and, as a condition precedent to the effectiveness of any the designation such Borrower Representative shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance, (iv) such Subsidiary is not designated as a “Restricted Subsidiary” (or the equivalent) for the purpose of the 2029 Convertible Debentures, any other Subordinated Indebtedness or the Term Loan Documents and is not otherwise generally subject to the representations, warranties, covenants and events of default under the 2029 Convertible Debentures, any other Subordinated Indebtedness or Term Loan Documents, (v) such Restricted Subsidiary and its subsidiaries do not own any Equity Interests or Indebtedness of, or own or hold any Lien on, any property of any Loan Party, (vi) such Subsidiary or such Subsidiary’s subsidiaries have not at the time of designation, and do not, thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of any Loan Party, (vii) such Subsidiary is not a Subsidiary which is a Borrower or other Loan Party as of the Restatement Date, an EECOL Acquired Entity, WESCO Receivables or any Subsidiary which holds any Equity Interests or Indebtedness of WESCO Receivables, (viii) such Subsidiary is not an operating company, (ix) the revenues of such Subsidiary, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, were less than 5% of the consolidated revenues of Holdings and its Subsidiaries for such period, (x) the revenues of such Subsidiary, as of end of any fiscal year, for the period of four consecutive fiscal quarters then ended, when taken together with the revenues of all Excluded Subsidiaries and all other Unrestricted Subsidiaries were less than 15% of the consolidated revenues of Holdings and its Subsidiaries for such period, (xi) the consolidated assets of such Subsidiary, as of end of any fiscal year, were less than 5% of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year, and (xii) the consolidated assets of such Subsidiary, as of end of any fiscal year, when taken together with the consolidated assets of all Excluded Subsidiaries and all other Unrestricted Subsidiaries were less than 15% of the consolidated total assets of Holdings and its Subsidiaries as of the end of such fiscal year (in the case of each of the foregoing clauses (ix) through (xii), as reflected on the most recent annual or quarterly consolidated financial statements of Holdings and its Subsidiaries). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment therein by such Borrower and its Restricted Subsidiaries, as applicable, at the date of designation in an amount equal to the fair market value of the applicable parties’ investment therein (the fair market value of such investment to be calculated without regard to any guarantee provided by such designated or re designated Unrestricted Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by such Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Borrower’s and its Restricted Subsidiaries’ (as applicable) Investment in such Subsidiary. Notwithstanding anything to the contrary herein, any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary may not be subsequently redesignated as an Unrestricted Subsidiary.

ARTICLE VII.

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in: (i) Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI of this Agreement, or (ii) Article IV or Article VII of the Canadian Security Agreement or the U.S. Security Agreement;

(e) any Loan Party or Dutch Loan Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such failure or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such failure relates to terms or provisions of Section 5.01,

(ii) 10 days after the earlier of any Loan Party’s knowledge of such failure or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such failure relates to terms or provisions of Section 5.02 (other than Section 5.02(a)), 5.03 (other than with respect to a Loan Party’s existence) through 5.07, 5.09, 5.10, 5.12 or 5.14 of this Agreement or (iii) 30 days after the earlier of any Loan Party’s or Dutch Loan Guarantor’s knowledge of such failure or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such failure relates to terms or provisions of any other Section of this Agreement or any other Loan Document;

(f) any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any “Event of Default” occurs under the 2029 Convertible Debentures Indenture (as such term is defined under such Indenture);

(h) any “Event of Default” occurs under any Real Estate Loan Agreement (as such term is defined therein);

(i) any “Termination Event” (or any other similar event) occurs under the Receivables Securitization Agreements (as “Termination Event” is defined therein);

(j) any event or condition occurs that results in any Material Indebtedness (other than the 2029 Convertible Debentures) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(k) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party, a Significant Subsidiary or WESCO Receivables or its debts, or of a substantial part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for any Loan Party, any Significant Subsidiary or WESCO Receivables or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(l) any Loan Party, any Significant Subsidiary or WESCO Receivables shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (k) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for such Loan Party, such Significant Subsidiary or WESCO Receivables or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,

(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(m) any Loan Party, any Significant Subsidiary or WESCO Receivables shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(n) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by insurance as to which the relevant insurance company has not disputed coverage) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment or any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(o) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $20,000,000 for all periods; or (ii) a Pension Event shall occur which, in the Administrative Agent’s determination, constitutes grounds for the termination under any applicable law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such trustee shall be requested or appointed, or if a Loan Party or any of its Subsidiaries is in default with respect to payments to a Multiemployer Plan or Canadian Pension Plan resulting from their complete or partial withdrawal from such Canadian Pension Plan and any such event may reasonably be expected to have a Material Adverse Effect or any Canadian Loan Party is in default of or with respect to any required contributions to a Canadian Pension Plan or a Canadian Union Plan or any Lien arises (except for contribution amounts not yet due) in connection with any Canadian Pension Plan and any such event may reasonably be expected to have a Material Adverse Effect;

(p) a Change in Control shall occur;

(q) Intentionally Omitted;

(r) the Loan Guaranty or the Canadian Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or the Canadian Guarantee, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty or the Canadian Guarantee to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty or the Canadian Guarantee to which it is a party, or shall give notice to such effect;

(s) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(t) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to the Borrowers described in paragraph (k) or (l) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately and (ii) declare the Loans and other Obligations then outstanding to be due and payable in whole (or in part, in which case any Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in paragraph (k) or (l) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans and other Obligations then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent or the Canadian Administrative Agent, may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to it under the Loan Documents or at law or equity, including all remedies provided under the UCC and the PPSA. Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent shall not deliver a notice to the U.S. Borrowers instructing such Borrowers to terminate and cease all transfers of Receivables (as defined in the Intercreditor Agreement) from the U.S. Borrowers to WESCO Receivables prior to the occurrence of one or more of the following: (A) an Event of Default under paragraphs (k), (l) or (m) of this Article VII or (B) any declaration by the Administrative Agent that the Loans and other Obligations are due and payable pursuant to clause (ii) of this paragraph.

ARTICLE VIII.

The Administrative Agent and Canadian Administrative Agent

Each of the Lender Parties hereby irrevocably appoints each of the Administrative Agent and the Canadian Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and the Canadian Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent and the Canadian Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Without limiting the generality of the paragraph above, for the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code, between each Lender Party, taken individually, on the one hand, and the Administrative Agent, on the other hand, each Loan Party, each such Lender Party and the Administrative Agent acknowledge and agree with the Administrative Agent that each such Lender Party and the Administrative Agent are hereby conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each such Loan Party to the Administrative Agent and each such Lender Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”). Each Loan Party which is not a signatory of this Agreement but is or may become a signatory to any other Loan Documents shall be deemed to have accepted the provisions contained in this paragraph by its execution of such other Loan Documents. Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Québec, each such Loan Party is irrevocably bound towards the Administrative Agent and each Lender Party in respect of the entire Solidary Claim of the Administrative Agent and such Lender Party. As a result of the foregoing, the parties hereto acknowledge that the Administrative Agent and each Lender Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Administrative Agent and such Lender Party and the right to give full acquittance for same. The parties further agree and acknowledge that the Administrative Agent’s Liens on the Collateral under the Collateral Documents shall be granted to the Administrative Agent, for its own benefit and for the benefit of the Lender Parties, as solidary creditor as hereinabove set forth.

In addition, and without limiting any of the foregoing, for the purposes of holding any security granted by any Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each of the Lender Parties hereby irrevocably appoints and authorizes the Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Lender Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Lender Parties hereby irrevocably appoints and authorizes the Administrative Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lender Parties to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lender Parties, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender Party shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender Party, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender Party, all actions taken by the Custodian in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.

The bank serving as the Administrative Agent or the Canadian Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Canadian Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent or the Canadian Administrative Agent hereunder.

Neither the Administrative Agent nor the Canadian Administrative Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent nor the Canadian Administrative Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent and the Canadian Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent or the Canadian Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither the Administrative Agent nor the Canadian Administrative Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or Canadian Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent and the Canadian Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent or the Canadian Administrative Agent, as the case may be, shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent and the Canadian Administrative Agent by the Borrower Representative or a Lender Party, and the Administrative Agent and the Canadian Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the adequacy, accuracy or completeness of any information (whether oral or written) set forth or in connection with any Loan Document, (v) the legality, the validity, enforceability, effectiveness, adequacy or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and the Canadian Administrative Agent, as the case may be.

The Administrative Agent and the Canadian Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any representation, notice, request, certificate, consent, statement, instrument, document or other writing or communication believed by it to be genuine, correct and to have been authorized, signed or sent by the proper Person. The Administrative Agent and the Canadian Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made or authorized by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and the Canadian Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent and the Canadian Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or the Canadian Administrative Agent, as the case may be. The Administrative Agent, the Canadian Administrative Agent and any such sub-agent thereof may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Canadian Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent and the Canadian Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent and the Canadian Administrative Agent, as the case may be, as provided in this paragraph, the Administrative Agent and the Canadian Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor (which shall, in the case of the Canadian Administrative Agent only, be an Affiliate of the Administrative Agent acting through a branch or an office in Canada). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Canadian Administrative Agent, as the case may be, gives notice of its resignation, then the retiring Administrative Agent or Canadian Administrative Agent, as the case may be, may, on behalf of the Lender Parties, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank (which shall, in the case of the Canadian Administrative Agent only, be an Affiliate of the Administrative Agent acting through an office in Canada). Upon the acceptance of its appointment as Administrative Agent or Canadian Administrative Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring (or retired) Administrative Agent or Canadian Administrative Agent, as the case may be, and the retiring Administrative Agent or Canadian Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent and Canadian Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s or Canadian Administrative Agent’s resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or Canadian Administrative Agent as the case may be, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Canadian Administrative Agent as the case may be.

All services rendered in Canada under this Agreement or any other Loan Document to be performed by the Administrative Agent or the Canadian Administrative Agent will be performed by a Canadian resident for purposes of the ITA or an authorized foreign bank for purposes of the Bank Act (Canada).

Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent, the Canadian Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Canadian Administrative Agent or any other Lender Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent or the Canadian Administrative Agent; (b) the Administrative Agent and the Canadian Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent and the Canadian Administrative Agent undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent, the Canadian Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

The Sole Bookrunner, the Sole Lead Arranger and the Co-Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their capacities, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

ARTICLE IX.

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:

(i)	if to any Loan Party, to the Borrower Representative at:

WESCO Distribution, Inc.

Suite 700

225 West Station Square Drive

Pittsburgh, PA 15219

Attention: Treasurer

Facsimile No: 412-454-2374

Email: BBegg@wesco.com

with copies to:

WESCO Distribution, Inc.

Suite 700

225 West Station Square Drive

Pittsburgh, PA 15219

Attention: General Counsel

Facsimile No.: 412-454-4236

Email: DLazzaris@wesco.com

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, PA 19222

Attention: Charles E. Harris

Facsimile No: 412-355-6501

Email: Charles.Harris@klgates.com

(ii)	if to the Administrative Agent, or the U.S. Swingline Lender, to:

JPMorgan Chase Bank, N.A.

1300 East Ninth Street, Floor 13

Cleveland, OH 44114

Attention: David Waugh

Facsimile No: 216-781-2071

Email: david.j.waugh@chase.com

(iii)	if to the Canadian Administrative Agent, or the Canadian Swingline Lender, to:

JPMorgan Chase Bank, N.A., Toronto Branch

Royal Bank Plaza, South Tower

1800 –200 Bay Street

Toronto, Ontario

M5J 2J2

Attention: Augie Marchetti

Facsimile No: 416-981-2375

Email: agostino.a.marchetti@jpmorgan.com

(iv) if to any other Lender or any Issuing Bank, to it at its address, facsimile number or electronic mail address set forth in its Administrative Questionnaire or in any other writing delivered by any such Person to the Administrative Agent.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile or electronic mail shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, to compliance or Default certificates delivered pursuant to Section 5.01 or unless otherwise agreed by the Administrative Agent and the Canadian Administrative Agent, as the case may be, and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address, electronic mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders Parties, hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Lender Party may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Canadian Administrative Agent (to the extent it is a party to such Loan Document) and each Loan Party that is a party thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the U.S. Commitment or Canadian Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (including any such Lender that is a Defaulting Lender), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, postpone the scheduled date of expiration of the Revolving Commitment, without the written consent of each Lender (including any such Lender that is a Default Lender) directly affected thereby, (D) change Section 2.18(b) in any manner adverse to any Lender without such Lender’s consent or in a manner that would alter the manner in which payments are shared, without the written consent of each Lender affected thereby, (E) increase the advance rates set forth in the definition of Canadian Borrowing Base or U.S. Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Revolving Lenders, (F) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (G) release any Loan Guarantor from its obligation under its Loan Guaranty or Canadian Guarantee (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (H) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Canadian Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Canadian Administrative Agent, the Swingline Lenders and the Issuing Banks). Notwithstanding the foregoing, (x) the Administrative Agent may also amend the Revolving Commitment Schedule to reflect assignments entered into pursuant to Section 9.04 and (y) any amendment entered into in connection with an Aggregate Commitment Increase or a Canadian Sublimit Increase pursuant to Section 2.09(f) or Section 2.09(g), as applicable, shall require only the signature of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Revolving Commitment(s) or Canadian Commitments, as applicable, except as otherwise provided in such Section 2.09(f).

(c) The Lender Parties hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan

Parties or the Canadian Loan Parties, as the case may be, on any Collateral (i) upon the termination of all Revolving Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender Party, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty or Canadian Guarantee provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) constituting an Account originated by a Loan Party which has been sold or otherwise transferred to WESCO Receivables pursuant to the Receivables Securitization Agreements; (v) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII; or (vi) otherwise having a value in the aggregate not in excess of $20,000,000 during any calendar year. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral valued in the aggregate (A) in excess of $20,000,000 but not in excess of $50,000,000 during any calendar year without the prior written authorization of the Required Lenders; and (B) in excess of $50,000,000 during any calendar year without the prior written authorization of the Supermajority Revolving Lenders; provided that the consent of all Lenders shall be required for a release of all or substantially all of the Collateral as provided in Section 9.02(b)(H). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent (1) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04 and (2) such assignee bank or other entity shall have consented to the applicable amendment, waiver or consent, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Canadian Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as IntraLinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the applicable Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred by the Agents and their Affiliates in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii) taxes, fees and other charges for (A) lien searches and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(iv) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Canadian Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes (other than taxes based on income), liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower, any other Loan Party or any shareholder or Affiliate of any Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Canadian Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Canadian Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Loan Parties or any of their Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it):

(A) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Borrower Representative (which consent shall be deemed to have been given by the Borrower Representative if the Borrower Representative shall not have responded within five Business Days of a request for such consent), provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a

Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld); and

(C) with the prior written consent of the Issuing Banks (such consent not to be unreasonably withheld).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) any assignments of all or a portion of a Lender’s Canadian Commitment or other rights and obligations under this Agreement relating to the Canadian Borrowers shall be made to a Canadian Qualified Lender.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank (or to any other central bank having jurisdiction over such Lender), and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the Canadian Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Canadian Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of Conflicts) of the State of New York, but giving effect to federal laws applicable to national banks; provided, however, that if the laws of any jurisdiction other than the State of New York shall govern in regard to the validity, perfection or effect of perfection of any Lien or in regard to procedural matters affecting enforcement of any Liens on all or any party of the Collateral, such laws of such other jurisdictions shall continue to apply to that extent.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York County, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided that claims with respect to Canadian Loan Documents may, as provided therein, also be tried in the courts of the Province of Ontario. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Lender Party on a non-confidential basis from a source other than the Borrowers unless such Lender Party knows that such information was obtained in violation of any confidentiality agreement or arrangement. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Lender Party on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE

SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrowers and the other Loan Parties, which information includes the names and addresses of Holdings, the Borrowers and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Borrowers and the other Loan Parties in accordance with the USA Patriot Act.

SECTION 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16 Appointment for Perfection. Each Lender Party hereby appoints each other Lender Party as its agent for the purpose of perfecting Liens, for the benefit of the Lender Parties or the Canadian Lender Parties, as the case may be, in assets which, in accordance with Article 9 of the UCC, the PPSA, the Securities Transfer Act (Ontario) or any other applicable law can be perfected only by possession. Should any Lender Party (other than the Administrative Agent) obtain possession of any such Collateral, such Lender Party shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18 Judgment Currency Conversion. (a) The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in dollars or in Canadian Dollars, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Loan Party of the full amount of the Obligation Currency expressed to be payable to the applicable Loan Party under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Administrative Agent’s quoted rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties each covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Any amount due from a Loan Party under this Section 9.18 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 9.19 Canadian Anti-Money Laundering Legislation. (a) Each Borrower acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lender Parties may be required to obtain, verify and record information regarding the Borrowers and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrowers, and the transactions contemplated hereby. Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender Party or any prospective assignee or participant of a Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Canadian Administrative Agent has ascertained the identity of any Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Canadian Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender Party, and this Agreement shall constitute a “written agreement” in such regard between each Lender Party and the Canadian Administrative Agent within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Lender Party copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lender Parties agrees that neither the Canadian Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Lender Party, or to confirm the completeness or accuracy of any information it obtains from any Borrower or any such authorized signatory in doing so.

SECTION 9.20 Lender Loss Sharing Agreement. (a) Definitions. As used in this Section 9.20, the following terms shall have the following meanings:

(i) “CAM” means the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established under Section 9.20(b).

(ii) “CAM Exchange” means the exchange of the U.S. Lenders’ interests and the Canadian Lenders’ interests provided for in Section 9.20(b).

(iii) “CAM Exchange Date” means the first date after the Restatement Date on which there shall occur (a) any event described in paragraphs (k) or (l) of Article VII with respect to any Borrower, or (b) an acceleration of Loans and termination of the Revolving Commitments pursuant to Article VII.

(iv) “CAM Percentage” means as to each Lender, a fraction, (a) the numerator of which shall be the aggregate amount of such Lender’s Revolving Commitments immediately prior to the CAM Exchange Date and the termination of the Revolving Commitments, and (b) the denominator of which shall be the amount of the Revolving Commitments of all the Lenders immediately prior to the CAM Exchange Date and the termination of the Revolving Commitments.

(v) “Designated Obligations” means all Obligations of the Borrowers with respect to (a) principal and interest under the Loans, (b) unreimbursed drawings under Letters of Credit and interest thereon and (c) fees under Section 2.12.

(vi) “Revolver Facility” means the facility established under the U.S. Commitments and the Canadian Commitments.

(b) CAM Exchange.

(i) On the CAM Exchange Date,

(A) the U.S. Commitments and the Canadian Commitments shall have terminated in accordance with Article VII;

(B) each U.S. Lender shall fund its participation in any outstanding Swingline Loans and Protective Advances in accordance with Section 2.04 and Section 2.05 of this Agreement, and each Canadian Lender shall fund its participation in any outstanding Swingline Loans and Protective Advances in accordance with Section 2.04 and Section 2.05;

(C) each U.S. Lender shall fund its participation in any unreimbursed LC Disbursements made under the U.S. Letters of Credit in accordance with Section 2.06(e), and each Canadian Lender shall fund its participation in any unreimbursed LC Disbursements made under the Canadian Letters of Credit in accordance with Section 2.06(e); and

(D) the Lenders shall purchase in dollars at par interests in the Designated Obligations under each Revolver Facility (and shall make payments in dollars to the Administrative Agent for reallocation to other Lenders to the extent necessary to give effect to such purchases) and shall assume the obligations to reimburse Issuing Banks for unreimbursed LC Disbursements under outstanding Letters of Credit under such Revolver Facility such that, in lieu of the interests of each Lender in the Designated Obligations under the U.S. Commitments and the Canadian Commitments in which it shall have participated immediately prior to the CAM Exchange Date, such Lender shall own an interest equal to such Lender’s CAM Percentage in each component of the Designated Obligations immediately following the CAM Exchange.

(ii) Each Lender and each Person acquiring a participation from any Lender as contemplated by this Section 9.20 hereby consents and agrees to the CAM Exchange. Each Borrower agrees from time to time to execute and deliver to the Lenders all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans under this Agreement to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Lender to deliver or accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(iii) As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any of the Designated Obligations shall be distributed to the Lenders, pro rata in accordance with their respective CAM Percentages.

(iv) In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by the U.S. Borrowers or the Canadian Borrowers, if applicable, then each Lender shall promptly reimburse such Issuing Bank for its CAM Percentage of such unreimbursed payment in the Equivalent Amount in dollars.

Notwithstanding any other provision of this Section 9.20, each Lender Party agrees that if any Lender Party is required under applicable law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Authority imposing such tax without any obligation to indemnify any Lender Party with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by any Lender Party subject to such withholding to any other Lender Party making such withholding and paying over such amounts, but without diminution of the rights of such Lender Party subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the other Loan Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 9.20, having been paid to such Lender Party to which such withholding or deduction was made.

SECTION 9.21 Restatement. As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended, restated, replaced and superseded in their entirety by this Agreement, provided that (a) nothing herein shall impair or adversely affect the continuation of the liability and obligations of the Loan Parties under the Existing Credit Agreement, as amended hereby, (b) nothing herein shall be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of the Loan Parties evidenced by or arising under the Existing Credit Agreement or the other Existing Loan Documents, as amended hereby, and (c) nothing herein shall be construed to impair, limit, terminate, release or adversely affect the liens and security interests in favor of the Administrative Agent securing such Indebtedness and other obligations and liabilities.

SECTION 9.22 ABL-Term Loan Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that the Liens and security interest granted to the Administrative Agent pursuant to the Collateral Documents and the exercise of any right or remedy by such Administrative Agent thereunder are subject to the provisions of the ABL-Term Loan Intercreditor Agreement. In the event of any conflict between the terms of the ABL-Term Loan Intercreditor Agreement and the Collateral Documents, the terms of the ABL-Term Loan Intercreditor Agreement shall govern and control.

ARTICLE X.

Loan Guaranty

SECTION 10.01 Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lender Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender Party that extended any portion of the Guaranteed Obligations. Notwithstanding any provision to the contrary set forth in this Agreement, the Loan Guaranty of the Canadian Loan Guarantors shall be limited to the Canadian Obligations and in no event shall any Canadian Loan Guarantor be liable as a Guarantor for any obligation of any U.S. Loan Party.

SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Lender Party to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Lender Party, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Lender Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Lender Party with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Lender Parties and no Obligations are outstanding.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender Parties are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender Parties.

SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that no Lender Party shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08 Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations.

SECTION 10.09 Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

SECTION 10.10 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lender Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each U.S. Loan Guarantor is intended solely to preserve the rights of the Lender Parties to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lender Parties hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.11 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Lender Parties and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Lender Parties under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI.

The Borrower Representative

SECTION 11.01 Appointment; Nature of Relationship. WESCO Distribution, Inc., a Delaware corporation is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower, subject to the limits as between Canadian Borrowers and U.S. Borrowers contained in this Agreement. None of the Lender Parties and their respective officers, directors, agents or employees, shall be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lender Parties to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lender Parties. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lender Parties.

SECTION 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Lender Parties the Loan Documents (including without limitation, the ABL-Term Loan Intercreditor Agreement) and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of any certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

ARTICLE XII.

Limitations on Obligations of Canadian Loan Parties

SECTION 12.01 Limitations. Notwithstanding provision to the contrary set forth in this Credit Agreement or any of the Loan Documents, but subject to Section 9.20, in no event shall any Canadian Loan Party (other than the Canadian Cross-Border Loan Guarantors), be liable for, guarantee or otherwise have any obligation with respect to, nor shall any such entity’s assets secure any U.S. Obligations, whether arising under any provisions of such documents relating to guaranty, set off, contribution, subrogation, indemnity, requirements to post collateral, use of deposits or otherwise.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BORROWERS:

WESCO DISTRIBUTION, INC.,
a Delaware corporation
WESCO EQUITY CORPORATION, a Delaware corporation
BRUCKNER SUPPLY COMPANY, INC. a Delaware corporation
WESCO NEVADA, LTD., a Nevada corporation
COMMUNICATIONS SUPPLY CORPORATION, a Connecticut corporation
CALVERT WIRE & CABLE CORPORATION, a Delaware corporation
LIBERTY WIRE & CABLE, INC., a Delaware corporation
CARLTON-BATES COMPANY, an Arkansas corporation
TVC COMMUNICATIONS, L.L.C., a Delaware limited liability company

By	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Treasurer

CONNEY SAFETY PRODUCTS, LLC, a Delaware limited liability company

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Treasurer

[Signature Page to Amended and Restated Credit Agreement]

OTHER U.S. LOAN PARTIES:

WESCO INTERNATIONAL, INC.,
a Delaware corporation
WESCO FINANCE CORPORATION, a Delaware corporation
CDW HOLDCO, LLC, a Delaware limited liability company
WDC HOLDING INC., a Delaware corporation
WESCO NIGERIA, INC., a Delaware corporation
WESCO ENTERPRISES, INC., a Delaware corporation
WESCO HOLDINGS, LLC, a Delaware limited liability company
CBC LP HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Treasurer

WDCH, LP, a Pennsylvania limited partnership

By:	CBC LP Holdings, LLC,
its General Partner

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Treasurer

CONNEY INVESTMENT HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Treasurer

[Signature Page to Amended and Restated Credit Agreement]

CANADIAN BORROWERS:

WESCO DISTRIBUTION CANADA LP, an Ontario limited partnership

By:	WESCO DISTRIBUTION CANADA GP INC.,
its General Partner

By	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Assistant Secretary

WDCC ENTERPRISES INC., an Alberta corporation

By	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Assistant Secretary

[Signature Page to Amended and Restated Credit Agreement]

WDCH US LP,
a Delaware limited partnership

By:	WESCO Distribution II ULC,
its General Partner

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Assistant Secretary

[Signature Page to Amended and Restated Credit Agreement]

OTHER CANADIAN LOAN PARTIES:

WESCO DISTRIBUTION CANADA CO.,
a Nova Scotia company
TVC CANADA CORP.,
A Nova Scotia corporation
WESCO DISTRIBUTION II ULC, a Nova Scotia unlimited liability company
WESCO DISTRIBUTION CANADA GP INC., a Nova Scotia general partnership

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Assistant Secretary

WESCO CANADA II, LP, an Alberta limited partnership

By:	WESCO Distribution II ULC,
its General Partner

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Assistant Secretary

WESCO CANADA I, LP, an Alberta limited partnership

By:	WESCO Holdings, LLC,
its General Partner

By:	/s/ Brian M. Begg
Name:	Brian M. Begg
Title:	Treasurer

[Signature Page to Amended and Restated Credit Agreement]

U.S. ADMINISTRATIVE AGENT,
U.S. LENDER, ISSUING BANK AND
U.S. SWINGLINE LENDER:

JPMORGAN CHASE BANK, N.A., individually, as a U.S. Lender, Administrative Agent, Issuing
Bank and U.S. Swingline Lender

By	/s/ David J. Waugh
Name:	David J. Waugh
Title:	Authorized Officer

CANADIAN ADMINISTRATIVE AGENT, CANADIAN LENDER, ISSUING BANK AND CANADIAN SWINGLINE LENDER:

JPMORGAN CHASE BANK, N.A. TORONTO BRANCH, individually, as a Canadian Lender, Canadian Administrative Agent, Issuing Bank and Canadian Swingline Lender

By	/s/ Agostino A. Marchetti
Name:	Agostino A. Marchetti
Title:	Authorized Officer

[Signature Page to Amended and Restated Credit Agreement]

LENDER: BANK OF AMERICA, N.A.

as a U.S. Lender

By:	/s/ William J. Wilson
Name:	William J. Wilson
Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

Bank of America, N.A., Canada Branch, as a Canadian Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

First National Bank of PA
as a U.S. Lender

By:	/s/ Wayne A. Suprano, Jr.
Name:	Wayne A. Suprano, Jr.
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Christopher S. Helmeci
Name:	Christopher S. Helmeci
Title:	Senior Relationship Manager

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

HSBC BANK CANADA, as a Canadian Lender

By:	/s/ Richard Lo
Name:	Richard Lo
Title:	Global Relationship Manager

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

THE HUNTINGTON NATIONAL BANK, as a U.S. Lender

By:	/s/ W. Christopher Kohler
Name:	W. Christopher Kohler
Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:
THE PRIVATEBANK AND TRUST COMPANY as a U.S. Lender

By:	/s/ Chandra Pierson
Name:	Chandra Pierson
Title:	Associate Managing Director

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

RBS CITIZENS BUSINESS CAPITAL,

A DIVISION OF RBS CITIZENS, N.A.,

as a U.S. Lender and as a Canadian Lender

By:	/s/ Don Cmar
Name:	Don Cmar
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

TD BANK, N.A., as a U.S. Lender

By:	/s/ Edward Behnen
Name:	Edward Behnen
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Matthew Kasper
Name:	Matthew Kasper
Title:	Vice-President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

US BANK N.A.
CANADA BRANCH as a Canadian Lender

By:	/s/ JOSEPH RAUHALA
Name:	JOSEPH RAUHALA
Title:	PRINCIPAL OFFICER

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

PNC BANK, N.A., as a U.S. Lender

By:	/s/ David B. Thayer
Name:	David B. Thayer
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

PNC BANK CANADA BRANCH as a Canadian Lender

By:	/s/ Mike Danby
Name:	Mike Danby
Title:	Assistant Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

WELLS FARGO BANK, N.A.,
as a U.S. Lender

By:	/s/ Michael Henry
Name:	Michael Henry
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:	/s/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Vice President

Domenic Cosentino
Vice President
Wells Fargo Capital Finance Corporation Canada

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, as a U.S. Lender

By:	/s/ Nita Jain
Name:	Nita Jain
Title:	Duly Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

GE Canada Finance Holding Company,

as a Canadian Lender

By:	/s/ DAN BILLARD
Name:	DAN BILLARD
Title:	DULY AUTHORIZED SIGNATORY

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

GOLDMAN SACHS BANK USA,
as a U.S. Lender

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

GOLDMAN SACHS BANK USA,
as a Canadian Lender

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

UBS LOAN FINANCE LLC, as a U.S. Lender

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

UBS LOAN FINANCE LLC, as a Canadian Lender

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

[Signature Page to Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a U.S. Lender

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Vice President

By:	/s/ Wei-Jen Yuan
Name:	Wei-Jen Yuan
Title:	Associate

[Signature Page to Amended and Restated Credit Agreement]

CREDIT SUISSE AG, TORONTO BRANCH,
as a Canadian Lender

By:	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Director

By:	/s/ Paul White
Name:	Paul White
Title:	Vice President
Credit Suisse, AG, Toronto Branch

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

BARCLAYS BANK PLC, as a U.S. Lender

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

LENDER:

BARCLAYS BANK PLC, as a Canadian Lender

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

THE BANK OF NOVA SCOTIA,

as a U.S. Lender and as a Canadian Lender

By:	/s/ Laura Gimena
Name:	Laura Gimena
Title:	Director

By:	/s/ Juan Pablo Jimenez
Name:	Juan Pablo Jimenez
Title:	Associate Director

[Signature Page to Amended and Restated Credit Agreement]

FIFTH THIRD BANK,
as a U.S. Lender

By:	/s/ Jim Janovsky
Name:	Jim Janovsky
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

FIFTH THIRD BANK, OPERATING
THROUGH ITS CANADIAN BRANCH
As a Canadian Lender

By:	/s/ Mauro Spagnolo
Name:	Mauro Spagnolo
Title:	Managing Director and Principal Officer

[Signature Page to Amended and Restated Credit Agreement]

SCHEDULE 1.01

MANDATORY COST FORMULAE

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

Issuing Bank	Account Party	Beneficiary	L/C Number	Currency	Issue Date	Expiration Date	Balance
JP Morgan	WESCO Distribution Canada LP	Kiewit-Alarie, a Partnership	OCOS-703703	CAD	6/22/2012	6/15/2013	278,205.00
JP Morgan	WESCO Distribution Canada LP	Kiewit-Alarie, a Partnership	OCOS-703704	CAD	6/22/2012	6/15/2013	138,925.38
JP Morgan	WESCO Distribution Canada LP	Kiewit-Alarie, a Partnership	OCOS-703705	CAD	6/22/2012	6/15/2013	117,294.60
JP Morgan	WESCO Distribution Canada LP	Terrane Metals Corp	OCOS-703725	CAD	7/3/2012	6/29/2013	23,064.48
JP Morgan	WESCO Distribution Canada LP	Rio Tinto Alcan Inc	OCOS-703729	CAD	7/13/2012	7/12/2013	598,026.40
JP Morgan	WESCO Distribution International Ltd.	JP Morgan Chase Bank, Australia	CPCS-943770	AUD	7/29/11	8/19/13	$170,228.81
JP Morgan	WESCO Distribution International Ltd.	JP Morgan Chase Bank, Australia	CPCS-943770	AUD	7/29/11	8/19/13	$481,825.88
Bank of America	WESCO Distribution, Inc.	Siemens Energy Inc	68077057	USD	9/11/2012	8/30/2013	14,823.00
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68061494	USD	9/8/2012	9/2/2013	386,063.84
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68064607	USD	1/31/2012	1/22/2013	42,094.69
Bank of America	WESCO Distribution, Inc.	Bank of America	68063168	USD	11/23/2011	11/22/2013	84,393.89
Bank of	WESCO	Sandy Creek Power	68049521	USD	5/5/2010	6/29/2013

2

Issuing Bank	Account Party	Beneficiary	L/C Number	Currency	Issue Date	Expiration Date	Balance
America	Distribution, Inc.	Partners LP					68,700.00
Bank of America	WESCO Distribution, Inc.	Arrowood Indemnity Company	68054116	USD	10/28/2010	10/28/2013	75,000.00
Bank of America	WESCO Distribution, Inc.	Sandy Creek Power Partners LP	68049522	USD	5/5/2010	6/29/2013	66,710.00
Bank of America	WESCO Distribution, Inc.	Sandy Creek Power Partners LP	68047082	USD	12/9/2009	6/12/2013	45,523.49
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68074806	USD	5/22/2012	1/10/2013	42,094.69
Bank of America	WESCO Distribution, Inc.	The Travelers Indemnity Company	68050375	USD	5/26/2010	6/3/2013	8,100,000.00
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68061496	USD	9/8/2011	9/2/2013	162,800.40
Bank of America	WESCO Distribution, Inc.	Wells Fargo Bank N.A.	68054808	USD	12/9/2010	5/31/2013	570,636.36
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68064824	USD	2/9/2012	12/12/2012	19,888.60
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68075822	USD	7/5/2012	5/30/2013	16,553.20
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68063725	USD	12/19/2011	9/29/2013	21,445.50
Bank of America	Carlton-Bates Company	Offshore International LLC	3064574	USD	8/3/2004	5/17/2013	123,000.00
Bank of America	Conney Safety Products, LLC	AGNL Conney LLC	68075927	USD	7/12/2012	7/9/2013	772,810.71
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68061495	USD	9/8/2011	9/2/2013	121,215.84
Bank of America	WESCO Distribution, Inc.	Zachry Industrial Inc	68059072	USD	5/24/2011	6/30/2013	268,745.12
Bank of America	WESCO Distribution, Inc.	Cargill Incorporated Corn Milling	68088277	USD	11/16/2012	03/31/2013	221,637
HSBC	WESCO	HSBC Bank Middle	SDCMTN5	USD	06/03/2010	03/19/2013	5,575,000

3

Issuing Bank	Account Party	Beneficiary	L/C Number	Currency	Issue Date	Expiration Date	Balance
	Distribution, Inc.	East Limited	57942

4

SCHEDULE 3.06

DISCLOSED MATTERS

None.

5

SCHEDULE 3.10

CANADIAN PENSION PLANS

None.

6

SCHEDULE 3.12

MATERIAL CONTRACTS

1.	Recapitalization Agreement, dated as of March 27, 1998, among Thor Acquisitions L.L.C., WESCO International, Inc. (formerly known as CDW Holding Corporation) and certain security holders of WESCO International, Inc.

2.	Membership Interest Purchase Agreement, dated as of November 16, 2010, by and among WESCO Distribution, Inc., WDCH, LP, TVC Communications, L.L.C. and Palisades TVC Holding, L.L.C.

3.	Restated Certificate of Incorporation of WESCO International, Inc.

4.	Amended and Restated By-laws of WESCO International, Inc., effective as of September 28, 2009.

5.	The Certificate of Incorporation and By-Laws, or comparable organizational or governing documents, of each other Loan Party (as they may have been amended or restated to date).

6.	Form of 7.50% Senior Subordinated Note due 2017.

7.	Indenture, dated August 27, 2009, by and among WESCO International, Inc., WESCO Distribution, Inc. and The Bank of New York Mellon, as Trustee.

8.	Form of 6.0% Convertible Senior Debenture due 2029.

9.	Form of Stock Option Agreement.

10.	Form of Amendment to Stock Option Agreement.

11.	Form of Management Stock Option Agreement.

12.	Form of Amendment to Management Stock Option Agreement.

13.	1999 Deferred Compensation Plan for Non-Employee Directors, as amended and restated September 20, 2007.

14.	1999 Long-Term Incentive Plan, as restated effective as of May 21, 2008.

15.	Form of Stock Appreciation Rights Agreement for Employees.

16.	Form of Restricted Stock Unit Agreement for Employees.

17.	Form of Stock Appreciation Rights Agreement for Non-Employee Directors.

7

18.	Form of Restricted Stock Unit Agreement for Non-Employee Directors.

19.	Lease dated December 13, 2002 between WESCO Distribution, Inc. and WESCO Real Estate IV, LLC.

20.	Lease dated February 14, 2003 between WESCO Real Estate I, LLC and WESCO Distribution, Inc.

21.	Lease dated February 24, 2003 between WESCO Real Estate II, LLC and WESCO Distribution, Inc.

22.	Lease dated January 30, 2003 between WESCO Real Estate III, LLC and WESCO Distribution, Inc.

23.	Lease Guaranty dated December 13, 2002 by WESCO International, Inc. in favor of WESCO Real Estate IV, LLC.

24.	Lease Guaranty dated February 24, 2003 by WESCO International, Inc. in favor of WESCO Real Estate II, LLC.

25.	Lease Guaranty dated January 30, 2003 by WESCO International, Inc. in favor of WESCO Real Estate III, LLC.

26.	Amended and Restated Registration and Participation Agreement, dated as of June 5, 1998, among WESCO International, Inc. and certain security holders of WESCO International, Inc. named therein.

27.	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and WESCO Real Estate IV, LLC, dated December 13, 2002.

28.	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and WESCO Real Estate I, LLC, dated February 14, 2003.

29.	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and WESCO Real Estate II, LLC, dated February 24, 2003.

30.	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and WESCO Real Estate III, LLC, dated January 30, 2003.

31.	Guaranty of Non-Recourse Exceptions Agreement dated December 13, 2002 by WESCO International, Inc. in favor of Bear Stearns Commercial Mortgage, Inc.

32.	Environmental Indemnity Agreement dated December 13, 2002 made by WESCO Real Estate IV, Inc. and WESCO International, Inc. in favor of Bear Stearns Commercial Mortgage, Inc.

8

33.	Asset Purchase Agreement, dated as of September 11, 1998, among Bruckner Supply Company, Inc. and WESCO Distribution, Inc.

34.	Amendment dated March 29, 2002 to Asset Purchase Agreement, dated as of September 11, 1998, among Bruckner Supply Company, Inc. and WESCO Distribution, Inc.

35.	Agreement and Plan of Merger, dated August 16, 2005, by and among Carlton-Bates Company, the shareholders of Carlton-Bates Company signatory thereto, the Company Representative (as defined therein), WESCO Distribution, Inc. and C-B WESCO, Inc.

36.	Agreement and Plan of Merger, dated October 2, 2006, by and among WESCO Distribution, Inc., WESCO Voltage, Inc., Communications Supply Holdings, Inc. and Harvest Partners, LLC, as Shareholders’ Representative.

37.	Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association (as successor to Wachovia Capital Markets, LLC), as Administrator.

38.	First Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 31, 2009.

39.	Second Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 7, 2010.

40.	Third Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2010.

41.	Fourth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 22, 2011.

42.	Fifth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of July 31, 2012.

43.	Sixth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 9, 2012.

44.	Purchase and Sale Agreement, dated as of June 30, 1999, by and among WESCO Distribution, Inc., as Servicer, the Originators party thereto, as Sellers, and WESCO Receivables Corp., as Purchaser.

45.	First Amendment to Purchase and Sale Agreement, dated as of September 28, 1999.

9

46.	Second Amendment to Purchase and Sale Agreement, dated as of November 22, 2002.

47.	Third Amendment to Purchase and Sale Agreement, dated as of October 4, 2005.

48.	Fourth Amendment to Purchase and Sale Agreement, dated as of February 22, 2007.

49.	Fifth Amendment to Purchase and Sale Agreement, dated as of January 29, 2009.

50.	Sixth Amendment to Purchase and Sale Agreement, dated as of April 13, 2009.

51.	Seventh Amendment to Purchase and Sale Agreement, dated as of March 1, 2010.

52.	Eighth Amendment to Purchase and Sale Agreement, dated as of December 16, 2010.

53.	Ninth Amendment to Purchase and Sale Agreement, dated as of October 9, 2012.

54.	Amended and Restated Employment Agreement, dated as of September 1, 2009, between WESCO International Inc. and John J. Engel.

55.	Amended and Restated Employment Agreement, dated as of September 1, 2009, between WESCO International Inc. and Stephen A. Van Oss.

56.	Term Sheet, dated January 15, 2010, memorializing terms of employment of Diane Lazzaris by WESCO International, Inc.

57.	Term Sheet, dated June 18, 2010, memorializing terms of employment of Kimberly Windrow by WESCO International, Inc.

58.	Term Sheet, dated May 30, 2012, memorializing terms of employment of Kenneth S. Parks by WESCO International, Inc.

59.	Form of Performance Share Awards Agreement for Employees.

60.	Consulting and Separation Agreement between WESCO International, Inc. and Richard P. Heyse.

61.	Share Purchase Agreement dated October 15, 2012 between WDCC Enterprises Inc., the Shareholders party thereto, EECOL Holdings Ltd., Jarich Holdings Ltd., EESA Corp., EESA Holdings Ltd. and EECOL Electric Corporation.

62.	Seventh Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 11, 2012.

63.	Commitment Increase Letter Agreement dated as of December 11, 2012, among WRC, WESCO as Servicer, the Administrator, PNC Bank, National Association, as Purchaser Agent for Market

10

Street Funding, LLC and PNC Bank, National Association, as a Related Committed Purchaser for Market Street Funding, LLC.

11

SCHEDULE 3.15

CAPITALIZATION AND SUBSIDIARIES

Name of Entity	Jurisdiction	Total Shares Authorized / (Outstanding)	Type of Equity Interest	Owner of Shares	Percentage Owned of Shares Outstanding	Type of Entity
WESCO International, Inc.	Delaware	210,000,000	Class A Common Stock	Publicly Traded (WCC)	100%	Corporation
WESCO International, Inc.	Delaware	20,000,000	Class B Common Stock	N/A	N/A	Corporation
WESCO International, Inc.	Delaware	20,000,000	Preferred Stock	N/A	N/A	Corporation
WESCO Distribution, Inc.	Delaware	1,000	Common Stock	WESCO International, Inc.	100%	Corporation
Bruckner Supply Company, Inc.	Delaware	1,000	Common Stock	WDC Holding, Inc.	100%	Corporation
Calvert-Wire & Cable Corporation	Delaware	1,000	Common Stock	Communication Supply Corporation	100%	Corporation
Carlton-Bates Company	Arkansas	250,000	Class A Common Stock	WDCH US LP	100%	Corporation
Carlton-Bates Company	Arkansas	250,000	Preferred Stock	N/A	N/A	Corporation
CBC LP Holdings, LLC	Delaware	N/A	Membership Interest	WESCO Enterprises, Inc.	100%	Limited Liability Company
CDW Holdco, LLC	Delaware	100	Units	WESCO Distribution, Inc.	100%	Limited Liability Company
Communications Supply Corporation	Connecticut	1,000	Common Stock	WDCH US LP	100%	Corporation
Conney Investment Holdings, LLC	Delaware	100	Units	WESCO Distribution, Inc.	100%	Limited Liability Company
Conney Safety Products, LLC	Delaware	100	Units	Conney Investment Holdings, LLC	100%	Limited Liability Company
Liberty-Wire & Cable, Inc.	Delaware	15,000	Common Stock	Communication Supply	100%	Corporation

12

Name of Entity	Jurisdiction	Total Shares Authorized / (Outstanding)	Type of Equity Interest	Owner of Shares	Percentage Owned of Shares Outstanding	Type of Entity
				Corporation
TVC Communications, L.L.C.	Delaware	100	Units	WESCO Distribution, Inc.	100%	Limited Liability Company
WDC Holding, Inc.	Delaware	25,000	Class A Common Stock	WESCO Distribution, Inc.	100%	Corporation
WDC Holding, Inc.	Delaware	25,000	Class B Common Stock	WESCO Distribution, Inc.	100%	Corporation
WDCH, LP	Pennsylvania	N/A	N/A	CBC LP Holdings, LLC	0.1%	Limited Partnership
WDCH, LP	Pennsylvania	N/A	N/A	WDINESCO II BV	99.9%	Limited Partnership
WDCH US LP	Delaware	N/A	N/A	WESCO Distribution Canada Co.	99.85%	Limited Partnership
WDCH US LP	Delaware	N/A	N/A	WESCO Distribution II ULC	0.15%	Limited Partnership
WESCO Enterprises, Inc.	Delaware	1,000	Common Stock	WDC Holding, Inc.	100%	Corporation
Wesco Equity Corporation	Delaware	1,000	Common Stock	WESCO Distribution, Inc.	100%	Corporation
WESCO Finance Corporation	Delaware	1,000	Common Stock	WESCO International, Inc.	100%	Corporation
WESCO Holdings, LLC	Delaware	N/A	Membership Interest	WDC Holding, Inc.	100%	Limited Liability Company
WESCO Nevada, Ltd.	Nevada	1,000	Common Stock	WDCH US LP	100%	Corporation
WESCO Nigeria, Inc.	Delaware	1,000	Common Stock	WESCO Distribution, Inc.	100%	Corporation
TVC Canada Corp.	Canada-Nova Scotia	100,000,000	Common Stock	WDCH LP	100%	Unlimited Liability Company
WDCC Enterprises Inc.	Canada – Alberta	Unlimited	Common	WDINESCO III B.V.*	100%	Corporation
WESCO Distribution	Canada-Nova Scotia	Unlimited	Common Stock	WDCH, LP	100%	Unlimited Liability

13

Name of Entity	Jurisdiction	Total Shares Authorized / (Outstanding)	Type of Equity Interest	Owner of Shares	Percentage Owned of Shares Outstanding	Type of Entity
Canada Co.						Company
WESCO Distribution Canada Co.	Canada-Nova Scotia	1,000,000	Class A Preferred Stock	TVC Canada Corp.	100%	Unlimited Liability Company
WESCO Distribution Canada GP Inc.	Canada-Nova Scotia	1,000,000,000	Common Stock	WDINESCO CV	100%	Limited Liability Company
WESCO Distribution Canada LP	Canada-Ontario	N/A	N/A	WESCO Distribution Canada GP, Inc.	6.6809%	Limited Partnership
WESCO Distribution Canada LP	Canada-Ontario	N/A	N/A	WDINESCO CV	93.3191%	Limited Partnership
WESCO Distribution II ULC	Canada-Nova Scotia	1,000,000	Common Stock	WESCO Distribution Canada Co.	100%	Unlimited Liability Company
WESCO Distribution III ULC	Canada-Nova Scotia	1,000,000	Common Stock	WDINESCO CV	100%	Unlimited Liability Company
WESCO Canada I, LP	Canada-Alberta	N/A	N/A	WESCO Holdings, LLC	>99.99%%	Limited Partnership
WESCO Canada I, LP	Canada-Alberta	N/A	N/A	WDC Holding, Inc.	<0.01%	Limited Partnership
WESCO Canada II, LP	Canada-Alberta	N/A	N/A	WESCO Distribution II ULC	.15%	Limited Partnership
WESCO Canada II, LP	Canada-Alberta	N/A	N/A	WESCO Distribution Canada Co.	99.85%	Limited Partnership
WDINESCO II B.V.	Netherlands	9,000	Ordinary	WESCO Enterprises, Inc.	100%	Limited Liability Company
WDINESCO III B.V.	Netherlands	Unlimited	Ordinary	WESCO Canada I, LP	100%	Limited Liability Company
WDINESCO C.V.	Netherlands	N/A	N/A	WESCO Distribution II ULC	0.15%	Limited Partnership
WDINESCO C.V.	Netherlands	N/A	N/A	WDINESCO II C.V.	99.85%	Limited Partnership

14

Name of Entity	Jurisdiction	Total Shares Authorized / (Outstanding)	Type of Equity Interest	Owner of Shares	Percentage Owned of Shares Outstanding	Type of Entity
WDINESCO II C.V.	Netherlands	N/A	N/A	WESCO Distribution II ULC	0.15%	Limited Partnership
WDINESCO II C.V.	Netherlands	N/A	N/A	WDINESCO III C.V.	99.85%	Limited Partnership
WDINESCO III C.V.	Netherlands	N/A	N/A	WESCO Distribution Canada Co.	57.00%	Limited Partnership
WDINESCO III C.V.	Netherlands	N/A	N/A	WESCO Enterprises, Inc.	42.85%	Limited Partnership
WDINESCO III C.V.	Netherlands	N/A	N/A	WESCO Distribution II ULC	0.15%	Limited Partnership

In addition to the entities set forth above, set forth below is supplemental information required by clause (a) of Section 3.15:

Name of Entity	Jurisdiction	Owner of Equity Interests
TVC International Holdings, L.L.C.	Delaware	TVC Communications, L.L.C. (100%)
CARLTON-BATES COMPANY OF TEXAS GP, INC.	Texas	CARLTON-BATES COMPANY (100%)
1502218 Alberta, Ltd. (aka Brews Supply Holding Co.)	Canada-Alberta	WESCO Distribution Canada Co. (100%)
Stone Eagle Electrical Supply GP Inc.	Canada-Alberta	WESCO Distribution Canada Co. (100%)
Stone Eagle Electrical Supply LP	Canada – Alberta	1502218 Alberta Ltd. (49%); Stone Eagle Electrical Supply GP Inc. (.001%)
M&M Power Products	California	WESCO Distribution, Inc. (45%)
WESCO Real Estate I, LLC	Delaware	CDW Holdco, LLC (100%)
WESCO Real Estate II, LLC	Delaware	CDW Holdco, LLC (100%)
WESCO Real Estate III, LLC	Delaware	CDW Holdco, LLC (100%)
WESCO Real Estate IV, LLC	Delaware	CDW Holdco, LLC (100%)
WESCO International Supply Co. Singapore Pte Ltd.	Singapore	WESCO Distribution, Inc. (100%)
TVC UK Holding Limited	United Kingdom	WDCH, LP (100%)
Carlton-Bates Company de Mexico, S.A. de C.V.	Mexico	CARLTON-BATES COMPANY (100%)
WESCO Nigeria Ltd.	Nigeria	WESCO Nigeria, Inc. (67%)
WDI Angola, LDA	Angola	WDINESCO B.V. (49%)

15

WDINESCO Cooperatief U.A.	Netherlands	WESCO Distribution III ULC (90.08%) WDINESCO CV (9.92%)
WDINESCO B.V.	Netherlands	WDINESCO Cooperatief U.A. (100%)
TVC Espana Distribucion	Spain	WDINESCO B.V. (100%)
WESCO do Brasil Equipamentos Eletronicos Ltda.	Brazil	WDINESCO B.V. (100%)
WEAS Company Srl	Mexico	WDINESCO Cooperatief U.A. (.00015%) WDINESCO B.V. (99.9985%)
TVC Mexico Services	Mexico	WEAS Company SRL (99%) WDINESCO Cooperatief U.A. (1%)
WESCO Distribution de Mexico, Srl	Mexico	WDINESCO Cooperatief U.S. (.00015%) WDINESCO B.V. (99.9985%)
TVC Mexico Distribution	Mexico	WDINESCO Cooperatief U.A. (1%) WESCO Distribution de Mexico, Srl (99%)
WESCO Australia Pty Ltd.	Australia	WDINESCO B.V. (100%)
WESCO Sourcing and Procurement Services Pte Ltd.	Singapore	WDINESCO B.V. (100%)
Bruckner Supply Singapore	Signapore	WESCO Sourcing and Procurement Services Pte Ltd. (100%)
WESCO Distribution HK Limited	Hong Kong	WDINESCO B.V. (100%)
WESCO (Suzhou) Trading Co. Ltd.	China	WESCO Distribution HK Limited (100%)
WESCO Distribution International, Ltd.	United Kingdom	WDINESCO B.V. (100%)
Bruckner Polska sp z.o.o.	Poland	WESCO Distribution International, Ltd. (1%) WDINESCO B.V. 99%)

16

SCHEDULE 4.01

EFFECTIVE DATE COLLATERAL ACCESS AGREEMENTS

Wesco US

Inventory by Location

Landlord	Address	City	State	L, C, O, OP, P	Division
ARTICORP	5760 Silverado Way	Anchorage	AK	Leased	WESCO
Haleyville Mobile Home Supply, Inc.	7643 State Highway 13	Bear Creek	AL	Leased	WESCO
NLW, Inc.	566 Beauregard Street	Mobile	AL	Leased	WESCO
WESCO Real Estate I, LLC	125 32Nd Street, South	Birmingham	AL	Leased	WESCO
Carlton Properties, LLP	3600 West 69th Street	Little Rock	AR	Leased	CARLTON-BATES
Oscar M. Hall Marital Trust	1210 Esi Drive	Springdale	AR	Leased	WESCO
OWNED	2000 West Washington Avenue	Little Rock	AR	OWNED	WESCO
Antonio and Francisco Gonzalez	1050 South Plummer Street	Tucson	AZ	Leased	WESCO
GLW Development, LLC	912 S Park Lane Suite 105	Tempe	AZ	Leased	WESCO
James H. Johnson	353 N 44Th Avenue	Phoenix	AZ	Leased	WESCO
WESCO Real Estate IV LLC	239 East Chambers St.	Phoenix	AZ	OWNED	WESCO
OWNED	3425 East Van Buren	Phoenix	AZ	OWNED	WESCO
CS LLC	6400 Artesia Blvd.	Buena Park	CA	Leased	CSC
CS LLC	6400 Artesia Blvd.	Buena Park	CA	Leased	CSC
Louis Marcellin	15085 LaPalma Drive	Chino	CA	Leased	TVC
J V L Properties	567/569 Exchange Court	Livermore	CA	Leased	WESCO
J V L Properties	567/569 Exchange Court	Livermore	CA	Leased	WESCO
JB Management	1045 W. National Boulevard	Sacramento	CA	Leased	WESCO
OWNED	3233 Rio Mirada Drive	Bakersfield	CA	OWNED	WESCO
OWNED	801 West Walnut Street	Compton	CA	OWNED	WESCO
Polka Dot Properties, LLC	26407 Highway 33	Fellows	CA	Leased	WESCO
R G G L Corporation	3701 Parkway Place, Unit B	West Sacramento	CA	Leased	WESCO
State College Parkway Properties c/o EDI Realty, Inc.	1333 State College Parkway	Anaheim	CA	Leased	WESCO
WESCO Real Estate I, LLC	2800 Mead Avenue	Santa Clara	CA	Leased	WESCO

17

Landlord	Address	City	State	L, C, O, OP, P	Division
Eddie & Mary Ann Mill	133 Commercial Drive	Fort Collins	CO	Leased	WESCO
Garrett Properties, LLC	170 Sky Lane, Animas Air Park	Durango	CO	Leased	WESCO
OWNED	115 South Main Street	Pueblo	CO	OWNED	WESCO
OWNED	6883 East 47Th Avenue	Denver	CO	OWNED	WESCO
OWNED	178 Wallace Street	New Haven	CT	OWNED	WESCO
OWNED	62 Village Street	East Hartford	CT	OWNED	WESCO
M. R. Bradley	5 Germany Drive	Wilmington	DE	Leased	WESCO
McLeod Properties, Inc.	5051 L.B. McLeod Rd.	Orlando	FL	Leased	CSC
Crossroads Industrial Complex, LTD	501 Avenue R. Se	Winterhaven	FL	Leased	WESCO
Monument Leasing Corp.	1630 N. E. 23Rd Avenue	Gainesville	FL	Leased	WESCO
Monument Leasing Corp.	6209 Bowdendale Avenue	Jacksonville	FL	Leased	WESCO
WESCO Real Estate II LLC	14381 Gamma Drive SE	Fort Meyers	FL	OWNED	WESCO
OWNED	2661 West Mcnab Road	Pompano Beach	FL	OWNED	WESCO
Calvin B & Linda J Fleming	1945 Commerce Road	Athens	GA	Leased	WESCO
Monument Leasing Corp.	1570 Seventh Street	Macon	GA	Leased	WESCO
Monument Leasing Corp.	1703 Marvin Griffin Road	Augusta	GA	Leased	WESCO
Monument Leasing Corp.	813 Gil Harbin Industrial Parkway	Valdosta	GA	Leased	WESCO
R. E. Adams Properties, Inc.	808 Bradford Street, Sw	Gainesville	GA	Leased	WESCO
The Estate of Sidney A. Evans	114 Corporate Park East	LaGrange	GA	Leased	WESCO
W. Banks Haley Foundation	724 Pine Avenue	Albany	GA	Leased	WESCO
Konani Partners, LP	74-5590 Eho St., Luhia Center	Kahului-Kona	HI	Leased	WESCO
OWNED	1030 Mapunapuna Street	Honolulu	HI	OWNED	WESCO
ELECTRO MANAGEMENT CORPORATION	2301 Fleur Drive	Des Moines	IA	Leased	WESCO
OWNED	2501 East Third Street	Sioux City	IA	OWNED	WESCO
OWNED	725 33Rd Avenue, Sw	Cedar Rapids	IA	OWNED	WESCO
Interwest Investments, LLC	2815 Garrett Way	Pocatello	ID	Leased	WESCO
OWNED	5480 Irving Street	Boise	ID	OWNED	WESCO
Ronald W. Van Auker	1395 South Teare Avenue	Meridian	ID	Leased	WESCO
Globe 2007 PLB LLC	200 E. Lies Road	Carol Stream	IL	Leased	CSC
OWNED	1515 East Pershing Road	Decatur	IL	OWNED	WESCO
OWNED	1801 Moen Avenue	Joliet	IL	OWNED	WESCO
OWNED	2869 Eastrock Drive	Rockford	IL	OWNED	WESCO
OWNED	737 Oaklawn Avenue	Elmhurst	IL	OWNED	WESCO

18

Landlord	Address	City	State	L, C, O, OP, P	Division
Tobin Bros. Development Co. Inc.	915 North East Adams Street	Peoria	IL	Leased	WESCO
TP Partnership	1224 Grinnell Road	Kankakee	IL	Leased	WESCO
Braun Management Partnership, L.P.	401 South 3rd Avenue	Evansville	IN	Customer Site	WESCO
Gene G. Hendrickson	716 Belvedere Drive	Kokomo	IN	Leased	WESCO
OWNED	1560 Stadium Drive	Indianapolis	IN	OWNED	WESCO
OWNED	7020 Grand Avenue	Hammond	IN	OWNED	WESCO
TAK Properties, LLC	9214 Bond Street	Overland Park	KS	Leased	CARLTON-BATES
David Brakey	921 West Mary	Garden City	KS	Leased	WESCO
OWNED	1257 North Mosley Street	Wichita	KS	OWNED	WESCO
BAC Realty, Inc.	3419 Bashford Avenue Court	Louisville	KY	Leased	WESCO
Fortune Business Centre, LLC	1721 Fortune Court	Lexington	KY	Leased	WESCO
Sealy Slack Industrial, LLC	9211 Slack Road	Shreveport	LA	Leased	CARLTON-BATES
Murco Properties, LLC	1803 Farmerville Highway	Ruston	LA	Leased	WESCO
MURPHY FAMILY LIMITED PARTNERSHIP	201 Washington Street	Monroe	LA	Leased	WESCO
OWNED	721 East Pont Des Mouton Road	Lafayette	LA	OWNED	WESCO
SHAMUS, INC.	3011 Lausat Street	Metairie	LA	Leased	WESCO
SHAMUS, INC.	5105 Us Highway 90	Broussard	LA	Leased	WESCO
Barbara A. Sharp	1700-1710 Edison Highway	Baltimore	MD	Leased	WESCO
Commercial Coastal Maine, LLC	150 Bar Harbor Road, Route 3	Trenton	ME	Leased	WESCO
WESCO Real Estate II LLC	64 Anthony Dr	Augustu	ME	Owned	WESCO
Kemp and Sherman Company	33162 Sterling Ponds Blvd.	Sterling Heights	MI	Leased	CSC
Craig Russett	630 East Boulevard	Kingsford	MI	Leased	WESCO
E Six Limited Partnership	125 Tecumseh Street	Adrian	MI	Leased	WESCO
Klein Brothers, LLC	3340 Legacy Park	Lansing	MI	Leased	WESCO
Ninety-Seven, LLC	2857 Enterprise Court	Saginaw	MI	Leased	WESCO
WESCO Real Estate IV LLC	3443 Gembrit Circle	Kalamazoo	MI	OWNED	WESCO
WESCO Real Estate II LLC	7 Allen Ave.	Coldwater	MI	OWNED	WESCO
OWNED	21610 Meyers Road	Oak Park	MI	OWNED	WESCO
ARD Investments LLP	4304 West First Street	Duluth	MN	Leased	WESCO
Marco Group LLC	5554 Ne Enterprise Drive	Mountain Iron	MN	Leased	WESCO

19

Landlord	Address	City	State	L, C, O, OP, P	Division
OWNED	5151 Industrial Boulevard	Fridley	MN	OWNED	WESCO
OWNED	2301 East Truman Road	Kansas City	MO	OWNED	WESCO
OWNED	2820 Market Street	St. Louis	MO	OWNED	WESCO
OWNED	7300 West Highway I-78	Byhalia	MS	OWNED	WESCO
Ronald E. Jones	2835 Andrews Street	Pascagoula	MS	Leased	WESCO
OWNED	949 South Montana Street	Butte	MT	OWNED	WESCO
Robert Tomina Labacus	1211 S. 27Th Street West	Billings	MT	Leased	WESCO
Pylon Inc.	501 Hutton Street, Uwharrie Ct.	Raleigh	NC	Leased	CARLTON-BATES
Beacon Ventures #2 LLC	5521 Lakeview Road	Charlotte	NC	Leased	WESCO
WESCO Real Estate IV LLC	1101 Carrier Drive	Charlotte	NC	Owned	WESCO
Monument Leasing Corp.	3025 Stonybrook Drive	Raliegh	NC	Leased	WESCO
OWNED	840 Riverside Drive	Asheville	NC	OWNED	WESCO
OWNED	2650 Seventh Avenue, North	Fargo	ND	OWNED	WESCO
Ralph J. Keller	901 South 9Th Street	Bismarck	ND	Leased	WESCO
OWNED	13535 F Street	Omaha	NE	OWNED	WESCO
OWNED	3100 North 33Rd Street	Lincoln	NE	OWNED	WESCO
Perimeter Realty	200 Perimeter Road	Manchester	NH	Leased	WESCO
WESCO Real Estate I LLC	1029 Edwards St	Parsippany	NJ	OWNED	WESCO
James H. Johnson	Tract 4 Industrial Park Lane	Belen	NM	Leased	WESCO
OWNED	3333 Los Arboles, Ne	Albuquerque	NM	OWNED	WESCO
Polaris Office/Warehouse, LLC	6065 Polaris Avenue, Suite H	Las Vegas	NV	Leased	WESCO
Cottrone Development Co., Inc.	1523 Mt. Read Blvd.	Rochester	NY	Leased	WESCO
OWNED	120 Galleria Drive	Cheektowaga	NY	OWNED	WESCO
OWNED	331 Mill Street	Poughkeepsie	NY	OWNED	WESCO
OWNED	424 Commerce Road	Vestal	NY	OWNED	WESCO
OWNED	465 Newell Street	Watertown	NY	OWNED	WESCO
WESCO Real Estate III LLC	160 East Voris Street	Akron	OH	Owned	WESCO
FBC Properties and Frank Coughlin	4276 Strausser NW	North Canton	OH	Leased	CALVERT
Putman Properties	5321 W. 164th St	Brook Park	OH	Leased	CALVERT
BHW Investments	4900 A. Lyons Road	Miamisburg	OH	Leased	CARLTON-BATES
Appel Consolidated Properties, Inc.	8431 South Avenue, Bldg. 3	Boardman	OH	Leased	WESCO

20

Landlord	Address	City	State	L, C, O, OP, P	Division
DPH Centre, LLC	1250 Danner Drive	Aurora	OH	Leased	WESCO
WESCO Real Estate IV LLC	6010 Skyview Dr.	Toledo	OH	Owned	WESCO
OWNED	4741 Hinckley Industrial Park	Cleveland	OH	OWNED	WESCO
Admiral Square, Inc.	13505 E. 61st St., S., Suite A	Tulsa	OK	Leased	CSC
OWNED	500 North Pennsylvania Avenue	Oklahoma City	OK	OWNED	WESCO
World Harvest Outreach	130 Industrial Drive	Chambersburg	PA	Leased	TVC
Duquesne Light Company	2515 Preble Avenue	Pittsburgh	PA	Leased	WESCO
Lucy and Donato Spaventa	2505 Boulevard Of The Generals	Norristown	PA	Leased	WESCO
OWNED	185 Thorn Hill Drive	Warrendale	PA	OWNED	WESCO
OWNED	24 Parkway Soulevard	York	PA	OWNED	WESCO
OWNED	5Th Avenue And 14Th Street	New Brighton	PA	OWNED	WESCO
OWNED	One Wesco Drive	Murrysville	PA	OWNED	WESCO
WESCO Real Estate III, LLC	209 Broad Street	Johnstown	PA	Leased	WESCO
Gilbert Ventures, LLC	1811 Wall Street	Florence	SC	Leased	WESCO
Jim G. Bright	706 A Garlington Road	Greenville	SC	Leased	WESCO
B and K Enterprises	524 Suncrest Drive	Gray	TN	Leased	CARLTON-BATES
Memphis Investments, LLC	4477 Winchester Boulevard	Memphis	TN	Leased	CARLTON-BATES
Hamilton Business Center,	1400 Fort Negley Boulevard	Nashville	TN	Leased	WESCO
Hamilton Business Center,	1400 Fort Negley Boulevard	Nashville	TN	Leased	WESCO
Sandra Bishop	1328F South John B. Dennis Parkway	Kingsport	TN	Leased	WESCO
OWNED	430 Clay Street	Kingsport	TN	OWNED	WESCO
Thomas W. Peggy Orton	1709 North Orchard Knob Avenue	Chattanooga	TN	Leased	WESCO
Cameron Technology Investors II, L.P.	8900 Cameron Drive	Austin	TX	Leased	CARLTON-BATES
Carlos F Martinez	3815 Buckner	El Paso	TX	Leased	CSC
Cotton Street Partners, Ltd.	337 West Cotton Street	Longview	TX	Leased	WESCO
Hardeman Family Joint Venture, Ltd.	2003 Rutland Drive	Austin	TX	Leased	WESCO
WESCO Real Estate IV LLC	8329 Cross Park Dr.	Austin	TX	Owned	WESCO
Lubbock Commercial Building, Inc.	520 34Th Street	Lubbock	TX	Leased	WESCO
Monument Leasing Corp.	4030 Express Street	Arlington	TX	Leased	WESCO

21

Landlord	Address	City	State	L, C, O, OP, P	Division
OWNED	1105 Howard Drive	Deer Park	TX	OWNED	WESCO
OWNED	13757 Stemmons Freeway	Dallas	TX	OWNED	WESCO
OWNED	1705 Cypress Street	Haltom City	TX	OWNED	WESCO
OWNED	208 South Williams Street	Odessa	TX	OWNED	WESCO
OWNED	306 East Nakoma Drive	San Antonio	TX	OWNED	WESCO
OWNED	3815 West Cardinal Drive	Beaumont	TX	OWNED	WESCO
RLLR Properties, Ltd	7049 Brookhollow West Drive	Houston	TX	Leased	WESCO
RLLR Properties, Ltd	7049 Brookhollow West Drive	Houston	TX	Leased	WESCO
RLLR Properties, Ltd	7049 Brookhollow West Drive	Houston	TX	Leased	WESCO
RLLR Properties, Ltd	7049 Brookhollow West Drive	Houston	TX	Leased	WESCO
BDO 1080, L.C.	1080 South Depot Drive, Ste. 4	Ogden	UT	Leased	WESCO
OWNED	3210 South 900 West	Salt Lake City	UT	OWNED	WESCO
Merrimac LLC	418 Aberdeen Road	Hampton	VA	Leased	WESCO
Stevel LLC	1270 Bolton Street	Norfolk	VA	Leased	WESCO
WESCO Real Estate III, LLC	2902 North Boulevard	Richmond	VA	Leased	WESCO
OWNED	4 Harbor View Road	Burlington	VT	OWNED	WESCO
Jeff Barden	2025 East Trent Avenue	Spokane	WA	Leased	WESCO
OWNED	2233 Sixth Avenue	Seattle	WA	OWNED	WESCO
Byers Cedarburg Properties, LLC	1220 Washington Avenue	Cedarburg	WI	Leased	CARLTON-BATES
Falanco Development LLC	47 Englewood Court	Sheboygan Falls	WI	Leased	WESCO
SBP II, LLC	4111 West Mitchell Street	Milwaukee	WI	Leased	WESCO
OWNED	1403 Johnson Avenue	Bridgeport	WV	OWNED	WESCO
OWNED	1803 Eoff Street	Wheeling	WV	OWNED	WESCO
OWNED	256 Ragland Road	Skelton	WV	OWNED	WESCO
OWNED	7 Stonecrest Drive	Huntington	WV	OWNED	WESCO
Arlyn N. Magnuson	2 Winland Court	Gillette	WY	Leased	WESCO
Watt Investment	11675 Ridgeline Dr	Colorado Springs	CO	Leased	LIBERTY
Kushniroff Investments LLC	10401 East 102nd Ave	Henderson	CO	Leased	WESCO
Evangeline Thruway Storage, LLC	814 SW Evangeline Thruway	Lafayette	LA	Leased	WESCO
City Gate Properties, LLC	2256 City Gate Drive	Columbus	OH	Leased	WESCO
Bendix Properties, LLC and Bendix Properties 3, LLC	200 and 210 Bendix	Taos	NM	Leased	WESCO

22

Landlord	Address	City	State	L, C, O, OP, P	Division
Kevin Lines, KCA Properties LLC	241 S. Union Street	Springfield	MO	Leased	Carlton-Bates
Platt Industrial Complex	5904 Old Mobile Highway	Pascagoula	MS	Leased	WESCO

Landlord	Address	City	State	L, C, O, OP, P	Division
Atlantic Construction, Inc.	1330 TransCanada Highway	Dorval	PQ	Leased	WESCO Canada LP
Pillar Leasing Corp	3911 Millar Avenue	Saskatoon	SK	Leased	WESCO Canada LP
Lamco Societe en Commandite	255 rue Fortin, Suite 100	Ville de Vanier	PQ	Leased	WESCO Canada LP
Marcur Management Ltd.	11491 98 Avenue	Grande Praire	AB	Leased	WESCO Canada LP
718721 Alberta Ltd	284 MacDonald Crescent	Fort McMurray	AB	Leased	WESCO Canada LP
EMCO Investments Limited	34377 Marshall Road	Abbotsford	BC	Leased	WESCO Canada LP
The Hardman Group	400 Edinburgh Drive	Moncton	NB	Leased	WESCO Canada LP
DMW Electrical Instrumentation ,Inc.	567 South Vidal Street	Sarnia	ON	Leased	WESCO Canada LP
Stamford Properties Ltd.	1809 Fremont Road	Nanaimo	BC	Leased	WESCO Canada LP
Windsor Poirier Inc.	3250 Electricity Drive	Windsor	ON	Leased	WESCO Canada LP
Dalron Leasing, Ltd	48 Pacific Avenue	Sudbury	ON	Leased	WESCO Canada LP
Benchmark Estate (2009) Ltd.	12844 Anvil Way Unit 201	Surrey	BC	Leased	WESCO Canada LP
Maurice Gagnon Sept Iles, Inc.	253 Joliette Avenue	Sept Iles	QC	Leased	WESCO Canada LP
Morgan Mae Enterprises Ltd	353 Sovereign Road	London	ON	Leased	WESCO

23

Landlord	Address	City	State	L, C, O, OP, P	Division
Canada LP
Cidic Limitee	1190 Rue Manic	Chicoutimi	Quebec	Leased	WESCO Canada LP
Perla Holdings Company Ltd	1055 Clark Drive	Vancouver	BC	Leased	WESCO Canada LP
Mario DiBella, Businessman	2328 Sixth Avenue	Castlegar	BC	Leased	WESCO Canada LP
P.T.J. Holdings Limited	1355 Riverside Drive	Timmins	ON	Leased	WESCO Canada LP
9212 4791 Quebec inc	26 William-Dobell	Baie-Comeau	Quebec	Leased	WESCO Canada LP
10651 Newfoundland Inc.	4-6 Second Avenue	Wabush	NF	Leased	WESCO Canada LP
0925621 B.C. LTD.	157 - 7th St	Kitimat	BC	Leased	WESCO Canada LP
Northgate Developments, Inc	4075 - 5th Avenue East	Prince Albert	SK	Leased	WESCO Canada LP
Someday Properties Inc	1902 Stock Road	Regina	SK	Leased	WESCO Canada LP

24

SCHEDULE 6.01

EXISTING INDEBTEDNESS

INTERCOMPANY INDEBTEDNESS

Holder	Original Payee	Initial Principal Amount	Original Issue Date Amended and Restated Date	Maturity Date	Interest Rate
WESCO Distribution, Inc.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	June 30, 1999	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Wesco Equity Corporation	WESCO Distribution, Inc.	$184,000,000	January 1, 2003 August 22, 2011		5%
Wesco Equity Corporation	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	June 30, 1999	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Carlton-Bates Company	WESCO Receivables Corp	Floating (shall not exceed $150,000,000)	October 4, 2005	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WESCO Finance Corporation	WESCO Distribution, Inc.	$334,181,639.04	March 19, 2002 August 22, 2011	October 31, 2015	Prime + 1%
WESCO Finance Corporation	WESCO Distribution, Inc.	$146,250,000	September 28, 2005 August 22, 2011	October 31, 2015	Prime + 1%

Holder	Original Payee	Initial Principal Amount	Original Issue Date Amended and Restated Date	Maturity Date	Interest Rate
Bruckner Supply Company, Inc.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	January 29, 2009	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Communications Supply Corporation	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	February 22, 2007	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Calvert Wire & Cable Corporation	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	February 22, 2007	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Liberty Wire & Cable, Inc.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	February 22, 2007	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WDC HOLDING	WESCO Enterprises, Inc.	$290,000,000 (Canadian Dollars)	October 10, 2012	October 10, 2022	7.5%
WDCH, LP	WDCH US LP	$134,393,721 (Canadian Dollars)	September 2, 2004 August 22, 2011	November 3, 2016	8.75%
WDCH, LP	WDCH US LP	$108,201,463 (Canadian Dollars)	October 10, 2012	November 3, 2016	8.75%

Holder	Original Payee	Initial Principal Amount	Original Issue Date Amended and Restated Date	Maturity Date	Interest Rate
WDCH, LP	WDCH US LP	$203,000,000 (Canadian Dollars)	October 10, 2012	October 10, 2022	7.5%
TVC Communications, L.L.C.	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	December 16, 2010	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
Conney Safety Products, LLC	WESCO Receivables Corp.	Floating (shall not exceed $150,000,000)	October 9, 2012	121 days after Purchase and Sale Termination Date	Telerate Screen Rate
WESCO Distribution Canada GP Inc.	WESCO Distribution HK Limited	$571,578.75 (Canadian Dollars)	July 31, 2010	Demand Note	0%

1)	WDCC Enterprises $90,000,000 Intercompany Note (as defined in the Credit Agreement)

THIRD PARTY INDEBTEDNESS

1.	Lease Guaranty dated December 13, 2002 by WESCO International, Inc. in favor of WESCO Real Estate IV, LLC.

2.	Lease Guaranty dated February 24, 2003 by WESCO International, Inc. in favor of WESCO Real Estate II, LLC.

3.	Lease Guaranty dated January 30, 2003 by WESCO International, Inc. in favor of WESCO Real Estate III, LLC.

4.	Indemnity Agreement between Orlando Corporation and WESCO Distribution, Inc. dated May 19, 2011 (regarding lease dated May 19, 2011 between Orlando Corporation and WESCO Distribution Canada LP)

5.	$8,000,000 Uncommitted Credit Facility between WESCO Distribution International, Ltd. and Bank of America, N.A. dated January 25, 2012 as amended from time to time.

6.	$7,500,000 Uncommitted Banker’s Undertaking Facility and Uncommitted Overdraft Facility between WESCO Australia Pty Ltd and Bank of America, N.A. dated January 4, 2010 as amended from time to time.

7.	$7,500,000 line of credit between WESCO Distribution de Mexico S.de.R.L. de C.V. and Bank of America Mexico, S.A. Institucion de Banca Multiple dated December 30, 2011 as amended from time to time.

8.	$5,000,000 line of credit between WESCO Sourcing and Procurement Services Pte Ltd and Bank of America, N.A. dated March 13, 2012

9.	$800,000 line of credit between WESCO do Brasil Equipamentos Electronicos Ltda and HSBC Bank Brasil S.A. dated April 16, 2012

10.	PLN8,397,716 Overdraft Facility between Bruckner Polska sp z.o.o. and HSBC Bank Polska S.A. dated September 5, 2012

11.	$2,000,000 line of credit between WESCO Distribution International, Ltd and HSBC Bank, plc dated May 25, 2012

12.	Amounts outstanding under the 6% Convertible Debentures due 2029 issued pursuant to outstanding under the Indenture, dated August 27, 2009, by and among WESCO International, Inc., WESCO Distribution, Inc. and The Bank of New York, as Trustee

13.	Amounts outstanding under the Third Amended and Restated Receivables Purchase Agreement dated as of April 13, 2009, and as amended from time to time, among WESCO Receivables, as seller, WESCO Distribution, Inc., as servicer, the purchasers from time to time party thereto, and PNC Bank National Association, as administrator

SCHEDULE 6.02

EXISTING LIENS

WESCO INTERNATIONAL, INC.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	NMHG Financial Services, Inc.
	Filing Number:	60110650
	Filing Date:	1-11-2006
	Collateral:	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

Continuation File #:		03984006
	Filing date:	11-12-2010

2.	Secured Party:	Lease Plan USA, Inc.
	Filing Number:	63702222
	Filing Date:	10-04-2006
	Collateral:	Master Lease Agreement dated June 14th, 2006 between Wesco International, Inc as lessee and Lease Plan U.S.A., Inc as lessor Control No 40247 and in particular to Schedule 2006-01. Various vehicles and material handling equipment including the equipment more fully described therein

Amendment File #:		12064070 (change SP to General Electric Capital Corp)
	Filing date:	5-31-2011
Continuation File #:		12064320
	Filing date:	5-31-2011

3.	Secured Party:	AT&T Capital Services, Inc.
	Filing Number:	2010 2411647
	Filing Date:	7-12-2010
	Collateral:	All telecommunications and data equipment including but not limited to telephones, modems, private branch exchanges, switchboards, key services units, and other equipment including additions and accessions there to and other equipment licensed, leased or otherwise provided under Schedule No 001-4596800-002 and all supplementary schedules, exhibits and attachments including specific equipment

4.	Secured Party:	Cisco Systems Capital Corporation
	Filing Number:	2011 2969544
	Filing Date:	8/1/2011
	Collateral:	All equipment, insurance, warranty, rental and other claims, books, records, proceeds (routers, other computer networking

And telecommunications equipment)

WESCO DISTRIBUTION, INC.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Intentionally blank.

2.	Secured Party:	Citicorp Del Lease Inc. DBA Citibank Dealer Finance
	File Number:	30685746
	File Date:	2-28-2003
	Collateral:	Mitsubishi #FGC25KLP, Mitsubishi #FGC18KLP

Cont.: Filed 1-19-2008

3.	Secured Party:	St. Francis Bank
United Leasing Associates of America Ltd.
	File Number:	31246134
	File Date:	5-15-2003
	Collateral:	Panasonic Telephone System

Cont.: Filed 2-5-2008

4.	Intentionally blank.

5.	Secured Party:	WestBank
	File Number:	32886771
	File Date:	10-30-2003
	Collateral:	Personal property which is leased by SP to Debtor Pursuant to Lease Agreement dated 10-2-2003 (Kalmar Cushion Tire Lift)

Cont.: Filed 8-22-2008

6.	Secured Party:	Citicorp Leasing, Inc.
	File Number:	43506872
	File Date:	12-13-2004
	Collateral:	Caterpillar #P5000LP

Cont.: Filed 9-14-2009

7.	Secured Party:	Citicorp Leasing, Inc.
	File Number:	43632652
	File Date:	12-23-2004
	Collateral:	Clark #C25

Cont.: Filed 9-15-2009

8.	Secured Party:	Citicorp Leasing, Inc.
	File Number:	51708081
	File Date:	6-3-2005
	Collateral:	Clark #TMX17

Cont.: Filed 1-19-2010

9.	Secured Party:	General Electric Company, GE Lighting
	File Number:	52165349
	File Date:	7-14-2005
	Collateral:	In Lieu of financing statement; also covers Lights and light bulbs, lighting fixtures

Cont.: Filed 6-24-2010

10.	Secured Party:	NMHG Financial Services Inc.
	File Number:	54023363
	File Date:	12-27-2005
	Collateral:	In Lieu Of financing statement (covers equipment)

	Amend.:	Filed 10-22-2010 (Changes debtor information)

Cont.: Filed 10-22-2010

11.	Secured Party:	NMHG Financial Services Inc.
	File Number:	62579167
	File Date:	7-26-2006
	Collateral:	All equipment now or hereafter leased by Lessor to Lessee

	Amend.:	Filed 6-9-2011 (change secured party information)
	Cont.:	Filed 6-9-2011

12.	Secured Party:	NMHG Financial Services Inc.
	File Number:	63985090
	File Date:	11-15-2006
	Collateral:	All equipment now or hereafter leased by Lessor to Lessee

	Cont.:	Filed 9-2-2011
	Amend.:	Filed 9-2-2012 (Update SP address)

13.	Secured Party:	NMHG Financial Services Inc.
	File Number:	2007 1453744
	File Date:	4-18-2007
	Collateral:	All equipment now or hereafter leased by Lessor to Lessee

	Amend.:	Filed 2-9-2012 (amend debtor address)
	Amend.:	Filed 2-9-2012 (amend SP address)
	Cont.:	Filed 2-9-2012

14.	Secured Party:	Toyota Motor Credit Corporation
	File Number:	2007 2360229
	File Date:	6-21-2007
	Collateral:	1995 Crown Stock Picker

15.	Secured Party:	NMHG Financial Services Inc.
	File Number:	2007 4529284
	File Date:	11-30-2007
	Collateral:	All equipment leased by SP to debtor

	Amend.:	Filed 9-15-2012 (amend SP address)
	Cont.:	Filed 9-15-2012

16.	Secured Party:	NMHG Financial Services Inc.
	File Number:	2008 1756517
	File Date:	5-21-2008
	Collateral:	All equipment leased by SP to debtor

17.	Secured Party:	Motion Industries Inc.
	File Number:	2008 2305397
	File Date:	7-7-2008
	Collateral:	Maintenance, repair and operational assets, including without limitation, materials, parts, equipment, supplies and other tangible personal property, held for resale, use or consumption in Debtor’s business and supplied by SP under consignment or other agreement

18.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2335568
	File Date:	7-9-2008
	Collateral:	Ricoh Co Pier 3000CL38785300103

19.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2335584
	File Date:	7-9-2008
	Collateral:	Ricoh Co Pier MP2000L70856540816

20.	Secured Party:	Wells Fargo Financial Services Inc.
	File Number:	2008 2382263
	File Date:	7-11-2008
	Collateral:	Ricoh Aficio Copier

21.	Secured Party:	IBM Credit LLC
	File Number:	2008 2465415
	File Date:	7-17-2008
	Collateral:	3573-L2U (IBM) all additions, attachments, accessories

22.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2640520
	File Date:	8-1-2008
	Collateral:	Ricoh Aficio Copier

23.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2838397
	File Date:	8-20-2008
	Collateral:	Ricoh Co Pier 2550M6585401718

24.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2906046
	File Date:	8-26-2008
	Collateral:	Ricoh Copiers

25.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2929717
	File Date:	8-28-2008

	Collateral:	Ricoh Copier

26.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 2988978
	File Date:	9-4-2008
	Collateral:	Ricoh Copier

27.	Secured Party:	IBM Credit LLC
	File Date:	2008 3025473
	File Date:	9-8-2008
	Collateral:	Equipment together with related software described on
IBM Credit LLC Supplement #F63534

28.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3257753
	File Date:	9-25-2008
	Collateral:	Ricoh Copier

29.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3353271
	File Date:	10-3-2008
	Collateral:	Ricoh Copier

30.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3353446
	File Date:	10-3-2008
	Collateral:	Ricoh Copier

31.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3402680
	File Date:	10-2-2008
	Collateral:	Ricoh Copier

32.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3522222
	File Date:	10-20-2008
	Collateral:	Ricoh Co Pier 4500L9086721263

33.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3569082
	File Date:	10-23-2008
	Collateral:	Ricoh Co Pier 2550M6585600900

34.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3569348
	File Date:	10-23-2008
	Collateral:	Ricoh Co Pier 4000M5585700817

35.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3671862
	File Date:	10-31-2008
	Collateral:	Ricoh Copier

36.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3683701

	File Date:	11-3-2008
	Collateral:	Ricoh Copier

37.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3683750
	File Date:	11-3-2008
	Collateral:	Ricoh Copier

38.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3699541
	File Date:	11-4-2008
	Collateral:	Ricoh Copier 4000

39.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3962998
	File Date:	11-28-2008
	Collateral:	Ricoh Copier 2550

40.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 3969191
	File Date:	12-1-2008
	Collateral:	Ricoh Copier 2550M6485800342

41.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4025852
	File Date:	12-4-2008
	Collateral:	Ricoh Copier 3500

42.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4053367
	File Date:	12-8-2008
	Collateral:	Ricoh Copier

43.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4112809
	File Date:	12-11-2008
	Collateral:	Ricoh Copier 2000

44.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4134068
	File Date:	12-12-2008
	Collateral:	Ricoh Copier 4000

45.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4188023
	File Date:	12-17-2008
	Collateral:	Ricoh copier 2550

46.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2008 4312060
	File Date:	12-30-2008
	Collateral:	Ricoh Copier 2550

47.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2009 0064045

	File Date:	1-8-2009
	Collateral:	Ricoh Copier 7500

48.	Secured Party:	OCE Financial Services Inc.
	File Number:	2009 0921277
	File Date:	3-23-2009
	Collateral:	Equipment under equipment PO # 61432 (Model FX3000)

49.	Secured Party:	OCE Financial Services Inc.
	File Number:	2009 0921285
	File Date:	3-23-2009
	Collateral:	Equipment under equipment PO # 61437 (Model FX3000)

50.	Secured Party:	OCE Financial Services Inc.
	File Number:	2009 0923638
	File Date:	3-23-2009
	Collateral:	Equipment under equipment PO # 61436 (Model FX3000)

51.	Intentionally blank.

52.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1285979
	File Date:	4-23-2009
	Collateral:	Xerox Copier 4118 YHT 640199

53.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1286068
	File Date:	4-23-2009
	Collateral:	Xerox Copier 7328C FKA93877

54.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1286084
	File Date:	4-23-2009
	Collateral:	Xerox Copier 4118 YHT 641897
Xerox Copier 4118 YHT 641590
Xerox Copier 4118 YHT 641589 and all accessories

55.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1421509
	File Date:	5-5-2009
	Collateral:	Xerox Copier 7328C FKA93631599

56.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1481594
	File Date:	5-11-2009
	Collateral:	Xerox Copier 5225 LNX 624521

57.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1481677
	File Date:	5-11-2009
	Collateral:	Xerox Copier 5638 WRT038192

58.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1481727
	File Date:	5-11-2009

	Collateral:	Xerox Copier 5632 WRR026630;Xerox Copier 5632 WRT036767

59.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009 1801676
	File Date:	6-8-2009
	Collateral:	Xerox Copier MAV775088

60.	Secured Party:	Kiewit Building Group, Inc.
	File Number:	2009 2116124
	File Date:	7-1-2009
	Collateral:	Specified electrical conduit, couplers and computers

61.	Secured Party:	Kiewit Building Group Inc.
	File Number:	2009 2116264
	File Date:	7-1-2009
	Collateral:	Specified electrical conduit, couplers and computers

62.	Secured Party:	Advantage Financial Services, LLC
	File Number:	2009 2492640
	File Date:	7-17-2009
	Collateral:	DocStar imaging System,. Fujistsu Scanner and all attachments Products &proceeds

63.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2009-2508130
	File Date:	8-5-2009
	Collateral:	XEROX 6204CP SN/ AGF 423195 and accessories

64.	Secured Party:	Comdoc, Inc.
	File Number:	2009-3122113
	File Date:	9-30-2009
	Collateral:	XEROX W5225AP S/N LNX625441 and all accessories

65.	Secured Party:	Comdoc, Inc.
	File Number:	2009-3343446
	File Date:	10-17-2009
	Collateral:	XEROX W5222P S/N NAF805118;
XEROX W5230AP S/N LNX625063;
XEROX MFP3635X S/N LBP251816;
XEROX MFP3635X LBP252171 and all accessories

66.	Secured Party:	United States Steel Corporation
	File Number:	2009 4010754
	File Date:	12-15-2009
	Collateral:	All US Steel owned equipment including but not limited to electric boards and motors “Notice of Bailment”

67.	Secured Party:	XCEL ENERGY Services, Inc.
	File Number:	2009 4041932
	File Date:	12-17-2009
	Collateral:	All equipment and inventory owned by Xcel or its affiliates and held by Wesco pursuant to an Electric Products and Logistics Agreement

68.	Secured Party:	Comdoc, Inc.

	File Number:	2009 4055072
	File Date:	12-18-2009
	Collateral:	Xerox WC7428P Copier SN3 PBB09891

69.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0304935
	File Date:	1-28-2010
	Collateral:	Xerox WC7428P S/N PBB009855

70.	Secured Party:	Wells Fargo Financial Leasing Inc.
	File Number:	2010 0330989
	File Date:	1-29-2010
	Collateral:	Xerox W5225AP S/N KBM 527220

71.	Secured Party:	Wells Fargo Financial Leasing, Inc.
	File Number:	2010 0330997
	File Date:	1-29-2010
	Collateral:	Xerox W5225AP S/N KBM527220

72.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0331003
	File Date:	1-29-2010
	Collateral:	Xerox W5230AP S/N LNX625979

73.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0557375
	File Date:	2-19-2010
	Collateral:	Xerox WC7435P S/N PBB011038

74.	Secured Party:	Comdoc, Inc.
	File Number:	2010 0655401
	File Date:	2-26-2010
	Collateral:	Xerox W5225AP S/NLNX627348

75.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1032006
	File Date:	3-25-2010
	Collateral:	Xerox WC7435P S/N PBB011841

76.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1286420
	File Date:	4-14-2010
	Collateral:	Xerox W5225AP S/N LNX625385

77.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1413909
	File Date:	4-23-2010
	Collateral:	Xerox WC4250X S/N MAC 585558

78.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1413917
	File Date:	4-23-2010
	Collateral:	Xerox WC4250X S/N MAC 585477

79.	Secured Party:	Comdoc, Inc.

	File Number:	2010 1535420
	File Date:	5-3-2010
	Collateral:	Xerox WC7435P S/N PBB013884
Xerox W5638PT S/N WRT055874

80.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1641590
	File Date:	5-11-2010
	Collateral:	Xerox WC435P S/NBB013629

81.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1641608
	File Date:	5-11-2010
	Collateral:	Xerox WC7435P S/N PBB 013902

82.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1653504
	File Date:	5-12-2010
	Collateral:	Xerox WC7428P S/N PBB 013946

83.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1691983
	File Date:	5-14-2010
	Collateral:	Xerox WC7428P S/N PBB 014375

84.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1846496
	File Date:	5-26-2010
	Collateral:	Xerox W5225AP S/N LNX627332

85.	Secured Party:	Comdoc, Inc.
	File Number:	2010 1852627
	File Date:	5-26-2010
	Collateral:	Xerox WC4250X S/N MAC 586733

86.	Secured Party:	LES Schwab Tire Centers of Portland Inc.
	File Number:	2010 1956170
	File Date:	6-4-2010
	Collateral:	Contractual Security Agreement in all present and future products and goods and proceeds thereto including but not limited to recapped tires, wheels and batteries

87.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2202749
	File Date:	6-24-2010
	Collateral:	Xerox WC4250X S/N MAC 586488

88.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2239295
	File Date:	6-28-2010
	Collateral:	Xerox WC7435P S/N PBB 014156

89.	Secured Party:	Comdoc, Inc.
	File Number:	2010-2257024
	File Date:	6-29-2010

	Collateral:	XEROX WC3Q90201 S/N BRE238707
XEROX WC4250X S/N MAC584995
XEROX MFP3635X S/N LBP268190 and all accessories

90.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2257792
	File Date:	6-29-2010
	Collateral:	Xerox W5225AP S/N LNX626870

91.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2321259
	File Date:	7-2-2010
	Collateral:	Xerox W5755APT S/N XEH 583056

92.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2333270
	File Date:	7-6-2010
	Collateral:	Xerox W5225AP S/N LNX627096

93.	Secured Party:	PNCEF, LLC
	File Number:	2010 2392383
	File Date:	7-9-2010
	Collateral:	All equipment and other goods, all software and other general intangibles, and other property which are described on Installment Purchase Agreement Number 1362250000 and Equipment described therein

94.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2461600
	File Date:	7-15-2010
	Collateral:	Xerox WC4250X S/N MAC587902

95.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2462285
	File Date:	7-15-2010
	Collateral:	Xerox WC4250X S/N MAC584058

96.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2462319
	File Date:	7-15-2010
	Collateral:	Xerox WC4250X S/N MAC587795

97.	Secured Party:	Comdoc, Inc.
	File Number:	2010 2671596
	File Date:	8-2-2010
	Collateral:	Xerox WC7425P S/N PBB015621

98.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3026733
	File Date:	8-30-2010
	Collateral:	Xerox WC4250X S/N MAC587410

99.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3096132
	File Date:	9-3-2010

	Collateral:	Xerox WC7120PT S/N XDC 337445

100.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3233156
	File Date:	9-16-2010
	Collateral:	Xerox WC4250X Copier

101.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3432543
	File Date:	10-1-2010
	Collateral:	(3) Xerox WC4250X S/N MAC590825;MAC590835; MAC590849
(1) Xerox 3C9201 S/N BRE001318

102.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3433269
	File Date:	10-1-2010
	Collateral:	Xerox W5225AP S/N LNX628237

103.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3433285
	File Date:	10-1-2010
	Collateral:	Xerox WC7755P S/N PNX001378

104.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434036
	File Date:	10-1-2010
	Collateral:	Xerox WC4250X S/N MAC590368

105.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434044
	File Date:	10-1-2010
	Collateral:	Xerox WC4250X S/N MAC589590

106.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434069
	File Date:	10-1-2010
	Collateral:	Xerox W7120PT S/N XDC337496

107.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3434085
	File Date:	10-1-2010
	Collateral:	Xerox WC4250X S/N MAC584032

108.	Secured Party:	Comdoc, Inc.
	File Number:	2010 3814070
	File Date:	11-1-2010
	Collateral:	Xerox WC7435P S/N PBB019603

109.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4191734
	File Date:	12-1-2010
	Collateral:	Xerox WC7428P S/N PBB021120

110.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4569665

	File Date:	12-23-2010
	Collateral:	Xerox WC5225AP S/N LNX629320

111.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4569699
	File Date:	12-23-2010
	Collateral:	Xerox WC4250X S/N MAC592359

112.	Secured Party:	Comdoc, Inc.
	File Number:	2010 4656033
	File Date:	12-31-2010
	Collateral:	Xerox W5230AP S/N LNX630069

113.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0318751
	File Date:	1-27-2011
	Collateral:	Xerox W5225AP S/N LNX628814

114.	Secured Party:	IBM Credit, LLC
	File Number:	2011 0339799
	File Date:	1-28-2011
	Collateral:	Specific Equipment identified on IBM Credit Supplement
# G69245, G74118

115.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0386360
	File Date:	2-2-2011
	Collateral:	Xerox W5230AP S/N LNX628737

116.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0438773
	File Date:	2-7-2011
	Collateral:	Xerox W5225AP S/N LNX629419

117.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0547342
	File Date:	2-15-2011
	Collateral:	Xerox WC7435P S/N PBB097004

118.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0689797
	File Date:	2-24-2011
	Collateral:	Xerox WC4250X S/N MAC592686

119.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0690621
	File Date:	2-24-2011
	Collateral:	Xerox WC7428P S/NPBB026954

120.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0774458
	File Date:	3-2-2011
	Collateral:	Xerox WC4250XP S/N MAC593938

121.	Secured Party:	Comdoc, Inc.

	File Number:	2011 0774466
	File Date:	3-2-2011
	Collateral:	Xerox WC4250X S/N MAC593786

122.	Secured Party:	Comdoc, Inc.
	File Number:	2011 0916711
	File Date:	3-11-2011
	Collateral:	Xerox MFP365X S/N LBP359464

123.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1007882
	File Date:	3-18-2011
	Collateral:	Xerox W5735APT S/N XEF437435

124.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1029720
	File Date:	3-21-2011
	Collateral:	Xerox WWC7435P S/N PBB024489

125.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1111577
	File Date:	3-25-2011
	Collateral:	Xerox MFP3635X S/N LBP359095

126.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1187676
	File Date:	3-31-2011
	Collateral:	Xerox W7545P S/N XKP513965

127.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1188559
	File Date:	3-31-2011
	Collateral:	Xerox W5225AP S/N LNX630696

128.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1214991
	File Date:	4-1-2011
	Collateral:	Xerox W5225AP S/N LNX629889

129.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1215444
	File Date:	4-1-2011
	Collateral:	Xerox W7120P S/N XMK102854

130.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1227605
	File Date:	4-4-2011
	Collateral:	Xerox W7120P S/N XMK102776

131.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1232381
	File Date:	4-4-2011
	Collateral:	Xerox WC7775P S/N RFX351046

132.	Secured Party:	Comdoc, Inc.

	File Number:	2011 1602062
	File Date:	4-28-2011
	Collateral:	Xerox W5225AP S/N LNX629451

133.	Secured Party:	Comdoc, Inc.
	File Number:	2011 1644635
	File Date:	5-3-2011
	Collateral:	Xerox W5225AP S/N LNX631011

134.	Secured Party:	Comdoc, Inc.
	File Number:	2011 2324690
	File Date:	6-17-2011
	Collateral:	Xerox WC4250X S/N MAC596210;
Xerox W7120P S/N XMK103181

135.	Secured Party:	Comdoc, Inc.
	File Number:	2011 2542564
	File Date:	7-1-2011
	Collateral:	Xerox 5225AP S/N LNX631513

136.	Secured Party:	Comdoc, Inc.
	File Number:	2011 2542572
	File Date:	7-1-2011
	Collateral:	Xerox WC4250X S/N MAC598001

137.	Secured Party:	NMHG Financial Services
	File Number:	2011 2766023
	File Date:	7-19-2011
	Collateral:	All equipment leased to debtor by SP.

138.	Secured Party:	Comdoc
	File Number:	2011 3000323
	File Date:	8-3-2011
	Collateral:	Xerox W5225AP S/N LNX630765

139.	Secured Party:	Wells Fargo Bank, NA
	File Number:	2011 4661883
	File Date:	12-6-2011
	Collateral:	Komatsu Forklift S/N 588845A

140.	Secured Party:	Toyota Motor Credit Corporation
C&D Factory Direct, Inc.
	File Number:	2012 1887977
	File Date:	4-27-2012
	Collateral:	BBI battery, S/N J3020

141.	Secured Party:	Orbian Financial Services II
	File Number:	2012 1948365
	File Date:	5-21-2012
	Collateral:	All accounts, general intangibles, or other receivables Which are owed to debtor by Siemens Industry Inc.

142.	Secured Party:	De Lage Landen Financial Services, Inc.
	File Number:	2012 2518613

	File Number:	6-29-2012
	Collateral:	EMC SF for VMare System Items, EMC VNX-7500 System Items, EMC PowerPath System Items, EMC VG2 Gateway System Items, EMC Spares

143.	Secured Party:	Wells Fargo Bank, NA
	File Number:	2012 2821074
	File Date:	7-23-2012
	Collateral:	2 Caterpillar Forklifts

II.	ALLEGHENY COUNTY

PENNSYLVANIA

A.	UCC Financing Statements – Recorder

1.	Secured Party:	NMHG Financial Services, Inc.
	File Number:	2005-64081
	File Date:	6-21-2005
	Collateral:	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

	Cont.:	Filed 3-18-2010

TVC COMMUNICATIONS, L.L.C.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	Commscope, Inc. of North Carolina
	Filing Number:	2009 1997995
	Filing Date:	6-23-2009
	Collateral:	All components and materials that the Secured party furnished to the Debtor for use in finished products, the finished products incorporating such components and material and all proceeds as defined in the UCC code and all payments under insurance, indemnity, warranty or guaranty, with respect to collaterals and all other amounts from time to time payable under and with respect to collateral

BRUCKNER SUPPLY COMPANY, INC.

I.	DELAWARE

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	NMHG Financial Services, Inc.
	Filing Number:	63965134
	Filing Date:	11-14-2006
	Collateral:	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

Continuation File #:		2011 3433573
	Filing date:	9/7/2011

Amendment File #:		2011 3434159
	Filing date:	9/7/2011 (change SP address)

2.	Secured Party:	Modern Leasing Inc. of Iowa
	Filing Number:	2011 0059736
	Filing Date:	1-6-2011
	Collateral:	All interest in all automatic merchandising equipment further described as Edge 5000 S/N 1252648 and or vending Machines purchased or financed by Seller

3.	Secured Party:	Sulzer Metco
	Filing Number:	2011 1184830
	Filing Date:	3-31-2011
	Collateral:	Schedule A dated June 1, 2010 attached therein shall be incorporated by reference to the Consignment Agreement dated June 1, 2010 and shall be part of the UCC-1

COMMUNICATIONS SUPPLY CORPORATION

I.	CONNECTICUT

SECRETARY OF STATE

A.	UCC Financing Statements

1.	Secured Party:	Citibank, NA
	Filing Number:	0002333959
	Filing Date:	6-7-2005
	Collateral:	Accounts Receivable from The Stanley Works Co. purchased by Citibank, NA

Cont.: Filed 3-25-2010

2.	Secured Party:	Wells Fargo Bank, NA
	File Number:	0002880570
	File Date:	6/7/2012
	Collateral:	Toyota Forklift

WESCO DISTRIBUTION CANADA LP

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7684926
2.	Xerox Canada Ltd.	Wesco Distribution Canada LP	101901E
3.	CIT Financial Ltd	Wesco Distribution Canada LP	122315E
4.	CIT Financial Ltd	Wesco Distribution Canada LP	563612E
5.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	305402G
6.	The Bank of Nova Scotia	Wesco Distribution Canada LP	847942G

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	98060224692
2.	CIT Financial Ltd.	Wesco Distribution Canada LP	08111906338
3.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada Inc.	09113029974
4.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	11081718153

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	112282172
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	300762439

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	980603107017
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	201113824803

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	672254604 - 20110817 1136 1590 6629 as amended by: 20121205 1702 1590 2066
2.	PHH Vehicle Management Services Inc	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc. Wesco Distribution Canada Co. Wesco Distribution Canada Inc. Wesco Distribution-Canada, Inc.	841343904 - 19980602 1901 1531 3453

NEW BRUNSWICK

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	3578550
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	20474078

NEWFOUNDLAND AND LABRADOR

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	9322743

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7716
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	18469288

QUEBEC

PART I – LIST OF MOVABLE HYPOTHECS & ASSIGNMENT OF CLAIMS

Legend:

NATURE OF SECURITY			CHARGED ASSETS			OTHERS
MH	=	Movable Hypothec without delivery	G	=	General Movable Property	A1, A2	Assignment
MHwt	=	Movable Hypothec with delivery	AR	=	Account Receivables	AS1, AS2	Assumption of Hypothec
FH	=	Floating Hypothec	I	=	Inventory	C1, C2	Cession of rank
LHL	=	Legal Hypothec of Landlord (renewal of Landlord Privilege)	E	=	Equipment	ChN1, ChN2	Change of name
LHJ	=	Legal Hypothec resulting from a Judgment	IP	=	Intellectual Property	M1, M2	Modification of a published right
LHS	=	Legal Hypothec of State or of a legal person established	S	=	Securities	P1, P2	Prior Notice of Intention to exercise a Right in the public interest
			CL	=	Claims	PR1, PR2	Preservation of Hypothec

All dates are in the following format: Y-M-D

The “REF. No.” below are for reference purposes only and are not intended to indicate ranking of the security

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount – Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
1.	11-0632493-0001 2011-08-18 02:11 PM	Holder: JPMorgan Chase Bank, N.A. Grantor: Wesco Distribution Canada LP	MH $700,000,000 2011-08-18 (Notarial Deed: Notary: Irwin Litvack Minute: 25 389)	G

Expiry date: 2021-08-18

Other mentions: The hypothec is granted to secure the payment bonds or other titles of indebtness.

Except for those claims consisting of securities pledged to the Attorney, the Grantor shall have authority to collect payments of interest and repayments of

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount – Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
capital made on the claims included in the Hypothecated Property, until withdrawal of such authorization by the Attorney.

PART II – LIST OF OTHER RIGHTS

No.	Lessor	Lessee	Registration No.
1.	Wesco Distribution Canada, LP	Silverbirch Hotels and Resorts Limited Partnership	10-0313409-0001
2.	Wesco Distribution Canada LP {sic}	9086-1675 Québec Inc	10-0243824-0001
3.	Wesco Distribution Canada	Corporation Minière Inmet	10-0153058-0001
4.	Wesco Distribution	Compagnie Abitibi-Consolidated du Canada	09-0784319-0001
5.	Wesco Distribution Canada, LP	9086-1675 Québec Inc.	09-0736878-0001
6.	Wesco Distribution	Entreprises D’Électricité J.M.N. Inc	08-0572544-0001
7.	Wesco Distribution	Aéroport de Québec Inc	08-0347749-0001
8.	Wesco Distribution	Les Contrôles I.S.I. Inc.	08-0258647-0001
9.	Wesco Distribution	Sorevco Inc	08-0258641-0001
10.	Wesco Distribution	Télénet Informatique Inc	08-0166355-0001
11.	Wesco Distribution	Élite Technologies Inc	08-0160614-0001
12.	Xerox Canada Ltd	Wesco Distribution Canada Inc. LP	08-0151291-0012

No.	Lessor	Lessee	Registration No.
13.	Wesco Distribution	Barrette-Chapais Ltée	08-0113152-0001
14.	Wesco Distribution	Bois D’œuvre Cedrico Inc	08-0109818-0001
15.	Wesco Distribution	Cegertec Experts Conseils Inc	08-0068899-0001
16.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada LP; Wesco Distribution Canada LP by its General Partner, Wesco Distribution Canada GP Inc.	05-0383591-0001

WESCO DISTRIBUTION CANADA GP INC.

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7684926
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	305402G
3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	305405G

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	98060224692
2.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada Inc.	09113029974
3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	11081718091
4.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	11081718153

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	112282172
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	300762439

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	980603107017
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	201113824803
3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	201113825605

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	672254586 – 20110817 1135 1590 6628 as amended by: 20121205 1702 1590 2067
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	672254604 – 20110817 1136 1590 6629 as amended by: 20121205 1702 1590 2066
3.	PHH Vehicle Management Services Inc	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	841343904 – 19980602 1901 1531 3453

No.	Secured Party	Debtor	Reference File No. / Registration No.
Wesco Distribution Canada Co. Wesco Distribution Canada Inc. Wesco Distribution-Canada, Inc.

NEW BRUNSWICK

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	3578550
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	20474078
3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	20474151

NEWFOUNDLAND AND LABRADOR

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	9322743

No.	Secured Party	Debtor	Registration No.
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	9323038

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	7716
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	18469288
3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada GP Inc.	18469650

QUEBEC

PART I – LIST OF MOVABLE HYPOTHECS & ASSIGNMENT OF CLAIMS

Legend:

NATURE OF SECURITY			CHARGED ASSETS			OTHERS
MH	=	Movable Hypothec without delivery	G	=	General Movable Property	A1, A2	Assignment
MHwt	=	Movable Hypothec with delivery	AR	=	Account Receivables	AS1, AS2	Assumption of Hypothec
FH	=	Floating Hypothec	I	=	Inventory	C1, C2	Cession of rank
LHL	=	Legal Hypothec of Landlord (renewal of Landlord Privilege)	E	=	Equipment	ChN1, ChN2	Change of name
LHJ	=	Legal Hypothec resulting from a Judgment	IP	=	Intellectual Property	M1, M2	Modification of a published right
LHS	=	Legal Hypothec of State or of a legal person established	S	=	Securities	P1, P2	Prior Notice of Intention to exercise a Right in the public interest
			CL	=	Claims	PR1, PR2	Preservation of Hypothec

All dates are in the following format: Y-M-D

The “REF. No.” below are for reference purposes only and are not intended to indicate ranking of the security

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount – Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
1.	11-0632493-0002 2011-08-18 02:11 PM	Holder: JPMorgan Chase Bank, N.A. Grantor: Wesco Distribution Canada GP Inc.	MH $700,000,000 2011-08-18 (Notarial Deed: Notary: Irwin Litvack Minute: 25 390)	G

Expiry date: 2021-08-18

Other mentions: The hypothec is granted to secure the payment bonds or other titles of indebtness.

Except for those claims consisting of securities pledged to the Attorney, the Grantor shall have authority to collect payments of interest and repayments of

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount – Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
capital made on the claims included in the Hypothecated Property, until withdrawal of such authorization by the Attorney.

PART II – LIST OF OTHER RIGHTS

No.	Lessor	Lessee	Registration No.
1.	WESCO Distribution	Corporation miniem Armet	10-0153058-0001
2.	Wesco Distribution	Compagnie Abitibi-Consolidated du Canada	09-0784319-0001
3.	Wesco Distribution	Entreprises D’Électricité J.M.N. Inc	08-0572544-0001
4.	Wesco Distribution	Aéroport de Québec Inc	08-0347749-0001
5.	Wesco Distribution	Les Contrôles I.S.I. Inc.	08-0258647-0001
6.	Wesco Distribution	Sorevco Inc	08-0258641-0001
7.	Wesco Distribution	Télénet Informatique Inc	08-0166355-0001
8.	Wesco Distribution	Élite Technologies Inc	08-0160614-0001
9.	Xerox Canada Ltd	Wesco Distribution Canada Inc. LP	08-0151291-0012
10.	Wesco Distribution	Barrette-Chapais Ltée	08-0113152-0001
11.	Wesco Distribution	Bois D’œuvre Cedrico Inc	08-0109818-0001

No.	Lessor	Lessee	Registration No.
12.	Wesco Distribution	Cegertec Experts Conseils Inc	08-0068899-0001

WESCO DISTRIBUTION CANADA CO.

BRITISH COLUMBIA

No.	Secured Party	Debtor	Base Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	305406G

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	98060224692
2.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada Inc.	09113029974
3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	11081718120

SASKATCHEWAN

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	300762441

MANITOBA

No.	Secured Party	Debtor	Registration No.
1.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	980603107017
2.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	201113826202

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	957590 Ontario Inc. o/a Global Leasing	Wesco Distribution – Canada Inc.	677513079 – 20120411 1640 9049 0207
2.	Her Majesty in Right of Ontario Represented by the Minister of Revenue	Wesco Distribution – Canada Inc.	675770175 – 20120123 0941 1031 4338
3.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	672254577 – 20110817 1135 1590 6627 as amended by: 20121205 1703 1590 2068
4.	PHH Vehicle Management Services Inc	Wesco Distribution Canada LP Wesco Distribution Canada GP Inc. Wesco Distribution Canada Co.	841343904 – 19980602 1901 1531 3453

No.	Secured Party	Debtor	Reference File No. / Registration No.
Wesco Distribution Canada Inc. Wesco Distribution – Canada, Inc.

NEW BRUNSWICK

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	20474169
2.	PHH Vehicle Management Services Inc.	Wesco Distribution Canada Inc. Wesco Distribution Canada LP Wesco Distribution Canada GP Inc.	3578550

NEWFOUNDLAND AND LABRADOR

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	9323056

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution Canada Co.	18469684
2.	De Lage Landen Financial Services Canada Inc.	Wesco Distribution Canada, Inc.	16056202

QUEBEC

PART I – LIST OF MOVABLE HYPOTHECS & ASSIGNMENT OF CLAIMS

Legend:

NATURE OF SECURITY			CHARGED ASSETS			OTHERS
MH	=	Movable Hypothec without delivery	G	=	General Movable Property	A1, A2	Assignment
MHwt	=	Movable Hypothec with delivery	AR	=	Account Receivables	AS1, AS2	Assumption of Hypothec
FH	=	Floating Hypothec	I	=	Inventory	C1, C2	Cession of rank
LHL	=	Legal Hypothec of Landlord (renewal of Landlord Privilege)	E	=	Equipment	ChN1, ChN2	Change of name
LHJ	=	Legal Hypothec resulting from a Judgment	IP	=	Intellectual Property	M1, M2	Modification of a published right
LHS	=	Legal Hypothec of State or of a legal person established	S	=	Securities	P1, P2	Prior Notice of Intention to exercise a Right in the public interest
			CL	=	Claims	PR1, PR2	Preservation of Hypothec

All dates are in the following format: Y-M-D

The “REF. No.” below are for reference purposes only and are not intended to indicate ranking of the security

Ref. No.	Registration No./ Registration Date (Y-M-D) & Time	Parties	Nature of registration/ Amount – Cdn $/ Agreement Date (Y-M-D)/ Form	Description of affected assets (For further details, please refer to the text of the registration)	Comments (Y-M-D)
1.	NIL

CHANGE OF NAME

Ref.	Registration # Date	Previous Name	New Name	Details
ChN1	04-0526213-0001 2004-09-09 01:58 PM	Wesco Distribution – Canada, Inc.	Wesco Distribution Canada Co.	Certificate of amalgamation dated 2004-08-12

PART II – LIST OF OTHER RIGHTS

No.	Lessor	Lessee	Registration No.
1.	Wesco Distribution Canada	Corporation Minière Inmet	10-0153058-0001
2.	Wesco Distribution	Compagnie Abitibi-Consolidated du Canada	09-0784319-0001
3.	Wesco Distribution	Entreprises D’Électricité J.M.N. Inc	08-0572544-0001
4.	Wesco Distribution	Aéroport de Québec Inc	08-0347749-0001
5.	Wesco Distribution	Les Contrôles I.S.I. Inc.	08-0258647-0001
6.	Wesco Distribution	Sorevco Inc	08-0258641-0001
7.	Wesco Distribution	Télénet Informatique Inc	08-0166355-0001
8.	Wesco Distribution	Élite Technologies Inc	08-0160614-0001
9.	Wesco Distribution	Barrette-Chapais Ltée	08-0113152-0001
10.	Wesco Distribution	Bois D’œuvre Cedrico Inc	08-0109818-0001
11.	Wesco Distribution	Cegertec Experts Conseils Inc	08-0068899-0001

WESCO DISTRIBUTION II ULC

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WESCO Distribution II ULC WESCO Canada II, LP.	12120430772

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution II ULC	672254568 – 20110817 1135 1590 6626 as amended by: 20121205 1703 1590 2069

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	Wesco Distribution II ULC	18469726

TVC CANADA CORP.

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	TVC Canada Corp.	672254541 – 20110817 1134 1590 6625 as amended by: 20121207 0859 1590 2143

NOVA SCOTIA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	TVC Canada Corp.	18469759

WDCC ENTERPRISES INC.

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDCC Enterprises Inc.	12120430664

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDCC Enterprises Inc.	683334792 – 20121204 1635 1590 1981

WESCO CANADA I, LP

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WESCO Canada I, LP WESCO Holdings, LLC	12120430717

WESCO HOLDINGS, LLC

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WESCO Canada I, LP WESCO Holdings, LLC	12120430717

WESCO CANADA II, LP

ALBERTA

No.	Secured Party	Debtor	Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WESCO Canada II, LP WESCO Distribution II ULC	12120430772

WDINESCO III B.V.

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDINESCO III B.V.	683390331 – 20121206 1217 1590 2108

WDINESCO C.V.

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDINESCO C.V.	672254523 – 20110817 1134 1590 6624 as amended by: 20121205 1704 1590 2071

WDCH, LP

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDCH, LP CBC LP Holdings, LLC	672254496 – 20110817 1132 1590 6623 as amended by: 20121205 1704 1590 2072

CBC LP HOLDINGS, LLC

ONTARIO

No.	Secured Party	Debtor	Reference File No. / Registration No.
1.	JPMorgan Chase Bank, N.A. as Administrative Agent	WDCH, LP CBC LP Holdings, LLC	672254496 – 20110817 1132 1590 6623 as amended by: 20121205 1704 1590 2072

SCHEDULE 6.10

EXISTING RESTRICTIONS

1.	Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association (as successor to Wachovia Capital Markets, LLC), as Administrator, as amended by the First Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 31, 2009, as further amended by the Second Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of September 7, 2010, as further amended by the Third Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2010, as further amended by the Fourth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of August 22, 2011, as further amended by the Fifth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of July 31, 2012, as further amended by the Sixth Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 9, 2012, and as further amended by the Seventh Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December , 2012.

2.	Indenture, dated August 27, 2009, by and among WESCO International, Inc., WESCO Distribution, Inc. and The Bank of New York Mellon, as Trustee.

3.	The Real Estate Loan Agreements and any and all documents related thereto.

4.	The Limited Liability Company Agreement of WESCO Real Estate I, LLC dated January 13, 2003.

5.	The Limited Liability Company Agreement of WESCO Real Estate II, LLC dated January 13, 2003.

6.	The Limited Liability Company Agreement of WESCO Real Estate III, LLC dated January 13, 2003.

7.	The Limited Liability Company Agreement of WESCO Real Estate IV, LLC dated November 1, 2002.

8.	Affiliate Subordination Agreement, dated as of December , 2012, made by and among the Subordinated Creditors and Subordinated Debtors party thereto (as defined therein) in favor of Credit Suisse AG, Cayman Islands Branch

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	WESCO Distribution, Inc., as a U.S. Borrower WESCO Distribution Canada LP and WDCC Enterprises Inc., as the Canadian Borrowers The other U.S. Borrowers party thereto

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of December 12, 2012, among WESCO Distribution, Inc., WESCO Distribution Canada

[1]	Select as applicable.

LP, WDCC Enterprises Inc., the other Loan Parties thereto, the other Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent.

6.	Assigned Interest:

Aggregate Revolving Commitments	Amount of Commitment/Revolving Assigned	Percentage Assigned of Revolving Commitments
$	$	%
$	$	%
$	$	%

Effective Date:                 , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE, N.A., as
Administrative Agent and as Issuing Bank

By
Title:

Consented to:

[NAME(S) OF ADDITIONAL ISSUING BANK(S)]

By
Title:

[Consented to:][5]

[WESCO DISTRIBUTION, INC., as Borrower
Representative]

By
Title:

[5]	To be included only if the consent of the Borrower Representative is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender1, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This

[1]	The concept of “Non-U.S. Lender” should be conformed to the section in the Credit Agreement governing Taxes.

Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

BORROWING BASE CERTIFICATE

Please see attached.

BORROWING BASE REPORT – WESCO – Consolidated

Obligor Number:	Date:	October 31, 2012
Loan Number:	Period Covered: to

	CANADA		US
COLLATERAL CATEGORY	Total A/R	Total Inventory	Total Inventory	Total Eligible Collateral	–
Description
1 Total Ending Collateral Balance	—
2 Less Ineligible [451196.EX10_2TX] Past Due > 90	—
3 Less Ineligible – Credits in Prior	—
4 Less Ineligible – Crossage (50%)	—
5 Less Ineligible – Contras	—
6 Less Ineligible – Foreign Not Covered by L/C	—
7 Less Ineligible – Federal Government	—
8 Less Ineligible – Finance Charges	—
9 Less Ineligible – Progress Billings	—
10 Less Ineligible – Cash on Aging	—
11 Less Ineligible – Volume Rebates	—
12 Less Ineligible – Intercompany	—
13 Less Ineligible – Unapplied Cash	—
14 Less Ineligible – Deferred Revenue	—

15 Total Ineligibles – Accounts Receivable	0

16 INVENTORY ANALYSIS –		—	—
17 Less Ineligible – Work in Process		—	—
18 Less Ineligible – Inventory Shrink Reserve		—	—
19 Less Ineligible – Intercompany Profits		—	—
20 Less Ineligible – Excess/Obsolete Inventory		—	—
21 Less Ineligible – Locations less than $100M		—	—
22 Less Ineligible – Offsite Locations		—	—
23 Less Ineligible – Bill and Hold		—	—
24 Less Ineligible – Special Order/Non Stock		—	—
25 Less Ineligible – Consigned Inventory		—	—
26 Less Ineligible – In- Transit Inventory		—	—
27 Less Ineligible – Transactional Inventory		—	—
28 Less Ineligible – Ship & Debit Reserve		—	—
29 Less Ineligible – Special Buy Reserve		—	—
30 Less Ineligible – Purchase Price Variance		—	—
31 Less Ineligible – Demo/Damaged/Tools		—	—
32 Less Ineligible – International Inventory		—	—
33 Less Ineligible – Supplier Volume Rebates		—	—
34 Less Ineligible – Handling Adder Stock Reserve		—	—
35 Less Ineligible – Cash Discounts		—	—
36 Less Ineligible – Inventory Mark Ups		—	—
37 Less Ineligible – G/L to Perpetual Variance		—	—

38 Total Ineligibles – Inventory		—	—

39 Total Eligible Collateral	—	—	—

40 Advance Rate Percentage	85.0%	70.0%	70.0%
41 Net Available – Borrowing Base Value
42 Effective Advance Rate

43 INVENTORY NOLV ANALYSIS		0	0
44 Less NOLV ineligibles		0	0
45 Eligible NOLV Inventory		0	0
46 Inventory Advance Rate Percentage		60.4%	56.6%

47 Total Availability NOLV Analysis		0	0

48 Lessor of Exam Calculation or NOLV		0	0

49 Additional Securitization Availability			—
50 Less Dilution Reserve	—
51 Less Surety Bond Reserve	—		—

52 Total Borrowing Base Value	—	—	—

53 CAPS / Loan Limits		400,000,000	600,000,000	Total CAPS / Loan Line	600,000,000

54 Maximum Borrowing Limit		0	0	Total Available	0

55 Loan Balance				Loan Balance:	0

56 Total Availability					0

57 Total Line Reserves (see Line Reserve schedule)					0

58 Net Availability					0

Pursuant to, and in accordance with, the terms and provisions of that certain Loan and Security Agreement (“Agreement”), between JPM Chase (“Secured Party”) and WESCO DISTRIBUTION INC (“Borrower”), Borrower is executing and delivering to Secured Party this Collateral Report accompanied by supporting data (collectively referred to as (“Report”). Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower’s own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this 31st day of October 2012, that the Borrower is in compliance with said Agreement.

BORROWER NAME:	AUTHORIZED SIGNATURE:

WESCO DISTRIBUTION, INC

EXHIBIT C

COMPLIANCE CERTIFICATE

To:	The Lenders party to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of December 12, 2012 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among WESCO Distribution, Inc., a Delaware corporation (“Distribution”), the other U.S. Borrowers party thereto (together with Distribution, the “U.S. Borrowers”), WESCO Distribution Canada LP, an Ontario limited partnership (“Distribution Canada”), WDCC ENTERPRISES INC., an Alberta corporation (“WDCC” and together with Distribution Canada, the “Canadian Borrowers”; each of the U.S. Borrowers and the Canadian Borrowers are referred to herein collectively as the “Borrowers”), the other Loan Parties, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”) and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent. This Compliance Certificate is being delivered by Distribution in its capacity as Borrower Representative. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED, AS BORROWER REPRESENTATIVE, HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE OTHER BORROWERS, THAT:

1. I am the duly elected                      of the Borrower Representative;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements (the “Accounting Period”) [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement;

4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement;

5. Check one of the following options based upon whether a Fixed Charge Coverage Trigger Period is in effect as described in Section 6.12 of the Credit Agreement.

☐

As of the last day of the Accounting Period, a Fixed Charge Coverage Trigger Period is in effect, and therefore, the Loan Parties are required to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Credit

Agreement. Accordingly, the attached Schedule I sets forth financial data and computations evidencing the Loan Parties’ compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Agreement, all of which data and computations are true, complete and correct.

☐	As of the last day of the Accounting Period, a Fixed Charge Coverage Covenant Period is not in effect, and therefore, the Loan Parties are not required to comply with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Credit Agreement. Notwithstanding such fact, the attached Schedule I sets forth (for informational purposes only) financial data and computations evidencing the Loan Parties’ compliance with the Fixed Charge Coverage Ratio covenant set forth in Section 6.12 of the Agreement.

[6. Schedule II hereto sets forth a computation of the Leverage Ratio as of the end of the Accounting Period, for purposes of determining the Applicable Rate commencing on the fifth Business Day after this certificate is delivered.]1

[7. Schedule III hereto sets forth a list of names of all Excluded Subsidiaries and Unrestricted Subsidiaries as of the date hereof. Each Subsidiary set forth on Schedule III hereto qualifies as an Excluded Subsidiary or Unrestricted Subsidiary, as the case may be.]2

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of             ,     .

WESCO DISTRIBUTION, INC., as
Borrower Representative

By:
Name:
Title:

[1]	Include item 6 only in quarterly Compliance Certificates for fiscal quarters ending from and after December 31, 2012.
[2]	Include item 7 only in yearly Compliance Certificates for fiscal years ending from and after December 31, 2012.

SCHEDULE 1

Compliance as of             ,         with Section 6.12 of the Credit Agreement.

Fixed Charge Coverage Ratio. Ratio of EBITDA for the period of four consecutive fiscal quarters most recently ended to Fixed Charges for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

A. EBITDA                    $

EBITDA of Holdings and its Restricted Subsidiaries on a consolidated basis	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Net Income

(+) (a)(i) Interest Expense

(+) (a)(ii) income tax expense

(+) (a)(iii) all amounts attributable to depreciation and amortization expense

(+) (a)(iv) amortized debt discount

(+) (a)(v) any non-cash losses or non-cash charges for such period that relate to the write-down or write-off of inventory to the extent such non-cash charges or non-cash losses do not exceed $10,000,000 in the aggregate during such period

(+) (a)(vi) any other non-cash losses or non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period)

(-) (b)(i) income tax credits and refunds

(-) (b)(ii) interest income

(-) (b)(iii) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) above taken in a prior period

(-) (b)(iv) any non-cash gains and non-cash items of income for such period that relate to any write-up of inventory to the extent such non-cash gains and non-cash income does not exceed $10,000,000 in the aggregate during such period

(-)(b)(v) any other non-cash gains and non-cash items of income for such period

= EBITDA	$	$	$	$	$

B. FIXED CHARGES                    $

Fixed Charges of Holdings and its Restricted Subsidiaries on a consolidated basis	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

cash Interest Expense

(+) prepayments and scheduled principal payments on Indebtedness made during such period (excluding principal payments in respect of (i) the Revolving Loans, (ii) Indebtedness owing under the Receivables Securitization Agreements or (iii) the Permitted Debt Defeasance in an aggregate amount not to exceed $95,000,000, but including repurchases of Indebtedness or payments in respect of conversion rights relating to Indebtedness)

(+) expense for taxes paid in cash

(+) Restricted Payments paid in cash Persons other than Loan Parties or Subsidiaries of Loan Parties

(+) Capital Lease Obligation payments

(+) cash contributions to any Plan or any Canadian Pension Plan for such period (excluding any cash contributions made in respect of the Canadian Pension Plan assumed pursuant to the EECOL Acquisition in an aggregate amount not to exceed $35,900,000) to the extent such contributions have not been deducted in the calculation of EBITDA for such period

(+) Capital Expenditures (other than any such Capital Expenditures to the extent that such Capital Expenditures are made with proceeds from the sale of assets not constituting Collateral and such sale is permitted by the Credit Agreement)

= Fixed Charges	$	$	$	$	$

C. FIXED CHARGE COVERAGE RATIO (Line A ÷ Line B)	to 1.00

[D. IN COMPLIANCE	☐ YES ☐ NO][2]

[2]	Include item D only if Fixed Charge Coverage Trigger Period is in effect.

SCHEDULE II3

LEVERAGE RATIO CALCULATION

Leverage Ratio. On any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date.

A.	TOTAL INDEBTEDNESS	$

B.	EBITDA for the period of four consecutive fiscal quarters ended on such date (as calculated below).	$

EBITDA of Holdings and its Restricted Subsidiaries on a consolidated basis	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Net Income

(+) (a)(i) Interest Expense

(+) (a)(ii) income tax expense

(+) (a)(iii) all amounts attributable to depreciation and amortization expense

(+) (a)(iv) amortized debt discount

(+) (a)(v) any non-cash losses or non-cash charges for such period that relate to the write-down or write-off of inventory to the extent such non-cash charges or non-cash losses do not exceed $10,000,000 in the aggregate during such period

(+) (a)(vi) any other non-cash losses or non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period)

[3]	Include Schedule II only in connection with quarterly Compliance Certificates for fiscal quarters.

(-) (b)(i) income tax credits and refunds

(-) (b)(ii) interest income

(-) (b)(iii) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) above taken in a prior period

(-) (b)(iv) any non-cash gains and non-cash items of income for such period that relate to any write-up of inventory to the extent such non-cash gains and non-cash income does not exceed $10,000,000 in the aggregate during such period

(-)(b)(v) any other non-cash gains and non-cash items of income for such period

= EBITDA	$	$	$	$	$	(to line B	)

C. LEVERAGE RATIO (Line A ÷ Line B)

SCHEDULE III4

EXCLUDED SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES

[4]	Include Schedule III only in connection with yearly Compliance Certificates.

EXHIBIT D-1

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             ,         , 20    , is entered into between                                         , a                     (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Amended and Restated Credit Agreement dated as of December 12, 2012 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among WESCO DISTRIBUTION, INC., a Delaware corporation, WESCO DISTRIBUTION CANADA LP, an Ontario limited partnership, WDCC ENTERPRISES INC., an Alberta corporation, the other Loan Parties party thereto, the Lenders party thereto, JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Administrative Agent and the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a [U.S. Borrower] [Loan Guarantor] [Canadian Cross-Border Loan Guarantor] [Canadian Loan Guarantor] for all purposes of the Credit Agreement and shall have all of the rights, duties, benefits and obligations of a Loan Party and a [Loan Guarantor] [U.S. Borrower] [Canadian Cross-Border Loan Guarantor] [Canadian Loan Guarantor] thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, [and] (b) all of the covenants set forth in Articles V and VI of the Credit Agreement [and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]1 [The New Subsidiary has delivered to the Administrative Agent an executed Loan Guaranty.]2

2. If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

[1]	Delete bracketed language if New Subsidiary is a Canadian Subsidiary or a U.S. Borrower.
[2]	Insert bracketed language if New Subsidiary is a Canadian Subsidiary.

3. The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

4. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT D-2

FORM OF OMNIBUS JOINDER AGREEMENT

THIS OMNIBUS JOINDER AGREEMENT (this “Agreement”), dated as of December     , 2012, is entered into among WESCO DISTRIBUTION, INC., a Delaware corporation (the “Company”), WESCO DISTRIBUTION CANADA LP, an Ontario limited partnership (the “Canadian Borrower I”), WDCC ENTERPRISES INC., an Alberta corporation (the “Canadian Borrower II” and, together with the Canadian Borrower I, the “Canadian Borrowers”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”), EESA CORP., an Alberta corporation (the “EECOL Parent”), EESA HOLDINGS LTD., an Alberta corporation (“EESA Holdings”), JARICH HOLDINGS LTD., an Alberta corporation (“Jarich”), EECOL HOLDINGS LTD., an Alberta corporation (“EECOL Holdings”), EECOL ELECTRIC CORP., an Alberta corporation (“EECOL Electric”), and EECOL PROPERTIES CORP., an Alberta corporation (“EECOL Properties” and, together with EECOL Parent, EESA Holdings, Jarich, EECOL Holdings and EECOL Electric, the “New Loan Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

WHEREAS, the Company has entered into that certain Amended and Restated Credit Agreement dated as of December 12, 2012 among the Company, the other U.S. Borrowers party thereto, the Canadian Borrowers, the other Loan Parties party thereto, the lenders party thereto (the “Lenders”), the Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement);

WHEREAS, the EECOL Acquisition Closing Date has occurred and, pursuant to the terms of the EECOL Acquisition Agreement, the Canadian Borrower II has acquired all of the issued and outstanding equity interests of EECOL Electric through the purchase of the issued and outstanding shares of EECOL Electric’s direct parent, EECOL Holdings, and its direct or indirect parent holding companies, Jarich, EESA Holdings and the EECOL Parent;

WHEREAS, in accordance with Section 5.13(g) of the Credit Agreement, the Loan Parties are required to execute and deliver, and to cause the New Loan Parties to execute and deliver, this Agreement to the Administrative Agent;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are expressly recognized by all of the parties hereto, the Loan Parties, the New Loan Parties, and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1. Joinder to Credit Agreement. Each of the New Loan Parties hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Loan Party will be deemed to be a Loan Party and a Canadian Loan Guarantor under and for all purposes of the Credit Agreement and shall have all of the rights, duties, benefits and obligations of a Loan Party and a Canadian Loan Guarantor thereunder to the same extent and with the same force and effect as if it had executed the Credit Agreement. Each New Loan Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement (subject to the updated schedules described in Section 4 of this Agreement), (b) all of the covenants of the Loan

Parties set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations of the Canadian Loan Parties set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing provisions of this Section 1, each New Loan Party, subject to the limitations set forth in the last sentence of Section 10.01 and in Section 10.10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Canadian Loan Guarantors, to the Administrative Agent and the Canadian Lender Parties, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Canadian Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that, if any of the Canadian Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), each New Loan Party will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2. Joinder to Canadian Guarantee. Each of the New Loan Parties hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Loan Party will be deemed to be a “Canadian Guarantor” under and for all purposes of the Amended and Restated Guarantee Agreement dated as of December 12, 2012 by the “Canadian Guarantors” party thereto in favor of the Administrative Agent (for the benefit of itself and the Canadian Lender Parties) (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Guarantee”) and shall have all of the rights, duties, benefits and obligations of a “Canadian Guarantor” thereunder to the same extent and with the same force and effect as if it had executed such Amended and Restated Guarantee. Each New Loan Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Amended and Restated Guarantee. Without limiting the generality of the foregoing, and subject to the limitations set forth in the last sentence of Section 10.01 and in Section 10.10 of the Credit Agreement, each New Loan Party hereby guarantees, jointly and severally with the other “Canadian Guarantors”, to the Administrative Agent, for itself and the Canadian Lender Parties, as provided in the Amended and Restated Guarantee, the prompt payment of any and all indebtedness (as defined in the Amended and Restated Guarantee) of the Canadian Borrowers to the Administrative Agent and the Canadian Lender Parties, including pursuant to the Credit Agreement.

3. Joinder to Canadian Security Agreement. Each of the New Loan Parties hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Loan Party will be deemed to be a “Grantor” under and for all purposes of the Amended and Restated Canadian Pledge and Security Agreement dated as of December 12 2012 by the “Grantors” party thereto in favor of the Administrative Agent (for the benefit of itself and the Canadian Lender Parties) (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Security Agreement”) and shall have all of the rights, duties, benefits and obligations of a “Grantor” thereunder to the same extent and with the same force and effect as if it had executed such Amended and Restated Security Agreement. Each New Loan Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Amended and Restated Security Agreement, including without limitation (a) all of the representations and warranties of the “Grantors” set forth in Article III of the Amended and Restated Security Agreement, and (b) all of the covenants of the “Grantors” set forth in Article IV of the Amended and Restated Security Agreement. Without limiting the generality of the foregoing, to secure the prompt and complete payment and performance of the Canadian Secured Obligations, each New Loan Party hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of itself and the Canadian Lender Parties, a security interest in all Collateral (as defined in the Amended and Restated Security Agreement and subject to the limitations set forth in the Amended and Restated Security Agreement) of each such New Loan Party as provided in the

2

Amended and Restated Security Agreement. Each of the Canadian Borrowers and Canadian Loan Guarantors (including, the New Loan Parties) and the Administrative Agent hereby acknowledge and agree that updated Exhibits A, B, C, D, E and F of the Amended and Restated Security Agreement attached as Annex I hereto shall be deemed to replace Exhibits A, B, C, D, E and F annexed to the Amended and Restated Security Agreement and such exhibits set forth in Annex I hereto shall be incorporated into the Amended and Restated Security Agreement as of the date hereof and, on and after the date hereof, each reference in the Amended and Restated Security Agreement to Exhibit A, B, C, D, E or F, as applicable, shall be deemed to refer to the exhibits set forth on Annex I hereto. Each of the Canadian Borrowers and Canadian Loan Guarantors (including, the New Loan Parties) hereby represent, warrant and confirm, as of the date hereof, that after giving effect to the updated exhibits to the Amended and Restated Security Agreement set forth on Annex I hereto, each of the representations and warranties set forth in the Amended and Restated Security Agreement is true and correct on and as of the date hereof.

4. Updated Schedules to Credit Agreement; Representations and Warranties of the Loan Parties. Each of the parties hereto hereby acknowledges, agrees and confirms that (a) Schedules 1.01, 2.06, 3.06, 3.10, 3.12, 3.15, 4.01, 6.01, 6.02, and 6.10 to the Credit Agreement are hereby replaced with updated Schedules 1.01, 2.06, 3.06, 3.10, 3.12, 3.15, 4.01, 6.01, 6.02, and 6.10 in the form of Annex II attached hereto (collectively, the “Updated Credit Agreement Schedules”), (b) the Owned and Leased Property Schedule and the Insurance Schedule delivered by the Loan Parties to the Administrative Agent on the Restatement Date in connection with the Credit Agreement are hereby replaced with the updated Owned and Leased Property Schedule and Insurance Schedule attached as Annex III hereto, (c) the Updated Credit Agreement Schedules shall be incorporated into the Credit Agreement as of the date hereof and, on and after the date hereof, each reference in the Credit Agreement to any of Schedules 1.01, 2.06, 3.06, 3.10, 3.12, 3.15, 4.01, 6.01, 6.02, and 6.10 shall be deemed to refer to the corresponding Updated Credit Agreement Schedule attached hereto as Annex II and (d) on and after the date hereof, each reference in the Credit Agreement to the Owned and Leased Property Schedule or the Insurance Schedule shall be deemed to refer to the updated Owned and Leased Property Schedule or Insurance Schedule, as applicable, attached hereto as Annex III. Each of the Loan Parties, including without limitation, each of the New Loan Parties, hereby represents, warrants, agrees and confirms that, after giving effect to the Updated Credit Agreement Schedules attached hereto as Annex II and the updated Owned and Leased Property Schedule and Insurance Schedule attached hereto as Annex III (i) each of the representations and warranties set forth in Article III of the Credit Agreement is true and correct as of the date of this Agreement, (ii) the representations and warranties set forth in Section 3.04 of the Credit Agreement shall be deemed to include a representation and warranty of the Loan Parties that the financial statements of the New Loan Parties described in Section 4.01(b)(iv) of the Credit Agreement present fairly, in all material respects, the financial position and results of operations and cash flows of the New Loan Parties and their consolidated Subsidiaries as of the applicable dates and for the applicable periods in accordance with Accounting Standards for Private Enterprises, or in the cases where reconciliations to GAAP are available, GAAP, (iii) any such representation and warranty stated in Article III of the Credit Agreement to be true and correct “as of the date hereof”, “as of the date of this Agreement”, or “as of the Restatement Date” is true and correct as of the date of this Agreement and (iv) the Administrative Agent is authorized to replace the versions of the Schedules annexed to the Credit Agreement as of the Restatement Date with the Updated Credit Agreement Schedules attached hereto as Annex II and the versions of the Owned and Leased Property Schedule and Insurance Schedule delivered by the Loan Parties to the Administrative Agent on the Restatement Date with the updated Owned and Leased Property Schedule and Insurance Schedule attached hereto as Annex III.

5. Additional Documents. If required by the Administrative Agent, each New Loan Party is, simultaneously with the execution of this Agreement, executing and delivering such Collateral

3

Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

6. Address for Notices. The address of the New Loan Parties for purposes of Section 9.01 of the Credit Agreement is as follows:

7. Miscellaneous.

(a) Each New Loan Party, by its execution of this Agreement, hereby waives acceptance by the Administrative Agent and the Lender Parties of the guaranty by such New Loan Party under each of Article X of the Credit Agreement and the Amended and Restated Guarantee.

(b) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

(c) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its authorized officer as of the day and year above first written.

NEW LOAN PARTIES;

EESA CORP.

By
Name:
Title:

EESA HOLDINGS LTD.

By
Name:
Title:

JARICH HOLDINGS LTD.

By
Name:
Title:

EECOL HOLDINGS LTD.

By
Name:
Title:

EECOL ELECTRIC CORP.

By
Name:
Title:

EECOL PROPERTIES CORP.

By
Name:
Title:

OTHER LOAN PARTIES:

WESCO DISTRIBUTION, INC., a Delaware corporation
WESCO EQUITY CORPORATION, a Delaware corporation
BRUCKNER SUPPLY COMPANY, INC. a Delaware corporation
WESCO NEVADA, LTD., a Nevada corporation
COMMUNICATIONS SUPPLY CORPORATION, a Connecticut corporation
CALVERT WIRE & CABLE CORPORATION, a Delaware corporation
LIBERTY WIRE & CABLE, INC., a Delaware corporation
CARLTON-BATES COMPANY, an Arkansas corporation
TVC COMMUNICATIONS, L.L.C., a Delaware limited liability company
CONNEY SAFETY PRODUCTS, LLC a Delaware limited liability company

By
Name:
Title:

WESCO DISTRIBUTION CANADA LP

BY:	WESCO DISTRIBUTION CANADA GP
INC., its General Partner

By
Name:
Title:

WDCC ENTERPRISES INC.

By
Name:
Title:

WESCO INTERNATIONAL, INC.

By
Name:
Title:

WESCO FINANCE CORPORATION

By
Name:
Title:

CDW HOLDCO, LLC

By
Name:
Title:

WDC HOLDING INC.

By
Name:
Title:

WESCO NIGERIA, INC.

By
Name:
Title:

CBC LP HOLDINGS, LLC

By
Name:
Title:

WDCH, LP

BY:	CBC LP HOLDINGS, LLC,
its General Partner

By
Name:
Title:

CONNEY INVESTMENT HOLDINGS, LLC

By
Name:
Title:

WESCO ENTERPRISES, INC.

By
Name:
Title:

WESCO HOLDINGS, LLC

By
Name:
Title:

WDCH US LP

BY:	WESCO Distribution II ULC,
its General Partner

By
Name:
Title:

WESCO DISTRIBUTION CANADA CO.

By
Name:
Title:

WESCO DISTRIBUTION II ULC

By
Name:
Title:

TVC CANADA CORP.

By
Name:
Title:

WESCO CANADA I, LP

BY:	WESCO HOLDINGS, LLC, its General Partner

By
Name:
Title:

WESCO CANADA II, LP

BY:	WESCO DISTRIBUTION II ULC, its General Partner

By
Name:
Title:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

Annex I

[Updated Exhibits A, B, C, D, E and F to Amended and Restated Canadian Security Agreement]

Annex II

[Updated Schedules to Credit Agreement]

Annex III

[Updated Owned and Leased Property Schedule and Insurance Schedule]

EXHIBIT E-1

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Dated as of December 12, 2012

by and among

PNC BANK, NATIONAL ASSOCIATION,

as Receivables Agent,

JPMORGAN CHASE BANK, N.A.,

as ABL Lenders Agent,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Term Lenders Agent

WESCO RECEIVABLES CORP.,

as Receivables Seller,

WESCO DISTRIBUTION, INC.,

as Seller, as Servicer, in its individual capacity and as Borrower,

and

THE OTHER PARTIES HERETO

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of December 12, 2012 (as supplemented, amended, restated or otherwise modified from time to time, this “Agreement”), is by and among PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrator under the Receivables Purchase Agreement (as defined below) (the “Receivables Agent”), JPMORGAN CHASE BANK, N.A., in its capacity as Agent, for itself and on behalf of the ABL Lenders (as defined below) (the “ABL Lenders Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as Agent, for itself and on behalf of the Term Lenders (as defined below) (the “Term Lenders Agent”), WESCO RECEIVABLES CORP. (the “Receivables Seller”), WESCO DISTRIBUTION, INC. (“WESCO”), WESCO EQUITY CORPORATION, CARLTON-BATES COMPANY, COMMUNICATIONS SUPPLY CORPORATION, LIBERTY WIRE & CABLE, INC., CALVERT WIRE & CABLE CORPORATION, BRUCKNER SUPPLY COMPANY, INC, TVC COMMUNICATIONS, L.L.C. and CONNEY SAFETY PRODUCTS, LLC.

RECITALS:

A.    WESCO and various of WESCO’s domestic subsidiaries and affiliates have agreed to sell, transfer and assign to the Receivables Seller, and the Receivables Seller has agreed to purchase or otherwise acquire from WESCO and various of WESCO’S domestic subsidiaries and affiliates from time to time party thereto (together with WESCO, the “Originators”), all of the right, title and interest of WESCO in the Receivables (as hereinafter defined) pursuant to a Purchase and Sale Agreement dated as of June 30, 1999, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 28, 1999, that certain Second Amendment to Purchase and Sale Agreement dated as of November 22, 2002, that certain Third Amendment to Purchase and Sale Agreement dated as of October 4, 2005, that certain Fourth Amendment to Purchase and Sale Agreement dated as of February 22, 2007, that certain Fifth Amendment to Purchase and Sale Agreement dated as of January 29, 2009, that certain Sixth Amendment to Purchase and Sale Agreement dated as of April 13, 2009, that certain Seventh Amendment to Purchase and Sale and Agreement and Waiver dated as of March 1, 2010, that certain Eighth Amendment to Purchase and Sale Agreement dated as of December 16, 2010, and that certain Ninth Amendment to Purchase and Sale Agreement dated as of the date hereof (and as the same may be further supplemented, amended, restated or otherwise modified from time to time, the “Receivables Purchase and Sale Agreement”).

B.    The Receivables Seller, as seller, WESCO, in its capacity as servicer and in its individual capacity, the Receivables Agent, the Receivables Purchasers and the Purchaser Agents (each as defined below) are parties to a Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009, as amended by that certain First Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of August 31, 2009, that certain Second Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of September 7, 2010, that certain Third Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2010, that certain Fourth Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of August 22, 2011, that certain Fifth Amendment to Third Amended and Restated Receivables Purchase Agreement dated as of July 31, 2012, that certain Sixth Amendment to Third Amended and Restated Receivables Purchase Agreement dated as of October 9, 2012, and that certain Seventh Amendment to Third Amended and Restated Receivables Purchase Agreement dated as of the date hereof (and as the same may be further supplemented, amended, restated or otherwise modified from time to time, the “Receivables Purchase Agreement”) pursuant to which the Receivables Purchasers have agreed, among other things, to purchase from the Receivables Seller from time to time Receivables (or interests therein) purchased by or contributed to the Receivables Seller pursuant to the Receivables Purchase and Sale Agreement, and the Receivables Seller has granted a lien on the Receivables to the Receivables Agent.

C.    The Receivables Purchase and Sale Agreement and the Receivables Purchase Agreement provide for the filing of UCC financing statements to perfect the ownership and security interest of the parties thereto with respect to the property covered thereby.

D.    WESCO, certain subsidiaries and affiliates of WESCO, the ABL Lenders Agent and the financial institutions from time to time party thereto entered into that certain Credit Agreement dated as of August 22, 2011 (as heretofore supplemented, amended, restated or otherwise modified from time to time, the “Existing ABL Credit Agreement”).

E.    To secure WESCO’s and the Loan Parties’ obligations to the Lenders and ABL Lenders Agent under the Existing ABL Credit Agreement and other Loan Documents (as defined in the Existing ABL Credit Agreement), WESCO and the other Loan Parties granted to the ABL Lenders Agent for the benefit of the ABL Lenders Agent and the ABL Lenders party to the Existing ABL Credit Agreement a lien over, among other things, certain accounts receivable and certain general intangibles, including the Unsold Receivables (as hereinafter defined), certain inventory and all proceeds of the foregoing.

F.    In connection with the execution and delivery of the Existing ABL Credit Agreement, the Receivables Agent, the ABL Lenders Agent, WESCO and the originators party thereto entered into that certain Intercreditor Agreement dated as of August 22, 2011 (as heretofore amended, the “Existing Intercreditor Agreement”), pursuant to which the parties thereto made certain agreements with respect to the parties’ relative rights regarding the Receivables Assets (as defined in the Existing Intercreditor Agreement) and with respect to the ABL Lenders Collateral (as defined in the Existing Intercreditor Agreement).

G.    Concurrently herewith, WESCO, certain subsidiaries and affiliates of WESCO, the ABL Lenders Agent and the financial institutions from time to time party thereto are entering into that certain Amended and Restated Credit Agreement dated as of the date hereof (as supplemented, amended, restated or otherwise modified from time to time, the “ABL Credit Agreement”), which ABL Credit Agreement amends and restates in its entirety the Existing ABL Credit Agreement.

H.    To secure WESCO’s and the Loan Parties’ obligations to the Lenders and ABL Lenders Agent under the ABL Credit Agreement and other ABL Loan Documents (as defined below), WESCO and the other Loan Parties have granted to the ABL Lenders Agent for the benefit of the ABL Lenders Agent and the ABL Lenders a lien over, among other things, certain accounts receivable and certain general intangibles, including the Unsold Receivables (as hereinafter defined), certain inventory and all proceeds of the foregoing.

I.    Concurrently herewith, WESCO, certain subsidiaries and affiliates of WESCO, the Term Lenders Agent, and the financial institutions from time to time party thereto are entering into that certain Term Loan Agreement dated as of the date hereof (as supplemented, amended, restated or otherwise modified from time to time, the “Term Loan Agreement”).

J.    To secure WESCO’s and the Loan Parties’ obligations to the Term Lenders and Term Lenders Agent under the Term Loan Agreement and other Term Loan Documents (as defined below), WESCO and the other Loan Parties have granted to the Term Lenders Agent for the benefit of the Term Lenders Agent and the Term Lenders party to the Term Loan Agreement a lien over, among other things, certain accounts receivable and certain general intangibles, including the Unsold Receivables (as hereinafter defined), certain inventory and all proceeds of the foregoing.

K.    Concurrently herewith, the ABL Lenders Agent, the Term Lenders Agent, WESCO and certain subsidiaries and affiliates of WESCO are entering into that certain Intercreditor Agreement dated as of the date hereof (as supplemented, amended, restated or otherwise modified from time to time, the “ABL-Term Loan Intercreditor Agreement”), pursuant to which the ABL Lenders Agent and the Term Lenders Agent are making certain agreements regarding the relative priorities of their security interests in the Collateral (as defined below), including the Unsold Receivables and other matters related thereto.

L.    The parties hereto wish to enter into this Agreement to amend and restate the Existing Intercreditor Agreement and to set forth certain agreements with respect to the Receivables Assets (as hereinafter defined) and with respect to the Lenders Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that the Existing Intercreditor Agreement is amended and restated in its entirety by this Agreement and it is hereby further agreed as follows:

ARTICLE 1. DEFINITIONS.

1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Event of Default” means an Event of Default under and as defined in the ABL Credit Agreement.

“ABL Lenders” shall mean the ABL Lenders from time to time party to the ABL Credit Agreement, the ABL Lenders Agent and each other Secured Party (as defined in the ABL Security Agreement).

“ABL Lenders Claim” means all of the indebtedness, obligations and other liabilities of WESCO and the other Loan Parties now or hereafter arising under, or in connection with, the ABL Credit Agreement and the other ABL Loan Documents, including, but not limited to, all sums now or hereafter loaned or advanced to or, for the benefit of WESCO or any Loan Party, all reimbursement obligations of WESCO or any Loan Party, with respect to letters of credit and guarantees issued thereunder for its account, all guarantee obligations of the Loan Parties, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Loan Parties, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

“ABL Lenders Interest” means, with respect to any property or interest in property, now owned or hereafter acquired or created, of WESCO or any of the Loan Parties, any lien, claim, encumbrance, security interest or other interest of the ABL Lenders Agent or the ABL Lenders in such property or interests in property.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Credit Agreement.

“ABL Loan Parties” means the “Loan Parties” as defined in the ABL Credit Agreement.

“ABL Obligations Payment Notice Date” means the date on which the Receivables Agent has received written notice from the ABL Lenders Agent that the “ABL Obligations Payment Date” under and as defined in the ABL-Term Loan Intercreditor Agreement has occurred.

“Business Day” has the meaning ascribed to such term in the Credit Agreement.

“Claim” means the Lenders Claim or the Receivables Claim, as applicable.

“Collateral” means all property and interests in property, now owned or hereafter acquired or created, of WESCO or any of the other Loan Parties in or upon which a Lenders Interest is granted or purported to be granted by WESCO or such other Loan Party to the ABL Lenders or the ABL Lenders Agent under any of the ABL Loan Documents or to the Term Lenders or the Term Lenders Agent under any of the Term Loan Documents.

“Collections” means, for any Receivable as of any date, (i) all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments that are received by the Receivables Seller, WESCO or any other Originator in payment of any amounts owed in respect of such Receivable (including purchase price finance charges, interest and other charges), or applied to any amount owed by an Obligor on account of such Receivable, including, without limitation, all amounts received on account of such Receivable (including insurance payments and net proceeds of the sale or disposition of repossessed goods or other collateral of any Person liable for repayment of such Receivable) and all other fees and charges related thereto, (ii) cash proceeds of Returned Goods with respect to such Receivable, (iii) all amounts paid by WESCO in respect of such Receivable pursuant to the Receivables Purchase and Sale Agreement and/or the Receivables Purchase Agreement and (iv) all Proceeds of such Receivable.

“Controlling Agent” means (a) during the period commencing on the date hereof and continuing to and including the ABL Obligations Payment Notice Date, the ABL Lenders Agent and (b) thereafter, the Term Lenders Agent.

“Controlling Lenders” means (a) during the period commencing on the date hereof and continuing to and including the ABL Obligations Payment Notice Date, the ABL Lenders and (b) thereafter, the Term Lenders.

“Controlling Lenders Event of Default” means (a) during the period commencing on the date hereof and continuing to and including the ABL Obligations Payment Notice Date, an ABL Event of Default and (b) thereafter, a Term Loan Event of Default.

“Contract” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Credit Agreement” means the ABL Credit Agreement and/or the Term Loan Agreement, as the context may require.

“Disposition” means, with respect to any assets of WESCO, any liquidation of WESCO or its assets, the establishment of any receivership for WESCO or its assets, a Bankruptcy proceeding of WESCO (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction or thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

“Enforcement” means collectively or individually, for (a) any of the Receivables Agent or the Receivables Purchasers to (i) declare the Facility Termination Date under the Receivables Documents or (ii) commence the judicial or nonjudicial enforcement of any of the default rights and remedies under any of the Receivables Documents upon the occurrence of such default, (b) any of the ABL Lenders Agent or the ABL Lenders during the continuance of a ABL Event of Default (i) to demand payment in full of or accelerate the indebtedness of WESCO and the Loan Parties to the ABL Lenders and ABL Lenders Agent or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under any of the ABL Loan Documents and (c) any of the Term Lenders Agent or the Term Lenders during the continuance of a Term Loan Event of Default (i) to demand payment in full of or accelerate the indebtedness of WESCO and the Loan Parties to the Term Lenders and Term Lenders Agent or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under any of the Term Loan Documents.

“Enforcement Notice” means a written notice delivered in accordance with Section 2.5 which notice shall (i) if delivered by the Receivables Agent, state that the Facility Termination Date has occurred, specify the nature of the Termination Event that has caused the declaration of such Facility Termination Date, and state that an Enforcement Period has commenced, (ii) if delivered by the ABL Lenders Agent, state that a ABL Event of Default has occurred and that the payment in full of the ABL Lenders Claim has been demanded or the indebtedness of WESCO and the Loan Parties to the ABL Lenders has been accelerated, specify the nature of the ABL Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced and (iii) if delivered by the Term Lenders Agent, state that a Term Loan Event of Default has occurred and that the payment in full of the Term Lenders Claim has been demanded or the indebtedness of WESCO and the Loan Parties to the Term Lenders has been accelerated, specify the nature of the Term Loan Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced.

“Enforcement Period” means the period of time following the receipt by either the ABL Lenders Agent or the Term Lenders Agent, on the one hand, or the Receivables Agent, on the other, of an Enforcement Notice delivered by the other until the earliest of the following: (1) the Receivables Claim has been satisfied in full, none of the Receivables Purchasers have any further obligations under the Receivables Documents and the Receivables Documents have been terminated; or (2) the Lenders Claim of the applicable Lenders Agent and the applicable Lenders has been satisfied in full, such Lenders have no further obligations under the applicable Credit Agreement and the other related Loan Documents and such Credit Agreement and such other Loan Documents have been terminated; and (3) the parties hereto agree in writing to terminate the Enforcement Period.

“Facility Termination Date” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Lenders” means the ABL Lenders and/or the Term Lenders, as the context may require.

“Lenders Agents” means the ABL Lenders Agent and the Term Lenders Agent and “Lenders Agent” means either the ABL Lenders Agent or the Term Lenders Agent, as the context may require.

“Lenders Claim” means the ABL Lenders Claim and/or the Term Lenders Claim, as the context may require.

“Lenders Collateral” means all Collateral which does not constitute Receivables Assets.

“Lenders Event of Default” means (a) during the period commencing on the date hereof and continuing to and including the ABL Obligations Payment Notice Date, an ABL Event of Default and (b) thereafter, a Term Loan Event of Default.

“Lenders Interest” means the ABL Lenders Interest and/or the Term Lenders Interest, as the context may require.

“Loan Documents” means the ABL Loan Documents and/or the Term Loan Documents, as the context may require.

“Loan Party” means an ABL Loan Party and/or a Term Loan Loan Party, as the context may require.

“Obligor” has the meaning ascribed to such term in the Receivables Purchase and Sale Agreement.

“Outstanding Balance” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Person” means any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity.

“Proceeds” has the meaning ascribed to such term in the UCC.

“Purchased Receivables” means now owned or hereafter existing Receivables sold, purported to be sold, transferred or contributed or purported to be transferred or contributed by WESCO or any other Originator to the Receivables Seller under the Receivables Purchase and Sale Agreement.

“Purchaser Agents” means each Person from time to time party to the Receivables Purchase Agreement in the capacity of a “Purchaser Agent.”

“Receivable” means:

(a)    indebtedness, right to payment from or other obligation of an Obligor (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services to such Obligor, including all monies due or to become due with respect thereto, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

(b)    all security interests or liens and property subject thereto from time to time securing or purporting to secure any such indebtedness by such Obligor;

(c)    all guarantees, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(d)    all Collections with respect to any of the foregoing;

(e)    all Records with respect to any of the foregoing;

(f)    when used with respect to a Purchased Receivable, all rights, interests and claims of the Receivables Seller under the Receivables Purchase and Sale Agreement; and

(g)    all Proceeds with respect to any of the foregoing.

“Receivables Assets” means (i) the Purchased Receivables, (ii) the Collections related to such Purchased Receivables, (iii) Returned Goods relating to such Purchased Receivables, (iv) each deposit or other bank account to which any Collections of such Purchased Receivables are deposited (but in no event shall Receivables Assets include any Collections or other monies deposited in such accounts which are not Collections related to Purchased Receivables), and (v) all Proceeds with respect to any of the foregoing.

“Receivables Claim” means, all indebtedness, obligations and other liabilities of WESCO and the other Originators to the Receivables Seller and of the Originators and the Receivables Seller to the Receivables Agent, the Receivables Purchasers and/or the Purchaser Agents now or hereafter arising under, or in connection with, the Receivables Documents, including, but not limited to, all sums or increases now or hereafter advanced or made to or for the benefit of the Receivables Seller thereunder as the purchase price paid for Purchased Receivables (or any interests therein) or otherwise under the Receivables Purchase Agreement, any yield thereon (including, without limitation, yield accruing after the commencement of a Bankruptcy, insolvency or similar proceeding relating to any Originator or the Receivables Seller, whether or not such yield is an allowed claim in any such proceeding), any repayment obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

“Receivables Documents” means the Receivables Purchase and Sale Agreement, the Receivables Purchase Agreement and any other agreements, instruments or documents (i) executed by the Originators and delivered to the Receivables Seller, the Receivables Agent, the Purchase. Agents or the Receivables Purchaser or (ii) executed by the Receivables Seller and delivered to the Receivables Agent, the Purchaser Agents or the Receivables Purchasers.

“Receivables Interest” means, with respect to any property or interests in property, now owned or hereafter acquired or created, of the Originators (regardless of whether sold or contributed by the Originators to the Receivables Seller), any lien, claim, encumbrance, security interest or other interest of the Receivables Seller and/or the Receivables Agent, the Purchaser Agents or any Receivables Purchaser in such property or interests in property.

“Receivables Purchaser” means each Person from time to time party to the Receivables Purchase Agreement in the capacity of a “Conduit Purchaser” or a “Related Committed Purchaser”, as each such term is defined in the Receivables Purchase Agreement.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) maintained with respect to Receivables, the Obligors thereunder and the Receivables Assets.

“Requisite Controlling Lenders” means (a) at any time when the ABL Lenders constitute the Controlling Lenders, the “Required Lenders” under and as defined in the ABL Credit Agreement and (b) at any time when the Term Lenders constitute the Controlling Lenders, the “Required Lenders” under and as defined in the Term Loan Agreement.

“Returned Goods” means all right, title and interest of WESCO or any Originator, the Receivables Seller, the Receivables Agent or any Receivables Purchaser, as applicable, in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.

“Security Agreement” means the security agreements and other security documents under which the Loan Parties have granted to the ABL Lenders Agent or the Term Lenders Agent, as applicable, a security interest in the Lenders Collateral.

“Termination Event” has the meaning ascribed to such term in the Receivables Purchase Agreement.

“Term Lenders” shall mean the Term Lenders from time to time party to the Term Loan Agreement and the Term Lenders Agent.

“Term Lenders Claim” means all of the indebtedness, obligations and other liabilities of WESCO and the other Loan Parties now or hereafter arising under, or in connection with, the Term Loan Agreement and the other Term Loan Documents, including, but not limited to, all sums now or hereafter loaned or advanced to or, for the benefit of WESCO or any Loan Party, all guarantee obligations of the Loan Parties, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Loan Parties, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

“Term Lenders Interest” means, with respect to any property or interest in property, now owned or hereafter acquired or created, of WESCO or any of the Loan Parties, any lien, claim, encumbrance, security interest or other interest of the Term Lenders Agent or the Term Lenders in such property or interests in property.

“Term Loan Event of Default” means an Event of Default under and as defined in the Term Loan Agreement.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Agreement.

“Term Loan Loan Party” means a “Loan Party” as defined in the Term Loan Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unsold Receivables” means any Receivables other than Purchased Receivables.

1.2    Other Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

1.3     References to Terms Defined in the Receivables Documents and the Loan Documents. Whenever in Section 1.1 a term is defined by reference to the meaning ascribed to such term in any of the Receivables Documents or in any of the Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Receivables Documents or such Loan Document (provided that if such a term is defined in the ABL Loan Documents and the Term Loan Documents and such definitions are not identical, the definition contained in the ABL Loan Documents shall control until the ABL Obligations Payment Notice Date).

ARTICLE 2. INTERCREDITOR PROVISIONS.

2.1    Priorities with Respect to Receivables Assets. Notwithstanding any provision of the UCC, any applicable law, equitable principle or decision or any of the Loan Documents or the Receivables Documents, each of the ABL Lenders Agent (for itself and on behalf of each ABL Lender) and the Term Lenders Agent (for itself and on behalf of each Term Lender) hereby agrees that, upon the sale or other transfer (including, without limitation, by way of capital contribution) or the purported sale or other purported transfer (including, without limitation, by means of capital contribution) of any Receivable (or interest therein) by WESCO or any other Originator to the Receivables Seller pursuant to the Receivables Purchase and Sale Agreement, any Lenders Interest of the Lenders or the Lenders Agents solely in such Receivables and all Receivables Assets with respect thereto shall automatically and without further action cease and be forever released and discharged and the Lenders Agents and the Lenders shall have no Lenders Interest therein; provided, however, that nothing in this Section 2.1 shall be deemed to constitute a release by the Lenders Agents or the Lenders of (i) any Lenders Interest in the proceeds received by WESCO or any other Originator from the Receivables Seller for the sale of Receivables pursuant to the Receivables Purchase and Sale Agreement (including, without limitation, cash payments made by the Receivables Seller); (ii) any Lenders Interest or right of Lenders Agents or Lenders in any interest which WESCO or any other Originator may have in Returned Goods; provided, further, however, that any Lenders Interest in such Returned Goods shall be junior and subject and subordinate to the Receivables Interest therein unless and until WESCO and the Receivables Seller shall have made all payments or adjustments required to be made under the Receivables Documents on account of the reduction of the outstanding balance of any Purchased Receivable related to such Returned Goods; and (iii) any Lenders Interest or right the Lenders or the Lenders Agents have in any Unsold Receivables and the proceeds thereof. If any goods or merchandise, the sale of which has given rise to a Purchased Receivable, are returned to or repossessed by WESCO or any other Originator, on behalf of the Receivables Seller, then, upon payment by WESCO or any other Originator and the Receivables Seller of all adjustments required on account thereof under the Receivables Purchase Agreement and the other Receivables Documents, the Receivables Interest in such Returned Goods shall automatically and without further action cease to exist and be released and extinguished and such Returned Goods shall thereafter not constitute Receivables Assets for purposes of this Agreement unless and until such Returned Goods have been resold so as to give rise to a Receivable and such Receivable has been sold or contributed to the Receivables Seller.

2.2    Respective Interests in Receivables Assets and Lenders Collateral.

(a)    Except for all rights to access to and use of Records granted to the Receivables Agent, the Purchaser Agents, and the Receivables Purchasers pursuant to the Receivables Documents and except for the Receivables Interest of the Receivables Agent (for the benefit of the Purchaser Agents and Receivables Purchasers) in Returned Goods, which interest is senior in all respects to any Lenders Interest therein, each of the Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) agrees that it does not have and shall not have any Receivables Interest in any of the Lenders Collateral. Each of the Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) agrees that it shall not request or accept, directly or indirectly (by assignment or otherwise) from WESCO or any other Originator any collateral security for payment of any Receivables Claims (other than any such collateral security included in the Receivables Assets and the right of access to and use of Records granted to the Receivables Agent and the Receivables Purchasers pursuant to the Receivables Documents) and hereby releases any Receivables Interest in any such collateral security.

(b)    Except for rights in Returned Goods granted to the Lenders Agents and the Lenders, which Lenders Interest is junior and subordinate to any Receivables Interest therein, each of the ABL Lenders Agent (for itself and on behalf of each ABL Lender) and the Term Lenders Agent (for itself and on behalf of each Term Lender) agrees that neither the Lenders Agents nor the Lenders have, nor shall they have, any Lenders Interest in the Receivables Assets.

2.3    Distribution of Proceeds. At all times, all proceeds of Lenders Collateral and Receivables Assets shall be distributed in accordance with the following procedure:

(a)    All proceeds of the Lenders Collateral shall be paid to the Controlling Agent (it being understood that if any such proceeds received by the Controlling Agent at any time constitute “Term Loan Priority Collateral”, as defined in the ABL-Term Loan Intercreditor Agreement, and the Controlling Agent at such time is the ABL Lenders Agent, the ABL Lenders Agent shall turn such proceeds over to the Term Lenders Agent in accordance with and to the extent required by the ABL-Term Loan Intercreditor Agreement) for application on the Lenders Claims and other obligations and liabilities owing under the Credit Agreements and the other Loan Documents in accordance with the ABL-Term Loan Intercreditor Agreement until all Lenders Claims and such other obligations and liabilities have been paid and satisfied in full in cash and each of such Credit Agreements and the other Loan Documents is terminated and, thereafter, any remaining proceeds shall be paid to WESCO or the appropriate Loan Party, or as otherwise required by applicable law. The Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) agrees that none of the Receivables Seller, the Receivables Agent or the Receivables Purchasers have, nor shall they have, any Receivables Interest in such remaining proceeds. The foregoing shall not, however, impair any claim or any right or remedy which the Receivables Seller, the Receivables Agent, the Purchaser Agents or the Receivables Purchasers may have against WESCO or any other Originator under the Receivables Documents or otherwise.

(b)    All proceeds of the Receivables Assets shall be paid to the Receivables Agent for application against the Receivables Claim and for application in accordance with the Receivables Documents until the Receivables Claim has been paid and satisfied in full in cash and the Receivables Documents have terminated and, thereafter, any remaining proceeds shall be paid to the Receivables Seller or as otherwise required by applicable law. Each of the ABL Lenders Agent (for itself and on behalf of the ABL Lenders) and the Term Lenders Agent (for itself and on behalf of the Term Lenders) agrees that neither the Lenders Agents nor the Lenders have, nor shall they have, any Lenders Interest in such remaining proceeds. The foregoing shall not, however, impair any claim or any right or remedy which the any Lenders Agent or the any Lenders may have against WESCO or any other Originator under any Loan Documents or otherwise.

(c)    In the event that any of the Receivables Seller, the Receivables Agent or the Receivables Purchasers now or hereafter obtains possession of any Lenders Collateral, it shall immediately deliver to the Controlling Agent such Lenders Collateral to be applied in accordance with the ABL-Term Loan Intercreditor Agreement (and until delivered to the Controlling Agent such Lenders Collateral shall be held in trust for the Lenders Agents and the Lenders). Each of the Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) further agrees to immediately turn over to the Controlling Agent the proceeds of any Disposition of Lenders Collateral which it (or any Receivables Purchaser) might receive while any Lenders Claim, any other obligations or liabilities under the applicable Credit Agreement, any related other Loan Document or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the Controlling Agent has a perfected and enforceable lien in the assets of WESCO or any other Originator from which the proceeds of any such Disposition have been received, to be applied in accordance with the ABL-Term Loan Intercreditor Agreement.

(d)    In the event that any of the Lenders or any Lenders Agent now or hereafter obtains possession of any Receivables Assets, it shall immediately deliver to the Receivables Agent such Receivables Assets (and until delivered to the Receivables Agent such Receivables Assets shall be held in trust for the Receivables Agent). Each of the ABL Lenders Agent (for itself and on behalf of each ABL Lender) and the Term Lenders Agent (for itself and on behalf of each Term Lender) further agrees to immediately turn over the proceeds of any Disposition of Receivables Assets to the Receivables Agent which it (or the ABL Lenders or Term Lenders, as applicable) might receive while any Receivables Claim, any other obligations or liabilities under the Receivables Documents or any commitment to make financial accommodations thereunder remain outstanding, regardless of whether the Receivables Agent has a perfected and enforceable lien in the assets from which the proceeds of such Disposition have been received.

(e)    To the extent that any Inventory of WESCO or any other Originator has been commingled with Returned Goods in which the Receivables Interest continues as provided in Section 2.1 above, and any Lenders Agent or any Lender receives any proceeds on account of such Returned Goods

(whether by reason of sale or by reason of insurance payments on account thereof) prior to release of such Receivables Interest, then all proceeds of such Returned Goods shall, promptly upon receipt of such proceeds by such Lenders Agent or Lender, be paid to the Receivables Agent for application against the Receivables Claim.

2.4    Unsold Receivables.

(a)    The Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) hereby acknowledge that the Controlling Agent on behalf of the Controlling Lenders and itself shall be entitled to the Collections of Unsold Receivables.

(b)    Each of the parties hereto hereby agrees that all Collections received on account of Receivables Assets shall be paid or delivered to the Receivables Agent for application in accordance with Section 2.3(b) and all Collections received on account of Unsold Receivables shall be paid or delivered to the Controlling Agent for application in accordance with Section 2.3(a).

(c)    Each Lenders Agent agrees that it shall not exercise any rights it may have under the Loan Documents to send any notices to Obligors informing them of the Lenders’ interest (if any) in the Receivables or directing such Obligors to make payments in any particular manner of any amounts due under the Receivables prior to the payment in full of the Receivables Claim and the termination of the Receivables Documents, except that from and after any date on which (x) a Receivables Termination Notice has been delivered pursuant to Section 2.18, (y) the termination and cessation of transfers of Receivables is required to be effective under the terms of Section 2.18 and (z) the Receivables Claim has been paid in full or the Purchased Receivables giving rise to any unpaid Receivables Claim have been written off in accordance with their terms, the Controlling Agent may inform any Obligors of Unsold Receivables that such Unsold Receivables have been assigned to the Controlling Agent, so long as such notices do not under any circumstances direct that payments on account of such Unsold Receivables be made to any location or account to which payments on account of Purchased Receivables are required to be made pursuant to the terms of the Receivables Documents.

2.5    Enforcement Actions. Each, of the Lenders Agents, on the one hand, and the Receivables Agent, on the other hand, agrees to use reasonable efforts to give an Enforcement Notice to the other prior to commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

(a)    Subject to any applicable restrictions in the Receivables Documents, the Receivables Agent may at its option and without the prior consent of the other parties hereto, take any action to (i) accelerate payment of the Receivables Claim or any other obligations and liabilities under any of the Receivables Documents and (ii) liquidate the Receivables Assets or to foreclose or realize upon or enforce any of its rights with respect to the Receivables Assets; provided, however, that, subject to Section 2.3(e), the Receivables Agent shall not take any action to foreclose or realize upon or to enforce any rights it may have with respect to any Receivables Assets constituting Returned Goods which have been commingled with the Lenders Collateral without the prior written consent of the Controlling Agent.

(b)    Subject to any applicable restrictions in the Loan Documents and the ABL-Term Loan Intercreditor Agreement, the Lenders Agents or the Lenders may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Lenders Claims or any other obligation or liability arising under the Credit Agreements or any of the other Loan Documents, foreclose or realize upon or enforce any of their rights with respect to the Lenders Collateral, including, except as otherwise provided in Section 2.3(e), with respect to any Receivables Assets constituting

Returned Goods that have been commingled with the Lenders Collateral, or take any other actions as they deem appropriate; provided, however, that the Lenders Agents shall not otherwise take any action to foreclose or realize upon or to enforce any rights they may have with respect to uncommingled Returned Goods without the Receivables Agent’s prior written consent unless the Receivables Claim shall have been first paid and satisfied in full and the Receivables Documents have terminated.

(c)    If Returned Goods are commingled with Inventory, the parties agree to cooperate in the disposition of such Returned Goods and Inventory and the application of the proceeds thereof as provided in Section 2.3(e).

2.6    Access to Records. Subject to any applicable restrictions in the Receivables Documents (but without limiting any rights under the Receivables Documents), each of the Receivables Purchasers, the Purchaser Agents and the Receivables Agent may enter one or more premises of WESCO, any other Originator, the Receivables Seller or their respective affiliates, whether leased or owned, at any time during reasonable business hours, upon reasonable prior notice to the Term Lenders Agent following an Enforcement Notice delivered to the Receivables Agent by the Term Lenders Agent, without force or process of law and without obligation to pay rent or compensation to WESCO, any other Originator, the Receivables Seller, such affiliates, the Lenders or the Lenders Agents, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon and may have access to and use of any other property to which such access and use are granted under the Receivables Documents, provided that after an Enforcement Notice is delivered by the Term Lenders Agent to the Receivables Agent, such access with respect to the premises of any Originator (but expressly excluding the Receivables Seller) for which the Term Lenders Agent has taken possession or physical control of, shall terminate on the earliest of (i) the day which is 270 days after the date following receipt by the Receivables Agent of such Enforcement Notice on which the Receivables Agent initially obtains the right under the Receivables Documents to take physical possession of all Records located on such premises, plus such number of days, if any, that the Receivables Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to any such Records of such Originator and (ii) the date on which all or substantially all of the Receivables are sold, collected or liquidated in accordance with the Credit and Collection Policy (as defined in the Receivables Purchase Agreement) and the Receivables Documents (such period, with respect to the premises of any Originator, a “Post Enforcement Access Period”). Following the delivery by the Term Lenders Agent to the Receivables Agent of an Enforcement Notice, the Term Lenders Agent agrees to cooperate in good faith with the Receivables Agent to allow the Receivables Agent to exercise its access rights during the applicable Post Enforcement Access Period. The Receivables Agent shall take proper and reasonable care under the circumstances of any Lenders Collateral that is used by the Receivables Agent during any Post Enforcement Access Period. WESCO and each of the other Originators shall, jointly and severally, indemnify and hold harmless the Term Lenders Agent and the Term Lenders for any injury or damage to any Lenders Collateral (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under the control of the Receivables Agent; provided, however, that WESCO and each of the other Originators will not be liable for any diminution in the value of any Lenders Collateral caused by the absence of any Records from any premises. The Receivables Agent and the Term Lenders Agent shall cooperate and use reasonable efforts to ensure that their activities during the Post Enforcement Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Lenders Agent to show the Lenders Collateral to prospective purchasers and to ready the applicable Lenders Collateral for sale. If the Term Lenders Agent shall foreclose or otherwise sell or dispose of any of the properties of any Originator during any Post Enforcement Access Period, the Term Lenders Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such property subject to the terms of this Agreement.

2.7    Accountings. Each of the ABL Lenders Agent and the Term Lenders Agent agrees to render statements to the Receivables Agent upon reasonable prior written request, which statements shall (a) render an account of the applicable Lenders Claim, giving effect to the application of proceeds of Lenders Collateral as hereinbefore provided, and (b) in the case of the Controlling Agent, identify in reasonable detail the Unsold Receivables. The Receivables Agent agrees to render Purchase Reports (as defined in the Receivables Purchase Agreement) to the Controlling Agent upon reasonable prior written request. WESCO and the Receivable Seller hereby authorize the Controlling Agent and the Receivables Agent to provide the statements described in this section. The Controlling Agent and the Receivables Agent shall bear no liability if their respective accounts are incorrect.

2.8    Agency for Perfection. The Receivables Agent, on the one hand, and each Lenders Agent, on the other hand, hereby appoint the other as agent for purposes of perfecting by possession their respective security interests and ownership interests and liens on the Lenders Collateral and Receivables Assets described hereunder. In the event that the Receivables Agent obtains possession of any of the Lenders Collateral, the Receivables Agent shall notify the Controlling Agent of such fact, shall hold such Lenders Collateral in trust and shall deliver such Lenders Collateral to the Controlling Agent upon request for application in accordance with the ABL-Term Loan Intercreditor Agreement. In the event that any Lenders Agent obtains possession of any of the Receivables Assets, such Lenders Agent shall notify the Receivables Agent of such fact, shall hold such Receivables Assets in trust and shall deliver such Receivables Assets to the Receivables Agent upon request.

2.9    UCC Notices. In the event that the ABL Lenders Agent and the Term Lenders Agent, on the one hand, or the Receivables Agent, on the other hand, shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of Receivables Assets or Lenders Collateral, respectively, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

2.10    Independent Credit Investigations. Neither the Receivables Purchasers, the Receivables Agent, the Lenders Agents nor the Lenders nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm, corporation or entity for the solvency, financial condition or ability of WESCO, any other Originator or the Receivables Seller to repay the Receivables Claim or the Lenders Claims, or for the worth of the Receivables Assets or the Lenders Collateral, or for statements of WESCO, any other Originator, the Receivables Seller or the Loan Parties, oral or written, or for the validity, sufficiency or enforceability of the Receivables Claim, the Lenders Claims, the Receivables Documents, the Loan Documents, the Receivables Agent’s interest in the Receivables Assets or the Lenders’ or Lenders Agents’ respective interests in the Lenders Collateral. The Lenders and the Receivables Purchasers have entered into their respective agreements with WESCO, the Originators, the Receivables Seller or the Loan Parties, as applicable, based upon their own independent investigations. None of the Lenders, the Receivables Agent or the Receivables Purchasers makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.10.

2.11    Limitation on Liability of Parties to Each Other. Except with respect to liability for breach of an express obligation under this Agreement, no party shall have any liability to any other party except for liability arising from the gross negligence or willful misconduct of such party.

2.12    Amendments to Financing Arrangements or to this Agreement. Each Lenders Agent agrees to use reasonable efforts to give, concurrently with any written amendment, waiver or other modification in the Loan Documents to which it is a party with respect to the Collateral, prompt notice to the Receivables Agent of the same and the Receivables Agent agrees to use reasonable efforts to give, concurrently with any written amendment, waiver or other modification in the Receivables Documents with respect to the Receivables Assets or the Collateral, prompt notice to each Lenders Agent of the same; provided, however, that the failure to do so shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party or affect any such amendment or modification. Each Lenders Agent, on the one hand, and the Receivables Agent, on the other hand, shall, upon reasonable request of the other party, provide copies of all such modifications or amendments and copies of all other agreements, instruments, filings or documentation relevant to the Receivables Assets or the Lenders Collateral. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

2.13    Marshalling of Assets. Nothing in this Agreement will be deemed to require either the Receivables Agent or any Lenders Agent (i) to proceed against certain property securing any Lenders Claim (or any other obligation or liability under the Credit Agreements or any other Loan Documents) or the Receivables Claim (or any other obligation or liability under the Receivables Documents), as applicable, prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the Lenders Collateral (or any other collateral) or the Receivables Assets (as applicable) upon the enforcement of any Lenders Agent’s or the Receivables Agent’s remedies under the applicable Loan Documents or Receivables Documents, as applicable.

2.14    Relative Rights.

(a)    The relative rights of the ABL Lenders, each as against the other, shall be determined by agreement among such parties in accordance with the terms of the ABL Credit Agreement and the other ABL Loan Documents. The relative rights of the Term Lenders, each as against the other, shall be determined by agreement among such parties in accordance with the terms of the Term Loan Agreement and the other Term Loan Documents. The relative rights of the ABL Lenders and the ABL Lenders Agent, on the one hand, and the Term Lenders and the Term Lenders Agent, on the other hand, shall be determined by agreement among such parties in accordance with the terms of the ABL-Term Loan Intercreditor Agreement. The Receivables Agent and the Receivables Purchasers shall be entitled to rely on the power and authority of (i) the ABL Lenders Agent to act on behalf of all of the ABL Lenders to the extent the provisions hereof have the ABL Lenders Agent so act and (ii) the Term Lenders Agent to act on behalf of all of the Term Lender to the extent the provision hereof have the Term Lenders Agent so act.

(b)    Each of the Lenders Agents and the Lenders shall be entitled to rely on the power and authority of the Receivables Agent to act on behalf of the Purchaser Agents and Receivables Purchasers to the extent the provisions hereof have the Receivables Agent so act.

2.15    Effect Upon Loan Documents and Receivables Documents. By executing this Agreement, WESCO, the other Originators and the Receivables Seller agree to be bound by the provisions hereof (i) as they relate to the relative rights of the ABL Lenders and the ABL Lenders Agent with respect to the property of WESCO; (ii) as they relate to the relative rights of the Term Lenders and the Term Lenders Agent with respect to the property of WESCO; and (iii) as they relate to the relative rights of WESCO, the other Originators, the Receivables Seller, the Receivables Purchasers, the Purchaser Agents and/or the Receivables Agent as creditors of (or purchasers from) WESCO, the other Originators, or the Receivables Seller, as the case may be. Each of WESCO and the other Originators acknowledges that the provisions of this Agreement shall not give it or any other Loan Party any substantive rights as against the Lenders Agents or the Lenders and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of (a) the ABL Loan Documents as between WESCO, the other Loan Parties, the ABL Lenders Agent and the ABL Lenders or (b) the Term Loan Documents as between WESCO, the other Loan Parties, the Term Lenders Agent and the Term Lenders. Each of the Receivables Seller, WESCO and the other Originators acknowledges that the provisions of this Agreement shall not give the Receivables Seller, WESCO, or the other Originators any substantive rights as against the Receivables Agent, the Purchaser Agents or the Receivables Purchasers and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Receivables Documents as among the Receivables Seller, WESCO, the other Originators, the Receivables Agent, the Purchaser Agents or the Receivables Purchasers. WESCO, the other Originators and the Receivables Seller further acknowledge that the provisions of this Agreement shall not give any such party any substantive rights as against the other and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Receivables Documents as among WESCO, the other Originators and the Receivables Seller. Each of the ABL Lenders Agent (on behalf of itself and the ABL Lenders) and the Term Lenders Agent (on behalf of itself and the Term Lenders) agrees that the provisions of this Agreement shall not give the ABL Lenders Agent and the ABL Lenders, on the one hand, or the Term Lenders Agent and the Term Lenders, on the other hand, any substantive rights as against the other and that nothing in this Agreement shall amend, modify, change or supersede the terms of the ABL-Term Loan Intercreditor Agreement. To the extent possible, this Agreement, the other Loan Documents and the Receivables Documents shall be read and construed together so as to give full effect to each of them. Notwithstanding the foregoing, (i) each of the Receivables Agent (for itself and on behalf of each Receivables Purchaser), and the ABL Lenders Agent (for itself and on behalf of each ABL Lenders) agrees, that, as between themselves, to the extent the terms and provisions of the other ABL Loan Documents (other than the ABL-Term Loan Intercreditor Agreement) or the Receivables Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control and (ii) each of the Receivables Agent (for itself and on behalf of each Receivables Purchaser), and the Term Lenders Agent (for itself and on behalf of each Term Lenders) agrees, that, as between themselves, to the extent the terms and provisions of the other Term Loan Documents (other than the ABL-Term Loan Intercreditor Agreement) or the Receivables Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

2.16    Nature of the Lenders Claim and Modification of Loan Documents; Nature of Receivables Claim. (a) Each of the Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) acknowledge that the ABL Lenders Claim and other obligations and liabilities owing under the Loan Documents are revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. Except as provided in Section 2.12, the terms of the ABL Credit Agreement and the other ABL Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the Receivables Seller, the Receivables Agent or the Receivables Purchasers and without affecting the provisions of this Agreement. Without in any way limiting the generality of the foregoing, each of the Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) hereby agrees that the maximum amount of the ABL Lenders Claim and other obligations and liabilities owing under the ABL Loan Documents may be increased at any time and from time to time to any amount.

(b)    Except as provided in Section 2.12, the terms of the Term Loan Agreement and the other Term Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the Receivables Seller, the Receivables Agent or the Receivables Purchasers and without affecting the provisions of this Agreement. Without in any way limiting the generality of the foregoing, each of the Receivables Seller and the Receivables Agent (for itself and on behalf of each Receivables Purchaser) hereby agrees that the maximum amount of the Term Lenders Claim and other obligations and liabilities owing under the Term Loan Documents may be increased at any time and from time to time to any amount.

(c)     Except as provided in Section 2.12, the terms of the Receivables Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by the Lenders Agents and without affecting the provisions of this Agreement. Without in any way limiting the generality of the foregoing, each of the ABL Lenders Agent (for itself and on behalf of the ABL Lenders) and the Term Lenders Agent (for itself and on behalf of the Term Lenders) acknowledges that the Receivables Claim and other obligations owing under the Receivables Documents are revolving in nature and the amount of such indebtedness which may be outstanding at any time or from time to time may be increased or reduced in accordance with the terms of the Receivables Documents.

2.17     Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article 2.

2.18     Termination and Cessation of Transfer of Receivables. After the occurrence and during the continuance of a Controlling Lenders Event of Default resulting from the commencement of a bankruptcy, insolvency or similar proceeding relating to WESCO, any Originator or any other Loan Party or after any declaration by the Controlling Agent, in accordance with the terms of the applicable Credit Agreement, that the Loans and Obligations thereunder are due and payable in whole or in part and upon written notice thereof by the Controlling Agent to the Receivables Agent (a “Receivables Termination Notice”), (i) WESCO, the other Originators and the Receivables Seller shall terminate and cease all transfers of Receivables from WESCO and the other Originators to the Receivables Seller and (ii) the Receivables Seller and the Receivables Agent, Receivables Purchasers and Purchaser Agents shall terminate and cease, or shall cause the termination and cessation of, all transfers of Receivables from the Receivables Seller to the Receivables Purchasers or the Purchaser Agents (all such termination and cessation to be effective at the close of business on the date such notice is effective in accordance with Section 3.1; provided that in the case of a Controlling Lenders Event of Default resulting from the commencement of a bankruptcy, insolvency or similar proceeding relating to WESCO, any Originator or any other Loan Party, all transfers of Receivables by the Originators to the Receivables Seller immediately and automatically shall terminate and cease without notice of any kind; provided, further, that neither the Receivables Agent, the Receivables Purchasers nor the Purchaser Agents shall have any responsibility for ensuring compliance by WESCO, the other Originators or the Receivables Seller with the provisions of this Section 2.18). Nothing contained in this Section shall affect the rights of the Receivables Seller, Receivables Agent, Receivables Purchasers or Purchaser Agents with respect to Receivables transferred prior to delivery of such notice.

2.19     Blocked Accounts. The Receivables Agent (for itself and on behalf of the Receivables Purchasers and Purchaser Agents) hereby consents to the execution of blocked account agreements in favor of the Controlling Agent with respect to bank accounts held in the name of the Receivables Seller, in accordance with the terms of the applicable Security Agreement (the “Blocked Account Agreements”) (it being understood that the interest of Controlling Agent, on behalf of itself and the Controlling Lenders, in such bank accounts and amounts held therein shall extend only to Unsold Receivables and Collections and other proceeds in respect thereof). The Receivable Agent agrees, upon the written request of the Controlling Agent (an “Initial Notification Request”), to provide a written response stating whether or not the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied in full and, if such termination and satisfaction have occurred, to notify the applicable banks under the Blocked Account Agreements (it being understood that the Controlling Agent shall deliver an Initial Notification Request only if it believes in good faith that the Receivables Documents may have been terminated and all monetary obligations thereunder may have been paid, or if the Controlling Agent has been instructed in good faith by the

Requisite Controlling Lenders to make such Initial Notification Request). If the Receivables Agent does not respond in writing within five (5) Business Days of its receipt of the Initial Notification Request, the Controlling Agent may deliver a second notice (the “Final Notification Request”) to the Receivables Agent asking it to provide a written response stating whether or not the Receivables Documents have been terminated and all monetary obligations under the Receivables Documents have been satisfied in full and, if such termination and satisfaction have occurred, to notify the applicable banks under the Blocked Account Agreements. In the event that the Receivables Agent has not responded in writing within three (3) Business Days of its receipt of the Final Notification Request, the Controlling Agent shall be entitled to activate the Blocked Account Agreements. Notwithstanding anything to the contrary in this Section 2.19, if the Receivables Agent responds in writing to an Initial Notification Request or a Final Notification Request within the respective time periods allowed herein for such response, and such written response states that the Receivables Documents have not terminated or that all monetary obligations in respect thereof have not been satisfied, the Controlling Agent (regardless of whether it disputes the statements set forth in such response) shall not be entitled to activate any of the Blocked Accounts (or otherwise notify the applicable account banks to take other actions with respect to such Blocked Accounts) unless and until the Receivables Agent shall have indicated in writing (or a court of competent jurisdiction shall have determined) that the Receivables Documents have been terminated and all monetary obligations in respect thereof have been satisfied. For the avoidance of doubt, to the extent of any inconsistency between the provisions of this Agreement and the provisions of any Blocked Account Agreement, the provisions of this Agreement shall control and be binding in all respects.

2.20     No Petition. Each of the ABL Lenders Agent (on behalf of itself and the ABL Lenders) and the Term Lenders Agent (on behalf of itself and the Term Lenders), agrees that it shall not institute against or join any other Person in instituting against the Receivables Seller or a Receivables Purchaser any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy, insolvency or similar law until ninety-one (91) days after the date that the Controlling Lenders Agent reasonably believes that the Receivables Claims have been paid in full and the Receivables Documents have terminated. The Receivables Agent agrees that, upon written request of the Controlling Agent, it shall promptly notify the Controlling Agent as to whether the Receivables Claims have been paid in full and the Receivables Documents have terminated (it being understood that the Controlling Agent shall deliver such a written request only if it believes in good faith that the Receivables Claims have been paid in full and the Receivables Documents may have been terminated).

ARTICLE 3. MISCELLANEOUS

3.1     Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

3.2     Agreement Absolute. Each of the Receivables Agent and the Receivables Purchasers shall be deemed to have entered into and continued with the Receivables Documents in express reliance upon this Agreement, the ABL Lenders and the ABL Lenders Agent shall be deemed to have entered into and continued with the ABL Loan Documents in express reliance upon this Agreement and the Term Lenders and the Term Lenders Agent shall be deemed to have entered into and continued with the Term Loan Documents in express reliance upon this Agreement. This Agreement shall be applicable both before and after the filing of any petition by or against WESCO, any other Originator or the Receivables Seller or any Loan Party under the U.S. Bankruptcy Code and all references herein to WESCO, any other

Originator or the Receivables Seller or any Loan Party shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the Controlling Lenders and the Receivables Purchasers shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

3.3     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for WESCO and the Receivables Seller shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the ABL Lenders, the Term Lenders the Receivables Purchasers, Purchaser Agents, the ABL Lenders Agent, the Term Lenders Agent and the Receivables Agent, as the case may be, shall include any successor ABL Lenders, Term Lenders, Receivables Purchasers, the Purchaser Agents, ABL Lenders Agent, Term Lenders Agent and Receivables Agent, as the case may be, appointed under the terms of the Loan Documents or the Receivables Documents, as applicable. Each of the ABL Lenders Agent (for itself and on behalf of each ABL Lender), the Term Lenders Agent (for itself and on behalf of each Term Lender) and the Receivables Agent (for itself and on behalf of each Receivables Purchaser), as the case may be, agrees not to transfer any interest it may have in the Loan Documents or the Receivables Documents unless such transferee has been notified of the existence of this Agreement and its terms and conditions. In the event that the financing provided under the ABL Credit Agreement or the Term Loan Agreement, as applicable, shall be refinanced, replaced, refunded or restated, WESCO, the Receivables Seller and the Receivables Agent hereby agree, at the request of the agent or ABL Lenders or Term Lenders under the credit facility that so refinances, replaces, refunds or restates, the financing under the applicable Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or ABL Lenders or Term Lenders on substantially the same terms as herein provided. In the event that the financing provided under the Receivables Documents shall be refinanced, replaced, refunded or restated, each of the ABL Lenders Agent (for itself and on behalf of each ABL Lender) and the Term Lenders Agent (for itself and on behalf of each Term Lender) hereby agrees that, at the request of the agent or purchasers under the facility that so refinances, replaces, refunds or restates the financing under the Receivables Documents, to execute and deliver a new intercreditor agreement with such agent and/or purchasers on substantially the same terms as herein provided.

3.4     Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the ABL Lenders, the Term Lenders, the Purchaser Agents and the Receivables Purchasers and their respective successors and assigns, and no other Person shall have any right, benefit or priority by reason of this Agreement.

3.5     GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.6     WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING

BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

3.7     Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

3.8     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.9     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page by telecopy machine shall be as effective as delivery of a manually signed, original signature page.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Receivables Agent

By:
Name:
Title:

Address:	One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	William Falcon
Telecopy:	(412) 762-9184

JPMORGAN CHASE BANK, N.A., as ABL Lenders Agent

By:
Name:
Title:

Address:	1300 East Ninth Street, Floor 13
Cleveland, OH 44114
Attention:	David Waugh
Telecopy:	(216) 781-2071

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Lenders Agent

By:
Name:
Title:

Address:

Attention:
Telecopy:

WESCO RECEIVABLES CORP., as Receivables Seller

By:
Name:
Title:

WESCO EQUITY CORPORATION

By:
Name:
Title:

WESCO DISTRIBUTION, INC. as Seller, as Servicer and as Borrower

By:
Name:
Title:

Address:

Attention:
Telecopy:	( ) -

CARLTON-BATES COMPANY

By:
Name:
Title:

COMMUNICATIONS SUPPLY CORPORATION

By:
Name:
Title:

LIBERTY WIRE & CABLE, INC.

By:
Name:	Daniel A. Brailer
Title:	Treasurer

CALVERT WIRE & CABLE CORPORATION

By:
Name:
Title:

BRUCKNER SUPPLY COMPANY, INC.

By:
Name:
Title:

TVC COMMUNICATIONS, L.L.C.

By:
Name:
Title:

CONNEY SAFETY PRODUCTS, LLC

By:
Name:
Title:

EXHIBIT E-2

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of December 12, 2012, among JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (together, in such capacities, with their respective successors and assigns, and as more specifically defined below, the “ABL Representative”) for the ABL Secured Parties (as defined below), Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (in such capacities, with its successors and assigns, and as more specifically defined below, the “Term Loan Representative”) for the Term Loan Secured Parties (as defined below), and WESCO Distribution, Inc. (the “Company”) for and on behalf of each of the Loan Parties (as defined below).

WHEREAS, WDCC Enterprises Inc. (“WDCC Enterprises”), a newly formed, wholly-owned, indirect subsidiary of the Company, has entered into a Share Purchase Agreement dated October 15, 2012 (the “EECOL Acquisition Agreement”) with EECOL Holdings Ltd., Jarich Holdings Ltd., EESA Corp., EESA Holdings and EECOL Electric Corp. (collectively, with their subsidiaries (the “EECOL Acquired Companies”), pursuant to which WDCC Enterprises is acquiring substantially all of the equity interests and businesses of the EECOL Acquired Companies (the “EECOL Acquisition”);

WHEREAS, in connection with the EECOL Acquisition and related transactions, the Company and certain of its direct and indirect subsidiaries, are entering into an Amended and Restated Credit Agreement dated as of the date hereof (as the same may be further amended, modified or supplemented from time to time in accordance with the provisions of this Agreement, the “Amended and Restated ABL Agreement”) with the ABL Representative and certain financial institutions and other entities, pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Loan Parties and a portion of the proceeds of such loans to be funded on the Restatement Date (as defined below) will be used to fund a portion of the purchase price for the EECOL Acquisition and a portion of the fees and expenses related thereto;

WHEREAS, in connection with the EECOL Acquisition and related transactions, the Company, WDCC Enterprises and WESCO International, Inc. are entering into a Term Loan Agreement dated as of the date hereof (as the same may be further amended, modified or supplemented from time to time in accordance with the provisions of this Agreement, the “Initial Term Loan Agreement”) with the Term Loan Representative and certain financial institutions and other entities, pursuant to which such financial institutions and other entities are making a $700,000,000 term loan to the Company and a CDN $150,000,000 term loan to WDCC Enterprises, the proceeds of which shall be used to fund a portion of the purchase price for the EECOL Acquisition and a portion of the fees and expenses related thereto;

WHEREAS, pursuant to the ABL Documents (as defined below), the Loan Parties have granted to the ABL Representative security interests in and liens on substantially all of the Collateral (as defined below), other than Fee Interests in Real Property (as defined below), as security for the payment and performance of the ABL Obligations (as defined below); and

WHEREAS, pursuant to the Term Loan Documents (as defined below), the Loan Parties have granted to the Term Loan Representative security interests in and liens on substantially all of the Collateral, including Fee Interests in Real Property, as security for the payment and performance of the Term Loan Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1    UCC and PPSA Definitions. The following terms which are defined in the Uniform Commercial Code or the PPSA, as applicable, are used herein as so defined: Account, Chattel Paper, Commercial Tort Claim, Commodity Account (including “futures account” as defined in the PPSA), in capitalized or uncapitalized form, Commodity Contract (including “futures contract” as defined in the PPSA), Deposit Account, Document (including “documents of title” as defined in the PPSA), Equipment, Fixtures, General Intangible (including “intangible” as defined in the PPSA), Goods, Instrument, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Right, Record, Securities Account, Security, Security Entitlement and Supporting Obligation.

1.2    Defined Terms. The following terms, as used herein, shall have the following meanings:

“ABL Agreement” means the collective reference to (a) the Amended and Restated ABL Agreement, (b) any Additional ABL Agreement, and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument the availability of which is primarily subject to a borrowing base comprised of accounts receivable and inventory evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Amended and Restated ABL Agreement (regardless of whether such replacement, refunding or refinancing was entered into after the ABL Obligations Payment Date), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Creditors” means, collectively, the “Lenders” (as defined in the ABL Agreement) and all other holders from time to time of any of the ABL Obligations.

“ABL DIP Financing” has the meaning set forth in Section 5.2(a).

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement (other than this Agreement).

“ABL Guarantee” means any guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lien” means any Lien created by the ABL Security Documents.

“ABL Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any Letter of Credit or similar instrument issued pursuant to the ABL Agreement, (c) all Secured Swap Obligations, (d) all Banking Services Obligations, (e) all obligations of the Loan Parties under all

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ABL Guarantees, and (e) all other guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding Letters of Credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), and (d) so long as the Term Loan Obligations Payment Date shall not have occurred, the ABL Representative shall have delivered a written notice to the Term Loan Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.

“ABL Post-Petition Assets” has the meaning set forth in Section 5.2(b).

“ABL Priority Collateral” means all Collateral consisting of the following:

(a)    all Accounts;

(b)    all Inventory;

(c)    all Equity Interests in WESCO Receivables Corp.;

(d)    all WESCO Receivables Intercompany Loans and all WESCO Receivables Intercompany Notes;

(e)    all cash and cash equivalents, other than specifically identifiable proceeds from the sale or disposition of Term Priority Collateral;

(f)    all Deposit Accounts (including all bank accounts with a depositary function), Lock Boxes, Securities Accounts, Security Entitlements and Securities credited to a Securities Account, Commodity Accounts and Commodity Contracts, and, in each case, all cash, cash equivalents, checks and other property held therein or credited thereto, other than (x) Equity Interests of a Loan Party held by another Loan Party, (y) the Term Priority Cash Management Account, and (z) other specifically identifiable proceeds from the sale or disposition of Term Priority Collateral;

(g)    all Assigned Contracts that specifically relate to Accounts, Inventory or other ABL Priority Collateral;

(h)    all Commercial Tort Claims; provided that to the extent any Commercial Tort Claim specifically relates to the ownership, use, lease, purchase or sale of Equipment, Fixtures,

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Intellectual Property, Real Property or other Term Loan Priority Collateral, the ABL Priority Collateral shall not include such Commercial Tort Claim.

(i)    all policies of insurance relating to or insuring against loss or damage to any of the items referred to in the preceding clauses (a) through (h) that constitute ABL Priority Collateral or against any disruption in, or cessation of, the business of any Loan Party, and all proceeds paid in respect of any such insurance policies, including, without limitation, any right to any return of any premiums paid in respect thereof; provided that to the extent any such insurance policy also relates to or insures against loss or damage to Term Loan Priority Collateral or the use thereof, the ABL Priority Collateral shall not include the portion of any proceeds paid pursuant to such policy that specifically relate to the loss of, or damage to, Term Loan Priority Collateral;

(j)    all Investment Property, Chattel Paper, Documents, Instruments and General Intangibles (other than Intellectual Property) relating to any of the items referred to in the preceding clauses (a) through (i); provided that to the extent any Investment Property, Chattel Paper, Document, Instrument or General Intangible relates exclusively to Term Loan Priority Collateral, the ABL Priority Collateral shall not include such Chattel Paper, Document, Instrument or General Intangible;

(k)    all books and Records relating to any of the items referred to in the preceding clauses (a) through (j) (including without limitation all books, databases, customer lists and Records, whether tangible or electronic which contain any information relating to any such items); and

(l)    all Proceeds of, and Supporting Obligations, including, without limitation, Letter-of-Credit Rights, with respect to, any of the items referred to in the preceding clauses (a) through (k) and all collateral security and guarantees given by any Person with respect to any of the foregoing.

“ABL Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Representative shall include the Person identified as such in such Agreement.

“ABL Secured Parties” means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Secured Parties Purchase Option Trigger” means any of the following events: (a) the acceleration of the maturity date of the Term Loan Obligations pursuant to the Term Loan Documents; (b) an “Event of Default” under the Term Loan Documents that remains uncured or unwaived for forty-five (45) consecutive days, provided that the Term Loan Representative has not agreed to forbear from the exercise of remedies; (c) the commencement of Enforcement Action against the Term Loan Priority Collateral by the Term Loan Secured Parties; or (d) the commencement of an Insolvency Proceeding with respect to any Loan Party.

“ABL Security Documents” means the “Collateral Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.

“Access Period” means, with respect to each location where Term Loan Priority Collateral is located, the period, following the commencement of any Enforcement Action, which begins (a) on the earlier of (i) the day on which the ABL Representative provides the Term Loan Representative with notice of the ABL Representative’s election to request access to such location pursuant to

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Section 3.5(c) and (ii) the fifth Business Day after the Term Loan Representative provides the ABL Representative with notice that the Term Loan Representative (or its agent) has obtained possession or control of such location and (b) ends on the earliest of (i) the day which is 180 days after the date (the “Initial Access Date”) on which the ABL Representative initially obtains the ability to take physical possession of, remove Collateral or otherwise control physical access to, or actually uses, such location plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral associated with such location is sold, collected or liquidated, (iii) the ABL Obligations Payment Date, and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.

“Additional ABL Agreement” means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the ABL Priority Collateral pursuant to this Agreement, the ABL Agreement and the Term Loan Agreement, and any agreement approved for designation as such by the ABL Representative and the Term Loan Representative.

“Additional Debt” has the meaning set forth in Section 10.5(b).

“Additional Term Loan Agreement” means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the Term Loan Priority Collateral pursuant to this Agreement, the Term Loan Agreement and the ABL Agreement, and any agreement approved for designation as such by the Term Loan Representative and the ABL Representative.

“Assigned Contract” means, with respect to any Loan Party, collectively, all of such Loan Party’s rights and remedies under, and all moneys and claims for money due or to become due to such Loan Party under, contracts and other agreements relating to the purchase and sale of Inventory and other Goods or the rendition of services, and all Accounts related thereto, between such Loan Party and any party other than the Secured Parties, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of any such Loan Party now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Banking Services Obligations” means, with respect to any Loan Party, any and all obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), owed to any “Lender” (as defined in the ABL Agreement) or any of affiliate of any Lender in respect of any “Banking Services” (as defined in the ABL Agreement).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“BIA” means the Bankruptcy and Insolvency Act (R.S.C., 1985, c. B-3), as in effect in Canada, as amended from time to time.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or in Toronto, Canada are authorized or required by law to remain closed.

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“CCAA” means the Companies’ Creditors Arrangement Act (R.S.C., 1985, c. C-36), as in effect in Canada, as amended from time to time.

“Collateral” means, collectively, all property upon which a Lien is granted (or purported to be granted) pursuant to the Security Documents.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Dutch Holding Company” means any direct or indirect subsidiary of the Company organized under the laws of the Netherlands, whether a Loan Party, or an entity that holds Equity Interests in a Loan Party or in another Dutch Holding Company.

“EECOL Acquired Companies” has the meaning set forth in the recitals to this Agreement.

“EECOL Acquired Loan Parties” means those EECOL Acquired Companies listed on Part II of Schedule I hereto that will become Loan Parties upon, or promptly following, the consummation of the Acquisition and the Intercompany Step Transactions.

“EECOL Acquisition” has the meaning set forth in the recitals to this Agreement.

“EECOL Acquisition Agreement” has the meaning set forth in the recitals to this Agreement.

“EECOL Acquisition Closing Date” means the date the EECOL Acquisition is consummated in accordance with applicable law and the terms and provisions of the EECOL Acquisition Agreement.

“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code or the PPSA, as applicable, of any applicable jurisdiction or under the Bankruptcy Code, the BIA or the CCAA, it being understood that the following shall not constitute an “Enforcement Action”: (i) the commencement and continuation of a Cash Dominion Period (as defined in the Amended and Restated ABL Agreement), (ii) the imposition of a default rate or a late fee, (iii) the suspension or termination of the commitments to lend under the ABL Documents or the Term Loan Documents, (iv) the consent by the ABL Agent to the disposition by any Loan Party of any of the ABL Priority Collateral (other than in connection with liquidation of the ABL Priority Collateral at the request of the ABL Agent), (v) the consent by Term Loan Agent to the disposition by any Loan Party of any of the Term Loan Priority Collateral (other than in connection with liquidation of the Term Loan Priority Collateral at the request of a Term Loan Representative), (vi) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection in accordance with the terms of this Agreement, and (vii) the acceleration of the Term Loan Obligations or the ABL Obligations.

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“Exigent Circumstances” means events or circumstances that materially and imminently threaten the ability of the ABL Representative to realize upon any material portion of the ABL Priority Collateral or the ability of the Term Loan Representative to realize upon any material portion of the Term Loan Priority Collateral, as the case may be, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof or that impairs, jeopardizes or threatens to imminently impair or jeopardize the validity or priority of any Lien upon any Collateral.

“Fee Interest in Real Property” means the fee interest of any Loan Party in any Real Property. For avoidance of doubt, the term “Fee Interest in Real Property” shall not include the right of a Loan Party to possess, use or occupy Real Property pursuant to a lease, easement, license or other similar contract.

“Insolvency Proceeding” means any proceeding or proposal in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code, the BIA or the CCAA, or any similar federal, state, provincial or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intellectual Property” means, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Patents, Trademarks and Licenses, and all rights to sue at law or in equity for any Infringement thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Guarantee” means a guaranty by any Loan Party of an Intercompany Obligation of another Loan Party.

“Intercompany Loan” means a loan or advance made by one Loan Party to another Loan Party, whether or not evidenced by a promissory note or other instrument.

“Intercompany Note” means any promissory note or other instrument evidencing an Intercompany Obligation.

“Intercompany Obligation” means any liability or obligation, contingent or otherwise, of one or more Loan Parties to one or more other Loan Parties, whether in respect of an Intercompany Loan or an Intercompany Guaranty, or in respect of property or other goods sold or delivered or for services rendered, or under a conditional sale or other title retention agreement, and, in each case, whether or not evidenced by an Intercompany Note.

“Intercompany Step Transactions” means the series of Intercompany Loans, capital contributions, property transfers and other transactions scheduled to occur during the period commencing on or about the Restatement Date and ending on or about the EECOL Acquisition Closing Date, all as more fully described in that certain “Project Odyssey” step plan dated December 5, 2012 prepared for WESCO International Inc.

“Junior Collateral” means with respect to any Junior Secured Party, any Collateral on which such Junior Secured Party has a Junior Lien.

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“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” means (a) with respect to any ABL Priority Collateral, all Liens securing or purporting to secure the Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all Liens securing or purporting to secure the ABL Obligations.

“Junior Obligations” shall mean (a) with respect to any ABL Priority Collateral, all Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all ABL Obligations.

“Junior Representative” shall mean (a) with respect to any ABL Obligations or any ABL Priority Collateral, the Term Loan Representative and (b) with respect to any Term Loan Obligations or any Term Loan Priority Collateral, the ABL Representative.

“Junior Secured Parties” shall mean (a) with respect to the ABL Priority Collateral, all Term Loan Secured Parties and (b) with respect to the Term Loan Priority Collateral, all ABL Secured Parties.

“Junior Security Documents” shall mean with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, collateral assignment, assignation, debenture, encumbrance, charge, hypothec or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien Priorities” means with respect to the Liens of the ABL Representative and Term Loan Representative in the Collateral, the order of priorities of such Liens specified in Section 2.1.

“Loan Documents” shall mean, collectively, the ABL Documents and the Term Loan Documents.

“Loan Party” means (a) WESCO International, Inc., the Company and each direct or indirect Subsidiary of the Company identified on Part I of Schedule I hereto as a “Loan Party” (including, for avoidance of doubt, WDCC Enterprises), (b) each EECOL Acquired Loan Party listed on Part II of Schedule I hereto that will become a Loan Party upon, or promptly following, the consummation of the EECOL Acquisition, and (c) each direct or indirect Subsidiary, affiliate or shareholder (or equivalent) of the Company that hereafter becomes a party to any ABL Document or any Term Loan Document, in each case as a direct obligor or guarantor of the ABL Obligations or Term Loan Obligations, as applicable. All references in this Agreement to any Loan Party shall include such

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Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Lock Box” means a postal lock box established by any Person with any banking institution, securities intermediary or other financial institution.

“Patents” means with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unlimited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister’s Orders, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Priority Collateral” means, as applicable, the ABL Priority Collateral or the Term Loan Priority Collateral.

“Proceeds” means (a) all “Proceeds,” as defined in Article 9 of the Uniform Commercial Code, or “proceeds” as defined in the PPSA, as applicable, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including, without limitation, all proceeds of any insurance policy covering the Collateral.

“Real Property” means any right, title or interest in and to real property of any Loan Party, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”

“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement.”

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“Restatement Date” means the date that the Amended and Restated ABL Agreement becomes effective.

“Secured Obligations” shall mean the ABL Obligations and the Term Loan Obligations.

“Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.

“Secured Swap Obligation” means the Swap Obligations (as defined in the ABL Agreement) of a Loan Party in connection with any Swap Agreement (as defined in the ABL Agreement) entered into between such Loan Party and any “Lender” (as defined in the ABL Agreement) or its affiliate at the time such Swap Agreement is entered into, for which the applicable Loan Party has given notice (to the extent required under the ABL Agreement) to the ABL Representative that such Swap Obligations are intended to constitute “Secured Obligations” under the ABL Agreement entitled to the benefits of the Liens on Collateral securing the ABL Obligations.

“Security Documents” means, collectively, the ABL Security Documents and the Term Loan Security Documents.

“Senior Collateral” shall mean with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” shall mean, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” shall mean (a) with respect to the ABL Priority Collateral, all Liens securing or purporting to secure the ABL Obligations and (b) with respect to the Term Loan Priority Collateral, all Liens securing or purporting to secure the Term Loan Obligations.

“Senior Obligations” shall mean (a) with respect to any ABL Priority Collateral, all ABL Obligations and (b) with respect to any Term Loan Priority Collateral, all Term Loan Obligations.

“Senior Obligations Payment Date” shall mean (a) with respect to ABL Obligations, the ABL Obligations Payment Date and (b) with respect to any Term Loan Obligations, the Term Loan Obligations Payment Date.

“Senior Representative” shall mean (a) with respect to any ABL Priority Collateral, the ABL Representative and (b) with respect to any Term Loan Priority Collateral, the Term Loan Representative.

“Senior Secured Parties” shall mean (a) with respect to the ABL Priority Collateral, all ABL Secured Parties and (b) with respect to the Term Loan Priority Collateral, all Term Loan Secured Parties.

“Senior Security Documents” shall mean with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Term Loan Agreement” means the collective reference to (a) the Initial Term Loan Agreement, (b) any Additional Term Loan Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time

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been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Initial Term Loan Agreement (regardless of whether such replacement, refunding or refinancing was entered into after the Term Loan Obligations Payment Date), any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”). Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then extant.

“Term Loan Creditors” means Term Loan Secured Parties.

“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b) of this Agreement.

“Term Loan Documents” means the Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Loan Document” as defined in the Term Loan Agreement (other than this Agreement).

“Term Loan Lien” means any Lien created by the Term Loan Security Documents.

“Term Loan Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans (including Incremental Loans (as defined in the Term Loan Agreement)) made pursuant to the Term Loan Agreement or any Term Loan DIP Financing by the Term Loan Creditors and all obligations due and owing in respect of Hedging Agreements (as defined in the Term Loan Agreement), and (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full, (b) all commitments to extend credit under the Term Loan Documents (including any commitments to extend Incremental Term Loans (as defined in the Term Loan Agreement)) have been terminated, and (c) so long as the ABL Obligations Payment Date shall not have occurred, the Term Loan Representative shall have has delivered a written notice to the ABL Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties.

“Term Loan Post-Petition Assets” has the meaning set forth in Section 5.2(a).

“Term Loan Priority Collateral” means all Collateral other than the ABL Priority Collateral, including, without limitation, all Collateral consisting of (a) Equipment and Fixtures, (b) Fee Interests in Real Property, (c) Intellectual Property, (d) Equity Interests in Dutch Holding Companies and in Loan Parties; (e) Intercompany Loans, Intercompany Notes and Intercompany Obligations; and (f) all Proceeds from the sale or disposition of any of the items referred to in the preceding clauses (a) through (e); provided that cash, cash equivalents and Securities obtained as proceeds

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from the sale or disposition of the items referred to in the preceding clauses (a) through (e) and that are deposited into or credited to a Deposit Account or a Securities Account shall only constitute Term Loan Priority Collateral to the extent that such cash, cash equivalents or Securities are specifically identifiable as proceeds from the sale or disposition of the items referred to in the preceding clauses (a) through (e).

“Term Loan Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Agreement, the Term Loan Representative shall be the Person identified as such in such Agreement.

“Term Loan Secured Parties” means the Term Loan Representative, the Term Loan Creditors and any other holders of the Term Loan Obligations.

“Term Loan Secured Parties Purchase Option Trigger” means any of the following events: (a) the acceleration of the maturity date of the ABL Obligations pursuant to the ABL Documents; (b) the occurrence of an “Event of Default” under the ABL Documents that remains uncured or unwaived for forty-five (45) consecutive days, provided that the ABL Representative has not agreed to forbear from the exercise of remedies; (c) the commencement of Enforcement Action against the ABL Priority Collateral by the ABL Secured Parties, or (d) the commencement of an Insolvency Proceeding with respect to any Loan Party.

“Term Loan Security Documents” means the “Collateral Documents” as defined in the Term Loan Agreement, and any other documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.

“Term Priority Cash Management Account” means one or more deposit accounts or securities accounts (a) established with a bank designated by the Term Loan Representative to hold proceeds received in respect of any mandatory repayments under the Term Loan Agreement, any investments thereof in investments permitted under the Term Loan Agreement and the proceeds of the foregoing, pending the application of such proceeds, permitted investments or other proceeds in accordance with the Term Loan Agreement, and (b) which is subject to a fully perfected first-priority Lien in favor of the Term Loan Secured Parties.

“Trademarks” means with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, brand names, corporate names, business names, domain names, logos and other source or business identifiers and the registrations and applications for registration thereof, all common-law rights related thereto, and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Unasserted Contingent Obligations” means, at any time, ABL Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation, as applicable, and (b) with respect to ABL Obligations contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the

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case of ABL Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“WESCO Receivables Intercompany Loans” means all loans owing to any Loan Party from WESCO Receivables Corp., and all guarantees of such loans, whether or not such loans or guarantees are evidenced by the WESCO Receivables Intercompany Notes or any other Instruments or Documents.

“WESCO Receivables Intercompany Notes” means those certain “Company Notes” issued by WESCO Receivables Corp. in favor of certain of the Loan Parties to evidence loans made by such Loan Parties to WESCO Receivables Corp. under the WESCO Receivables Securitization Agreements, as such notes may be amended, restated, supplemented or otherwise modified or replaced from time to time.

“WESCO Receivables Securitization Agreements” means (a) that certain Third Amended and Restated Receivables Purchase Agreement dated as of April 13, 2009 among WESCO Receivables Corp., as seller, WESCO Distribution, Inc., as servicer, the purchasers from time to time party thereto, and PNC Bank, National Association, as administrator, (b) that certain Purchase and Sale Agreement dated as of June 30, 1999, among WESCO Receivables Corp. and WESCO Distribution, Inc., and (c) all other documents executed or delivered in connection therewith, in each case, as amended, restated, supplemented or otherwise modified or replaced from time to time.

“WESCO Receivables Securitization Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of December     , 2012, by and among PNC Bank, National Association, as Receivables Agent, the ABL Representative, the Term Loan Representative, WESCO Receivables Corp., as Receivables Seller, WESCO Distribution, Inc., as Seller, as Servicer, in its individual capacity and as Borrower, and other parties thereto, as amended, restated, supplemented or otherwise modified or replaced from time to time.

1.3     Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, extended, renewed, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements, extensions, renewals, restatements, replacements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”.

SECTION 2. Lien Priorities.

2.1     Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, PPSA, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the ABL Representative, for and on behalf of the ABL Secured Creditors, and the Term Loan Representative, for and on behalf of the Term Loan Secured Creditors, hereby acknowledge and agree that:

(a)     the Liens in favor of the ABL Representative on the ABL Priority Collateral securing the ABL Obligations (regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, and whether or not the Liens in favor of the ABL Representative on such ABL Priority Collateral are subordinated to any Lien on the ABL Priority Collateral securing any other obligation) shall be and shall remain senior and prior to any Lien on the ABL Priority Collateral in favor of the Term Loan Representative securing the Term Loan Obligations;

(b)     any Lien in favor of the Term Loan Representative on the ABL Priority Collateral securing the Term Loan Obligations (regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise) shall be and shall remain junior and subordinated in all respects to all Liens on the ABL Priority Collateral in favor of the ABL Representative securing the ABL Obligations;

(c)     the Liens in favor of the Term Loan Representative on the Term Loan Priority Collateral securing the Term Loan Obligations (regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, and whether or not the Liens in favor of the Term Loan Representative on such Term Loan Priority Collateral are subordinated to any Lien on the Term Loan Priority Collateral securing any other obligation) shall be and shall remain senior and prior to the Liens on the Term Loan Priority Collateral in favor of the ABL Representative securing the ABL Obligations; and

(d)     any Lien in favor of the ABL Representative on the Term Loan Priority Collateral securing the ABL Obligations (regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise) shall be and shall remain junior and subordinated in all respects to all Liens on the Term Loan Priority Collateral in favor of the Term Loan Representative securing the Term Loan Obligations.

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2.2     Prohibition on Contesting Liens. In respect of any Junior Collateral, the Junior Representative, on behalf of each Junior Secured Party, agrees that it shall not, and hereby waives any right to:

(a)     contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral (or the Senior Obligations secured by such Collateral); or

(b)     demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3     Nature of Obligations. The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently reborrowed in accordance with the terms of the ABL Agreement and this Agreement, and that the terms of the ABL Obligations and any ABL Agreement or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time (subject to the provisions of Section 6), and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced (subject to the provisions of Sections 6 and 10.4), in each event, without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof. The ABL Representative, on behalf of the ABL Secured Parties, acknowledges that the Term Loan Obligations may be replaced or refinanced (subject to the provisions of Sections 6 and 10.4) and the amount of any Term Loan Obligations may be increased, reduced, or repaid, and any Term Loan Document or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time (subject to the provisions of Section 6), and that the aggregate amount of the Term Loan Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.

2.4     New Liens.

(a)     Until the ABL Obligations Payment Date, if (i) the Term Loan Representative (or any other Term Loan Secured Party) shall acquire any new Lien on any existing or new property or assets of any Loan Party (other than Fee Interests in Real Property) and (ii) the ABL Representative does not hold a Lien on such existing or new property or assets, the Term Loan Representative shall promptly notify the ABL Representative that the Term Loan Representative (or such Term Loan Secured Party) has acquired such new Lien and shall cooperate with the ABL Representative in the ABL Representative’s efforts to obtain a new Lien in favor of the ABL Representative under the ABL Documents on such property or assets, subject to the Lien Priorities set forth herein. If, despite the cooperation of the Term Loan Representative, the ABL Representative is not able to obtain a new Lien on the property or assets that are subject to the new Lien in favor of the Term Loan Representative (or such other Term Loan Secured Party) and, if such property or assets are of the type that would otherwise be part of the ABL Priority Collateral, upon the written request of the ABL Representative, the Term Loan Representative (or the relevant Term Loan Secured Party) shall, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document, be deemed to

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also hold such lien for the benefit of the ABL Representative as security for the ABL Obligations (subject to the Lien Priorities and other terms hereof).

(b)     Until the Term Loan Obligations Payment Date, if (i) the ABL Representative (or any other ABL Secured Party) shall acquire any new Lien on any existing or new property or assets of any Loan Party and (ii) the Term Loan Representative does not hold a Lien on such existing or new property or assets, the ABL Representative shall promptly notify the Term Loan Representative that the ABL Representative (or such ABL Secured Party) has acquired such new Lien and shall cooperate with the Term Loan Representative in the Term Loan Representative’s efforts to obtain a new Lien in favor of the Term Loan Representative under the Term Loan Documents on such property or assets, subject to the Lien Priorities set forth herein. If, despite the cooperation of the ABL Representative, the Term Loan Representative is not able to obtain a new Lien on the property or assets that are subject to the new Lien in favor of the ABL Representative (or such other ABL Secured Party) and, if such property or assets are of the type that would otherwise be part of the Term Loan Priority Collateral, upon the written request of the Term Loan Representative, the ABL Representative (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Documents, be deemed to also hold such lien for the benefit of the Term Representative as security for the Term Loan Obligations (subject to the Lien Priorities and other terms hereof).

2.5     Agreements Regarding Actions to Perfect Liens. Each of the ABL Representative and the Term Loan Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code or the Securities Transfer Act, 2006 (Ontario)) over Collateral pursuant to the ABL Security Documents or the Term Loan Security Documents, as applicable, such possession or control is also for the benefit of the Term Loan Representative and the other Term Loan Secured Parties or the ABL Representative and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest (if any) in such Collateral (subject to the Lien Priorities and other terms hereof). Nothing in the preceding sentence shall be construed to impose any duty on the ABL Representative or the Term Loan Representative (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide the Term Loan Representative, any other Term Loan Secured Party, the ABL Representative or any other ABL Secured Party, as applicable, with any rights with respect to such Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents, as applicable, provided that subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Term Loan Obligations Payment Date shall not have occurred), the ABL Representative shall (a) deliver to the Term Loan Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (b) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Term Loan Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Term Loan Representative shall (i) deliver to the ABL Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (i) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that (x) prior to the occurrence of the Term Loan Obligations Payment Date, upon the request of the Term Loan Representative or the Company, the ABL Representative shall turn over to the Term Loan Representative any Term Loan Priority Collateral of which it has physical possession, and (y) prior to the occurrence of the ABL Obligations Payment Date, upon the request of the ABL Representative or the Company, the Term Loan Representative shall turn over to the ABL Representative any ABL Priority Collateral of which

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it has physical possession. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

SECTION 3. Enforcement.

3.1     Exclusive Enforcement. Subject to the provisions of Sections 3.2(a) and 3.3 and the proviso set forth in Section 5.1, until the Senior Obligations Payment Date, whether or not any Insolvency Proceeding has been commenced by or against any Loan Party, upon the occurrence and during the continuance of an “event of default” under the Senior Documents, the Senior Secured Parties shall have the exclusive right to take and continue any and all Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, in such order and in such manner as the Senior Secured Parties may determine in their discretion, without any consultation with or consent of any Junior Secured Party. Such exclusive right to take Enforcement Action shall include the right to appoint an agent, receiver or interim receiver to sell or otherwise realize on or dispose of any Senior Collateral upon foreclosure or the enforcement of a hypothecary right, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC, the PPSA, or other applicable law and of a secured creditor under the Bankruptcy Code, the BIA, the CCAA or any similar insolvency laws of any applicable jurisdiction.

3.2     Standstill and Waivers. Each Junior Representative, for and on behalf of all Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the provisions of Sections 3.3 and 5.1, the Junior Secured Parties:

(a)     shall not take or cause to be taken any Enforcement Action with respect to any Senior Collateral, provided that, subject at all times to the provisions of Section 4 of this Agreement, the Junior Representative shall have the right to initiate Enforcement Action against the Senior Collateral one hundred eighty (180) days after the date of receipt by the Senior Representative of written notice from the Junior Representative (such period being referred to herein as the “Remedy Standstill Period”), which notice shall specify that the Junior Secured Parties have accelerated the Junior Obligations in accordance with the terms of the Junior Term Loan Documents and that the Junior Secured Parties desire to commence Enforcement Action against the Senior Collateral; provided that

(1)     the Remedy Standstill Period shall be tolled for any period during which the Senior Secured Parties are stayed from exercising rights or remedies pursuant to any Insolvency Proceeding or court order;

(2)     the Junior Secured Parties shall not commence any Enforcement Action against any Senior Collateral (and shall cease any Enforcement Action that the Junior Secured Parties have previously commenced) if the Senior Secured Parties shall have commenced and shall be diligently pursuing in good faith Enforcement Action against any material portion of the Senior Collateral (it being understood that any one or more of the following actions shall be deemed to constitute diligent pursuit of an Enforcement Action: the solicitation of bids from third parties to conduct the liquidation of any material portion of the Senior Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling any material portion of the Senior Collateral, the initiation of any action to take physical possession of or to exercise dominion or control over (other than cash dominion), any material portion of the Senior Collateral, the notification of all or substantially all account debtors to make payments to

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the Senior Secured Creditors in respect of Accounts comprising Senior Collateral, or the commencement of any legal proceedings or actions against or with respect to any material portion of the Senior Collateral); and

(3)     notwithstanding anything to the contrary set forth herein, the Term Loan Creditors shall not commence any Enforcement Action against any Equity Interests in WESCO Receivables Corp. or any of the WESCO Receivables Intercompany Loans or any of the WESCO Receivables Intercompany Notes at any time: (x) prior to the later to occur of (I) 180 days after the “Final Maturity Date” under and as defined in the WESCO Receivables Intercompany Notes and (II) 365 days after the date on which PNC Bank, National Association, in its capacity as Receivables Agent under the WESCO Receivables Securitization Intercreditor Agreement, shall have indicated in writing (or a court of competent jurisdiction shall have determined) that the WESCO Receivables Securitization Agreements have been terminated and all monetary obligations owing from WESCO Receivables Corp. to the Receivables Purchasers (as such term is defined in the WESCO Receivables Securitization Agreements) have been satisfied; or (y) if the ABL Secured Parties either (I) shall have exercised any remedy under or in respect of the WESCO Receivables Intercompany Notes or (II) shall have commenced and shall be diligently pursuing in good faith Enforcement Action against any material portion of the Senior Collateral (other than the WESCO Receivables Intercompany Notes);

(b)     shall not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(c)     shall not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(d)     shall have no right to (i) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (ii) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right, whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right); and

(e)     shall not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral.

3.3.     Certain Limited Rights of Junior Secured Parties. Notwithstanding the provisions of Sections 3.1 and 3.2:

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(a)     the Junior Representative may take such actions as are necessary or appropriate to create, perfect, preserve or protect (but not enforce) its Lien on the Junior Collateral consistent with the Loan Priorities set forth in Section 2.1 and not inconsistent with the provisions of this Agreement; and

(b)     the Junior Secured Parties may enforce the covenants of the Loan Parties under the Junior Documents to the extent not inconsistent with the provisions of this Agreement.

3.4     Judgment Creditors. Except as set forth in Sections 2.2, 3.1, 3.5, and 5, the Secured Parties may exercise rights and remedies as unsecured creditors generally against any Loan Party in accordance with the terms of the applicable Loan Documents and applicable law so long as doing so is not, directly or indirectly, inconsistent with the terms of this Agreement; provided, that in the event that any Junior Secured Party becomes a judgment lien creditor in respect of any Junior Collateral, such judgment lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Junior Liens securing the Obligations are subject to the terms of this Agreement.

3.5     Notice of Enforcement Action; Cooperation; Sharing of Information and Access.

(a)     The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that absent Exigent Circumstances, the ABL Representative shall use commercially reasonable efforts to give the Term Loan Representative not less than two (2) Business Days’ prior written notice of the ABL Secured Parties’ intention to commence Enforcement Action against ABL Priority Collateral, which notice shall specify in reasonable detail the proposed Enforcement Action that the ABL Secured Parties’ intend to take, provided that (i) the failure to give such notice shall not affect the rights of the ABL Secured Parties under this Agreement or under the ABL Documents and (ii) nothing herein shall be deemed to obligate the ABL Secured Parties to continue to make loans or otherwise extend credit to the Loan Parties following the occurrence of an “event of default” under the ABL Documents.

(b)     The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that absent Exigent Circumstances, the Term Loan Representative shall use commercially reasonable efforts to give the ABL Representative not less than three (3) Business Days’ prior written notice of the Term Loan Secured Parties’ intention to commence Enforcement Action against Term Loan Priority Collateral, which notice shall specify in reasonable detail the proposed Enforcement Action that the Term Loan Secured Parties’ intend to take, provided that the failure to give such notice shall not affect the rights of the Term Loan Secured Parties under this Agreement or under the Term Loan Documents.

(c)     The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Representative shall reasonably request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Representative on behalf of the ABL Secured Parties, agree that each of them shall take such actions as the Term Loan Representative shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.

(d)     In the event that the ABL Representative shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books or Records of any Loan Party which contain information identifying or pertaining to the Term Loan Priority Collateral, the ABL Representative shall promptly notify the Term Loan Representative of such fact and, upon request from the Term Loan Representative and as promptly as practicable

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thereafter, either make available to the Term Loan Representative such books or Records for inspection and duplication or provide to the Term Loan Representative copies thereof. In the event that a Term Loan Representative shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books or Records of any Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative of such fact and, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books or Records for inspection and duplication or provide the ABL Representative copies thereof. The Term Loan Representative hereby irrevocably grants the ABL Representative (or its designee) a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Representative’s interest therein, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the ABL Representative (or its designee) and ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms and conditions of the ABL Security Documents and the other ABL Documents; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral (provided that such purchaser shall have the right to freely sell such ABL Priority Collateral in accordance with the Fair Use or First Sale doctrines), (ii) the ABL Representative’s use of such Intellectual Property shall be reasonable and lawful, (iii) any such license granted is on an “AS IS” basis, without any representation or warranty whatsoever and (iv) the ABL Representative (or its agents) shall use commercially reasonable efforts to use any trademarks of such licensed Intellectual Property only in connection with the sale or disposition of goods and inventory generally consistent with the standards, quality and reputation of the Loan Parties’ goods and inventory at such time and which the ABL Representative in good faith reasonably believes will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property, the validity thereof or otherwise diminish the value thereof. This Agreement will not restrict the rights of the Term Loan Representative to sell, assign or otherwise transfer the related Term Loan Priority Collateral prior to the expiration of the Access Period if (but only if) the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.5 and the Term Loan Representative agrees that any sale, transfer or other disposition of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the rights of the ABL Representative as set forth in this Section 3.5.

(e)     If the Term Loan Representative, or any agent or representative thereof, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any material portion of the Term Loan Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative in writing of that fact, and the ABL Representative shall, within ten Business Days thereafter, notify the Term Loan Representative in writing as to whether the ABL Representative desires to exercise access rights under this Agreement. In addition, if the ABL Representative, or any agent or representative of the ABL Representative, or any receiver, shall obtain possession or physical control of any of the Term Loan Priority Collateral in connection with an Enforcement Action, then, without limiting or qualifying the provisions of Section 2.5 hereof, the ABL Representative shall promptly notify the Term Loan Representative that the ABL Representative is exercising its access rights under this Agreement and its rights under Section 3.5 under either circumstance. Upon delivery of such notice by the ABL Representative to the Term Loan Representative, the ABL Representative and Term Loan Representative shall confer in good faith to coordinate with respect to the ABL Representative’s exercise of such access rights

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during the Access Period, with such access rights to apply to any location where access is reasonably necessary to enable the ABL Representative during normal business hours to convert ABL Priority Collateral consisting of raw materials and work-in-process into saleable finished goods and/or to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to arrange or effect the sale of ABL Priority Collateral (including the conducting of auctions), all in accordance with the manner in which such matters are completed in the ordinary course of business. Consistent with the definition of “Access Period,” access rights will apply to differing locations of Term Loan Priority Collateral at differing times, in which case, a differing Access Period will apply to each such location. During any pertinent Access Period, the ABL Representative and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item the Term Loan Priority Collateral at such location for the purposes described above. The ABL Representative shall take proper and reasonable care under the circumstances of any Term Loan Priority Collateral that is used by the ABL Representative during the Access Period and, at the sole expense of the ABL Secured Parties, repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Representative or its agents, representatives or designees and the ABL Representative shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL Representative and the other ABL Secured Parties shall indemnify and hold harmless the Term Loan Representative and the Term Loan Creditors for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under the control of the ABL Representative; provided, however, that the ABL Representative and the ABL Secured Parties will not be liable for any diminution in the value of Term Loan Priority Collateral. The ABL Representative and the Term Loan Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Loan Representative to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale. Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Representative from exercising any of its rights hereunder, then the Access Period granted to the ABL Representative under this Section 3.5 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.5. The Term Loan Representative shall not foreclose or otherwise sell, remove or dispose of any of the Term Loan Priority Collateral during the Access Period with respect to such Collateral if the ABL Representative (acting in good faith) informs the Term Loan Representative in writing that such Collateral is reasonably necessary to enable the ABL Representative to convert, transport or arrange to sell the ABL Priority Collateral as described above, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.5.

3.6     No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.7 hereof, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.

3.7     Actions Upon Breach.

(a)     If any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Collateral, such Loan Party, with the prior written consent of the ABL Representative or the Term

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Loan Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)     Should any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or Term Loan Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such ABL Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the ABL Representative on behalf of each ABL Secured Party and the Term Loan Representative on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or ABL Secured Party, as applicable, waives any defense that the Loan Parties and/or the Term Loan Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1     Application of Proceeds.

(a)     Application of Proceeds of Senior Collateral. The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral shall be applied as follows:

first, to the payment of costs and expenses (including reasonable attorney’s fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action,

second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date,

third, to the payment of the Junior Obligations, to the extent such Senior Collateral also constitutes Junior Collateral, in accordance with the Junior Documents until the Junior Obligations Payment Date, and fourth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

If, in connection with any Enforcement Action (whether or not pursuant to an Insolvency Proceeding), any Loan Party is sold as a going concern (whether pursuant to a sale of the Equity Interests of such Loan Party or otherwise), or substantially all of the assets of any Loan Party are sold, in each case, where the consideration received is not allocated by type of asset, the proceeds of such sale shall be distributed, first to the ABL Representative for application to the ABL Obligations in accordance with the terms of the ABL Documents, up to the amount of the book value of the ABL Priority Collateral disposed of in such sale or owned by such Loan Party (in the case of a sale of such Loan Party as a going concern), and second to the Term Loan Representative for application to

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the Term Loan Obligations in accordance with the terms of the Term Loan Documents to the extent such Proceeds exceed the book value of the ABL Priority Collateral.

The ABL Representative, for and on behalf of the ABL Secured Parties, and the Term Loan Representative, for and on behalf of the Term Loan Secured Parties, further agree that prior to an Enforcement Action by any Secured Party (unless an Insolvency Proceeding then exists), any proceeds of Collateral, whether or not in Deposit Accounts subject to control agreements, which are used by any Loan Party as permitted by the Loan Documents to acquire other property which is Collateral shall not (solely as between the Secured Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired, and the ABL Representative and the other ABL Secured Parties shall have no liability or responsibility whatsoever to the Term Loan Representative or any other Term Loan Secured Party to account for any funds, moneys or other proceeds which are received by the ABL Representative or any other ABL Secured Party unless at that time the ABL Representative or such other ABL Secured Party actually knows that the same constituted Proceeds of Term Loan Priority Collateral, provided that if any Proceeds of Term Loan Priority Collateral are received by the ABL Representative, the ABL Representative does not have actual knowledge as to the nature of such Proceeds and the Term Loan Representative notifies the ABL Representative in writing within two (2) Business Days of such receipt that such Proceeds constitute Term Loan Priority Collateral (which notification shall identify the amount and specify the origin thereof), the ABL Representative shall use commercially reasonable efforts to account for such Proceeds to the Term Loan Representative.

(b)     Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by the Senior Representative under the terms of this Agreement.

(c)     Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall, to the extent practicable and in accordance with its normal practices, be segregated and held in trust and, in any event, promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2     Release of Liens on ABL Priority Collateral.

(a)     Upon any release, sale or other disposition of ABL Priority Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral, the Term Loan Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b)     Upon any release, sale or disposition of ABL Priority Collateral pursuant to any Enforcement Action that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral pursuant to any Enforcement Action, the Term Loan Lien on such ABL Priority Collateral

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(excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such ABL Priority Collateral are applied in accordance with Section 4.1(a) (and, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments with respect thereto).

(c)     The Term Loan Representative shall execute and deliver such release documents and instruments and shall take such further actions as the ABL Representative or the Company shall reasonably request in writing to evidence any release of the Term Loan Lien described in this Section 4.2. The Term Loan Representative hereby appoints the ABL Representative and any officer or duly authorized person of the ABL Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Loan Representative and in the name of the Term Loan Representative or in the name of the ABL Representative, from time to time, in the ABL Representative’s discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3     Release of Liens on Term Loan Priority Collateral.

(a)     Upon any release, sale or other disposition of Term Loan Priority Collateral permitted pursuant to the terms of the Term Loan Documents that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date) on any Term Loan Priority Collateral, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b)     Upon any release, sale or disposition of Term Loan Priority Collateral pursuant to any Enforcement Action that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date) on any Term Loan Priority Collateral pursuant to any Enforcement Action, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Term Loan Priority Collateral are applied in accordance with Section 4.1(a).

(c)     The ABL Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Term Loan Representative or the Company shall request in writing to evidence any release of the ABL Lien described in this Section 4.3. The ABL Representative hereby appoints the Term Loan Representative and any officer or duly authorized person of the Term Loan Representative, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Representative and in the name of the ABL Representative or in the name of the Term Loan Representative, from time to time, in the Term Loan Representative’s discretion, for the purposes of carrying out the terms of this Section 4.3, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.3, including, without limitation, any financing statements, endorsements,

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assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.4     Certain Real Property Notices; Insurance.

(a)     If, in connection with any Enforcement Action by the Term Loan Representative, any Real Property at which ABL Priority Collateral is stored or otherwise located is to be sold or otherwise disposed of, the Term Loan Representative shall use commercially reasonable efforts to give the ABL Representative at least 45 days’ notice prior to such sale or other disposition.

(b)     Proceeds of Collateral include insurance proceeds and therefore the Lien Priorities shall govern the ultimate disposition of casualty insurance proceeds. The ABL Representative and Term Loan Representative shall be named as loss payees with respect to all insurance policies relating to Collateral. The ABL Representative shall have the sole and exclusive right, as against the Term Loan Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Loan Representative shall have the sole and exclusive right, as against the ABL Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Loan Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Representative or the Term Loan Representative, as the case may be, and each of the Term Loan Representative and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5. Insolvency Proceedings.

5.1     Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Secured Parties may:

(a)     file a claim, proof of claim or statement of interest with respect to the Junior Obligations;

(b)     file any necessary responsive or defensive pleadings in opposition to any motion, filing, application, claim, adversary proceeding, proposal, plan of reorganization, arrangement or composition or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions, proceedings or objections pertaining to the claims of the Junior Secured Parties, in each case in accordance with the terms of this Agreement;

(c)     vote on any plan of reorganization, plan of arrangement or composition and make any arguments and motions in connection therewith that do not, in any case, contravene the terms of this Agreement; or

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(d)     bid for the Collateral at any public or private sale thereof, including credit bidding with respect to the Junior Collateral; provided, however, that any such bid for the Junior Collateral by the Junior Secured Parties must provide for payment in cash of the full amount necessary to cause the Senior Obligations to be paid in full and the Senior Obligations Payment Date to occur.

5.2     Financing Matters.

(a)     If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the ABL Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code, the BIA or the CCAA secured by ABL Priority Collateral or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such use of cash collateral or financing, an “ABL DIP Financing”), then the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Loan Representative’s Lien on the ABL Priority Collateral to secure the Term Loan Obligations and (y) will not request any adequate protection solely as a result of such ABL DIP Financing except as set forth in Section 5.4 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on any ABL Priority Collateral (A) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the ABL Secured Parties and (C) to any “carve-out” agreed to by the ABL Representative or the other ABL Secured Parties, so long as (t) the Term Loan Representative retains their Lien on the Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code, the BIA or the CCAA) and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code, the BIA or the CCAA, and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Loan Representative on the Term Loan Priority Collateral, (u) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral, (v) the sum of (1) the aggregate principal amount of any ABL DIP Financing plus (2) the aggregate outstanding principal amount of the pre-petition ABL Obligations that is not “rolled up” or repaid with the initial proceeds of the ABL DIP Financing does not exceed the sum of (I) the aggregate amount of all commitments to extent credit under the ABL Documents immediately prior to the commencement of such Insolvency Proceeding plus (II) $150,000,000, (w) the proposed ABL DIP Financing (including any ABL cash collateral usage) does not compel any Loan Party to seek confirmation of a specific plan of reorganization or arrangement for which all or substantially all of the material terms are set forth in the ABL cash collateral order or ABL DIP Financing documentation, as applicable, and the proposed ABL cash collateral order or ABL DIP Financing documentation does not expressly require the sale of all or substantially all of the Collateral prior to a default under the ABL cash collateral order or ABL DIP Financing documentation, (x) any of the Term Loan Secured Parties may seek adequate protection as permitted hereunder, (y) the ABL DIP Financing is otherwise subject to the terms of this Agreement, and (z) if the ABL Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Term Loan Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Term Loan Priority Collateral (the “Term Loan Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Term Loan Representative on

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the Term Loan Priority Collateral and (2) the Term Loan Representative also receives a replacement or adequate protection Lien on such Term Loan Post-Petition Assets of the debtor to secure the Term Loan Obligations. In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Term Loan Priority Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Secured Parties to any adequate protection payments using Term Loan Priority Collateral. The foregoing terms shall not prevent the Term Loan Representative or the Term Loan Secured Parties from objecting to any plan of reorganization or other plan of similar effect under the Bankruptcy Code, the BIA or the CCA, as applicable.

(b)     If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Representative or the other Term Loan Secured Parties desire to consent (or not object) or to provide financing to any Loan Party under the Bankruptcy Code, the BIA or the CCAA secured by Term Priority Collateral or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, a “Term Loan DIP Financing”), then the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that each ABL Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Term Loan DIP Financing on the grounds of a failure to provide “adequate protection” for the ABL Representative’s Liens on the Term Priority Collateral to secure the ABL Obligations and (y) will not request any adequate protection solely as a result of such Term Loan DIP Financing except as set forth in Section 5.4 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on any Term Loan Priority Collateral (A) to such Term Loan DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Term Loan Secured Parties and (C) to any “carve-out” agreed to by the Term Loan Representative or the other Term Loan Secured Parties, so long as (u) the ABL Representative retains their Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code, the BIA or the CCAA) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code, the BIA or the CCAA, and any Lien securing such Term Loan DIP Financing is junior and subordinate to the Lien of the ABL Representative on the ABL Priority Collateral, (v) all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Liens of the Term Loan Representative and the Term Loan Secured Parties securing the Term Loan Obligations on Term Loan Priority Collateral, (w) the proposed Term Loan DIP Financing does not compel any Loan Party to seek confirmation of a specific plan of reorganization or arrangement for which all or substantially all of the material terms are set forth in the Term Loan DIP Financing documentation, and the proposed Term Loan DIP Financing documentation does not expressly require the sale of all or substantially all of the Collateral prior to a default under the Term Loan DIP Financing documentation, (x) any of the ABL Secured Parties may seek adequate protection as permitted hereunder, (y) the Term Loan DIP Financing is otherwise subject to the terms of this Agreement, and (z) if the Term Loan Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Term Loan Obligations, and such replacement or adequate protection Lien is on any of the ABL Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the ABL Priority Collateral (the “ABL Post-Petition Assets”) is junior and subordinate to the Liens in favor of the ABL Representative on the ABL Priority Collateral and (2) the ABL Representative also receives a replacement or adequate protection Lien on such ABL Post-Petition Assets of the debtor to secure the ABL Obligations. In no event will any of the Term Loan Secured Parties seek to obtain a priming Lien on any of the ABL Priority Collateral, and nothing contained herein shall be deemed to be a consent by the ABL Secured Parties to any adequate protection payments using ABL Priority Collateral. The foregoing

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terms shall not prevent the ABL Representative of the ABL Secured Parties from objecting to any plan of reorganization or other plan of similar effect under the Bankruptcy Code, the BIA or the CCA, as applicable.

(c)     All Liens granted to the Term Loan Representative or the ABL Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priorities and the other terms and conditions of this Agreement.

5.3     Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Representative, except to the extent that an ABL Secured Party (in such capacity) seeks or obtains relief from or modification of such stay. Until the Term Loan Obligations Payment Date, the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Representative, except to the extent that a Term Loan Secured Party (in such capacity) seeks or obtains relief from or modification of such stay. In addition, neither the Term Loan Representative nor the ABL Representative shall seek any relief from the automatic stay with respect to any Collateral without providing five Business Days’ prior written notice to the other, unless otherwise agreed by both the ABL Representative and the Term Loan Representative.

5.4     Adequate Protection.

(a)     The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Representative and the other ABL Secured Parties comply with Section 5.4(b), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Representative or the other ABL Secured Parties for adequate protection of its interest in the Collateral or any adequate protection provided to the ABL Representative or the other ABL Secured Parties or (ii) any objection by the ABL Representative or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the payment of interest, fees, expenses or other amounts to the ABL Representative or any other ABL Secured Party under, inter alia, Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2. The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, further agrees that, prior to the ABL Obligations Payment Date, none of them shall assert or enforce any claim under inter alia, Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Priority Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(a)(i)(y), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(a)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and the ABL Secured Parties do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral the Term Loan Representative, on behalf of itself and any of the Term Loan Secured Parties, may, as adequate

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protection of their interests in the ABL Priority Collateral, seek or accept (and the ABL Representative and the ABL Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Term Loan Liens on the ABL Priority Collateral are so subordinated to the ABL Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties, provided, however, that the Term Loan Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(b)     The ABL Representative, on behalf of the ABL Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, so long as the Term Loan Representative and the other Term Loan Secured Parties comply with Section 5.4(a), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Term Loan Representative or the other Term Loan Secured Parties for adequate protection of its interest in the Collateral or any adequate protection provided to the Term Loan Representative or the other Term Loan Secured Parties or (ii) any objection by the Term Loan Representative or any other Term Loan Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Term Loan Representative or any other Term Loan Secured Party under inter alia, Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2. The ABL Representative, on behalf of the ABL Secured Parties, further agrees that, prior to the Term Loan Obligations Payment Date, none of them shall assert or enforce any claim under inter alia, Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Term Loan Liens for costs or expenses of preserving or disposing of any Term Loan Priority Collateral. Notwithstanding anything to the contrary set forth in this Section and in Section 5.2(b)(i)(y), but subject to all other provisions of this Agreement (including, without limitation, Section 5.2(b)(i)(x) and Section 5.3), in any Insolvency Proceeding, if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Term Loan Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Term Loan Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the ABL Representative, on behalf of the ABL Secured Parties, may, as adequate protection of their interests in the Term Loan Priority Collateral, seek or accept (and the Term Loan Representative and the Term Loan Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Term Loan Obligations on the same basis as the other ABL Liens on the Term Loan Priority Collateral are so subordinated to the Term Loan Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Term Loan Secured Parties, provided, however, that the ABL Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of the ABL Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

5.5     Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party,

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because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6     Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, challenge or oppose any disposition of Senior Collateral, or the process or procedures for obtaining bids for and effecting a disposition of Senior Collateral (including the right of the First Lien Lenders to credit bid and the retention by the Loan Parties of professionals in connection with any potential disposition of Senior Collateral), or any motion or order in connection with any disposition process or procedures (whether under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, the BIA, the CCAA or other applicable insolvency law), if such disposition, process, procedure, motion or order is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such disposition, process, procedure, motion or order supported by the Senior Secured Parties, and to have released the Junior Liens on such Senior Collateral.

5.7     Separate Grants of Security and Separate Classification; Post-Petition Interest.

(a)     Each Secured Party and each Loan Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Loan Obligation claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that are available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

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(b)     In furtherance of the foregoing, the Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that the Junior Secured Parties shall not oppose or seek to challenge any claim by the Senior Secured Parties for allowance in any Insolvency Proceeding of Post-Petition Interest to the extent of the value of the Liens of the Senior Representative on the Senior Collateral, without regard to the existence of the Liens of the Junior Representative and the other Junior Secured Parties on such Collateral. Regardless of whether any such claim for Post-Petition Interest is allowed, allowable, recognized or approvable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “Rule of Explicitness” in that this Agreement expressly entitles the Senior Secured Parties, and is intended to provide the Senior Secured Parties with the absolute right, to receive payment of all Post-Petition Interest through distributions of Proceeds of Senior Collateral made pursuant to the provisions of this Agreement, even if such Post-Petition Interest is not allowed or allowable against or paid from the bankruptcy estate of any Loan Party under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code, the BIA or the CCAA, or any other provision of the Bankruptcy Code or other applicable insolvency law.

(c)     The Senior Representative, on behalf of itself and the other Senior Secured Parties, agrees that the Senior Secured Parties shall not oppose or seek to challenge any claim by the Junior Secured Parties for allowance in any Insolvency Proceeding of Post-Petition Interest to the extent of the value of the Liens of the Junior Representative on the Senior Collateral (after taking into account the Liens of the Senior Representative on such Collateral and the extent of the Senior Obligations, including any Post-Petition Interest included in such Senior Obligations).

5.8     Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral on which it has a Junior Lien, such Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, such Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.9     Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Amendments to Term Loan Documents and ABL Documents.

6.1     Amendments to Term Loan Documents. The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms, without notice to, or the consent of the ABL Secured Parties, all without affecting the Lien Priorities or other provisions set forth in this Agreement; provided, that, without the prior written consent of the ABL Representative, no such amendment, supplement or modification or refinancing shall:

(a)     increase the “Applicable Margin”, any interest rate floors or similar components of the interest rate by more than three percent (3.00%) per annum in the aggregate (excluding increases resulting from the accrual of interest at the default rate) or increase the amount, or frequency of payment of any recurring fees provided for in the Term Loan Documents; provided that in the case of a refinancing or replacement of the Term Loan Agreement permitted hereunder, the interest rate or yield provisions applicable to the Term Loan Obligations may be changed to a fixed rate pursuant to such refinancing or replacement so long as such fixed rate does not exceed a rate per annum equal to the sum of (A) the floating rate applicable to the Term Loan Obligations (on

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a weighted average basis across the facilities thereunder) immediately prior to the effectiveness of such refinancing or replacement effecting such conversion of a floating rate to a fixed rate and (B) the difference equal to (x) three percent (3.00%) per annum minus (y) the aggregate percentage of any increases in the rate or yield provisions applicable to the Term Loan Obligations (on a weighted average basis across the facilities thereunder) (excluding increases resulting from (1) increases in the underlying reference rate not caused by any refinancing or replacement of the Term Loan Agreement effecting such conversion of a floating rate to a fixed rate or (2) the accrual of interest of up to two percent (2.00%) of “default interest) effected since the date hereof;

(b)    (i) shorten the scheduled maturity of the Term Loan Obligations to a date prior to the scheduled maturity date of the Term Loan Obligations as set forth in the Initial Term Loan Agreement as in effect on the date hereof, or (ii) accelerate the dates that principal of, or interest on, the Term Loan Debt are due to the extent that would result in excess of five percent (5.00%) of the original Term Loan Commitments (together with any Incremental Term Loan Commitments, each as defined in the Term Loan Agreement) becoming due and payable in any Fiscal Year of the Borrowers, in each case above, other than in connection with an enforcement of rights or remedies following an “event of default” under the Term Loan Agreement;

(c)     modify (or have the effect of a modification of) the frequency or amount of payments, including regularly scheduled payments of principal or mandatory prepayment provisions of the Term Loan Obligations, in each case which results in a shortening of the weighted average life to maturity of the Term Loan Obligations;

(d)     modify or add any covenant or “event of default” under the Term Loan Documents if the effect of such modification or addition would be to directly restrict (i) the Loan Parties from making payments in respect of the ABL Obligations from other than proceeds of Term Priority Collateral, (ii) the Loan Parties from exercising their right to increase the aggregate commitments under the ABL Documents by an amount up to the incremental $100,000,000 set forth in the Amended and Restated ABL Agreement as in effect on the date hereof, (iii) the Loan Parties or the ABL Secured Parties from amending the terms of the Amended and Restated ABL Agreement to increase the aggregate commitments under the ABL Documents by an amount up to any aggregate reduction in the maximum amount of financing available to the Loan Parties under the Receivables Securitization Facility (as such term is defined in the Amended and Restated ABL Agreement) as in effect on the date hereof, or (iv) the Loan Parties or the ABL Secured Parties from otherwise amending any of the terms or provisions of the ABL Documents (other than amendments to the ABL Documents that are inconsistent with the provisions of this Agreement);

(e)     require any mandatory prepayment of the Term Loan Obligations to be made with the Proceeds of ABL Priority Collateral unless such Proceeds are permitted to be so applied under the ABL Documents and this Agreement;

(f)     modify the provisions of the Term Loan Agreement to permit the assignment, sale, participation or other transfer of any of the Term Loan Obligations to any Affiliate of any Loan Party (unless, in connection with any such assignment of any of the Term Loan Obligations, the Term Loan Obligations so assigned are immediately retired, cancelled and discharged as a result of such assignment); or

(g)     modify the provisions of the Term Loan Documents in violation of this Agreement.

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6.2     Amendments to ABL Documents. The ABL Documents may be amended, supplemented or otherwise modified in accordance with their terms, without notice to, or the consent of the Term Loan Secured Parties, all without affecting the Lien Priorities or other provisions of this Agreement; provided, that, without the prior written consent of the Term Loan Secured Representative, no such amendment, supplement or modification or refinancing shall:

(a)     increase the “Applicable Rate”, any interest rate floors or similar components of the interest rate by more than two percent (2.00%) per annum in the aggregate (excluding increases resulting from the accrual of interest at the default rate or fluctuations in the underlying reference rates) or increase the amount, or frequency of payment of any recurring fees provided for in the ABL Documents;

(b)     shorten the scheduled maturity of the ABL Obligations to a date prior to the scheduled maturity date of the ABL Obligations as set forth in the Amended and Restated ABL Agreement as in effect on the date hereof, or accelerate the dates that principal of, or interest on, the ABL Obligations are due, in each case, other than in connection with an enforcement of rights or remedies following an “event of default” under the ABL Agreement;

(c)     modify or add any covenant or “event of default” under the ABL Documents if the effect of such modification or addition would be to directly restrict (i) the Loan Parties from making payments of fees, reimbursements or indemnification payments, scheduled principal payments or mandatory prepayments in respect of the Term Loan Obligations to the extent, in the case of scheduled principal payments and mandatory prepayments, such scheduled principal payments or mandatory prepayments are provided for in the Initial Term Loan Agreement as in effect on the date hereof or as modified as permitted pursuant to Section 6.1 hereof (it being expressly understood that nothing herein shall limit the ability of the Loan Parties to enter into modifications to the ABL Agreement that may impose additional or greater restrictions on the ability of the Loan Parties to voluntarily prepay all or any portion of the outstanding principal balance of the Term Loan Obligations), or (ii) the Loan Parties or the Term Loan Secured Parties from amending any of the terms or provisions of the Term Loan Documents (other than amendments to the Term Loan Documents that are inconsistent with the provisions of this Agreement);

(e)     require any mandatory prepayment of the ABL Obligations to be made with the Proceeds of Term Loan Priority Collateral unless such Proceeds are permitted to be so applied under the Term Loan Documents and this Agreement;

(f)     modify the provisions of the ABL Agreement to permit the assignment, sale, participation or other transfer of any of the ABL Obligations to any Affiliate of any Loan Party (unless, in connection with any such assignment of any of the ABL Obligations, the ABL Obligations so assigned are immediately retired, cancelled and discharged as a result of such assignment);

(g)     convert or change the nature of the credit facility under the ABL Documents to anything other than a credit facility the availability of which is primarily subject to a borrowing base comprised of accounts receivable and inventory; or

(h)     modify the provisions of the ABL Documents in violation of this Agreement.

6.3     No Subordination. No Senior Representative shall subordinate or permit the subordination of the Senior Obligations or the Senior Liens to any other indebtedness, obligations or Liens (except in the case of an ABL DIP Financing or Term Loan DIP Financing, as applicable, and

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except in the case of those obligations, transactions and Liens permitted under the ABL Documents or Term Loan Documents, in each case, as in effect on the date hereof) without the consent of the Junior Representative.

SECTION 7. Purchase Options.

7.1     Notice of Exercise.

(a)     If a Term Loan Secured Parties Purchase Option Trigger shall occur, the Term Loan Secured Parties, acting as a single group, shall have the option at any time during the period of thirty calendar days following the earlier of (i) notice by the ABL Representative of the occurrence of the Term Loan Secured Parties Purchase Option Trigger and (ii) the Term Loan Representative’s actual knowledge of the occurrence of such Term Loan Secured Parties Purchase Option Trigger (such period, the “Term Loan Secured Parties Purchase Option Period”), to purchase all (but not less than all) of the ABL Obligations from the ABL Creditors. If the Term Loan Secured Parties desire to exercise their option to purchase the ABL Obligations, the Term Loan Representative shall deliver a written notice (any such notice under this Section 7.1, a “Purchase Notice”) to the ABL Representative prior to the expiration of the Term Loan Secured Parties Purchase Option Period.

(b)     If an ABL Secured Parties Purchase Option Trigger shall occur, the ABL Secured Parties, acting as a single group, shall have the option at any time during the period of thirty calendar days following the earlier of (i) notice by the Term Loan Representative of the occurrence of the ABL Secured Parties Purchase Option Trigger and (ii) any ABL Secured Party’s actual knowledge of the occurrence of such ABL Secured Parties Purchase Option Trigger (such period, the “ABL Secured Parties Purchase Option Period”), to purchase all (but not less than all) of the Term Loan Obligations from the Term Loan Creditors. If the ABL Secured Parties desire to exercise their option to purchase the Term Loan Obligations, the ABL Representative shall deliver a Purchase Notice to the Term Loan Representative prior to the expiration of the ABL Secured Parties Purchase Option Period.

(c)     A Purchase Notice, once delivered, shall be irrevocable. If a Term Loan Secured Parties Purchase Option Trigger shall occur and the Term Loan Representative shall fail to deliver a Purchase Notice to the ABL Representative prior to the expiration of the Term Loan Secured Parties Purchase Option Period, the Term Loan Secured Parties shall have no further right to purchase, and the ABL Creditors shall have no further obligation to sell, the ABL Obligations pursuant to this Section 7. If an ABL Secured Parties Purchase Option Trigger shall occur and the ABL Representative shall fail to deliver a Purchase Notice to the Term Loan Representative prior to the expiration of the ABL Secured Parties Purchase Option Period, the ABL Secured Parties shall have no further right to purchase, and the Term Loan Creditors shall have no further obligation to sell, the Term Loan Obligations pursuant to this Section 7.

7.2     Purchase and Sale.

(a)     If the Term Loan Representative shall timely deliver a Purchase Notice to the ABL Representative, on the date specified by the Term Loan Representative in the Purchase Notice (which date shall not be less than three (3) Business Days, nor more than ten (10) calendar days, after delivery of the Purchase Notice), the ABL Creditors shall sell to the Term Loan Secured Parties, and the Term Loan Secured Parties shall purchase from the ABL Creditors, all of the ABL Obligations, provided that, the ABL Representative and the other ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the

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ABL Documents but shall not retain any rights to the security therefor. Absent Exigent Circumstances, upon receipt of a Purchase Notice, the ABL Representative shall not commence any Enforcement Action (or, if the ABL Representative shall have already commenced Enforcement Action, shall cease such Enforcement Action) against any Collateral; provided that, if for any reason, the Term Loan Secured Parties shall fail to complete the purchase of the ABL Obligations by the date set forth in the Purchase Notice, the ABL Representative shall be entitled to immediately commence (or to continue) Enforcement Action against the ABL Priority Collateral.

(b)     If the ABL Representative shall timely deliver a Purchase Notice to the Term Loan Representative, on the date specified by the ABL Representative in the Purchase Notice (which date shall not be less than three (3) Business Days, nor more than ten (10) calendar days, after delivery of the Purchase Notice), the Term Loan Creditors shall sell to the ABL Secured Parties, and the ABL Secured Parties shall purchase from the Term Loan Creditors, all of the Term Loan Obligations, provided that, the Term Loan Representative and the other Term Loan Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Term Loan Documents but shall not retain any rights to the security therefor. Absent Exigent Circumstances, upon receipt of a Purchase Notice, the Term Loan Representative shall not commence any Enforcement Action (or, if the Term Loan Representative shall have already commenced Enforcement Action, shall cease such Enforcement Action) against any Collateral; provided that, if for any reason, the ABL Secured Parties shall fail to complete the purchase of the Term Loan Obligations by the date set forth in the Purchase Notice, the Term Loan Representative shall be entitled to immediately commence (or to continue) Enforcement Action against the Term Loan Priority Collateral.

7.3     Payment of Purchase Price.

(a)     If the Term Loan Representative shall timely deliver a Purchase Notice in accordance with Section 7.1(a), upon the date specified in the Purchase Notice, the Term Loan Secured Parties shall (i) pay to the ABL Representative for the benefit of the ABL Creditors as the purchase price therefor an amount equal to 100% of the ABL Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (ii) furnish cash collateral to the ABL Representative in a manner and in such amounts as the ABL Representative determines is reasonably necessary to secure the ABL Representative, the ABL Secured Parties, the Issuing Banks (as such term is defined in the ABL Agreement) and applicable Affiliates in connection with any issued and outstanding Letters of Credit, Banking Services Obligations and Secured Swap Obligations, (ii) agree to reimburse the ABL Representative, the ABL Secured Parties and the Issuing Banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Representative has not yet received final payment, (iv) agree to reimburse the ABL Secured Parties and the Issuing Banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents as to matters or circumstances known to the ABL Representative at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties and the Issuing Banks, and (v) agree to indemnify and hold harmless the ABL Secured Parties and the Issuing Banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations as a direct result of any acts by any Term Loan Secured Party occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such

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bank account in New York, New York as the ABL Representative may designate in writing for such purpose.

(b)     If the ABL Representative shall timely deliver a Purchase Notice in accordance with Section 7.1(a), upon the date specified in the Purchase Notice, the ABL Secured Parties shall (i) pay to the Term Loan Representative for the benefit of the Term Loan Creditors as the purchase price therefor an amount equal to 100% of the Term Loan Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (ii) furnish cash collateral to the Term Loan Representative in a manner and in such amounts as the Term Loan Representative determines is reasonably necessary in connection with any outstanding Hedging Agreements, (iii) agree to reimburse the Term Loan Secured Parties in respect of indemnification obligations of the Loan Parties under the Term Loan Documents as to matters or circumstances known to the Term Loan Representative at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Term Loan Secured Parties, and (iv) agree to indemnify and hold harmless the Term Loan Secured Parties, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Term Loan Obligations as a direct result of any acts by any ABL Secured Party occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the Term Loan Representative may designate in writing for such purpose.

7.4     Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the ABL Representative or the Term Loan Representative, as applicable) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Term Loan Obligations, as applicable, being purchased from it, (b) that such ABL Secured Party or Term Loan Secured Party, as applicable, or the Loan Parties, own the ABL Obligations or Term Loan Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Secured Party or Term Loan Secured Party, as applicable, has the right to assign such ABL Obligations or Term Loan Obligations, as applicable, and the assignment is duly authorized.

SECTION 8. Reliance; Waivers; etc.

8.1     Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Representative, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative and the other ABL Secured Parties. The Term Loan Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Representative, on behalf of the ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Representative and the other Term Loan Secured Parties.

8.2     No Warranties or Liability. The Term Loan Representative and the ABL Representative acknowledges and agrees that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Representative and the ABL Representative will be entitled to manage and supervise the

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respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3     No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the Term Loan Documents.

SECTION 9. Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)     any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b)     any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or any refinancing, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)     any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)     the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)     any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10. Miscellaneous.

10.1     Rights of Subrogation. The Term Loan Representative, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the ABL Representative or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Loan Representative or any Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the ABL Obligations Payment Date. Following the ABL Obligations Payment Date, the ABL Representative agrees to execute such documents, agreements, and instruments as the Term Loan Representative or any Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Representative are paid by such Person upon request for payment thereof. The ABL Representative, for and on behalf of the ABL Secured Parties, agrees that no payment to the Term Loan Representative or any Term Loan Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Representative or any ABL Secured Party to exercise any rights of subrogation in

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respect thereof until the Term Loan Obligations Payment Date. Following the Term Loan Obligations Payment Date, the Term Loan Representative agrees to execute such documents, agreements, and instruments as the ABL Representative or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Representative are paid by such Person upon request for payment thereof.

10.2     Further Assurances. Each of the Term Loan Representative and the ABL Representative will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Representative or the Term Loan Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3     Conflicts. In the event of any direct conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern.

10.4     Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be terminable by any party hereto, until the earlier of (i) the ABL Obligations Payment Date and (ii) the Term Loan Obligations Payment Date; provided that if a Replacement ABL Agreement or Replacement Term Loan Agreement, as applicable, is entered into following such termination, the relevant Secured Parties agree to, upon the request of any Loan Party, restore this Agreement on the terms and conditions set forth herein until the earlier to occur of the next following ABL Obligations Payment Date or Term Loan Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof. In furtherance of the foregoing:

(a)     Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into a Replacement ABL Agreement (which notice shall include the identity of the new ABL Representative), the Term Loan Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new ABL Representative shall reasonably request in order to provide to the new ABL Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new ABL Representative any ABL Priority Collateral held by it, together with any necessary endorsements (or otherwise allow the new ABL Representative to obtain control of such ABL Priority Collateral), and (iii) take such other actions as the Loan Parties or the new ABL Representative may reasonably request to provide the new ABL Representative or the applicable ABL Creditors the benefits of this Agreement. The new ABL Representative shall agree in a writing addressed to the Term Loan Representative to be bound by the terms of this Agreement;

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(b)     Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into entered into a Replacement Term Loan Agreement (which notice shall include the identity of the new Term Loan Representative, if applicable), the ABL Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new Term Loan Representative shall reasonably request in order to provide to the new Term Loan Representative or the applicable new Term Loan Secured Parties the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new Term Loan Representative any Term Loan Priority Collateral held by it together with any necessary endorsements (or otherwise allow the new Term Loan Representative to obtain control of such Term Loan Priority Collateral), and (iii) take such other actions as the Loan Parties or the new Term Loan Representative may reasonably request to provide the new Term Loan Representative the benefits of this Agreement. The new Term Loan Representative shall agree in a writing addressed to the ABL Representative to be bound by the terms of this Agreement;

(c)     The ABL Representative shall use commercially reasonable efforts to give the Term Loan Representative prompt written notice following the ABL Obligations Payment Date (provided that the ABL Representative shall not be liable to the Term Loan Representative or any other party as a result of the failure of the ABL Representative to give such prompt written notice), and, upon the written request of the Term Loan Representative delivered to the ABL Representative at any time following the ABL Obligations Payment Date, the ABL Representative shall use commercially reasonable efforts to give prompt written notice to third parties that are subject to Control Agreements with respect to ABL Priority Collateral, to other third parties that have possession or control of ABL Priority Collateral, and to PNC Bank, National Association (or its successor) in its capacity as the administrator under the WESCO Receivables Securitization Agreements, that the ABL Obligations Payment Date has occurred and such third parties and PNC Bank, National Association (or its successor) may rely upon instructions delivered to such third parties and PNC Bank, National Association (or its successor) by the Term Loan Representative with respect to the ABL Priority Collateral and/or the WESCO Receivables Securitization Agreements (provided that the ABL Representative shall not be liable to the Term Loan Representative or any other party as a result of the failure of the ABL Representative to give such prompt written notice); and

(d)     The Term Loan Representative shall use commercially reasonable efforts to give the ABL Representative prompt written notice following the Term Loan Obligations Payment Date (provided that the Term Loan Representative shall not be liable to the ABL Representative or any other party as a result of the failure of the Term Loan Representative to give such prompt written notice), and, upon the written request of the ABL Representative delivered to the Term Loan Representative at any time following the Term Loan Obligations Payment Date, the Term Loan Representative shall use commercially reasonable efforts to give prompt written notice to third parties that are subject to Control Agreements with respect to Term Loan Priority Collateral and other third parties that have possession or control of Term Loan Priority Collateral, that the Term Loan Obligations Payment Date has occurred and such third parties may rely upon instructions delivered to such third parties by the ABL Representative with respect to such Term Loan Priority Collateral (provided that the Term Loan Representative shall not be liable to the ABL Representative or any other party as a result of the failure of the Term Loan Representative to give such prompt written notice).

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10.5     Amendments; Waivers.

(a)     No amendment or modification of or supplement to any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative, and, in the cases of amendments or modifications of or supplements to this Agreement that directly or indirectly affect the rights or duties of any Loan Party, including amendments or modifications of Sections 4.2, 6, 10.4, 10.5, 10.7 or 10.8 that indirectly or directly affect the rights or duties of any Loan Party, such Loan Party. The ABL Representative and the Term Loan Representative shall notify the Company at the address specified in Section 10.9 of any amendment or modification of or supplement to any provisions of this Agreement which does not need to be signed by a Loan Party and provide the Company with a copy of such amendment, modification or supplement.

(b)     It is understood that the ABL Representative and the Term Loan Representative, without the consent of any other ABL Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations or Term Loan Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Term Loan Agreement then extant, and is permitted by such agreements to be subject to the provisions of this Agreement as ABL Obligations or Term Loan Obligations, as applicable.

(c)     Notwithstanding the terms of Section 10.5(a) and (b), in the event that the Term Loan Representative does not take the actions contemplated by Section 10.4(a)(i) in connection with any permitted Additional Debt within 10 days after the delivery of a written request to do so, the ABL Representative, without the consent of the Term Loan Representative, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) for the purpose of having any Replacement ABL Agreement or Additional Debt of any of the Loan Parties become ABL Obligations under this Agreement, which agreement shall specify that such Replacement ABL Agreement or Additional Debt constitutes ABL Obligations, provided, that such Additional Debt is permitted to be incurred pursuant to each Term Loan Agreement then extant, and is permitted by such agreements (as determined by the ABL Representative in good faith and certified by an officer of the Company to the Term Loan Representative) to be subject to the provisions of this Agreement as ABL Obligations, as applicable.

(d)     Notwithstanding the terms of Section 10.5(a) and (b), in the event that the ABL Representative does not take the actions contemplated by Section 10.4(b)(i) in connection with any permitted Additional Debt within 10 days after the delivery of a written request to do so, the Term Loan Representative, without the consent of the ABL Representative, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) for the purpose of having any Replacement Term Loan Agreement or Additional Debt of any of the Loan Parties become Term Loan Obligations under this Agreement, which agreement shall specify that such Replacement Term Loan Agreement or Additional Debt constitutes Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred pursuant to each ABL Agreement then extant, and is permitted by such agreements (as determined by the Term Loan Representative in good faith and certified by an officer of the Company to the ABL Representative) to be subject to the provisions of this Agreement as Term Loan Obligations, as applicable.

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10.6     Information Concerning Financial Condition of the Loan Parties. Each of the Term Loan Representative and the ABL Representative hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The Term Loan Representative and the ABL Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the ABL Documents and Term Loan Documents). In the event the Term Loan Representative or the ABL Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.7     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10.8     Submission to Jurisdiction; JURY TRIAL WAIVER.

(a)     Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b)     Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)     EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH

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LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9     Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

If to the ABL Representative or any ABL Secured Party, to:

JPMorgan Chase Bank, N.A.

1300 East Ninth Street, Floor 13

Cleveland, OH 44114

Attention: David Waugh

Facsimile No: 216-781-2071

Email: david.j.waugh@chase.com

- and –

JPMorgan Chase Bank, N.A., Toronto Branch

Royal Bank Plaza, South Tower

1800 – 200 Bay Street

Toronto, Ontario

M5J 2J2

Attention: Augie Marchetti

Facsimile No: 416-981-2375

Email: agostino.a.marchetti@jpmorgan.com

With copies to:

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, MA 02119

Attention: David L. Ruediger, Esq.

Facsimile No: 617-227-4420

Email: druediger@edwardswildman.com

- and –

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Norton Rose LLP

Royal Bank Plaza, South Tower

Suite 3800

200 Bay Street

P.O. Box 84

Toronto, Ontario

M5J 2Z4

Attention: David Amato, Esq.

Facsimile No: 416-216-3930

Email: david.amato@nortonrose.com

If to the Term Loan Representative or any Term Loan Secured Party, to:

Credit Suisse AG

One Madison Avenue

New York, NY 10010

Attention: Agency Manager

Facsimile No.: 212-322-2291

Email: agency.loanops@credit-suisse.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Sal Guerrera, Esq.

Facsimile No.: 917-777-3910

Email: sal.guerrera@skadden.com

If to the Company or any other Loan Party, to:

WESCO Distributions, Inc.

225 W. Station Square Drive, Suite 700

Pittsburgh, PA 15219-1122

Attention: Brian Begg, Assistant Treasurer

Facsimile No.: 412-454-2595

Email: bbegg@wesco.com

With a copy to:

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, PA 19222

Attention: Charles E. Harris

Facsimile No.: 412-355-6501

Email: Charles.Harris@klgates.com

10.10     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be

43

construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral; provided that the Borrowers shall be entitled to rely on the provisions of this Agreement to the extent necessary for purposes of making applicable representations and warranties under the applicable Loan Documents.

10.11     Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13     Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.

10.14     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15     Additional Loan Parties. On the EECOL Acquisition Closing Date, the Company shall cause each of the Acquired Companies designated on Part II of Schedule I hereto to become a party to this Agreement by execution and delivery by such EECOL Acquired Companies of a Joinder Agreement in the form of Annex I hereto. The Company also shall cause each Person that becomes a Loan Party after the EECOL Acquisition Closing Date to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex I hereto.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL Representative for and on behalf of the ABL Secured Parties

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., Toronto Branch, as ABL Representative for and on behalf of the ABL Secured Parties

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Loan Representative for and on behalf of the Term Loan Secured Parties

By:
Name:
Title:

WESCO DISTRIBUTION, INC, for and on behalf of each of the Loan Parties listed on Part I of Schedule I hereto

By:
Name:
Title:

SCHEDULE I

LOAN PARTIES

Part I – Loan Parties on the Restatement Date

WESCO International, Inc.

WESCO Distribution, Inc.

WESCO Finance Corporation

CDW Holdco, LLC

WESCO Equity Corporation

WDC Holding, Inc.

TVC Communications, LLC

Conney Investment Holding, LLC

Conney Safety Products, LLC

WESCO Nigeria, Inc.

Bruckner Supply Company, Inc.

WESCO Enterprises, Inc.

WESCO Holdings, LLC

CBC LP Holding, LLC

WDCH, LP

WDCH US, LP

WESCO Nevada, Ltd.

Communications Supply Corporation

Calvert Wire & Cable Corporation

Liberty Wire & Cable, Inc.

Carlton-Bates Company

WESCO Distribution Canada Co

WESCO Distribution II ULC

TVC Canada Corp.

WESCO Canada I, LP

WESCO Canada II, LP

WDCC Enterprises Inc.

WESCO Distribution Canada GP, Inc.

WESCO Distribution Canada LP

Part II – EECOL Acquired Companies that will become Loan Parties on the EECOL Acquisition Closing Date

EESA Corp.

EESA Holdings, Ltd.

Jarich Holdings, Ltd.

EECOL Holdings, Ltd.

EECOL Electric Corp.

EECOL Properties Corp.

ANNEX I

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”), dated as of                  , 201    , is executed by                                 , a                              (the “New Subsidiary”) in favor of JPMORGAN CHASE BANK, N.A. and JPMORGAN CHASE BANK, N.A., Toronto Branch (together, the “ABL Representative”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the “Term Loan Representative”), in their capacities as ABL Representative and Term Loan Representative, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of November     , 2012, among the ABL Representative, the Term Loan Representative, and WESCO Distribution, Inc. (the “Company”), for and on behalf of each of the Loan Parties (as defined therein). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The New Subsidiary is a direct or indirect subsidiary of the Company and desires to become a party to the Intercreditor Agreement.

The New Subsidiary, for the benefit of the ABL Representative and the Term Loan Representative, hereby agrees as follows:

1.     The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Joinder, the New Subsidiary will be deemed to be a Loan Party under the Intercreditor Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement. The New Subsidiary agrees that any notices or other communications required to be delivered to the New Subsidiary under the Intercreditor Agreement may be delivered to the Company, on behalf of the New Subsidiary, as provided in Section 10.9 of the Intercreditor Agreement.

2.     THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder to be duly executed by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title: